As filed with the Securities and Exchange Commission on October 23, 1996
                                                      Registration No. 33-80443

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       POST EFFECTIVE AMENDMENT NO. 2 TO
                                  F O R M  S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          WILLOWBRIDGE STRATEGIC TRUST
             (Exact name of Registrant as specified in its charter)

         Delaware                    6799                 13-7075398
(State or other jurisdiction  (Primary Standard        (I.R.S. Employer
     of incorporation)     Industrial Classification)  Identification No.)

                         One New York Plaza, 14th Floor
                           New York, New York  10292
                                 (212) 214-7860
   (Address and Telephone number of Registrant's principal executive offices)
                        _______________________________

James M. Kelso                               Copy to:
c/o Prudential Securities Incorporated       Fred M. Santo
One New York Plaza, 14th Floor               Rosenman & Colin LLP
New York, New York  10292                    575 Madison Avenue
(212) 778-7860                               New York, New York  10022
                        _______________________________

SUPPLEMENT DATED OCTOBER [  ], 1996 TO PROSPECTUS DATED FEBRUARY 7, 1996

The Supplement which is annexed hereto contains updated financial, performance, and other material information, including information required by CFTC rules.

            SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1996

                     WILLOWBRIDGE STRATEGIC TRUST

      Minimum Investor Purchases to Commence Trading:   $10,000,000
      Minimum Initial Purchase:                         $5,000; IRAs $2,000
      Minimum Additional Contribution:                  $100 increments
      Maximum Trust Term:                               20 years
      Suitability:  See "Investment Requirements/Who May Invest"

      Willowbridge Strategic Trust (the "Trust") will engage primarily in the speculative trading of a diversified portfolio of futures, forward and options contracts. Willowbridge Associates
Inc. (the "Trading Manager") will make the Trust's trading decisions utilizing a combination of technical and fundamental economic analysis. Prudential Securities Incorporated ("Prudential Securities") will act as the Trust's clearing broker. Prudential Securities Futures Management Inc. (the "Managing Owner"), a wholly owned subsidiary of Prudential Securities, will manage the Trust's business and affairs. Wilmington Trust Company, a Delaware Banking Company, will act as the Trust's sole trustee and will have only nominal duties and liabilities. See page 41.
The Trading Manager is independent of the Trust, Prudential Securities, the Managing Owner and Wilmington Trust Company.

     This is a best-efforts offering of limited liability beneficial interests ("Interests") in the Trust during an initial offering period of up to 120 days and a continuous offering period thereafter. Prudential Securities or its affiliates will pay all expenses of the organization of the Trust and the offering of Interests. Accordingly, 100% of the subscription proceeds will be available to the Trust. The holders of Interests are referred to herein as "Limited Owners". Subscription proceeds plus interest will be promptly returned to subscribers if $10,000,000 is not sold during the initial offering period. The Managing Owner will have general liability for all obligations of the Trust in excess of the Trust's assets and will own general liability interests ("General
Interests") in the Trust. The Limited Owners' liability generally will be limited to their investment plus profits. See "Liabilities" at page 72.

    THESE ARE SPECULATIVE SECURITIES AND AN INVESTMENT IN THE TRUST INVOLVES A HIGH DEGREE OF RISK (SEE "RISK FACTORS" AT PAGES
19 TO 25), INCLUDING THE FOLLOWING:

    --    futures, forward and options trading is speculative, volatile and highly leveraged;
    --    the Trust is largely reliant on the Trading Manager for success;
    --    past performance is not necessarily indicative of future results;
    --    a Limited Owner's tax liability is likely to exceed his cash distributions;
    --    substantial charges will be imposed on the Trust; and it
          is estimated the Trust will have to achieve net trading
          profits (after taking interest income into account) of approximately 6.55% per annum in order to offset expenses, and of approximately 9.55% to also offset the 3% redemption charge imposed on an Interest being redeemed as of the end of the 12th month following its sale;
    --    Limited Owners will have limited voting rights and no
          control over the Trust's business;
    --    a Limited Owner could lose a substantial portion, or even
          all, of his investment;
    --    Limited Owners will have a limited ability to liquidate
          their Interests because transferability is restricted,
          redemption is limited and no trading market exists;
    --    actual and potential conflict of interests exist;
    -- Prudential Securities and its affiliates have been involved in several lawsuits, investigations, and enforcement actions by regulatory authorities, including various matters surrounding allegations relating to the sale of interests in over 700 non-commodities limited partnerships.
          See pages 42 to 45.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE
MERITS OF PARTICIPATING IN THE TRUST NOR HAS SUCH COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.


                   Price to Public (1)      Selling                     Proceeds to the
                                            Commissions (1)             Trust (1)(2)
Initial Offering Period                     $100              None      $ 100
Continuous Offering Period                  Net Asset Value*  None      Net Asset Value*
Total minimum      $ 10,000,000             None                        $ 10,000,000
Total maximum      $100,000,000             None                        $100,000,000

(Notes 1 and 2 are on pages 2 and 3)
* Net Asset Value is defined on page A-4 of the Trust Agreement (Exhibit A hereto).


            The date of this Prospectus is February 7, 1996

NOTES
     (1) The Interests are being offered through Prudential Securities at a minimum initial purchase of $5,000 per subscriber, except that a minimum initial purchase of $2,000 generally is required for any investment made on behalf of an Individual Retirement Account ("IRA"). The Interests are being sold initially at $100 per Interest. The $100 per Interest price reflects the full net Asset Value per Interest and was determined arbitrarily. Following the conclusion of the initial offering period, Interests will be sold on a monthly basis at their month-end Net Asset Value per Interest for a period which will expire no later than two years from the date of this Prospectus. Existing Limited Owners will be permitted to purchase additional Interests in increments of $100 during the continuous offering period. Prudential Securities will receive no selling commissions or concessions on the sale of Interests. Prudential Securities has no present intention, but reserves the right to retain certain selected brokers or dealers which are members of the National Association of Securities Dealers, Inc. ("Additional U.S. Sellers") and/or certain foreign securities firms ("Additional Foreign Sellers" and,
 together with Additional U.S. Sellers, "Additional Sellers").   At no
 additional cost to the Trust, Prudential Securities will provide the Prudential Securities branch office from which a Limited Owner (other than an Individual Retirement Account of an employee of Prudential Securities) was sold an Interest with a per Interest sales credit at the time of sale. From this sales credit, not more than 2.5% of the Net Asset Value per Interest normally will be paid to the employees of Prudential Securities who have sold Interests and who have all the appropriate federal and state securities registrations. Any Additional Sellers retained by the Trust during the Initial Offering Period will be paid by Prudential Securities, at no additional cost to the Trust, at rates which will not generally exceed 2.5% of the Net Asset Value per Interest.

     Employees of Prudential Securities who have sold Interests and who are registered under the Commodity Exchange Act, as amended (the "CE Act"), and satisfy all applicable proficiency requirements (i.e., have passed the Series 3 or Series 31 examinations or are exempt therefrom), in addition to having all applicable federal and state securities registrations, will, on an Interest-by-Interest basis, beginning 12 months after the month in which the sale of each Interest is effective, receive periodically from Prudential Securities compensation in consideration for certain additional services rendered by them on an ongoing basis to Limited Owners (other than an Individual Retirement Account of employee of Prudential Securities). Such compensation will be in an amount which will not generally exceed 2% of the Trust's Net Asset Value per annum. Prudential Securities will not pay any portion of such compensation to any individual who it no longer employs and may pay such compensation to certain of its employees who, although not responsible for the sale of an outstanding Interest, provide certain continuing services in place of the individual who was responsible for such sale, provided such individual has the appropriate registrations and proficiency requirements. Any Additional Sellers retained by the Trust also will receive such continuing compensation with any employees of Additional U.S. Sellers receiving such compensation being required to be registered and qualified in the same manner as Prudential Securities employees. See "Investment Requirements/Who May Invest" at page 35 and "Plan of Distribution" at page 38. See also "Fees, Compensation and Expenses" at page 50 and "Summary of Brokerage Agreement" at page 63.

     The Trust has agreed to indemnify Prudential Securities, the Managing Owner and their respective officers, directors, and affiliates against certain liabilities. However, no indemnification will be made for liabilities, if any, under federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made to the indemnitee. See "Summary of Trust

 Agreement - Indemnification" at page 73 and Section 4.6 of the Trust Agreement attached hereto as Exhibit A.

     (2) The proceeds from the sale of Interests during the initial offering period will be deposited in escrow at The Bank of New York in New York, N.Y. (the "Escrow Agent") until the termination of the initial offering period.
 The initial offering period shall expire not later than one hundred twenty
 (120) days from the date of this Prospectus (the "Initial Offering Period"). In the event an aggregate of 100,000 or more Interests (the "Subscription Minimum") are sold, the Managing Owner may, at any time thereafter, terminate the Initial Offering Period. All interest earned, if any, on the proceeds of subscriptions during the Initial Offering Period will be distributed to subscribers on a pro rata basis (taking into account both the time and amount of deposit) within ten (10) business days of the successful conclusion of the Initial Offering Period, or as soon thereafter as practicable if payment cannot be made within such time period. The Managing Owner and the Trading Manager may purchase an unlimited number of Interests for investment purposes only, and such purchases (up to $500,000) will be counted for the purpose of determining whether the Subscription Minimum has been sold during the Initial Offering Period. The Trust will commence its business activities as soon as practicable after the successful conclusion of the Initial Offering Period.
 If the Subscription Minimum is not sold during the Initial Offering Period, then promptly, but in no event later than ten (10) business days thereafter, the entire purchase price paid by a subscriber, plus a pro rata share of interest earned thereon (taking into account both the time and amount of deposit), if any, will be returned to the subscriber. Interest will be distributed to subscribers via check from the Escrow Agent. In the case of IRA accounts, such checks will be transmitted to Prudential Securities (or an Additional Seller) for deposit into such IRA accounts. See "Plan of Distribution" at page 38 and "Subscription Procedure and Escrow of Funds" at page 39. In the event that the return of subscription funds and/or interest cannot be distributed within the prescribed ten (10) business day time period, it will be paid as soon thereafter as practicable.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH EITHER SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

                       ----------------------------------

     Until May 7, 1996 (90 days after the date hereof), all dealers effecting transactions in the Interests, whether or not participating in this distribution, may be required to deliver a current copy of this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

                                  3
PAGE

          COMMODITY FUTURES TRADING COMMISSION ("CFTC")
                    RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL

    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 50-52 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT AT PAGE 18.

    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT AT PAGE 19.

    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY
BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION
TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF
REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS
WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

    ALSO BEFORE YOU DECIDE TO PARTICIPATE IN THIS POOL, YOU SHOULD NOTE THAT YOUR POTENTIAL LIABILITY AS A PARTICIPANT IN THIS POOL FOR TRADING LOSSES AND OTHER EXPENSES OF THE POOL IS NOT LIMITED TO THE AMOUNT OF YOUR CONTRIBUTION FOR THE PURCHASE OF AN INTEREST IN THE POOL AND ANY PROFITS EARNED THEREON. A COMPLETE DESCRIPTION OF THE LIABILITY OF A PARTICIPANT IN THIS POOL IS EXPLAINED MORE FULLY IN THIS DISCLOSURE DOCUMENT AT PAGE 72.

                           TABLE OF CONTENTS


Commodity Futures Trading
     Commission "CFTC" Risk
     Disclosure Statement. . . . . . . . . . . . . . . . . . . . . . 4
Summary of the Prospectus. . . . . . . . . . . . . . . . . . . . . . 6
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Trading Risks . . . . . . . . . . . . . . . . . . . . . . . . .20
     Risks Relating to the
       Trading Manager . . . . . . . . . . . . . . . . . . . . . . .21
     Risks Relating to the Trust
       and the Offering. . . . . . . . . . . . . . . . . . . . . . .23
     Tax and ERISA Risks . . . . . . . . . . . . . . . . . . . . . .24
     Regulatory Risks. . . . . . . . . . . . . . . . . . . . . . . .25
Business of the Trust. . . . . . . . . . . . . . . . . . . . . . . .26
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .26
Trust's Trading Limitations and
     Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     Trading Limitations . . . . . . . . . . . . . . . . . . . . . .28
     Trading Policies. . . . . . . . . . . . . . . . . . . . . . . .28
Description of the
     Trading Manager . . . . . . . . . . . . . . . . . . . . . . . .29
     The Trading Manager and its
          Principals . . . . . . . . . . . . . . . . . . . . . . . .29
     Initial Trading Approach
     to be Used by the Trading
     Manager for the Trust . . . . . . . . . . . . . . . . . . . . .31
Investment Requirements/Who May
     Invest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     Minimum Purchases . . . . . . . . . . . . . . . . . . . . . . .35
     Net Worth and Income
          Requirements . . . . . . . . . . . . . . . . . . . . . . .35
     Receipt of Prospectus . . . . . . . . . . . . . . . . . . . . .36
     Fundamental Knowledge . . . . . . . . . . . . . . . . . . . . .36
     Ineligible Investors. . . . . . . . . . . . . . . . . . . . . .36
     Employee Benefit Plan
       Considerations. . . . . . . . . . . . . . . . . . . . . . . .36
     Publicly Offered Security . . . . . . . . . . . . . . . . . . .37
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . .38
     Initial Offering. . . . . . . . . . . . . . . . . . . . . . . .38
     Continuous Offering . . . . . . . . . . . . . . . . . . . . . .38
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Subscription Procedure and Escrow
       of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . .39
     How to Subscribe. . . . . . . . . . . . . . . . . . . . . . . .39
     Ways to Subscribe . . . . . . . . . . . . . . . . . . . . . . .39
     When Does Subscription
       Become Final. . . . . . . . . . . . . . . . . . . . . . . . .39
     Escrow of Funds . . . . . . . . . . . . . . . . . . . . . . . .40
     Continuous Offering . . . . . . . . . . . . . . . . . . . . . .40
The Trust, Trustee, Managing
     Owner and Affiliates. . . . . . . . . . . . . . . . . . . . . .41
     Organization. . . . . . . . . . . . . . . . . . . . . . . . . .41
     The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .41
     Prudential Securities
       Group Inc.. . . . . . . . . . . . . . . . . . . . . . . . . .41
     Prudential Securities
       Incorporated. . . . . . . . . . . . . . . . . . . . . . . . .42
     The Managing Owner. . . . . . . . . . . . . . . . . . . . . . .45
     Directors and Officers of
       the Managing Owner. . . . . . . . . . . . . . . . . . . . . .46
Duties of the Managing Owner . . . . . . . . . . . . . . . . . . . .47
Fiduciary Responsibility . . . . . . . . . . . . . . . . . . . . . .48
Managing Owner's Minimum Purchase
     and Net Worth Obligations . . . . . . . . . . . . . . . . . . .49
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Fees, Compensation and Expenses. . . . . . . . . . . . . . . . . . .50
Actual and Potential Conflicts of
     Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Commodity Trading. . . . . . . . . . . . . . . . . . . . . . . . . .57
Summary of Advisory Agreement. . . . . . . . . . . . . . . . . . . .60
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
     Term and Termination. . . . . . . . . . . . . . . . . . . . . .61
     Other Business of the
       Trading Manager . . . . . . . . . . . . . . . . . . . . . . .62
     Liability and
       Indemnification . . . . . . . . . . . . . . . . . . . . . . .63
     Name of Trust . . . . . . . . . . . . . . . . . . . . . . . . .63
Summary of Brokerage Agreement . . . . . . . . . . . . . . . . . . .63
     Commodity Brokerage . . . . . . . . . . . . . . . . . . . . . .64
     Foreign Currency
       Transactions. . . . . . . . . . . . . . . . . . . . . . . . .64
     Custodial Functions . . . . . . . . . . . . . . . . . . . . . .64
     Administrative Functions. . . . . . . . . . . . . . . . . . . .64
     Flat Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     Liability . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Summary of Trust Agreement . . . . . . . . . . . . . . . . . . . . .65
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     Management Responsibilities
       of the Managing Owner . . . . . . . . . . . . . . . . . . . .66
     Transfer of Interests . . . . . . . . . . . . . . . . . . . . .66
     Redemption of Interests . . . . . . . . . . . . . . . . . . . .67
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . .68
     Reports and Accounting. . . . . . . . . . . . . . . . . . . . .69
     Distributions . . . . . . . . . . . . . . . . . . . . . . . . .71
     Sharing of Profits
       and Losses. . . . . . . . . . . . . . . . . . . . . . . . . .71
     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .72
     Election or Removal of
       Managing Owner. . . . . . . . . . . . . . . . . . . . . . . .73
     Exercise of Rights by
       Limited Owners. . . . . . . . . . . . . . . . . . . . . . . .73
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . .74
     Amendments and Meetings . . . . . . . . . . . . . . . . . . . .74
     Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . .75
Income Tax Consequences. . . . . . . . . . . . . . . . . . . . . . .75
     Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . .76
     Classification as a
       Partnership . . . . . . . . . . . . . . . . . . . . . . . . .76
     Other Tax Factors . . . . . . . . . . . . . . . . . . . . . . .79
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .89
Additional Information . . . . . . . . . . . . . . . . . . . . . . .89
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .90
Glossary of Terms. . . . . . . . . . . . . . . . . . . . . . . . . .90
Management's Discussion of
     Financial Condition . . . . . . . . . . . . . . . . . . . . . .94
Financial Statements
     The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .95
     The Managing Owner and an
       Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . .99
Past Performance Information
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . 108
     Other Pools Sponsored by
     the Managing Owner and its
     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . 108
     The Trading Manager . . . . . . . . . . . . . . . . . . . . . 109
Exhibit A - Form of Trust Agreement. . . . . . . . . . . . . . . . A-1
Exhibit B - Form of Request for
           Redemption. . . . . . . . . . . . . . . . . . . . . . . B-1
Exhibit C - Form of Subscription
           Agreement . . . . . . . . . . . . . . . . . . . . . . . C-1
          - State Suitability
            Requirements . . . . . . . . . . . . . . . . . . . . . C-7

                                  5
PAGE

                    SUMMARY OF THE PROSPECTUS


    This summary of certain provisions of this Prospectus which is proposed to be used beginning February 7, 1996, is intended for quick reference only and does not purport to be complete. More detailed information is found in the remainder of this Prospectus, and this summary is, therefore, qualified in its entirety by the information appearing elsewhere herein and in the exhibits annexed hereto.

Formation of Trust      Willowbridge Strategic Trust (the "Trust") was
                        formed as a Delaware business trust on
                        October 16, 1995.

                        The principal offices of the Trust and the Managing Owner are located at One New York Plaza, 13th floor, New York, New York 10292-2013 and their telephone number is (212) 778-7866. The Trust maintains its registered office in the State of Delaware c/o Wilmington Trust Company (the "Trustee"), Rodney Square North, 110 North Market Street, Wilmington, Delaware 1989.

Risk Factors            THESE ARE SPECULATIVE SECURITIES AND AN INVESTMENT
                        IN THE TRUST INVOLVES A HIGH DEGREE OF RISK,
                        INCLUDING THE FOLLOWING:

                    --  futures, forward and options trading is
                        speculative, volatile and highly leveraged;
                    -- the Trust is reliant on the Trading Manager for success;
                    -- past performance is not necessarily indicative of future results;

                    -- a Limited Owner's tax liability is likely to exceed his cash distributions;

                    -- substantial charges will be imposed on the Trust; and it is estimated the Trust will have to achieve net trading profits (after taking interest income into account) of approximately 6.55% per annum in order to offset expenses, and of approximately 9.55% to also offset the 3% redemption charge imposed on an Interest being redeemed as of the end of the 12th month following its sale;

                    -- Limited Owners will have limited voting rights and no control over the Trust's business;

                    -- a Limited Owner could lose a substantial portion, or even all, of his investment;

                    -- Limited Owners will have a limited ability to liquidate their Interests because transferability is restricted, redemption is limited and no trading market exists;

                                  6
PAGE

                    -- actual and potential conflict of interests exist;

                    -- Prudential Securities and its affiliates have been involved in several lawsuits, investigations, and enforcement actions by regulatory authorities, including various matters surrounding allegations relating to the sale of interests in over 700 non-commodities limited partnerships. See pages 42 to 45.

Liabilities             The Trust Agreement provides that the Managing
                        Owner will have unlimited liability for the obligations of the Trust in excess of the Trust's assets. A Limited Owner's capital contribution is subject to the risks of the Trust's business.
                        The Delaware Business Trust Statute provides that, except to the extent otherwise provided in the Trust Agreement, a Limited Owner shall be entitled to the same limitation of personal liability extended to shareholders of private
                        Delaware corporations for profit.  A Limited
                        Owner in the Trust generally cannot lose more than his or its investment and his or its share of the Trust's profits, although under Delaware law a Limited Owner's potential liability is not limited to that. See "Summary of Trust
                        Agreement--Liabilities" at page 72 for a more complete explanation.

Trading Activities      The Trust will engage primarily in the
                        speculative trading of a diversified portfolio of commodity futures, forward and options contracts.
                        Cash and spot transactions also may be effected from time to time. Willowbridge Associates Inc.
                        ("Willowbridge" or the "Trading Manager"), a professional commodity trading manager, initially has been selected by the Managing Owner to make the Trust's commodities trading decisions. The
                        Trading Manager will be allocated 100% of the Trust's initial Net Asset Value for trading purposes. The Trust's investment objective is the long-term appreciation of its assets, while controlling risk and volatility. THERE IS NO
                        ASSURANCE THAT THIS INVESTMENT OBJECTIVE WILL BE
                        MET AND AN INVESTOR IN THE TRUST COULD LOSE ALL
                        OR A SUBSTANTIAL PORTION OF HIS INVESTMENT. No business operations will commence until the Subscription Minimum is sold. See "Business of the Trust" at page 26, "Plan of Distribution" at page 38, "Subscription Procedure and Escrow of
                        Funds" at page 39, "Trust's Trading Limitations and Policies" at page 27, and "Description of the Trading Manager" at page 29.

                                  7
PAGE

Segregated Accounts/
  Interest Income       The net proceeds of this offering will be
                        deposited in cash in a segregated trading account or accounts at Prudential Securities for as long as the Trust's brokerage agreement with Prudential Securities remains in effect.
                        Prudential Securities will credit the Trust with 80% of the interest it earns on such deposits and will retain the balance. Currently, such rate is approximately equal to the Federal Funds rate, but may change from time to time.

                        Except with respect to the portion of the Trust's assets utilized as margin to maintain the Trust's forward currency contract positions (not expected to exceed 8%), the Trust's assets will be maintained with Prudential Securities in accordance with CFTC segregation requirements as set forth in the Commodity Exchange Act and the regulations thereunder. The Trust's funds will not be invested in or loaned to any other person or entity. See "Use of Proceeds" at page 26, "Trust's Trading Limitations and Policies" at page 27 and "Summary of Brokerage Agreement" at page 63.

The Trading Manager     Trading decisions for the Trust initially will be
                        effected pursuant to the instructions of Willowbridge, an independent professional commodity trading manager retained by the Managing Owner on the Trust's behalf (the
                        "Trading Manager"), which will be allocated 100% of the Trust's initial assets. In its trading on behalf of the Trust, Willowbridge initially will allocate the Trust's assets to one or more of the following five trading strategies: XLIM, Argo, Titan, Vulcan and Siren. See "Description of the
                        Trading Manager--Description of the Trading
                        Manager's Trading Approach" at page 31. The percentage of Trust assets to be allocated at any point in time to these trading strategies will be determined by the Managing Owner after consultation with the Trading Manager based on their assessment of market conditions, Trading
                        Manager capacity (i.e., the amount that the Trading Manager can trade effectively without violating its trading and risk management capabilities), risk/reward considerations, performance and other factors not currently known but deemed relevant at the time. It is currently intended that the initial allocation will be XLIM
                        - 50%, Argo - 20%, and Titan, Vulcan and Siren -
                        10% each. This initial allocation may be altered if the Managing Owner determines it is in the Trust's best interests to do so. It is also expected that between 15% and 40% of the Trust's assets normally will be committed as margin for commodities trading, but from time to time these percentages may be substantially more or less.

                                  8
PAGE

                        See "Description of the Trading Manager" at page 29 and "Trust's Trading Limitations and Policies" at page 27.

The Advisory Agreement  The Advisory Agreement among the Trust, the
                        Managing Owner and the Trading Manager (the
                        "Advisory Agreement") will be for an initial term of approximately one year, expiring on the later of (i) the last day of the month ending twelve full months following the commencement of the Trust's trading activities and (ii) December 31, 1996, and may be renewed thereafter for additional successive one-year terms. See "Summary of Advisory Agreement" at page 60. The Managing Owner may retain additional or sub-stitute commodity trading managers, at its discretion, but has no current intention to do so.

The Managing Owner      Prudential Securities Futures Management Inc.
                        (the "Managing Owner"), a Delaware corporation, will administer the business and affairs of the Trust (exclusive of commodity trading decisions, except in certain limited, and essentially emergency, situations). The Managing Owner is a wholly owned subsidiary of Prudential Securities
                        Incorporated ("Prudential Securities").  See
                        "Actual and Potential Conflicts of Interest" at page 54. The Managing Owner will make such contributions as are necessary to maintain at least a 1% interest in the Trust's profits and losses at all times. See "Managing Owner's
                        Minimum Purchase and Net Worth Obligations" at page 49. By the conclusion of the Initial
                        Offering Period, the Managing Owner will have contributed between $101,000 and $1,010,000
                        (depending upon the total number of Interests sold) to the Trust on the Initial Closing Date and will receive General Interests in return therefor.

The Trustee             Wilmington Trust Company, a Delaware banking
                        corporation, is the Trust's sole trustee.  The
                        Trustee has delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and will have only nominal duties and liabilities with respect to the Trust.

Prudential Securities
  Incorporated          Prudential Securities, the parent of the Managing
                        Owner, will act as the clearing broker and may execute, and will clear, the Trust's futures and options transactions and will perform certain administrative services for the Trust including, without limitation, preparing and transmitting to Limited Owners account statements and periodic reports, calculating equity balances and margin requirements and communicating with Limited

                                  9
PAGE

                        Owners. See "Summary of Brokerage Agreement" at page 64. Prudential Securities is a wholly owned subsidiary of Prudential Securities Group Inc. ("PSGI"). PSGI is an indirect wholly owned subsidiary of The Prudential Insurance Company of America. Because of such affiliations, the fee to be paid by the Trust to Prudential Securities was not negotiated at arm's length. See "Actual and Potential Conflicts of Interest" at page 54. The Trust also intends to engage in foreign currency forward transactions with Prudential Securities, which will in turn engage in back-to-back transactions with Prudential-Bache Forex (USA) Inc. and its subsidiaries ("PBFI"), affiliates of Prudential Securities, as principal in which PBFI will attempt to earn a profit on the spread in such transactions. Even though PBFI is an affiliate, PBFI is required to charge a competitive spread. All compensation paid to Prudential Securities will be within the overall limits set forth in the guidelines for the Registration of Commodity Pool Programs imposed by the North American Securities Administrators Association, Inc. ("NASAA Guidelines").

Income Tax Consequences The Trust has obtained an opinion of counsel to the effect that, under current federal income tax law, the Trust will be classified as a partnership and not as an association taxable as a corporation and, accordingly, the Limited Owners in the Trust will be subject to federal income tax treatment applicable to limited partners in a partnership. Except as expressly set forth under the heading "Income Tax Consequences--Opinion of Counsel", no opinion is expressed with respect to the tax consequences to a Limited Owner of this investment.

                        Assuming the Trust is classified as a partnership for federal income tax purposes, the Trust itself is not expected to be subject to federal income tax. Instead, each Limited Owner generally will recognize taxable income in an amount equal to such Owner's allocable share of any Trust trading profits and other Trust income (whether or not any cash is distributed). The deductibility of any losses and expenses relating to the Trust's trading activities may be subject to significant limitations. Special tax risks will apply to tax-exempt Limited Owners and to non-United States investors. The Internal Revenue Code has undergone significant changes in recent years, many of which have not yet been interpreted by the Internal Revenue Service or the courts, and the effect of such changes therefore may not always be determined with certainty. The tax laws applicable to the Trust and an investment in Interests are subject to change. For a more complete discussion of tax risks relating to this investment, see "Risk Factors - Tax and ERISA Risks" at page 24 and "Income Tax Consequences" at page 75.

Investment Requirements/
  Who May Invest        Each investor must represent and warrant to the
                        Trust in the Subscription Agreement that, among other things, the investor's net worth and annual income satisfy certain minimum requirements.
                        Generally, such requirements are that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000 or a net worth, similarly calculated, of at least
                        $45,000 and an annual gross income of at least
                        $45,000, while many states impose greater net worth and/or income requirements. See "State
                        Suitability Requirements" in the Subscription
                        Agreement annexed as Exhibit C hereto. IRAs,
                        Keogh and other employee benefit plans are subject to special suitability requirements.
                        Investors should not subscribe unless they understand, among other things, (i) the fundamental risks and possible financial hazards of the investment, (ii) that the Interests lack liquidity, (iii) that the Managing Owner will manage and control the Trust's business and operations, (iv) the tax consequences of the investment, (v) the potential limitations on an Interestholder's limited liability and (vi) the Trust's structure (including fees) and proposed trading activities. Moreover, no one may invest more than 10% of his or her liquid net worth
                        (exclusive of home, home furnishings and automobiles) in the Trust. With respect to an IRA, Keogh and other ERISA subscribers, an investment in the Trust should comprise no more than 10% of the IRA, Keogh or ERISA Plan's assets at the time of subscription. See "Risk Factors" at page 19, "Description of the Trading Manager" at page 29, "Investment Requirements/Who May
                        Invest" at page 35, "Fees, Compensation and
                        Expenses" at page 50, "Actual and Potential
                        Conflicts of Interest" at page 54, "Income Tax
                        Consequences" at page 75, and the Subscription
                        Agreement (annexed as Exhibit C hereto).

Plan of Distribution    The Trust is offering a maximum of $100,000,000
                        of Limited Interests (the "Interests").  The
                        Trust may commence operations at any time following the sale of the $10,000,000
                        Subscription Minimum. Any subscription may be rejected in whole or in part by the Managing
                        Owner for any reason.

                                  11
PAGE

                        The Interests are being offered through
                        Prudential Securities. Additional Sellers also may be utilized. All subscribers will be required to have a securities account at Prudential Securities (or an Additional Seller) and to have funds in that account at the time of subscription in an amount at least equal to the amount subscribed for, which account will be debited by Prudential Securities or such Additional Seller for the full amount of the subscription. The Trust will only accept subscriptions in cash. In the event a subscriber determines to sell securities in its Prudential Securities account in order to subscribe for Interests in the Trust, such sale will have income tax consequences to the subscriber.
                        A subscription is revocable by a subscriber only within five (5) business days of such subscriber's receipt of this Prospectus, and thereafter may not be revoked.

Minimum Purchases       The price per Interest initially is $100.
                        Following the Initial Offering Period, any
                        Interests which are offered and sold will be offered and sold at their then month-end Net
                        Asset Value. No front-end sales charges or selling commissions will be imposed, nor will the initial Net Asset Value be diluted by organization and offering expenses. The minimum purchase by any one subscriber is $5,000, except that the minimum purchase for an IRA generally is $2,000. Existing Limited Owners may purchase additional Interests in increments of $100 during the Continuous Offering. See "Investment
                        Requirements/Who May Invest" at page 35 and "Plan of Distribution" at page 38.

Organization and Offering
  Expenses The Trust will not be responsible for the payment of any of the expenses associated with the organization of the Trust and the offering of Interests, with such expenses being the obligation of Prudential Securities or an affiliate. These expenses will not be reimbursed by the Trust to Prudential Securities. As a result, 100% of the Trust's offering proceeds will be immediately available for trading activities. See "Business of the Trust" at page 26, "Use of Proceeds" at page 26, and "Fees, Compensation and Expenses" at page 50.

Initial Offering        The Interests initially will be offered during
                        the Initial Offering Period, which is a period of up to 120 days from the date of this Prospectus, but may be less if the Subscription Minimum is reached before that date.

                        If the Trust does not sell the $10,000,000
                        Subscription Minimum by the expiration of the Initial Offering Period, all subscription monies will be promptly returned to the subscribers, as well as all interest earned thereon, if any, during the escrow period (taking into account both the time and amount of deposit), but in no event later than ten (10) business days after the Initial Offering Period, or as soon thereafter as practicable if payment cannot be made within that time period.

Escrow of Funds         All subscription funds accepted during the
                        Initial Offering Period will be deposited in an escrow account at The Bank of New York in New
                        York, N.Y. and held there until they are either turned over to the Trust for trading purposes, or returned to the subscribers. All interest earned on the proceeds of the subscriptions will be distributed to subscribers on a pro rata basis
                        (taking into account both the time and amount of deposit) within ten (10) business days after the date of admission as a Limited Owner or as soon thereafter as practicable if payment cannot be made within that time period. See "Plan of Distribution" at page 38 and "Subscription
                        Procedure and Escrow of Funds" at page 39.

Continuous Offering     In the event that $100,000,000 of Interests are
                        not sold during the Initial Offering Period, it is intended that Interests will continue to be offered pursuant to this offering as of the end of each month during the Continuous Offering until an aggregate of $100,000,000 of Interests are sold, but in no event later than two years from the date of this Prospectus ("Continuous
                        Offering"). Subscribers will be admitted to the Trust as Limited Owners as of the first day of the month following the month in which their subscription is received and accepted. The
                        Managing Owner may terminate the Continuous
                        Offering at any time prior to the sale of $100,000,000 in Interests or the expiration of the maximum two year offering period.

Redemption of Interests Redemptions will be permitted as of the end of a month, and will be effective immediately after the close of business on such date (a "Redemption Date"). The first Redemption Date will be the end of the first full month of Trust trading activity. Redemptions will be at the then-current Net Asset Value per Interest (which, among other things, will be reduced by any accrued incentive fees to the Trading Manager). Interests redeemed on or prior to the end of the first and second successive six-month periods after their sale will be subject to a redemption charge of 4% and 3%, respectively, of the Net Asset Value at which they are redeemed. These redemption charges will be paid to the Managing Owner.

                        All requests for redemption must be received in writing by the Managing Owner at least ten (10) days prior to the applicable Redemption Date (counting the last day as one day). In the event the Net Asset Value per Interest, after adjustment for distributions, as of the close of business of any business day is less than 50% of the Net Asset Value per Interest as of the end of the immediately preceding month, trading will cease while Limited Owners are given the opportunity to redeem their Interests. In addition, the Managing Owner may, in certain circumstances, mandatorily redeem any or all Interests held by any Limited Owner. See "Risk Factors" at page 18 and "Summary of Trust Agreement--Redemption of Interests" at page 66. Investors should note that Prudential Securities Financial Advisors have a financial incentive to advise Limited Owners not to redeem their Interests. See "Actual and Potential Conflicts of Interest--Advising on Redemptions" at page 53.

Distributions           Distributions to the Limited Owners will be at
                        the Managing Owner's discretion. Since the Managing Owner does not presently intend to make ongoing distributions, the income tax liability of Limited Owners for any profits of the Trust will, in all likelihood, exceed any distributions received from the Trust. See "Risk Factors" at page 19, "Trust's Trading Limitations and
                        Policies" at page 27, "Summary of Trust
                        Agreement" at page 65 and "Income Tax
                        Consequences" at page 75.

Transfer of Interests   The transferability and assignability of the
                        Interests is restricted by the Trust Agreement
                        (hereinafter referred to as the "Trust Agreement" or the "Agreement"). There is and will continue to be no primary or secondary trading market for the Interests. See "Summary of Trust Agreement--
                        Transfer of Interests" at page 66 and "Income Tax
                        Consequences" at page 75.

Termination             The term of the Trust will expire on December 31,
                        2015 or it may terminate earlier in certain circumstances, including, but not limited to,
                        (i) the insolvency or bankruptcy of the Managing
                        Owner without substitution of a new Managing
                        Owner; (ii) any event which would make unlawful the continued existence of the Trust; (iii) the expiration or termination of the Managing Owner's registration with the CFTC as a commodity pool operator; (iv) the vote of Limited Owners holding a majority in interest of the outstanding
                        Interests (excluding Interests held by the Managing Owner or an Affiliate); (v) the insolvency or bankruptcy of the Trust; (vi) the determination by the Managing Owner that the Trust's Net Assets in relation to its operating expenses makes it unreasonable or imprudent to continue the Trust's business; or (vii) a decline in the Net Asset Value of the Trust by 50% from either the Trust's initial Net Asset Value or the Trust's Net Asset Value on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions and additional contributions to capital. See "Summary of Trust Agreement--Termination" at page 68.

Glossary of Terms            See the "Glossary of Terms" at page 90 for the
                             definition of certain key terms used in this Prospectus.

Reports and Accounting       Each Limited Owner shall be furnished as of the
                             end of each month and as of the end of each Fiscal Year with (1) such reports (in such detail) as are required by the CFTC and the National Futures Association ("NFA"), including, but not limited to, an annual audited financial statement certified by independent public accountants; (2) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust, including, but not limited to, the Securities and Exchange
                             Commission; and (3) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or proper.
                             Appropriate information to permit investors to file federal and state income tax returns also will be provided on a timely basis. See "Summary of Trust Agreement--Reports and Accounting" at page 69.

                             Limited Owners also will be notified within seven
                             (7) business days from the date of (i) any decline in the Net Asset Value per Interest, after adjustment for distributions, as of the close of business on any business day to less than 50% of the Net Asset Value per Interest as of the end of the immediately preceding month,
                             (ii) any material changes in the Trust's Advisory Agreement, including any modification in connection with the method of calculating the incentive fee, or any termination of the Trading Manager and/or retention of a new trading manager, (iii) any material change affecting the compensation arrangements between the Trust and any party enumerated under "Fees, Compensation and Expenses", or (iv) any change of Trustee.

Fiscal Year             December 31.

Financial Information   The Trust has only recently been organized and
                        has no financial history. Financial information concerning the Trust and the Managing Owner
                        (including an affiliate thereof) is set forth under "Financial Statements" at page 95

                         FEES, COMPENSATION AND EXPENSES

                       No selling commissions or front-end
                      charges will be imposed by the Trust

              Except as set forth below, no compensation will be
            paid, directly or indirectly, by the Trust to any other
           person, including the Trust's Sponsor and Managing Owner


              CHARGES TO BE PAID BY THE TRUST OR LIMITED OWNERS
Entity              Form of Compensation                       Amount of Compensation
I.  Prudential      (a) Monthly fee for brokerage services     An annual rate of 7.75% of the Trust's
    Securities      rendered, as well as for assisting the     Net Asset Value (as defined in Exhibit A
                    Managing Owner in managing                 hereto) as of the first day of each month,
                    non-commodities assets.  Out of this       which is equal to approximately $45 per
                    fee Prudential Securities will be          round turn transaction.
                    responsible for the following:

                    (i)  Compensating its employees who        See Note (1) to the cover page.
                    sell Interests and perform continuing
                    services; and

                    (ii) Execution costs, including floor      Approximately 1.4% of the Trust's Net
                    brokerage expenses, give-up charges and    Asset Value.
                    NFA, exchange and clearing fees.

                    (b) Interest income.                       20% of all interest income earned on Trust
                                                               assets deposited at Prudential Securities.
II. Managing Owner  Redemption charges.                        4% and 3% of the Net Asset Value of an
                                                               Interest redeemed during the 1st and 2nd
                                                               successive six-month periods following
                                                               their sale.

III. Prudential-    Bid-asked spread.                          PBFI will attempt to earn a profit on the
Bache Forex                                                    spread on all back-to-back foreign
(USA) Inc.                                                     currency forward transactions in which the
and its                                                        Trust, Prudential Securities and it are
Subsidiaries                                                   involved.

IV.  Trading        (a) Monthly management fee.                An annual rate of 3% of the Trust's Net
Manager                                                        Asset Value allocated to its management as
                                                               of the end of each month.

                    (b) Quarterly incentive fee.               20% of the Trust's New High Net Trading
                                                               Profits as of the end of each quarter and
                                                               upon the redemption of Interests if other
                                                               than at the end of a quarter.

V.   The Trust      Any extraordinary expenses (e.g.,          If and as incurred.
                    litigation and indemnification).
/TABLE

     CHARGES TO BE PAID BY PRUDENTIAL SECURITIES OR ITS AFFILIATES
Entity              Description of Charges                      Amount of Charges
VI. Prudential      (a) Expenses of the organization of the     Approximately $650,000.
Securities          Trust and the offering of Interests;
or its
Affiliates
                    (b) Routine operational and adminis-        Approximately $125,000 per annum.
                    trative expenses (e.g., filing,
                    accounting and computer services);
                    and

                    (c) Routine legal, auditing and other       Approximately $75,000 per annum.
                    expenses of third party service
                    providers, including the Trustee.

See "ESTIMATED TWELVE-MONTH BREAK-EVEN ANALYSIS" on the next page of this Summary.

            PROJECTED TWELVE-MONTH "BREAK-EVEN" ANALYSIS

THE FOLLOWING PROJECTED TWELVE-MONTH BREAK-EVEN ANALYSIS TAKES INTO ACCOUNT ALL FEES AND EXPENSES ENUMERATED ABOVE (OTHER THAN ADVISORY INCENTIVE FEES AND EXTRAORDINARY EXPENSES WHICH ARE IMPOSSIBLE TO PREDICT), AND IS EXPRESSED AS
A DOLLAR AMOUNT AND AS A PERCENTAGE OF A $5,000 INITIAL INVESTMENT:

    Description                 $5,000.00           Percentage of a
    of Charges                  Investment          $5,000 Investment

    Brokerage Fees              $ 387.50                  7.75%

    Advisory Management Fees    $ 150.00                  3.0%

    Advisory Incentive Fees*        --                    --

            Total               $ 537.50                 10.75%


    Less Estimated
    Interest Income**           ($210.00)                 4.2%


       Estimated 12-month
       Break-Even Level
       Without Redemption
       Charges                   $327.50                  6.55%


    Redemption Charges***        $150.00                   3.0%

       Estimated 12-month
       Break-Even Level
       After Redemption
       Charges                   $477.50                   9.55%

-----------------------------

  * Advisory Incentive Fees are only paid on "New High Net Trading Profits". New High Net Trading Profits are determined after Brokerage and Advisory Management Fees, and without regard to interest income. The Trust could pay Advisory Incentive Fees in years in which the Trust breaks even, or even loses money, due to the quarterly, rather than annual, nature of such fees.

 ** The Trust will receive 80% of all interest income earned on its assets at the currently estimated Federal Funds rate of 5.25%.

*** An early redemption charge of 3% will be assessed on an Interest redeemed after the end of the 6th, but on or before the end of the 12th, full month after its sale. An early redemption charge of 4% will be assessed on an Interest redeemed before the end of the 6th full month after its sale.

                          RISK FACTORS

    The Trust is a new venture in a high risk business. An investment in the Interests is very speculative and should be made only after consulting with independent, qualified sources of investment and tax advice. A purchase of the Interests should be made only by those persons whose financial condition will permit them to bear the risk of a total loss of their investment in the Trust. Investment in the Interests should be considered only as a long-term investment. Moreover, in order to properly evaluate the risks described below, as well as the risks set forth in the CFTC Risk Disclosure Statement, each investor must familiarize himself with the various relevant terms and concepts relating to commodities trading and the regulation of commodities trading which is discussed below in this Prospectus in the sections captioned "Commodity Trading" and "Trust's Trading Limitations and Policies".

    Among the risks of investing in the Trust are the following:

    (1)  GENERAL

    Past Performance is Not Necessarily Indicative of Future Performance. The selection of the Trading Manager was made with the benefit of hindsight and was made because the Trading Manager has performed well to date. Prospective investors must consider the uncertain significance of past performance in determining whether or not to invest in the Trust and should not place any substantial degree of reliance for predictive purposes on the Trading Manager's or the Managing Owner's record to date. It should not be assumed that trading decisions made by the Trading Manager in the future will avoid substantial losses, no less be profitable or result in performance for the Trust comparable to the Trading Manager's or the Managing Owner's past performance. In fact, a significant amount of academic attention has been focused on the fact that futures funds more frequently than not underperform the past performance records included in the prospectus through which the funds are distributed.

    Because investors will both acquire and redeem Interests at different times, certain investors may experience a loss on their Interests even though other investors, and the Trust as a whole, are profitable. Consequently, even the past performance of the Trust itself (when available) may not be representative of all investors' investment experience in it.

    The Trust's Performance will Not be Correlated to the Debt or Equity Markets. The Trust anticipates that over time its performance will be non-correlated with the general equity and debt markets, meaning that the Trust may or may not have performance similar to that of the general financial markets.

    Non-correlation, however, is not negative correlation. The Trust will by no means necessarily be profitable during downward cycles in stock and bond prices. Non-correlation means only that the performance of the Trust may or may not be similar to that of the general financial markets; not that there should be an inverse relationship between them -- stock indices may rise while Interest values fall as well as while Interest values rise. During certain periods, the Trust may perform in a manner very similar to more traditional portfolio holdings, providing little, if any, diversification benefits.

    There is No "Principal Protection" Feature. Purchasers of Interests in the Trust are not assured of any minimum Net Asset Value per Interest. They could lose their entire investment (including any undistributed profits), in addition to the use of their subscription funds during the lifetime of the Trust; moreover, under Delaware law, the purchaser or an Interest could theoretically lose even more than that. See "Summary of Trust Agreement-Liabilities" at page 72 for a more complete explanation.

    The Trust has No Operating History. THE TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

    (2)  TRADING RISKS

    Commodity Interest Trading is Volatile. A principal risk in futures, forward and options trading is volatile performance. Moreover, in a single advisor fund such as the Trust, where the Trading Manager makes all the trading decisions, that volatility may increase as compared to a fund with several trading advisors, assuming such advisors are non-correlated with each other and, therefore, collectively, have diversified risk to a greater extent. See "Description of the Trading Manager" at page 29 and "Commodity Trading" at page 55.

    Futures Trading is Highly Leveraged. The low margin normally required in futures, forward and options trading provides a large amount of leverage, i.e., contracts having a value substantially greater than the margin may be traded for a comparatively small amount of money. Thus, a relatively small change in the market price of an open position can produce a disproportionately large profit or loss. See "Commodity Trading--Margins" at page 58 and "Summary of Trust Agreement--Liabilities" at page 72.

    Commodity Trading may be Illiquid. Although the Trust generally intends to purchase and sell actively traded contracts (see "Trust's Trading Limitations and Policies" at page 27), no assurance can be given that orders will be executed at or near the desired price, particularly in thinly traded markets, markets which lack trading liquidity, or because of the applicability of "daily price fluctuation limits", "speculative position limits" or market disruptions. Market illiquidity or disruptions could cause major losses.

    Technical Trading Systems Require Trending Markets and Sustained Price
Moves to be Profitable. The Trading Manager, like many other trading managers, uses a technical trading system for many of its trading decisions. See "Description of the Trading Manager-Description of the Trading Manager's Trading Approach" at page 31. The profitability of any technical trading system depends upon price moves or trends in some commodities which are of enough significance to the system to dictate an entry or exit decision. Technical trading systems will not be profitable if there are no trends of the kind such systems seek to follow, and such trendless markets have occurred in the past and are likely to recur. Technical systems may be profitable for a period of time, after which the system fails to detect correctly any future price movements. Accordingly, technical followers may modify and alter their systems on a periodic basis. Any factor (such as increased governmental control of, or participation in, the markets traded) that may lessen the prospect of sustained price moves in the future may reduce the prospect that any commodity trading advisor's ("CTA") technical systems will be profitable. A number of markets traded by the Trust, in particular the currency and interest-rate markets, may be likely targets for governmental intervention.

    The Large Number of Existing Technical Traders Could Adversely Affect the Trust. The Managing Owner believes that there has been, in recent years, a substantial increase in the use of technical trading systems. Different technical systems will tend to generate different trading signals. However, the significant increase in the use of technical systems as a proportion of the overall trading volume in the Trust's markets as a whole as well as for particular markets included in the Trust's portfolio could result in traders attempting to initiate or liquidate substantial positions at or about the same time as the Trust, or otherwise alter historical trading patterns or affect the execution of trades, to the significant detriment of the Trust.

    Discretionary Decision-Making May Result in Missed Opportunities for the Trust. The Trading Manager's trading strategies do involve discretionary aspects as well as technical factors. Discretionary decision-making may result in the Trading Manager failing to capitalize on certain price trends or making unprofitable trades in a situation where a systematic approach might not have done so. See "Description of the Trading Manager--Description of the Trading Manager's Trading Approach" at page 31.

    Trading on Exchanges Outside the United States may be Riskier than Trading on U.S. Exchanges. The Trading Manager presently trades on non-U.S. exchanges in certain of the programs which it will utilize for the Trust. These exchanges, whether or not linked to a U.S. exchange, are not regulated by the CFTC or any other United States governmental agency or instrumentality and therefore, trading thereon may be subject to more risks than similar trading on U.S. exchanges. See the CFTC Risk Disclosure Statement on page 4 above.

    The Unregulated Nature of the Forward Markets Creates Counter-Party Risks that do not Exist on U.S. Futures Exchanges. Forward contracting is not regulated by the CFTC or any other U.S. government agency and such contracts are not guaranteed by an exchange or its clearing house. The failure of a counterparty with which the Trust deals as a principal would most likely result in a default thereby depriving the Trust of any profit potential or force the Trust to cover its commitments for resale, if any, at the then current market price.

    Since the Trust intends to execute its forward trading exclusively with Prudential Securities (and its affiliates, PBFI), as principal, liquidity problems might be greater in the Trust's forward trading than they would be were trades to be placed with and through a larger number of forward market participants. The imposition of exchange and credit controls or the fixing of currency exchange rates by governmental authorities might eliminate or substantially reduce trading in certain currencies and might limit such forward trading to less than desired levels. The imposition of credit controls also might require that Prudential Securities or PBFI obtain lines of credit prior to commencement of any such trading. There is no assurance that such lines can be obtained. The amount of loss which may be claimed for tax purposes in respect of the Trust's unprofitable forward trades may be limited. Also, to the extent forward contracts are offset by futures positions or other forward positions, the loss limitation rules applicable to "offsetting positions" might prevent the allowance of losses for tax purposes. See "Income Tax Consequences" at page 75.

    Options Trading can be More Volatile and Expensive than Futures Trading. The Trading Manager will trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are somewhat different. For example, the assessment of near-term market volatility -- which is directly reflected in the price of outstanding options -- can be of much greater significance in trading options than it is in many long-term futures strategies. The use of options can be extremely expensive if market volatility is incorrectly predicted.

    The Start-up Period Entails Increased Investment Risks. The Trust will encounter a start-up period following the Initial Offering Period as well as each subsequent closing during the Continuous Offering in which it will incur certain risks relating to the initial investment of the assets received at such times. Specifically, the development of a fully diversified portfolio cannot be achieved instantly upon the commencement of trading. A decline in the initial Net Asset Value could result from the fact that the level of diversification in the Trading
Manager's trading activities at the outset may be lower than in a fully committed portfolio.

    (3)  RISKS RELATING TO THE TRADING MANAGER

    Reliance on the Trading Manager for Success. Commodity trading decisions for the Trust will be made by the Trading Manager, upon whose judgment and abilities the success of the Trust largely will depend. No assurance can be given that the Trading Manager's trading on behalf of the Trust will prove successful under all or any market conditions.

    No Assurance of Continued Services of Trading Manager or Its Trading Strategies. There is no assurance that (i) the Trading Manager, or the Trust, will not exercise their respective rights to terminate the Advisory Agreement under certain conditions, (ii) the Advisory Agreement with the Trading Manager will be renewed on the same terms as the current Advisory Agreement following its expiration, (iii) the Trading Manager will continue to have access to four of the five trading strategies initially contemplated being used for the Trust following the expiration of the term of the licensing agreement with Caxton Corporation, or (iv) if new trading advisors are retained they will be (a) retained on terms as favorable to the Trust as those negotiated with the Trading Manager or (b) required to recoup losses sustained previously before being entitled to receive incentive fees. Moreover, there is no assurance that the level of the Trust's capitalization will permit the Trading Manager to use all five trading strategies at all times. See "Summary of Advisory Agreement" at page 60 and "Fees, Compensation and Expenses" at page 50. In addition, the termination of the Trading Manager's license agreement with Caxton Corporation could have a material adverse effect on the Trust because four of the five trading strategies expected to be used for an aggregate of approximately half of the Trust's assets initially would then no longer be available to the Trading Manager to use on behalf of the Trust.

    The Trading Manager's Past Performance Record is Inconsistent. The performance record of the Trading Manager also reflects significant variations in profitability from period to period. Moreover, the combination of trading strategies to be used by the Trading Manager does not have a performance history, although each individual trading strategy has a past performance record. See "Description of the Trading Manager" at page 29 and "Past Performance Information--The Trading Manager" at page 113.

    Pro Forma Performance Record Is Not Indicative of How the Trust will Perform. The performance information shown in Capsule K, which attempts to show the relative weightings of the five trading strategies to be used by the Trading Manager for the Trust on a pro forma basis since January 1991, should not be taken as an indication of how the Trust will perform, or would have performed, over the same time period.

    HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT THE TRUST WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

    ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

    Other Clients of the Trading Manager May Compete with the Trust. The Trust may experience increased competition for the same contracts because the Trading Manager will be managing and advising large amounts of other funds for other clients at the same time as it is managing Trust assets. See "Description of the Trading Manager" at page 29, "Actual and Potential Conflicts of Interest" at page 54 and "Past Performance Information--The Trading Manager" at page 113.

    Possible Adverse Effects of Increasing the Assets Under the Trading Manager's Discretion. The Trading Manager has not agreed to limit the amount of additional equity which it may manage. There can be no assurance that the Trading Manager's strategies will not be adversely effected by any additional equity accepted by the Trading Manager,to the extent that the acceptance of such additional equity affects the Trading Manager's capacity (i.e., the amount that the Trading Manager can trade effectively without violating its trading and risk management capabilities).

    (4)  RISKS RELATING TO THE TRUST AND THE OFFERING

    Investors will have a Limited Ability to Liquidate Their Interests. There is and will be no primary or secondary market for the Interests. In addition, the Trust Agreement, included as Exhibit A hereto, establishes restrictions on transfers and assignments of Interests. Redemptions of Interests generally will be permitted as of the close of business on the last day of each month (each, a "Redemption Date"). The first Redemption Date will be the end of the first full month of Trust trading activity. Interests will be redeemed at 100% of Net Asset Value. Interests redeemed on or prior to the end of the first and second successive six-month periods after their sale will be subject to a redemption charge of 4% and 3%, respectively, of the Net Asset Value at which they are redeemed. These redemption charges will be paid to the Managing Owner. Redemptions of substantial numbers of Interests could require the Trust to liquidate commodity positions at potentially unfavorable prices. Under extra-ordinary circumstances, such as an inability to liquidate positions, the Trust may delay redemption payments to Limited Owners beyond the period specified in the Trust Agreement. See "Summary of Trust Agreement--Transfer of Interests; --Redemption of Interests" at pages 66 and 67, respectively.

    The Trust will Pay Substantial Fees and Commissions. The Trust is subject to substantial costs which could deplete its assets, including a 7.75% annual fee to Prudential Securities for brokerage and other services, and a 3% annual management fee to the Trading Manager. Therefore, it is estimated that such fixed fees and expenses will, in the aggregate, equal 12% during the first twelve months of trading. Interests redeemed on or prior to the end of the first and second successive six-month periods after their sale will be subject to a redemption charge of 4% and 3%, respectively, of the Net Asset Value at which they are redeemed. These redemption charges will be paid to the Managing Owner. See "Fees, Compensation and Expenses" at page 50.

    The Trust will have to Overcome Substantial Fees and Commissions in Order to Break-even each Year. After taking into account (i) all fees and expenses to be paid by the Trust, but excluding the advisory incentive fee (which only is paid on New High Net Trading Profits) and extraordinary expenses (which are impossible to predict) and (ii) estimated interest income of approximately 4.2% per annum expected to be earned on Trust assets, it is currently estimated that the Trust will have to achieve annual net trading profits of approximately 6.55% in order to offset the first twelve months of expenses, and of approximately 9.55% to also offset the 3% redemption charge imposed on an Interest being redeemed as of the end of the 12th month following its sale. This break-even level will be higher or lower to the extent that interest rates decrease or increase, respectively, in the future. See "Projected Break-Even Analysis" at page 17.

    The Payment of Quarterly Incentive Fees do not Assure the Realization of Profits. The Trust also will pay to the Trading Manager a quarterly incentive fee based upon the "New High Net Trading Profits" earned by the Trading Manager on the Trust's Net Asset Value allocated to the Trading Manager, which profits will include unrealized appreciation on open positions. Accordingly, it is possible that the payment of an incentive fee may be followed by the non-realization of the trading profits (in whole or in part) on which such incentive fee was paid. Any incentive fee paid will be retained by the Trading Manager even if subsequent losses are incurred. Since the incentive fee is paid quarterly, it is possible that such payment may be made during a year in which the Net Asset Value per Interest ultimately declines from the outset because of losses occurring subsequent to the date of an incentive fee payment or because of the non-realization of profits on which an incentive fee was paid. See "Fees, Compensation and Expenses" at page 50.

    The Trust is Subject to Conflicts of Interest. A number of actual and potential conflicts of interest exist in the operation of the Trust's business, including conflicts involving (i) the affiliates of the Managing Owner, Prudential Securities and PSGI, (ii) Prudential Securities-related activities,
(iii) Prudential Securities advising on redemptions, (iv) other commodity funds sponsored by Prudential Securities, and (v) management of other accounts by the Trading Manager. See "Actual and Potential Conflicts of Interest" at page 54.

    Investors will have Limited Rights. Pursuant to the Trust Agreement, Limited Owners will be unable to exercise any control of the business of the Trust. However, certain actions may be taken, or approved, upon the affirmative vote of Limited Owners owning more than fifty percent (50%) of the Interests then owned by Limited Owners (excluding Interests owned by the Managing Owner and its affiliates), such as termination or dissolution of the Trust. See "Summary of Trust Agreement--Exercise of Rights by Limited Owners;--Termination" at pages 73 and 68, respectively.

    There was no Independent Investigation of the Terms of the Offering or the Trust's Structure. Prudential Securities is an affiliate of the Managing Owner, and has made no independent investigation of the terms of this offering or the structure of the Trust. The offering price per Interest has been established arbitrarily. Except for the agreements with the Trading Manager and the Trustee, the terms of this offering and the structure of the Trust have not been established as the result of arm's length negotiation.

    The Interests are being Sold on a "Best Efforts" Basis. In a "best efforts" offering, there is no assurance that the minimum amount of capital necessary to commence trading will be sold, so that subscribers may commit their subscriptions to escrow without ultimately having an opportunity to participate in the Trust's business.

    (5)  TAX AND ERISA RISKS

    Limited Owners' Tax Liability May Exceed Distributions. For federal income tax purposes, the amount of taxable income or loss of a Limited Owner for each taxable year of the Trust will be determined on the basis of such Limited Owner's allocable share of Trust ordinary income and loss, as well as capital gains and losses recognized during such year. If the Trust has taxable income for a year, such income will be taxable to the Limited Owners in accordance with their allocable shares of Trust income, whether or not any amounts have been or will be distributed to them. Under certain circumstances, all or part of such income would be taxable to Plans (as defined below) and other tax-exempt Limited Owners. Also, the Trust might sustain losses offsetting its profits after the end of a year, so that a Limited Owner who did not redeem his or its Interests as of such year-end might never receive the profits on which he or it has been taxed. The Managing Owner, in its discretion, will determine whether, and in what amount, the Trust will make distributions. There is no present intention to make distributions. See "Summary of Trust Agreement--Sharing of Profits and Losses;---Distributions" at page 71. Accordingly, it is likely that Limited Owners will incur tax liabilities as a result of being allocated Trust taxable income, but will not receive distributions of cash with which to pay such taxes.

    The ability of Limited Owners to claim current deductions for certain expenses or losses, including their share of any Trust capital losses, will be subject to various limitations. Thus, the income tax effects of the Trust's transactions may differ from the economic consequences of such transactions. See "Income Tax Consequences" at page 75.

    Partnership Status is not Guaranteed. The Trust has received an opinion of counsel to the effect that, under current federal income tax law, the Trust will be classified as a partnership and not as an association taxable as a corporation for federal income tax purposes. The Trust has not requested, and does not intend to request, a ruling from the Internal Revenue Service (the "IRS") to this effect. An opinion of counsel is not binding on the IRS or the courts, and is subject to any changes in applicable tax laws. If the Trust were treated as an association taxable as a corporation for federal income tax purposes, the net income of the Trust would be taxed to the Trust at corporate income tax rates, no losses of the Trust would be allowable as deductions to the Limited Owners, and distributions by the Trust to the Limited Owners, other than liquidating distributions, would constitute dividends to the extent of the Trust's current or accumulated earnings and profits and would be taxable as such.

    The Internal Revenue Code of 1986, as amended (the "Code"), includes a pro-vision that treats certain publicly traded partnerships as corporations. This provision will not affect the Trust provided certain restrictions on the offering and transfer of Interests are enforced and subject to any changes affecting the accuracy of the facts and the representations of the Managing Owner set forth in this Prospectus. See "Income Tax Consequences" at page 75.

    There is the Possibility of a Tax Audit. There can be no assurance that the Trust's tax returns will not be audited by a taxing authority or that such audits will not result in adjustments to the Trust's returns. If an audit results in an adjustment, Limited Owners may be required to file amended returns and to pay additional taxes plus interest. See "Income Tax Consequences" at page 75.

    PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE TRUST. SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS, AND COULD BE AFFECTED BY CHANGES IN THE TAX LAWS. SEE "INCOME TAX CONSEQUENCES" AT PAGE 75.

    Employee Benefit Plan considerations. Special considerations apply to investments in the Trust by pension, profit sharing, stock bonus, Keogh or other employee benefit plans or by IRAs (collectively, "Plans"). See "Investment Requirements/Who May Invest" at page 35.

    (6)  REGULATORY RISKS

    The Clearing Broker's Regulatory and Other Legal Problems. Prudential Securities and its affiliates have been involved in several lawsuits, investigations, and enforcement actions by regulatory authorities, including various matters surrounding allegations relating to the sale of interests in over 700 non-commodities limited partnerships. See "The Trust, Trustee, Managing Owner and Affiliates--Prudential Securities Incorporated" at page 42.

    Government Regulations may Change. Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, "commodity pools" such as the Trust. In addition, tax law revisions could have a materially adverse effect on the Trust. Concern has also been expressed regarding the effects of speculative pools of capital trading in the currency markets with the potential to disrupt central banks' attempts to influence exchange rates. In the current environment, prospective investors must recognize the possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust.

    The Trust's currency trading will take place in the interbank currency markets as well as the futures markets. Not only are the interbank currency markets substantially unregulated, but also it is possible that the CFTC or certain other governmental bodies may in the future attempt to prevent the Trust from trading in these markets. Were the Trust to become unable to trade in the interbank currency markets, the prospects of it achieving its objectives could be materially adversely affected.

    Failure of the Trust's Clearing Broker or Other Counterparties. The Trust may be unable to recover its assets in the event of the bankruptcy of Prudential Securities, its clearing broker or any other counterparty with whom it trades.

    CFTC Registrations Could be Terminated. In the event any of the CE Act registrations or NFA memberships of the Managing Owner, the Trading Manager or Prudential Securities is no longer effective, such entities would not be able to act for the Trust.

    The foregoing risk factors do not purport to be a complete explanation of all the risks involved in purchasing Interests in a fund involved in investing in the highly speculative, highly leveraged trading of futures, forwards and options. Potential investors should read this entire Prospectus before determining to subscribe for Interests.

                      BUSINESS OF THE TRUST

Formation of the Trust

    The Trust was formed on October 16, 1995 as a Delaware Business Trust pursuant to the requirements of the Delaware Business Trust Statute (the "Business Trust Statute"). The Business Trust Statute provides that, except as otherwise provided in the Trust Agreement, Interestholders in a Delaware Business Trust will have the same limitation of liability as do shareholders of private, for-profit, Delaware corporations. The Trust Agreement confers substantially the same limited liability, and contains the same limited exceptions thereto, as a would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. In addition, pursuant to the Trust Agreement, the Managing Owner of the Trust is liable for obligations of the Trust in excess of Trust assets. See "Summary of Trust Agreement--Exercise of Rights by Limited Owners; --Liabilities" at pages 71-72, respectively.

Trading Activities

    The Trust will engage primarily in the speculative trading of a diversified portfolio of futures, forward and options contracts. Willowbridge Associates Inc. (the "Trading Manager") will be allocated 100% of the Trust's initial assets. In its trading on behalf of the Trust, Willowbridge initially will allocate the Trust's assets to one or more of the following five trading strategies: XLIM, Argo, Titan, Vulcan and Siren. The percentage of Trust assets to be allocated at any point in time to these trading strategies will be determined by the Managing Owner after consultation with the Trading Manager based on their assessment of market conditions, Trading Manager capacity (as described (i.e., the amount that the Trading Manager can trade effectively without violating its trading and risk management capabilities), risk/reward considerations, performance and other factors not currently known but deemed relevant at the time. It is currently intended that the initial allocation will be XLIM - 50%, Argo - 20%, and Titan, Vulcan and Siren - 10% each. This initial allocation may be altered if the Managing Owner determines it is in the Trust's best interests to do so. In the event the Trading Manager wishes to add or delete a trading program, it must obtain the consent of the Managing Owner. It is also expected that between 15% and 40% of the Trust's assets normally will be committed as margin for commodities trading, but from time to time these percentages may be substantially more or less. See "Description of the Trading Manager" at page 29 and "Trust's Trading Limitations and Policies" at page 27.

                         USE OF PROCEEDS

Segregated Accounts/Interest Income

    All of the proceeds of this offering will be received in the Trust's name and deposited and maintained in cash in a segregated trading account or accounts at Prudential Securities for as long as the Trust's Brokerage Agreement with Prudential Securities remains in effect. Prudential Securities will credit the Trust with 80% of the interest it earns on such deposits and retain the balance. Currently, such rate is approximately equal to the Federal Funds rate but may change from time to time. The Managing Owner will not commingle the property of the Trust with the property of another person. Except with respect to Trust assets which are deposited as margin to maintain the Trust's forward currency contract positions (not expected to exceed 8% of the Trust's total assets), all Trust assets will be segregated in accordance with requirements of the Commodity Exchange Act and the regulations thereunder, which means that the Trust's assets will be maintained either on deposit with Prudential Securities or, for margin purposes, with the various exchanges on which the Trust is permitted to trade. Trust assets also may be maintained on deposit in U.S. banks, although there is no present intention to do so. Trust assets will not be maintained in foreign banks.

Proceeds to the Trust


                                      Minimum                  Maximum
                                    Offering Size            Offering Size


Limited Owner Contributions          $10,000,000             $100,000,000

Initial Syndication Expenses*            None                     None

Maximum Net Proceeds to Trust
  from Limited Owner Contributions   $10,000,000 (100%)      $100,000,000 (100%)

____________________
* All of the Trust's organization and offering expenses (estimated at approximately $650,000) will be paid by Prudential Securities or an affiliate and will not be reimbursed by the Trust. Accordingly, there will be no dilution to the Trust's initial Net Asset Value resulting from such expenses.

Maintenance                     Minimum               Maximum
of Proceeds                     Offering Size         Offering Size

CFTC segregated funds           $9.2 to $10 million   $92 to $100 million
on deposit with                 (92-100%)             (92-100%)
Prudential Securities

Unregulated deposits to         0 to $800,000         0 to $8 million
maintain forward positions      (up to 8%)            (up to 8%)

Domestic bank accounts             0                       0

Foreign bank accounts              0                       0

____________________


             TRUST'S TRADING LIMITATIONS AND POLICIES

    The following limitations and policies are applicable to the Trust as a whole and at the outset to the Trading Manager individually; since the Trading Manager initially will manage 100% of the Trust's assets, the application of these limitations and policies is identical initially for the Trust and the Trading Manager. The Trading Manager sometimes may be prohibited from taking positions for the Trust which it would otherwise prefer to acquire due to the need to comply with these limitations and policies. The Managing Owner will monitor compliance with the trading limitations and policies of the Trust set forth below, and it may impose additional restrictions (through modification of such limitations and policies) upon the trading activities of the Trading Manager, as it, in good faith, deems appropriate in the best interests of the Trust, subject to the terms of the Advisory Agreement (see "Summary of Advisory Agreement" at page 60).

    The Managing Owner will not approve a material change in the following trading limitations and policies without obtaining the prior written approval of Limited Owners owning more than 50% of the Interests. The Managing Owner may, however, impose additional trading limitations on the trading activities of the Trust without obtaining such approval if the Managing Owner determines such additional limitations to be necessary in the best interests of the Trust.

Trading Limitations

    The Trust will not: (i) engage in pyramiding its commodities positions (i.e., the use of unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional commodities positions; (ii) borrow or loan money (except with respect to the initiation or maintenance of the Trust's commodities positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by the Managing Owner or its affiliates, or permit the Managing Owner or any affiliate to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition; (iv) permit the Trading Advisor to share in any portion of the commodity brokerage fees paid by the Trust; (v) commingle its assets, except as permitted by law; or (vi) permit the churning of its commodity accounts.

    The Trust will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

    Subject to the foregoing limitations, the Trading Manager has agreed to abide by the trading policies of the Trust, which currently are as follows:

         (1) Trust funds will generally be invested in contracts which are traded in sufficient volume to permit taking and liquidating positions.

         (2) Stop or limit orders may, in the Trading Advisor's discretion, be given with respect to initiating or liquidating positions in order to seek to limit losses or secure profits. If stop or limit orders are used, no assurance can be given, however, that Prudential Securities will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

         (3) The Trust generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances. This policy does not apply to forward and cash market transactions.

         (4) The Trust may occasionally make or accept delivery of a commodity including, without limitation, currencies. The Trust also may engage in EFP transactions (i.e., an exchange of futures for physicals transaction, as permitted on the relevant exchange) involving currencies and metals and other commodities in such volume as may be agreed upon between the Trust and the Trading Advisor.

         (5) The Trust may, from time to time, employ trading techniques such as spreads, straddles and conversions.

         (6) The Trust will not initiate open positions which would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of the Trust's Net Asset Value for any one commodity, or in excess of 662 3% of the Trust's Net Asset Value for all commodities combined. Under certain market conditions, such as an inability to liquidate open commodities positions because of daily price fluctuations, the Managing Owner may be required to commit as margin in excess of the foregoing limits and in such case the Managing Owner will cause the Trading Advisor to reduce its open positions to comply to these limits before initiating new commodities positions.

         (7) To the extent the Trust engages in transactions in forward currency contracts other than with or through Prudential Securities and/or PBFI, the Trust will only engage in such transactions with or through a bank which as of the end of its last fiscal year had an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for such year, and through other broker-dealer firms with an aggregate balance in its capital, surplus and related accounts of at least $50,000,000.

                DESCRIPTION OF THE TRADING MANAGER

    The Managing Owner initially will allocate 100% of the proceeds from the Initial Offering of Interests to the Trading Manager for commodities trading purposes. It is currently contemplated that the Trading Manager will be allocated 100% of any additional Trust capital raised during the Continuous Offering of Interests. The Trading Manager was selected based upon the Managing Owner's evaluation of its past performance (See "Past Performance Information-- The Trading Manager" at page 113) and its trading portfolios and strategies. The Trading Manager is not affiliated with the Trust, the Trustee,the Managing Owner or Prudential Securities, but does currently act as a commodity trading advisor to other public and private funds sponsored by Prudential Securities. See "Past Performance Information--Other Pools Sponsored by the Managing Owner and its Affiliate" at page 111. Neither the Trading Manager nor any of its principals currently has any beneficial interest in the Trust, but some or all of such persons may acquire such an interest in the future.

    Set forth below is a description of the Trading Manager and its principals and a general description of the trading strategies and trading portfolios which the Trading Manager will employ in its trading on behalf of the Trust. This description was derived by the Managing Owner in part from information contained in the Trading Manager's CFTC Disclosure Document, which was prepared by the Trading Manager. In addition, since the Trading Manager's trading strategies are proprietary and confidential, the description which follows is of necessity general in nature. If the Trading Manager's trading reaches a level where certain position limits restrict its trading, the Trading Manager will modify its trading instructions for the Trust and its other accounts in a good faith effort to achieve an equitable treatment of all accounts.

The Trading Manager and Its Principals

    The Trading Manager is a Delaware corporation, organized in January 1988, with offices at 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536. The Trading Manager became a registered commodity trading advisor and commodity pool operator with the CFTC and a member of the United States National Futures Association (the "NFA") on May 3, 1988.

    Philip L. Yang, born in 1959, has been sole shareholder, Director and President of the Trading Manager since September 1, 1992, and also held those positions from the time he formed the Trading Manager in January 1988 through September 1989. Mr. Yang is registered as an associated person of the Trading Manager. He is individually registered pursuant to the CE Act as a CPO and CTA and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc., a registered CPO and CTA, and a NFA member. Mr. Yang has full responsibility with respect to the trading activities of the Trading Manager, except in the case of MTech, the discretionary approach of Michael Gan. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development of and application of computerized trading models for a broad range of financial markets, and later as

Director of Commodity Trading. Mr. Yang obtained a bachelor's degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master's degree from the Wharton School of the University of Pennsylvania.

    Michael Y. Gan, born in 1958, has been the Executive Vice President of the Trading Manager since September 1, 1992. Mr. Gan is registered as an associated person of the Trading Manager. He is individually registered pursuant to the CE Act as a CPO and CTA and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc., a registered CPO and CTA, and an NFA member. Mr. Gan was the sole shareholder, Director and President of the Trading Manager from October 1989 through August 1992. From 1983 to 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in currency futures and options. He had been promoted to Assistant Vice President prior to his resignation. Mr. Gan graduated summa cum laude from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with an M.B.A. in Finance.

    Theresa C. Morris, born in 1953, has been employed by the Trading Manager since August 1988. She has been the Vice President of the Trading Manager since May 1, 1994 and is registered as an associated person of the Trading Manager. Ms. Morris is also a principal and an associated person of Doublewood, Inc. (see
"Description of Philip Yang" above).   Ms. Morris oversees administration,
operations and compliance at the Trading Manager. Prior to her current duties, Ms. Morris was responsible for analyzing and trading the technical signals generated by the computerized trading models. Ms. Morris has twenty years experience in the futures and financial industry. She attended Brookdale College, majoring in international business.

    Richard G. Faux, Jr., born in 1937, is Executive Director of the Trading Manager. From April 1995 to the present, Mr. Faux has served as a consultant to Willowbridge and concurrently to MC Baldwin Financial Company. He is registered as an associated person and a principal of the Trading Manager. He co-founded MC Baldwin in 1989 and served as that company's Co-Chief Executive until April 1995. MC Baldwin is an international trading manager and develops futures funds for its partner, Mitsubishi Corporation, and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management Inc., a futures fund subsidiary of Merrill Lynch. Before Mr. Faux joined Merrill Lynch in 1985, it had raised only $13 million in futures funds. When he left, the company had raised $930 million, including one of the first multi-advisor futures funds. Previously, he spent four years at Thomson McKinnon Securities, Inc. where he helped develop some of the earliest futures funds, including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.

    John C. Plimpton, born in 1966, is Director of Investment Services. He joined Willowbridge in February 1995 and is responsible for marketing the firm's various investment strategies as well as maintaining client service. Mr. Plimpton is registered as an associated person and principal of Willowbridge. His prior futures industry experience was with Beacon Management Corporation
(USA), a commodity trading advisor and commodity pool operator, where he held a marketing position specializing in the Japanese institutional market from January 1989 to December 1990. From January 1991 to August 1994, as a representative of Prudential Life Insurance, and from August 1994 to present, as sole shareholder and President of Plimpton Financial Group, a financial services company, Mr. Plimpton concentrated on insurance and benefit services for wealthy families and venture businesses. Since
1985, Mr. Plimpton has been involved in a number of businesses privately held by his family, as well as serving as director of Inolex
Chemical Company, a specialty chemical company owned by his family. He earned his B.A. degree in Economics from the University of Chicago and his M.B.A. in Corporate Finance and Corporate Accounting from the William E. Simon School of Management at the University of Rochester.

Initial Trading Approach to be Used by the Trading Manager for the Trust

    Traders generally rely on either fundamental or technical analysis, or a combination thereof, in making trading decisions and attempting to identify price trends. Fundamental analysis involves the evaluation of factors external to the markets which affect the price of a futures contract, commodity, financial instrument or currency in order to predict prices. Fundamental factors which influence the price of futures contracts, physical commodities, financial instruments and currencies include changing money supply and demand relationships;
the trade, fiscal, monetary and exchange control programs and policies of various governments; national and international political and economic events; and changes in interest rates. Technical analysis is not based on the evaluation of fundamental factors but instead on the theory that a study of the markets themselves will provide a means of anticipating price changes. Technical analysis generally includes a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest, utilizing charts and computers for analysis of these items.

    The Trading Manager makes trading decisions for the Trust based upon fundamental and/or technical trading analysis, depending on the strategy used. Fundamental analysis is used to determine long-term trends in the various markets and to determine the instruments in which the Trust will invest. This analysis examines, among other things, relative economic trends, such as real growth, production and inflation, levels of currency volatility, investment preferences, and financial trends, such as monetary and fiscal policies, interest rates and external debt levels and political conditions. The Trading
Manager's technical analysis involves review of historical market data, cyclical analysis, mathematical relationships, momentum models and a review of certain technical models.

    The Trading Manager relies on judgmental decisions by Mr. Yang in determining trades for the Trust pursuant to certain of its trading strategies. The various decisions include which instruments to trade, whether to take a long or short position, the maturity of the contract being purchased or written, the size of the positions to be taken, and the timing of the executions of trades. No assurance can be given that all of the factors discussed above or all of the pertinent information will be available to the Trading Manager in formulating any particular trading decision. The Trading Manager's failure to consider any of those factors may cause the Trust to miss significant profit opportunities or to incur substantial losses.

    Willowbridge initially will allocate the Trust's assets to one or more of the following five trading strategies: XLIM, Argo, Titan, Vulcan and Siren. The percentage of Trust assets to be allocated at any point in time to these five trading strategies will be determined by the Managing Owner after consultation with the Trading Manager based on their assessment of market conditions, Trading Manager capacity (i.e.,the amount that the Trading Manager can trade effectively without violating its trading and risk management capabilities), risk/reward considerations, performance and other factors deemed relevant at the time. It is currently intended that the initial allocation will be XLIM-50%, Argo-20%, and Titan, Vulcan and Siren - 10% each. This initial allocation will change automatically following the start of trading because of trading gains and losses and otherwise may be altered if the Managing Owner determines it is in the Trust's best interests to do so using the factors enumerated above. Limited Owners will be given prompt written notice of any material change in the trading strategies used for the Trust.

The XLIM Trading Approach

XLIM, which was first applied in February 1988, is traded on a discretionary basis by Mr. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. XLIM trades a wide variety of futures contracts, forwards, spot and options on both the United States and international markets, including, but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities.

Vulcan Trading System

    Vulcan is a computerized technical trading system. It is not a trend-following system, but does ride a trend when the opportunity arises. Vulcan uses the concepts of pattern recognition, support/resistance levels, and counter-trend liquidations in making trading decisions
(see "Glossary"). In effect, Vulcan is more akin to a systematic technical charting system (see "Glossary"), as opposed to most computer systems which are based on pure trend-following calculations.

    The Vulcan system is based on general technical trading principles that over time have repeatedly shown their validity as price movement forecasters.
It applies these principles to a diversified portfolio of commodities and currencies. Given that the system is based on general principles, the system parameters (see "Glossary") used are the same for all items in the portfolio and are not optimized, and are not particularized by commodity.

    Vulcan determines, on a daily basis, whether to be long, short or flat the various commodities in its portfolio. It is intended that approximately fifteen to forty percent (15-40%) of the assets utilizing the Vulcan system will normally be committed as margin for Commodities trading, but from time to time, the percentage of assets committed may be substantially more or less. Positions are generally held from 10 to 15 trading days. For allocations of less than $1 million in assets, the Trading Manager may not be able to trade the full Vulcan portfolio.

Titan Trading System

    Titan, which commenced trading in 1986, is a technical trend following system coupled with a mechanism for adding to, or subtracting from, the initial position on a counter-trend or retracement basis as described below.

    Unlike Vulcan, Titan applies various technical factors in an attempt to monitor the overall market environment to attempt to recognize major trends. If the system initially perceives a low degree of risk, a relatively greater number of positions are initiated. Likewise, when the system initially perceives a high level of risk, relatively fewer positions will be initiated until a lower degree of risk is perceived. Thereafter positions may be added or subtracted as a result of a perceived temporary discontinuance of a trend. This ability to adjust the number of positions held is Titan's primary risk-control tool. Through this combination, Titan attempts to maximize profits in markets with strong secular trends (see "Glossary") running over a six to twelve month period of time, while minimizing the risks which otherwise involve taking a large position at the start of the perceived move.

    Titan's portfolio composition generally is the same as Vulcan's although the number of days the system will hold a position, based on an average of the number of days the initial base position would be held combined with the number of days any additional positions would be held, is generally fifteen days. It is intended that approximately fifteen to forty percent (15-40%) of the assets under management pursuant to the Titan system will normally be committed as margin for Commodity Interest trading, but from time to time the percentage of assets committed may be substantially more or less. For allocations of less than $1,000,000.00 in assets, Willowbridge may not be able to trade the full Titan portfolio.

Argo Trading System

    Argo commenced trading in 1987. Argo essentially incorporates Vulcan's concepts of pattern recognition, support/resistance levels and counter-trend liquidations to trade a portfolio similar to Vulcan. However, Argo has a relatively slower time horizon than Vulcan and attempts to capture longer-term price moves in a manner similar to Titan (described below). It is intended that Argo's positions generally will be held from 20 to 30 trading days with approximately fifteen to forty percent (15-40%) of assets utilizing the Argo System committed as margin for Commodities trading, but from time to time, the percentage of assets committed may be substantially more or less. For allocations of less than $1 million in assets, the Trading Manager may not be able to trade the full Argo portfolio.

Siren Trading System

    Siren, which commenced trading January 1991, is a system based on the principles of market profiles and other techniques that utilize real time price information. Siren can best be characterized as a top and bottom picking system. Siren tries to determine acquisition and distribution patterns that often signal the end and reversal of a major trend bias. When it identifies such a change, it will attempt to initiate a countervailing position. Siren's time frame is generally 18 to 25 trading days.

    It is intended that approximately fifteen to forty percent (15-40%) of the assets utilizing the Siren system will normally be committed as margin for Commodities trading, but from time to time, the percentage of assets committed may be substantially more or less. Positions are generally held from 18 to 25 tradings. For allocations of less than $1 million in assets, the Trading Manager may not be able to trade the full Siren portfolio.

Additional Trading Strategies and Licensing Agreement

    The Trading Manager utilizes additional trading strategies not described herein for other clients. It is not contemplated that the Trading Manager will use any of these additional trading strategies for the Trust. In addition, pursuant to a licensing agreement between Caxton Corporation, a registered commodity trading advisor, and the Trading Manager, the Trading Manager has been granted the sole and exclusive right to apply, modify, implement and otherwise use four of the five trading systems (excluding XLIM) described above. The licensing agreement will continue until December 31, 1997 and shall be renewed for successive one-year terms unless either the Trading Manager or Caxton has given 90 days' notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of uncured material breach or in other extraordinary situations. The Trading Manager pays royalties to Caxton based on fees generated by the Trading Manager's trading.

Commodities and Markets Traded

    (1) The consolidated portfolio for the five trading strategies to be used by the Trading Manager for the Trust currently consists of:

Grains:  Corn, Wheat, Soybeans, Soybean Meal, Soybean Oil

Livestock:  Live Cattle, Live Hogs, Pork Bellies

Softs:  Coffee, Cocoa, Sugar, Cotton, Orange Juice

Energies:  Crude Oil, Heating Oil, Unleaded Gasoline, Natural Gas

Precious Metals:  Gold, Silver, Platinum

Base Metals:  Copper, Aluminum, Nickel, Tin, Zinc, Lead

Domestic Financial Instruments: Treasury Bills, Treasury Notes, Treasury Bonds, Euro-Dollars, Standard & Poors 500, CRB Index

Foreign Financial Instruments: Italian Bonds, Euro-Lira, Euro-Marks, Euro-Yen, Euro-Swiss, Gilts, Short-Sterling, French Notional Bonds, Paris Interbank Offered Rate (Pibor), Financial Times Stock Index (FT-SE), Comtrat Assiste en Contitu (CAC 40 Stock Index), Long-Term German Government Bonds (Bunds), Medium-Term German Bonds (Bobls), German Stock Index (DAX), Japanese Bonds
(JGB), Nikkei Stock Average, Hang Seng, TOPIX Stock Index, Australian
Treasury Bonds, Australian Treasury Bills, All Ordinaries, Canadian
Bank Acceptances, Canadian Bonds, ECU Bonds

Currencies: Japanese Yen, DMark, Swiss Franc, British Pound, Canadian Dollar, Australian Dollar, New Zealand Dollar, French Franc, Italian Lira, Sterling/Mark, Sterling/Yen, Mark/Yen, Mark/Paris, Mark/Krona, Mark/Swiss, Mark/Lira

    Subject to the terms of the Advisory Agreement (see "Summary of Advisory Agreement" at page 57), the Trading Manager may add and delete commodities from this list.

    Set forth below for calendar year 1995 is a bar graph showing the volume of trades effected by the Trading Manager in the foregoing commodities using the five trading strategies to be used for the Trust on a weighted average basis. This weighting will change as market conditions change and there is no assurance that these weightings will be similar during future periods.


(GRAPH)

    (2) The domestic and non-U.S. exchanges on which the above commodities currently are traded are:

    Domestic exchanges: Chicago Board of Trade (CBOT), Chicago Mercantile Exchange (CME), Commodity Exchange Inc. (Comex), Coffee Sugar and Cocoa Exchange Inc. (CSC), New York Mercantile Exchange (NYME), New York Cotton Exchange
(NYCE), New York Futures Exchange (NYFE), and International Monetary Market of the CME (IMM).

    Non-U.S. exchanges: London International Financial Futures Exchange (LIFFE), Marche a Terme International de France (MATIF), Singapore International Monetary Exchange (SIMEX), Tokyo Stock Exchange (TSE), Hong Kong Futures Exchange (HKFE), Tokyo International Financial Exchange (TIFFE), and
Deutsche Terminbourse (DTB). Proposed in the future:  Sydney Futures
Exchange (SFE) and Financial International Exchange (FINEX).

    To the extent that Commodities transactions are effected for the Trust in the forward markets, the only forward markets currently permitted to be utilized are the interbank foreign currency markets and the London Metal Exchange. The utilization of other forward markets requires the consent of the Managing Owner.

Past Performance Information

    The past performance history of the Trading Manager appears on pages 109 to 110 and pages 113 to 126 of this Prospectus. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              INVESTMENT REQUIREMENTS/WHO MAY INVEST

    Prudential Securities and each employee of Prudential Securities selling Interests in the Trust is obligated to make every reasonable effort to determine that the purchase of Interests is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

    A PURCHASE OF THE INTERESTS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. INVESTMENT IN THE INTERESTS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

    Investors should not purchase Interests with the expectation of tax benefits in the form of losses or deductions. See "Risk Factors--Limited Owners' Tax Liability May Exceed Distributions" at page 24. If losses accrue to the Trust, a Limited Owner's distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that a Limited Owner has no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income. See "Income Tax Consequences" at page 75.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE MANAGING OWNER, THE TRADING MANAGER, PRUDENTIAL SECURITIES OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

    Subscriptions for the purchase of the Interests are subject to the following conditions:

    Minimum Purchases.

    --   Initial Purchase     - $5,000; $2,000 (IRAs)

    --   Additional Purchases - $100 increments

    Net Worth and Income Requirements. Each subscriber (other than a subscriber which is a pension, profit sharing, stock bonus, Keogh Plan or other employee benefit plans or an IRA (collectively, "Plans") must represent and warrant in the Subscription Agreement (Exhibit C hereto) that the subscriber has a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or a net worth (similarly calculated) of at least $45,000 and annual gross income of at least $45,000 and that the investment in the Trust does not exceed 10% of such subscriber's liquid net worth.

    Each subscriber that is an IRA or a Keogh Plan covering no common law employees, and the participant covered by such IRA or Keogh Plan, must represent and warrant in the Subscription Agreement (Exhibit C hereto) that the participant has a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or a net worth (similarly calculated) of at least $45,000 and annual gross income of at least $45,000 and that the IRA or Keogh Plan's aggregate investment in the Trust does not exceed 10% of the assets of such IRA or Keogh Plan.

    Each subscriber that is a Plan (other than an IRA or a Keogh Plan covering no common law employees) must represent and warrant in the Subscription Agreement (Exhibit C hereto) that it has net assets of at least $150,000 and that the Plan's aggregate investment in the Trust does not exceed
10% of the assets of such Plan. When a Plan (other than an IRA or Keogh
Plan covering no common law employees) is considering an investment in the Trust, the fiduciary with respect to such Plan should consider, among other things, whether the investment is prudent, considering the nature of the Trust.

    UNDER THE SECURITIES LAWS OF CERTAIN STATES, RESIDENTS OF THOSE STATES WILL BE SUBJECT TO GREATER NET WORTH AND/OR INCOME REQUIREMENTS THAN ARE NOTED ABOVE (AS SET FORTH IN THE SUBSCRIPTION AGREEMENT ANNEXED AS EXHIBIT C HERETO UNDER THE CAPTION "STATE SUITABILITY REQUIREMENTS"), AND THE TRUST MAY IMPOSE
GREATER NET WORTH OR INCOME REQUIREMENTS ON SUBSCRIBERS WHO PROPOSE TO
PURCHASE MORE THAN THE MINIMUM NUMBER OF INTERESTS.

    Receipt of Prospectus. Each subscriber must represent and warrant in the Subscription Agreement that, among other things, the subscriber has received a Prospectus. No subscription will be final and binding on any subscriber until such subscriber has been in receipt of a final Prospectus for at least five (5) business days. Thereafter, all subscriptions are irrevocable by subscribers.

    Fundamental Knowledge. Each subscriber should make sure that it under-stands, among other things, (i) the fundamental risks and possible financial hazards of the investment, (ii) that the Interests lack liquidity, (iii) that the Managing Owner will manage and control the Trust's business operations,
(iv) the tax consequences of the investment, (v) the potential limitations on an Interestholder's limited liability and (vi) the Trust's structure (including fees) and proposed trading activities. In addition, the Managing Owner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

    Ineligible Investors. Interests may not be purchased with the assets of a Plan if the Trustee, the Managing Owner, Prudential Securities, the Trading Manager or any of their respective affiliates (a) is an employer maintaining or contributing to such Plan, or (b) has investment discretion with respect to the investment of such plan assets. An investment in the Trust is not suitable for Charitable Remainder Annuity Trusts or Charitable Remainder Unit Trusts. See "Risk Factors--Employee Benefit Plan considerations" at page 25.

    Employee Benefit Plan Considerations. Section 404(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations promulgated thereunder by the United States Department of Labor (the "DOL") provide as a general rule that a fiduciary with respect to a Plan which is subject to Title I of ERISA (which would exclude certain Keogh Plans and IRAs which are not employee benefit plans under section 3(2) of ERISA) must discharge his duties with respect to such Plan in a prudent manner and must consider several factors in determining whether to enter into an investment or engage in an investment course of action. If a fiduciary with respect to any such Plan acts imprudently with regard to selecting an investment or an investment course of action for such Plan, the fiduciary may be held personally liable for losses incurred by the Plan as a result of such imprudence. Among the factors that should be considered are (i) the diversification and liquidity of the Plan's portfolio; (ii) the potential return on the proposed investment and the effect on that return if any portion of the Trust's income constitutes "unrelated business taxable income" (see "Income Tax Consequences - Tax-Exempt Limited Owners and Unrelated Business Taxable Income" at page 86); and (iii) the place the proposed investment would occupy in the Plan's portfolio taken as a whole.

    The acceptance of a subscription by the Managing Owner from a Plan does not constitute a representation or judgment by the Managing Owner that an investment in the Trust is an appropriate investment for that entity or that such an investment meets the legal requirements applicable to such entity.

    Generally, under Title I of ERISA, the Plan trustees or duly authorized in-vestment managers (within the meaning of section 3(38) of ERISA) have exclusive authority and discretion to manage and control assets of the Plan. ERISA also prohibits a fiduciary from causing a Plan to enter into transactions involving Plan assets with various parties in interest (within the meaning of section 3(14) of ERISA) with regard to the Plan. If such a "prohibited transaction" is entered into, certain excise taxes may be payable, and the Plan fiduciaries may be liable to the Plan for any losses incurred.

    If the assets of the Trust are deemed to be "plan assets" with respect to the investing Plans, the Managing Owner will be deemed to be a fiduciary with respect to each investing plan and the general prudence and fiduciary responsibility provisions of ERISA will be applicable to the Managing Owner, and certain transactions entered into by the Trust may be prohibited transactions. Under a regulation (the "Regulation") of the DOL if (1) a Plan acquires a "publicly-offered security" or (2) equity participation by "benefit plan investors" is "not significant" (as such terms are used in the Regulation), the issuer of the security is not deemed to hold plan assets.

    Publicly Offered Security. In order for the Interests to be considered publicly offered, they must be "widely held", "freely transferable" and must satisfy certain registration requirements under federal securities laws. Under the Regulation, a class of securities is considered "widely held" if it is owned by 100 or more investors who are independent of the issuer and of one another. In order to assure satisfaction of this condition, the Managing Owner will not close the offering of Interests unless more than 150 investors acquire Interests. Whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. However, the Regulation sets forth a number of factors which will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable. In particular, the Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for federal income tax purposes ordinarily will not cause securities issued by such entity to fail to be freely transferable. A 1989
DOL Advisory Opinion reiterated this position with respect to transfer restrictions imposed by a Trust to insure against reclassification of the Trust under I.R.C. Section 7704 (which did not exist when the Regulation was adopted) for federal income tax purposes. Based on the terms of the Regulation and this advisory opinion, counsel to the Trust has advised the Trust that, in its view, the assets of an investing Plan will include its investment in the Trust, but will not, solely by reason of such investment, include any of the underlying assets of the Trust, assuming the 100 investor rule discussed above is satisfied, and assuming that the Interests are registered under the Securities Exchange Act of 1934 (the "Exchange Act") within 120 days or such later time as may be allowed by the Securities and Exchange Commission (the "SEC") after the end of the Trust's fiscal year during which the offering of the Interests occurred and assuming that the Managing Owner does not impose transfer restrictions which would violate the "freely transferable" requirement. See "Summary of Trust Agreement--Transfer of Interests" at page 66. In the event that, for any reason, the assets of the Trust are deemed to be plan assets, and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained from the DOL (or the Managing Owner determines not to seek such exemption), the Managing Owner reserves the right, upon notice to but without the consent of any Limited Owner, to mandatorily redeem out any Limited Owner which is a Plan investor. See "Summary of Trust Agreement--Redemption of Interests" at page 67.

    Certain Plan investors may currently maintain relationships with Prudential Securities and its affiliates whereby Prudential Securities or such affiliate provide brokerage services or other services to such Plans. These relationships may cause Prudential Securities and/or its affiliates to be deemed to be fiduciaries of those Plans. The DOL has issued a regulation defining the term "fiduciary" which provides that a registered broker will not be deemed a fiduciary with respect to an employee benefit plan solely because the broker executes transactions for the purchase and sale of securities on behalf of the Plan in the ordinary course of its business as a broker pursuant to specific instructions within narrowly drawn parameters. However, Prudential Securities will be deemed a party-in-interest with respect to such Plan. The regulation further provides that a broker who either has discretionary control over Plan assets or renders advice concerning investments on a regular basis for a fee (which includes commissions) pursuant to an understanding that such advice will serve as a primary basis for the Plan's investment decisions, and that such broker will render individualized investment advice to the Plan based on the needs of such Plan, such broker will be deemed a fiduciary (but only with respect to that portion of the Plan's assets with respect to which the broker has such discretionary control or renders such advice, as the case may be).

    Under ERISA, investment in the Trust by Plans with such pre-existing relationships could possibly be interpreted to constitute a prohibited use of plan assets because it has the effect of directly or indirectly benefiting one or more parties-in-interest. Prudential Securities has determined that it will not recommend an investment in Interests of any Plan assets with respect to which it believes it is a fiduciary, nor will it or any affiliate allocate any employee benefit plan assets over which it has discretionary control to the Trust. Prudential Securities believes that with respect to the assets of a Plan with which it has a non-fiduciary, party-in-interest brokerage relationship, any investment in the Trust which is undertaken on behalf of such Plan by an independent plan fiduciary who possesses the requisite experience and acumen to understand the operation of the Trust and who determines that the investment is appropriate and in the best interests of the Plan and which is made under arm's-length conditions should not be viewed as a prohibited transaction. Plan investors should pay particular attention to the section of this Prospectus entitled "Income
Tax Consequences - Tax-Exempt Limited Owners and Unrelated
Business Taxable Income" at page 86.

                       PLAN OF DISTRIBUTION

Initial Offering

    The Interests will be offered for sale, pursuant to Rule 415 under the Securities Act of 1933, as amended, through Prudential Securities (or such Additional Sellers as may be retained by Prudential Securities). Initially, the Interests will be offered for a period of up to one hundred and twenty (120) days after the date of this Prospectus, but may be less if the Subscription Minimum is reached before that date (the "Initial Offering Period"). The Trust may commence operations at any time following the sale of the $10,000,000 Subscription Minimum. Voluntary contributions of the Managing Owner up to $500,000 will be counted toward the Subscription Minimum.

    The net proceeds to the Trust from this offering will be $10,101,000 if the minimum of 100,000 Interests ($10,000,000) are sold during the Initial Offering Period and $101,010,000 if 1,000,000 Interests ($100,000,000) are sold during the Initial Offering Period, in each case after taking into account the Managing Owner's contribution. Since Prudential Securities or an affiliate will be responsible for payment of the Trust's organization and offering expenses, 100% of the proceeds of the initial offering will be available for the Trust's trading activities.

Continuous Offering

    In the event that $100,000,000 of Interests are not sold during the Initial Offering Period, it is intended that Interests will continue to be offered pursuant to this offering as of the end of each month during the Continuous Offering until an aggregate of $100,000,000 of Interests are sold, but in no event later than two years from the date of this Prospectus ("Continuous Offering"). Subscribers will be admitted to the Trust as Limited Owners as of the first day of the month following the month in which their subscription is received and accepted. The Managing Owner may terminate the Continuous Offering at any time prior to the sale of $100,000,000 in Interests or the expiration of the maximum two year offering period.

General

    The Trust will not, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential Limited Owner for investment advice as an inducement to such investment adviser to advise the potential Limited Owner to purchase Interests in the Trust. Aggregate expenses incurred in connection with retail salaries, expenses, reimbursement, sales seminars, bonus and sales incentives will not exceed the limitation imposed on such expenses by the National Association of Securities Dealers, Inc. ("NASD").

    THE MANAGING OWNER MAY REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART AT ITS DISCRETION. A subscriber's subscription will not be final and binding until five business days' following the subscriber's receipt of a final Prospectus. Subscriptions may be accepted or rejected by the Managing Owner within four business days of its receipt of subscriptions from Prudential Securities.

    In connection with this offering, Prudential Securities is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Trading Manager is not an underwriter, promoter or organizer of the Trust.

    For a tabular summary of the pro forma capitalization of the Trust giving effect to the sale of all of the Interests offered hereby and to the purchase of the Managing Owner's General Interests, see "Capitalization".

            SUBSCRIPTION PROCEDURE AND ESCROW OF FUNDS


How to Subscribe

    In order to subscribe for Interests, a subscriber must

    --    have an account at Prudential Securities;

    --    complete a Subscription Application (Exhibit C);

    --    have cash in its Prudential Securities account to cover the subscription;

    --    deliver the Subscription Agreement to a Prudential Securities
         Financial Advisor in a timely manner; and

    --    meet established suitability standards.

Ways to Subscribe

    --   Individual or joint tenant - Individual accounts are owned by one person. Joint accounts can have two or
                                      more owners.

    --   Gifts or transfers to a    - An individual can give up to $10,000
          minor (UGMA or UTMA)        a year per child without paying federal
                                      gift tax. Depending on state law, you
                                      can set up a custodial account under the Uniform Gift to Minors Act (UGMA) or the
                                      Uniform Transfers to Minors Act (UTMA).

    --   Trust                      - The trust must be established before an
                                      account can be opened.

    --   Business or Organization   - Corporations, partnerships, associations
                                      or other groups.

    --   Retirement Accounts        - IRA, Keogh Plan and other Employee
                                      Benefit Plans.

When Does Subscription Become Final

    Subscriptions will not be final or binding on any subscriber until five (5) business days following such subscriber's receipt of a final Prospectus. Thereafter, all subscriptions will be irrevocable on the part of the subscriber. If a subscription is rejected by the Managing Owner, in whole or in part, for any reason, or if the subscriber determines to revoke his or its subscription within the five business day period described above, the subscription funds, or applicable portion thereof, will be returned promptly to the subscriber, as well as any interest earned thereon. The principal amount of any such subscription funds will be credited to the subscriber's Prudential Securities account; any interest earned thereon will be returned by delivering a check to the subscriber in an amount equal to the allocable interest earned on the proceeds. In the case of IRA subscribers, checks will be transmitted to Prudential Securities (or an Additional Seller) for deposit into such IRA account. All accepted subscribers will receive written confirmation of acceptance into the Trust.

Escrow of Funds

    Within two business days of receipt by the Managing Owner of accepted final subscription documents, funds in the full amount of a subscription will be transferred from the subscriber's Prudential Securities account (or from the subscriber's account at an Additional Seller) and deposited by Prudential Securities (or the Additional Seller) in an escrow account in the Trust's name at The Bank of New York in New York, N.Y. (the "Escrow Agent"), where such funds will be held during the Initial Offering Period or until this offering is terminated, in which event the subscription amounts will be refunded, with interest or until such funds are turned over to the Trust for trading purposes. The Managing Owner will direct the Escrow Agent to invest the funds held in escrow in U.S. Treasury Obligations or any other investment specified by the Managing Owner which is consistent with the provisions of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended.

    All interest earned on the proceeds of the subscription amounts held in escrow by the Escrow Agent during the Initial Offering Period will be distributed to subscribers on a pro rata basis (taking into account both the time and amount of deposit) within ten (10) business days of the subscriber's admission date or as soon thereafter as practicable in the event payment cannot be made within that time period, by delivering a check to the subscriber in an amount equal to the allocable interest earned on the proceeds. In the case of IRA subscribers, checks will be transmitted to Prudential Securities (or an Additional Seller) for deposit into such IRA account. The Managing Owner, Prudential Securities, the Trustee, the Trading Manager and their respective principals, stockholders, directors, officers, employees and affiliates may subscribe for Interests, but any Interests subscribed for by such persons will not be counted for purposes of determining whether the Subscription Minimum has been met. If at least the $10,000,000 Subscription Minimum is not sold during the Initial Offering Period, all subscription funds, plus any interest thereon, will be returned to subscribers for Interests on a pro rata basis (taking into account both the time and amount of deposit), promptly, but in no event later than ten (10) business days following the termination of the Initial Offering Period, or as soon thereafter as practicable if payment cannot be made within that time period.

Continuous Offering

    A subscriber's subscription agreement must be received by the Managing
Owner at its principal office, and sufficient funds must be in the subscriber's Prudential Securities account, at least five business days prior to the end of the month in which the subscription is submitted in order for such subscriber to be admitted as of the first day of the next month. In the event that funds in the subscriber's account are insufficient to cover the requested subscription amount, the Managing Owner may, in its sole discretion, reject such subscription for that month in whole or in part. Funds from accepted subscriptions will have been transferred from the subscriber's Prudential Securities account (or from the subscriber's account at an Additional Seller) and deposited in the Trust's trading account. Once the month-end Net Asset Value per Interest is determined, a confirmation of each accepted subscription will be sent to subscribers.

             THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

    Organization

              Prudential Securities
                   Group Inc.

                             100%
              Prudential Securities
                   Incorporated                 Wilmington Trust
                                                     Company
                             100%
                                        Managing          Trustee
              Prudential Securities      Owner
              Futures Management Inc.                Trust

    The Trust was formed on October 16, 1995 under the Business Trust Statute of the State of Delaware. The sole trustee of the Trust is Wilmington Trust Company, a Delaware Banking Company (the "Trustee"). The Trustee has delegated its duty and authority, and will have no liability, for the management of the business and affairs of the Trust to Prudential Securities Futures Management Inc. (the "Managing Owner"), a Delaware corporation formed in May 1973. The Trustee will accept service of legal process upon the Trust in the State of Delaware. See "Summary of Trust Agreement--The Trustee" at page 65. The Man-aging Owner is a wholly-owned subsidiary of Prudential Securities, the Trust's commodity broker and selling agent, which in turn is wholly-owned by Prudential Securities Group Inc., ("PSGI"), an indirect wholly-owned subsidiary of The Prudential Insurance Company of America.

    PSGI, Prudential Securities and the Managing Owner may each be deemed to be, and the Trustee will not be deemed to be, a "Promoter" of the Trust within the meaning of the Securities Act. None of the foregoing persons is an "affiliate" (as that term is used for purposes of the Securities Act) of the Trading Manager. PSGI and the Managing Owner may each be deemed to be a "parent" of the Trust within the meaning of the federal securities laws.

    A brief description of the Trustee, PSGI, Prudential Securities, the Managing Owner, and the officers and directors of the Managing Owner, follows:

The Trustee

    Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), is the sole trustee of the Trust. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with each of Prudential Securities Group Inc., Prudential Securities, the Managing Owner and the
Trading Manager. The Trustee's duties and liabilities with respect to the offering of the Interests and the administration of the Trust are limited to its express obligations under the Trust
Agreement. See "Summary of the Trust Agreement--The Trustee" at page 65. Limited Owners will be notified by the Managing Owner of any change of the Trust's Trustee.

Prudential Securities Group Inc.

    PSGI is a holding company whose principal subsidiary is Prudential Securities (the Trust's selling agent and commodity broker). PSGI is an indirect wholly owned subsidiary of The Prudential Insurance Company of America, a major mutual insurance company.

Prudential Securities Incorporated

    Prudential Securities' main business office is located at Prudential Securities Building, One New York Plaza, 13th Floor, New York, New York 10292, telephone (212) 214-1000. Prudential Securities, in its capacity as selling agent for the Trust, is registered as a broker-dealer with the SEC and is a member of the NASD. Prudential Securities is a major securities firm with a large commodity brokerage business. It has over 270 offices in 43 states, the District of Columbia, and 18 foreign countries. Prudential Securities is a clearing member of the Chicago Board of Trade, Chicago Mercantile Exchange, Commodity Exchange, Inc., and all other major United States commodity exchanges.

    From time to time Prudential Securities (in its respective capacities as a commodities broker and as a securities broker-dealer) and its principals are involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described below, during the five years preceding the date of this Prospectus, there has been no administrative, civil, or criminal action, including actions which are pending, on appeal or concluded, against Prudential Securities or any of its principals which is material, in light of all the circumstances, to an investor's decision to invest in the Trust.

    On September 29, 1992, Prudential Securities entered into a settlement with the CFTC in which, without admitting or denying the allegations of the complaint, Prudential Securities consented to findings by the CFTC that it failed to supervise employees in connection with the commodity trading activities of a customer of Prudential-Bache Securities Inc. (the predecessor of Prudential Securities) who was indicted and convicted of fraud and the trading practices of two account executives formerly employed by Prudential-Bache Securities Inc. Prudential Securities further admitted to findings of recordkeeping violations and for employing an unregistered associated person in connection with this matter. Pursuant to the settlement, Prudential Securities agreed to pay a $240,000 civil penalty and to cease and desist from engaging in further violations of the rules and regulations with which they had been charged.

    On July 22, 1993, Prudential Securities entered into a Settlement Agreement with the Office of the Secretary of State of the State of South Carolina. Without admitting or denying the allegations, Prudential Securities agreed to pay $225,000 in settlement of all administrative inquiries, investigations and other proceedings against Prudential Securities and its agents in South Carolina relating to the supervisory and retail sales activities of Prudential Securities and certain of its registered representatives.

    On October 21, 1993, Prudential Securities entered into an omnibus settlement with the SEC, state securities regulators in 51 jurisdictions (49 states, the District of Columbia and Puerto Rico) and the NASD to resolve allegations that had been asserted against Prudential Securities with respect to the sale of interests in more than 700 limited partnerships generated by Prudential Securities' Direct Investment Group and sold from January 1, 1980 through December 31, 1990. The limited partnerships principally involved real estate, oil and gas producing properties and aircraft leasing ventures.

    The allegations against Prudential Securities were set forth in a Complaint filed by the SEC on October 21, 1993 and in an Administrative Order issued by the SEC also on October 21, 1993. It was alleged that federal and state securities laws had been violated through sales of the limited partnership interests (and a limited number of certain other securities) to persons for whom such securities were not suitable in light of their investment objectives, financial status, or investment sophistication. It was also alleged that the safety, potential returns and liquidity of the investments had been misrepresented. Prudential Securities neither admitted nor denied the allegations asserted against it. The Administrative Order included findings that Prudential Securities' conduct violated the federal securities laws and that an order issued by the SEC in 1986 requiring Prudential Securities to adopt, implement and maintain certain supervisory procedures had not been complied with. The Administrative Order (to which Prudential Securities consented without admitting or denying the SEC's findings), directed Prudential Securities to cease and desist from violating the federal securities laws and imposed a $10 million civil penalty. The Administrative Order also required Prudential Securities to adopt certain remedial measures including the establishment of a Compliance Committee of its Board of Directors.

    Prudential Securities' settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. In settling the NASD disciplinary action, Prudential Securities consented to a censure and to the payment of a $5 million fine to the NASD.

    In connection with the settlement of the allegations asserted against it, and pursuant to a Final Order and Judgment entered on October 21, 1993 in the action commenced by the SEC, Prudential Securities has deposited $330 million as a fund to be used for the resolution of claims for compensatory damages asserted by persons who purchased the limited partnership interests from Prudential Securities, and has agreed to provide additional funds, if necessary, for that purpose. The fund is to be administered by a court-approved Claims Administrator who is a former SEC Commissioner. Prudential Securities also consented to the establishment of a court-supervised expedited claims resolution procedures with respect to such claims.

    On December 17, 1993, Prudential Securities agreed to the entry of a Consent Order issued by the State of Rhode Island, Department of Business Regulation, Division of Securities. The allegations against Prudential Secu-rities were that ten employees of Prudential Securities engaged in investment advisory activities with clients in Rhode Island although these employees were neither licensed as investment advisor representatives nor exempt from the licensing requirements of Section 204 of the Rhode Island Uniform Securities Act (the "RI Act"). Prudential Securities consented to the payment of a civil penalty in the amount of $33,000 and agreed to cease and desist from further violations of Section 203 of the RI Act. Prudential Securities also agreed to modify relevant internal marketing and training materials distributed to its sales force. Prior to the entry of the Consent Order discussed above, Prudential Securities entered into a series of Consent Agreements with the Department involving similar allegations concerning the registration of Prudential Securities investment adviser representatives.

    On January 18, 1994, Prudential Securities agreed to the entry of a Final Consent Order and a Parallel Consent Order by the Texas State Securities Board. The firm also entered into a related Agreement with the Texas State Securities Commissioner. The allegations against Prudential Securities were that the firm had engaged in improper sales practices and other improper conduct resulting in pecuniary losses and other harm to investors residing in Texas with respect to purchases and sales of limited partnership interests during the period of January 1, 1980 through December 31, 1990. Without admitting or denying the allegations, Prudential Securities consented to a reprimand, agreed to cease and desist from further violations, and to provide voluntary donations to the State of Texas in the aggregate amount of $1,500,000. The firm agreed to suspend the creation of new customer accounts, the general solicitation of new accounts, and the offer for sale of securities in or from Prudential Securities' North Dallas office, irrespective of the place of residence of such new customers, during a period of twenty consecutive business days. Prudential Securities further agreed to suspend the creation of new customer accounts, the general solicitation of new customer accounts, and offer for sale of securities into or from the State of Texas to any new customers, irrespective of the place of residence of such new customers, during a period of five consecutive business days. Prudential Securities also agreed to comply with the terms of the Administrative Order entered by the SEC on October 21, 1993 (as discussed above) and to institute training programs for its securities salesmen in Texas.

    On January 25, 1994, Prudential Securities agreed to the entry of a Consent Order issued by the Banking Commissioner (the "Commissioner") of the State of Connecticut, Department of Banking. The allegations against Prudential Securities were that from January 1992 through at least July 1993, Prudential Securities employed investment adviser agents who solicited investment advisory business in Connecticut without being registered to do so. This conduct was found by the Commissioner to be in violation of the Connecticut Uniform Securities Act (the "Act") and in violation of the terms and conditions of a Stipulation and Agreement entered into between the Commissioner and Prudential Securities on February 20, 1992. It was further alleged with respect to Prudential Securities' investment advisory business, that certain Prudential Securities agents held themselves out to the public in Connecticut under a business name other than Prudential Securities. Without admitting or denying the allegations, Prudential Securities agreed to be censured by the Department of Banking, to cease and desist from violation of the provisions of the Act, and agreed to pay a civil penalty to the Department of Banking in the amount of $150,000. Further, Prudential Securities agreed to be subject to a period of administrative probation which will conclude upon Prudential Securities' completion of certain remedial actions, including but not limited to, the following: (a) Prudential Securities shall review, implement and maintain supervisory procedures designed to ensure its compliance with the provision of the Act; and (b) commencing on April 1, 1994 and continuing until April 1, 1996, Prudential Securities shall file quarterly reports with the Securities and Business Investments Division of the Department of Banking (the "Division") relating to its investment advisory business. In addition, Prudential Securities has agreed to pay the Department of Banking the cost of two or more examinations of any of its offices by the Division, such amount not to exceed $10,000.

    On March 10, 1994, Prudential Securities agreed to the entry of a Consent Order issued by the State of Missouri, Commissioner of Securities. The allegations against Prudential Securities were that the firm failed to supervise a former registered representative, in violation of Missouri securities laws. Without admitting or denying the allegations, Prudential Securities agreed to the following: (a) to maintain and make available to the Missouri Division of Securities all customer and regulatory complaints concerning any Prudential Securities employee working in a branch located in Missouri or any security sold by such employees; (b) beginning 30 days from the date of the Consent Order and continuing for a period of three years, to include at least one public service information piece selected by the Commissioner of Securities in all of Prudential Securities' new account packages mailed to Missouri residents;
(c) for a period of three years from the date of the Consent Order, to annually provide a notice to Prudential Securities' Missouri customers which details the procedures for filing a complaint with Prudential
Securities and the applicable regulatory authorities. In addition, Prudential Securities agreed to pay a fine in the amount of $175,000.

    On June 8, 1994, the Business Conduct Committee of the New York Mercantile Exchange ("NYMEX" or "Exchange") accepted an Offer of Settlement submitted by Prudential Securities concerning allegations that Prudential Securities violated NYMEX rules regarding pre-arranged trades and wash trades. Without admitting or denying the allegations, Prudential Securities consented to a finding by the Exchange that it had violated NYMEX Rule 8.55(A)(18) relating to conduct substantially detrimental to the interest of the welfare of the Exchange; agreed to cease and desist from future violations of Rule 8.55; and agreed to pay a fine in the amount of $20,000.

    On September 19, 1994, Prudential Securities consented to the entry of an Agreement and Order issued by the State of Idaho, Department of Finance, Securities Bureau (the "Department"). The allegations against Prudential Secu-rities were that the firm failed to supervise certain employees in connection with the securities and options trading activities entered into on behalf of Idaho clients, in violation of the Idaho Securities Act (the "Act"). It was further alleged that Prudential Securities failed to amend the Forms U-4 for certain employees. Prudential Securities agreed to a number of sanctions and remedial measures including, but not limited to, the following: (a) To install a new branch manager in the Prudential Securities Boise branch office, who is to function in a supervisory capacity only; (b) to designate a regional quality review officer to review all securities options accounts and securities options trading activities of Idaho customers in three Prudential Securities offices;
(c) to implement procedures reasonably designed to ensure compliance with regulations concerning the timely delivery of prospectuses; and (d) to cooperate in the

Department's ongoing investigation and to comply with all provisions of the Act. In addition, Prudential Securities agreed to pay a fine to the State of Idaho in the amount of $300,000. In addition, Prudential Securities has voluntarily reimbursed certain customers for losses suffered in their accounts in the amount of $797,518.49.

    On October 27, 1994, Prudential Securities and Prudential Securities Group entered into an agreement with the Office of the United States Attorney for the Southern District of New York (the "U.S. Attorney") deferring prosecution of charges contained in a criminal complaint. The complaint alleged that Prudential Securities committed fraud in connection with the sale of certain oil and gas limited partnership interests between 1983 and 1990 in violation of federal securities laws. The agreement requires that Prudential Securities deposit an additional $330,000,000 into an account established by the Securities and Exchange Commission to pay restitution to the investors who purchased the oil and gas partnership interests. Prudential Securities further agreed to appoint a mutually acceptable outsider to sit on the Board of Directors of Prudential Securities Group and the Compliance Committee of Prudential Securities. The outside director will serve as an "ombudsman" whom Prudential Securities' employees can contact anonymously with complaints about ethics or compliance. Prudential Securities will report any allegations or instances of criminal conduct and material improprieties to the new director. The new director will submit compliance reports of his findings every three months for a three year period. If, upon completion of a three-year period, Prudential Securities has complied with the terms of the agreement then the government will not pursue the charges in the complaint. If Prudential Securities does not comply with the agreement then the government may elect to pursue the charges.

    On June 19, 1995, Prudential Securities entered into a settlement with the CFTC in which, without admitting or denying the allegations of the complaint, Prudential Securities consented to findings by the CFTC of certain recordkeeping violations and failure to supervise in connection with the commodity trading activities, in 1990 and early 1991, of a former broker of Prudential Securities. Pursuant to the settlement, Prudential Securities agreed to (i) pay a civil penalty of $725,000, (ii) the entry of a cease and desist order with respect to the violations charged and (iii) an undertaking directing the Prudential Securities Compliance Committee to review certain of the firm's commodity compliance and supervisory policies and procedures and a report be submitted to the CFTC, as well as a report to the CFTC on the actions taken as a result of the review.

The Managing Owner

    Prudential Securities Futures Management Inc., a Delaware corporation formed in May 1973, is the managing owner of the Trust. The Managing Owner has been registered with the CFTC as a commodity pool operator since June 1989 and as a commodity trading advisor since November 1990, and is a member of NFA in such capacities. The Managing Owner's main business office is located at One New York Plaza, 13th floor, New York, New York 10292, telephone (212) 778-7866.

    The Managing Owner is currently the general partner/managing owner and commodity pool operator of three publicly owned commodity pool limited partnerships (Prudential-Bache Capital Return Futures Fund 2, L.P., Prudential Securities Aggressive Growth Fund, L.P. and Diversified Futures Trust I) and three non-public commodity funds (Prudential Securities Financial Futures Fund, L.P., Prudential Securities Foreign Financials Fund, L.P. and Signet Partners II, L.P.). Seaport Futures Management Inc. ("Seaport"), an affiliate of the Managing Owner, acts as the general partner and commodity pool operator of five publicly owned commodity funds, as well as a public commodity fund which terminated on January 31, 1995. See "Past Performance Information--Other Pools Sponsored by the Managing Owner and its Affiliate" at page 111.

    Since 1980 Prudential Securities has sponsored seventeen public and private commodity pools prior to the Trust. The first six pools (started between 1980 and 1982) terminated after an average term of five and one half years; the sixth pool (started in March 1988) terminated after approximately six and three-quarters years on January 31, 1995; the remaining eleven pools (started between 1988 and 1995) are still in existence.

Directors and Officers of the Managing Owner

    The current officers and directors of the Managing Owner are as follows:

    James M. Kelso, born 1954, has been the President and a Director of the Managing Owner since May 1995. Mr. Kelso has also been the President and a Director of Seaport since May 1995. Mr. Kelso is a Senior Vice President of Futures Administration for Prudential Securities and serves in various capacities for other affiliated companies. Mr. Kelso joined Prudential Securities in July 1981 and has held positions of increasing responsibility since that time.

    Barbara J. Brooks, born 1948, became the Treasurer and Chief Financial Officer of the Managing Owner in May 1990 when she also became the Treasurer and Chief Financial Officer of Seaport. She is a Senior Vice President of Prudential Securities and is Vice President-Finance, Chief Financial Officer and Director of various entities affiliated with Prudential Securities. She has been employed by Prudential Securities since 1983. Ms. Brooks is a Certified Public Accountant.

    Donald Levine, born 1955, has been Secretary of both the Managing Owner and Seaport since May 1990. Mr. Levine is a First Vice President and Associate General Counsel in the Law Department of Prudential Securities. Prior to joining Prudential Securities in March 1989, he was employed by Kidder, Peabody & Co., Inc. from May 1988 to February 1989 and E.F. Hutton & Co. from May 1984 to April 1988.

    David Buchalter, born 1958, has been Assistant Secretary of both the Managing Owner and Seaport since October 1995. Mr. Buchalter is a Senior Vice President and Associate General Counsel in the Law Department of Prudential Securities. Prior to joining Prudential Securities in January 1992, Mr. Buchalter was associated with the law firm of Rosenman & Colin LLP from April 1988 to January 1992. Prior to that, from May 1983 though March 1988, Mr. Buchalter served as in-house counsel for Shearson Lehman Hutton, Inc. and its predecessor firm, E.F. Hutton, Inc.

    Pamela Morgan, born 1959, has been a Vice President of the Managing Owner since October 1994. Ms. Morgan is a First Vice President of Finance and Administration in the Futures Division of Prudential Securities, with responsibility for Risk Management, Credit, Finance, Compliance and Audit. She has managed a variety of departments with increasing levels of responsibility within Prudential Securities, most recently as Director of Marketing Communications and Design. Ms. Morgan also has been a Vice President of Seaport since October 1994. Prior to joining Prudential Securities in 1986, Ms. Morgan, a certified public accountant, was employed by Arthur Andersen & Company for five years.

    A. Laurence Norton, Jr., born 1939, has been a Director of the Managing Owner since October 1994. Mr. Norton has also been a Director of Seaport since March 1994. Mr. Norton is an Executive Vice President of Prudential Securities and is the President of its Futures Division. Prior to joining Prudential Securities in November 1991, Mr. Norton was the branch manager of the Shearson Lehman Brothers' Greenwich, Connecticut branch. Mr. Norton joined Shearson Lehman Brothers as a branch manager in 1975.

    Guy S. Scarpaci, born 1947, has been a Director of the Managing Owner since July 1987 and was Assistant Treasurer from May 1988 until December 1989. In addition, Mr. Scarpaci has been a Director of Seaport since May 1989. Mr. Scarpaci was first affiliated with the Managing Owner in July 1987. Mr. Scarpaci has been employed by Prudential Securities in positions of increasing responsibility since August 1974 and is currently a Vice President of the Futures Division.

    Eleanor L. Thomas, born 1954, has been a Vice President of the Managing Owner since April 1993 and also has held such positions with Seaport since such date. Ms. Thomas is a First Vice President of Prudential Securities and also serves in various capacities for other affiliated companies. Prior to joining Prudential Securities in March 1993, she was with MC Baldwin Financial Company from June 1990 through February 1993 and Arthur Andersen & Co. from 1986 through May 1990. Ms. Thomas is a certified public accountant.

    Steven Carlino, born 1964, has been a Vice President and the Chief Accounting Officer of the Managing Owner since June 1995 and also has held such positions with Seaport since such date. Mr. Carlino is a Vice President of Prudential Securities and also serves in various capacities for other affiliated companies. Prior to joining Prudential Securities in October 1992, he was with Ernst & Young for six years. Mr. Carlino is a certified public accountant.

    The most recent statement of financial condition of the Managing Owner and report of the independent certified public accountants thereon is set forth under "Report of Independent Public Accountants and Statement of Financial Condition of Prudential Securities Futures Management Inc.", on page 103 of this Prospectus.

                   DUTIES OF THE MANAGING OWNER

Management of the Trust

    The Managing Owner will manage the Trust's business and affairs, but will not (except in certain limited, and essentially emergency, situations) direct the Trust's trading activities. The Managing Owner will be responsible for the renewal of the agreement with the Trading Manager, as well as the selection of additional and/or substitute trading managers, provided, however, that in no event shall the Managing Owner retain a commodity trading advisor affiliated with Prudential Securities. See "Summary of Advisory Agreement" at page 60. In addition, the Managing Owner has selected the Trustee, and will be responsible for determining whether to retain or replace the Trustee.

    The Managing Owner will be directly responsible for preparing monthly and annual reports to the Limited Owners, filing reports required by the CFTC, the SEC and any other federal or state agencies or self-regulatory organizations, and calculating Net Asset Value of the Trust and all fees and expenses to be paid by the Trust. The Managing Owner will provide suitable facilities and procedures for handling redemptions, transfers, distributions, and the orderly liquidation of the Trust, and effecting each of the foregoing. Although it is expected that Prudential Securities may act as the Trust's executing broker, and will act as the Trust's clearing broker, the Managing Owner is responsible for selecting another futures commission merchant in the event Prudential Securities is unable or unwilling to continue in that capacity.

Retention of Affiliates

    The Managing Owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the Trust so long as the Managing Owner has made a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (iii) the maximum period covered by any agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon 30 days' prior written notice by the Trust. The fees of any such affiliates will be paid by Prudential Securities or an affiliate.

Notification of Decline in Net Asset Value

    The Managing Owner will notify the Limited Owners of any decline, as of the end of any business day, in the estimated Net Asset Value per Interest to less than 50% of the Net Asset Value per Interest as of the end of the immediately preceding month within seven (7) business days of any such occurrence. Included in such notification shall be a description of the Limited Owners' voting and redemption rights.

Maximum Contract Term

    The Trust is prohibited from entering into any contract with the Managing Owner or its affiliates which has a term of more than one year and which is not terminable by the Trust without penalty upon sixty (60) days' prior written notice.

    The Managing Owner will participate in the income and losses of the Trust in the proportion which its ownership of General Interests bears to the total number of Interests on the same basis as the Limited Owners, but the Managing Owner will receive no fees or other remuneration from the Trust.

                     FIDUCIARY RESPONSIBILITY

Accountability

    Pursuant to the Business Trust Statute, the Trustee has delegated to the Managing Owner responsibility for the management of the business and affairs of the Trust, and has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. The Managing Owner is accountable to each Limited Owner as a fiduciary and must exercise good faith and fairness in all dealings affecting the Trust. The Trustee retains a statutory fiduciary duty to the Trust only for the performance of its express obligations which it retains under the Trust Agreement, which are limited to the making of certain filings under the Business Trust Statute and accepting service of process on the Trust in the State of Delaware, and the Trustee owes no other duties to the Trust. Pursuant to the Business Trust Statute, to the extent that, in law or equity, the Trustee or the Managing Owner have duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Limited Owners, (i) the Trustee and the Managing Owner shall not be liable for their good faith reliance on the provisions of the Trust Agreement, and (ii) the Trustee's and the Managing Owner's duties and liabilities may be expanded or restricted by the express provisions of the Trust Agreement. The Managing Owner may not contract away its fiduciary obligations.

Legal Proceedings

    If a Limited Owner believes that the Managing Owner has violated its fiduciary duty to the Limited Owners, a Limited Owner may seek legal relief for himself (or itself) or, subject to the satisfaction of certain conditions, on behalf of the Trust to recover damages from, or require an accounting by, the Managing Owner. A Limited Owner may have the right to institute legal action on behalf of himself and all other similarly situated Limited Owners (a class action) to recover damages from the Managing Owner for violations of fiduciary duties. See "Summary of Trust Agreement--Indemnification" at page 73. Potential defenses, among others, to any claim by a Limited Owner of breach of fiduciary duty include that discretion was reasonably exercised or that the action at issue was contractually authorized. In addition, (i) Limited Owners may have the right, subject to procedural and jurisdictional requirements, to bring Trust class actions in federal court to enforce their rights under the federal securities and commodities laws; and (ii) Limited Owners who have suffered losses in connection with the purchase or sale of their Trust Interests may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the antifraud provisions of the federal securities and commodities laws.

Reparations and Arbitration Proceedings

    Limited Owners also have the right to institute a reparations proceeding before a CFTC administrative law judge against the Managing Owner (a registered commodity pool operator), Prudential Securities (a registered futures commission merchant) or the Trading Manager (a registered commodity trading advisor) under the CE Act, and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

Basis for Liability

    Potential investors should be aware, however, that because of certain provisions in the Advisory Agreement, the Brokerage Agreement and the Trust Agreement, it generally will be more difficult to establish a basis for liability against such entities than it would be absent such provisions, including, (a) the provisions in the Advisory Agreement giving broad discretion to the Trading Manager, and (b) the exculpatory and indemnity provisions contained in the Advisory Agreement, the Brokerage Agreement and the Trust Agreement. See "Summary of
Advisory Agreement" at page 60, "Summary of Brokerage Agreement" at page 63 and "Summary of Trust Agreement--Indemnification" at page 73. Payment of any indemnity to any such person by the Trust pursuant to such provisions would reduce the assets of the Trust. The Managing Owner does not carry insurance covering such potential losses, and the Trust carries no liability insurance covering its potential indemnification exposure.

    Because the foregoing summary involves rapidly developing and changing areas of the law, Limited Owners who believe that the Trustee, the Managing Owner, Prudential Securities or the Trading Manager may have violated applicable law should consult with their own counsel as to their evaluation of the status of the law at such time.

   MANAGING OWNER'S MINIMUM PURCHASE AND NET WORTH OBLIGATIONS

Minimum Purchase Obligation

    The Managing Owner has contributed $1,000 to the Trust in order to effect the organization of the Trust and has received General Interests in return for its contribution. This contribution represents the extent of its beneficial interest in the Trust. The Managing Owner will contribute an additional amount between $100,000 and $1,009,000, depending on the number of Interests sold during the Initial Offering Period and the Continuous Offering.
In return, the Managing Owner will receive additional General
Interests and will have at least a 1% interest in the capital, profits and losses of the Trust. The Managing Owner is required to maintain at least a 1% interest in the Trust's capital, profits and losses so long as it is acting as the Managing Owner of the Trust and it will make such purchases as are necessary to effect this requirement. All General Interests purchased by the Managing Owner will be held for investment purposes only and not for resale. No principal of the Managing Owner owns any beneficial interest in the Trust.

Net Worth Obligation

    General. The Managing Owner has represented that its net worth will equal an amount at least equal to 5% of the total contributions to the Trust, excluding its interests in and receivables from the Trust, and that such net worth will be in addition to any minimum net worth being maintained by the Managing Owner with respect to all other entities in which it is a managing owner or a general partner, which minimum net worth, calculated with respect to each such other entity in the same manner as for the Trust, shall not be less than 5% of the total capital contributions made to such entity. The Managing Owner and PSGI have each agreed that at all times after the Initial Offering Period (assuming that the Subscription Minimum is sold) and so long as the Managing Owner remains the Managing Owner of the Trust, they will not take or voluntarily permit to be taken any affirmative action to reduce the Managing Owner's net worth below the foregoing amount. PSGI has agreed to make available to the Managing Owner additional capital (in the form of a demand promissory note) in an amount sufficient to permit the Managing Owner to meet its net worth obligation. PSGI will secure the Note by depositing United States Treasury securities in an amount at least equal to the value of the Note in a collateral account for the benefit of the Managing Owner. The Managing Owner believes that PSGI will incur its obligations in connection with the Note and the collateral pledged thereunder (the "Collateral") in good faith, without an intent to hinder, delay or defraud any of its present or future creditors, and that PSGI will receive reasonable and fair consideration therefor. As such, the Managing Owner believes (i) the Note will constitute a legal, valid and binding obligation of PSGI, (ii) it will have a duly perfected security interest in the Collateral, and (iii) that such security interest would be valid in any proceeding commenced by or against PSGI under the U.S. Bankruptcy Code.

    The Managing Owner's net worth obligation may be modified if the Managing Owner is advised by tax counsel that the proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes. See Section 4.3(i) of the Trust Agreement.

                          CAPITALIZATION

    The table below shows the pro forma capitalization of the Trust (i) on the date hereof, (ii) as adjusted for the sale of the minimum $10,000,000 and the maximum $100,000,000 of Interests offered hereby (after the minimum required contribution of the Managing Owner) and (iii) assuming that all Interests are sold during the Initial Offering Period:

                                                      As Adjusted
    Title of Class           Outstanding         Minimum         Maximum

    General Interests . . .         10(a)             1,010(a)          10,100

    Limited Interests . . .                         100,000           1,000,000

    Total Initial Contribution.  $1,000(a)      $10,101,000(a)     $101,010,000

(a) The Managing Owner has contributed $1,000 to effect the organization of the Trust and has received General Interests in return for such contribution. The Managing Owner will make an additional contribution of $100,000 if the Subscription Minimum is sold.

                 FEES, COMPENSATION AND EXPENSES

Charges to be paid by the Trust

(1) Brokerage Fee to Prudential Securities

    The Trust will pay Prudential Securities for commodity brokerage and other administrative services, a fixed fee, payable monthly as of the first day of each month, equal on an annual basis to 7.75% of the Trust's Net Asset Value. See "Actual and Potential Conflicts of Interest--Affiliation of the Managing Owner, Prudential Securities and PSGI" at page 54. The first payment will be made on the date trading commences, and will be pro-rated for the number of days remaining in the month (assuming trading does not commence on the first business day of a month), with each subsequent payment made on the first business day of each month. No material change related to such brokerage fee will be made except upon twenty business days' prior notice to Limited Owners and no increase in such fees shall take effect except at the beginning of a quarter. In no event will the brokerage fee paid by the Trust exceed any limitations imposed by the NASAA

Guidelines, or be increased without the approval of at least a majority in interest of the Limited Owners.

    Assuming that the Trading Manager's level of trading volume for the Trust will be at or about the same level as it has experienced in the management of its accounts since 1991 in trading the futures and forward markets and instruments to be traded for the Trust pursuant to the initially agreed upon Willowbridge trading approach, and assuming that the initial allocations among the five Willowbridge trading strategies to be used are as currently contemplated, the Managing Owner has estimated that the fixed brokerage fee would be the equivalent of a commission rate for futures transactions of approximately $45 per round turn (i.e., the total for executing and closing out the transaction). The Trust intends to include in its annual report, which will be mailed to all Limited Owners, the actual annual round-turn equivalent brokerage commission rate.

    From its fixed brokerage fee, Prudential Securities will be responsible for the payment of the following:

         (a) Compensation to Prudential Securities Employees. See Note (1) to the cover page of this Prospectus.

         (b) Execution Costs. All of the Trust's floor brokerage expenses and give-up charges, as well as the NFA, exchange and clearing fees incurred in connection with the Trust's futures trading activities. These costs are estimated to be between 1/2 of 1% and 1% per annum of the Trust's Net Asset Value.

In addition, Prudential Securities will credit the Trust with 80% of the interest income it earns on the Trust's deposits with it and will retain the balance for itself.

(2) Forward Transactions through Prudential-Bache Forex (USA) Inc.

    Many of the Trust's currency trades will be executed in the forward markets, in which no brokerage commissions are charged. Instead, participants trade with a spread between the prices at which they are prepared to buy and sell a particular currency. The "bid-ask" spreads charged by the forward counterparties with which the Trust will trade cannot be quantified, but could be substantial.

    PBFI will attempt to earn a profit on the bid-ask spreads (which must be competitive) on any back-to-back foreign currency forward transactions entered into between the Trust and Prudential Securities on the one hand and Prudential Securities and PBFI on the other. In connection with its trading of foreign currencies in the interbank market, Prudential Securities may arrange bank lines of credit at major international banks. To the extent such lines of credit are arranged, Prudential Securities will not charge the Trust for maintaining such lines of credit, but will require margin deposits with respect to forward contract transactions. See "Risk Factors--Forward Contracts" at page 20. Except as discussed above, Prudential Securities will receive no other compensation for the services it provides the Trust.

(3) Management and Incentive Fees to the Trading Manager

    During the term of the Advisory Agreement among the Trust, the Managing Owner and the Trading Manager, the Trading Manager will receive a quarterly incentive fee (if it achieves New High Net Trading Profits) and a monthly management fee, in each instance based on the Trust's Net Asset Value. See "Summary of Advisory Agreement" at page 60. In no event will the management and incentive fees to the Trading Manager exceed any limitations imposed by the NASAA Guidelines.

         (a) Management Fee. The Trust will pay the Trading Manager a monthly management fee of 1/4 of 1% of the portion of the Trust's Net Asset Value allocated to its management (the "Allocated Assets") as of the last day of each calendar month (an annualized rate of 3%). The management fee will not be reduced on account of any (i) redemptions,
    (ii) distributions, (iii) accrued Management Fees being calculated,
    (iv) accrued Incentive Fees being calculated, (v) accrued but unpaid extraordinary expenses, or (vi) reallocations of assets to any other trading manager that may be retained in the future to provide advisory services to the Trust (an "Other Advisor"), made as of the end of the month for which the calculation is being made.

         (b) Incentive Fee. The Trust will pay the Trading Manager an incentive fee of 20% of any New High Net Trading Profits generated by it as of the last day of each calendar quarter on the Allocated Assets. The first incentive fee which may be due and owing to the Trading Manager shall be computed as of the end of the first calendar quarter during which the Trading Manager has managed the Allocated Assets for at least forty-five (45) days. New High Net Trading Profits is computed in the Advisory Agreement as the excess (if any) of (A) the Allocated Assets, including realized and unrealized gains and losses thereon, as of the last day of a calendar quarter, after deduction of Management Fees paid or payable in respect of the such Allocated Assets as of the last day of such quarter, but before deduction of incentive fees payable for such quarter, minus
    (B) the Allocated Assets, including realized and unrealized gains and losses thereon, as of the last day of the most recent preceding calendar quarter for which an incentive fee in respect of such Allocated Assets was earned (or the date the Trust commenced trading activities, whichever date the Allocated Assets were greater), after deduction of management fees and incentive fees paid or payable in respect of such Allocated Assets for such prior quarter. In determining whether an incentive fee is due from quarter to quarter, it is not required that unrealized gains or losses in one period be matched with subsequently realized gains or losses in another period. In computing New High Net Trading Profits, the difference between (A) and (B) in the preceding sentence shall be (i) decreased by all interest earned on the Allocated Assets between the dates referred to in (A) and (B) as well as all additions to the Allocated Assets and positive reallocations of Allocated Assets from Other Advisors between the dates referred to in (A) and (B), and (ii) increased by the Trading Manager's allocable portion (initially 100%) of any distributions or redemptions paid or payable by the Trust as of, or subsequent to, the date in (B) through the date in (A), as well as losses (including losses incurred from the date of the last incentive fee paid or payable), if any, associated with the Trading Manager's allocable portion of redemptions and any losses associated with negative reallocations of Allocated Assets, and any negative reallocations of Allocated Assets between the dates referred to in (A) and (B), and extraordinary expenses not related to the Trading Manager from the date in (B) to the last day of the calendar quarter as of which the current incentive fee calculation is made. For purposes of calculating the first incentive fee payable to the Trading Manager, the date referred to in (B) shall be the date on which the Trust commences trading. The term "extraordinary expenses" as used above, and below under the heading "the Managing Owner" shall have the meaning ascribed to it under Section 4.7(a) of the Trust Agreement. All incentive fees paid to the Trading Manager will be retained by the Trading Manager despite any
    subsequent losses which may be incurred.   To the extent that a
    redemption of an Interest occurs at any time other than the end of a quarter, an incentive fee will be paid to the Trading Manager as if such redemption occurred as of the end of a quarter.

    As a result of the foregoing, it can be seen that the incentive fee to be paid to the Trading Manager under the Advisory Agreement will not be paid after a calendar quarter in which it incurs losses until sufficient New High Net Trading Profits are generated in subsequent periods to recoup any losses incurred and New High Net Trading Profits are achieved.

Example of Incentive Fee

    A simple numerical example with respect to the Interests will illustrate how the quarterly incentive fee will be calculated, as follows:

A. Assumptions

    (1) The Trust commences trading activities on April 1, 1996 with $100,000,000 in Interests and the Trading Manager is allocated 100% of that amount.

B. Quarterly Data

            (1)           (2)             (3)           (4)          (5)        (6)         (7)
            Beginning     Gross           Fees for      Advisory     Net        Interest    Ending
            Net Asset     Realized &      Brokerage     Management   Trading    Income      Net Asset
            Value         Unrealized      Services      Fee          Profit                 Value***
            Trading       and Related                   (Loss)**
            Profit        Out-of-pocket
            (Loss)*       Costs

4/1-6/30    $100,000,000  $12,000,000     $1,937,500    $1,000,000   $9,062,500  $100,000   $109,162,500

*   $6,000,000 realized and $6,000,000 unrealized.
**  Column (2) minus the sum of Columns (3) and (4)
*** Column (1) plus Column (5) plus Column (6), and before computation of the advisory incentive fee.

C. Incentive Fee Calculation

      (1)   Quarterly incentive fee is calculated as follows:

            $9,062,500 [Column (5)]   20% = $1,812,500

      (2) If in the next quarter, the Trading Manager experienced Net Trading (Losses) computed on both a realized and unrealized basis, it would not receive another incentive fee until it recouped its losses and achieved New High Net Trading Profits (both realized and unrealized). If, however, the fees and expenses in the next quarter totaled $3,000,000, and the only Net Trading Profit consisted of realization of only $4,000,000 of the $6,000,000 unrealized gain from the prior quarter, the Trading Manager would be eligible for an incentive fee on the $1,000,000 New High Net Trading Profit.

(4) Extraordinary Expenses


    To the extent that any extraordinary expenses are incurred including, without limitation, legal claims and liabilities and litigation costs and any indemnification related thereto, the Trust will be responsible for such expenses. See Section 4.7(b) of the Trust Agreement.

Charges of the Trust to be paid by Prudential Securities or its Affiliates.

    Prudential Securities or an affiliate will be responsible for the payment of the following charges and will not be reimbursed by the Trust therefor:

      (1) Routine Operational, Administrative and Other Expenses. All of the Trust's routine operational and administrative expenses including, but not limited to, accounting and computer services, filing fees, printing, mailing and duplication costs will be paid by Prudential Securities or one of its affiliates. These operational and administrative expenses are estimated at approximately $125,000 per annum, depending on the size of the Trust. Prudential Securities or an affiliate will also be responsible for all routine legal, auditing and other expenses of third party service providers, including the Trustee. Such fees and expenses are estimated at approximately $75,000 per year.

      (2) Organization and Offering Expenses. All expenses incurred in connection with the organization of the Trust and the offering of Interests during the Initial and Continuous Offering Periods, estimated at approximately $650,000.

Charges to be Paid by Limited Owners

    Redemption Charges. Limited Owners who redeem their Interests during the first twelve months following their sale to such Limited Owner will be subject to the following redemption charges: Interests redeemed on or prior to the end of the first and second successive six-month periods after their sale will pay a redemption charge of 4% and 3%, respectively, of the Net Asset Value at which they are redeemed. These redemption charges will be paid to the Managing Owner. In the event that an investor acquires Interests at more than one closing date, such Interests will be treated on a "first-in, first-out" basis for redemption purposes (including determining the amount of any applicable redemption charge). Redemption charges do not reduce Net Asset Value or New High Net Trading Profit for any purpose, only the amount which Interestholders receive upon redemption.

Projected Twelve-Month Break-Even Analysis

    A projected twelve-month break-even analysis, taking into account all fees and expenses enumerated above (other than advisory incentive fees and extraordinary expenses, which are impossible to predict), is set forth at page 17 above under the heading "Projected Break-Even Analysis", and is expressed as a dollar amount and as a percentage of a $5,000 initial investment.

            ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

    (1)  Affiliation of the Managing Owner, Prudential Securities and PSGI.
The Managing Owner is a wholly-owned subsidiary of Prudential Securities, which will act as the Trust's selling agent and clearing broker and perform other services for the Trust. Prudential Securities is a wholly-owned subsidiary of PSGI. See "The Trust, Trustee, Managing Owner and Affiliates" at page 41 and "Summary of Brokerage Agreement" at page 63. PBFI, affiliates of Prudential Securities, also will attempt to earn a spread on any foreign currency forward transactions between the Trust and Prudential Securities, on the one hand, and Prudential Securities and PBFI on the other. Because the Managing Owner is an affiliate of Prudential Securities, the fixed brokerage fee it will receive is not the result of arm's-length negotiations. Other customers of Prudential Securities may pay commissions which are effectively lower than the fixed brokerage fee payable by the Trust when Prudential Securities determines, in its sole discretion, that the size of any such other account, the anticipated volume and frequency of its trading and the costs associated with the servicing of such account, or any other reasons, justify a lower rate. To the extent that other brokers would charge commission rates effectively below those charged by Prudential Securities, the Trust will pay effectively higher commissions for similar trades. However, Limited Owners obtain several benefits from investing in the Trust which might otherwise not be available to them for an investment as low as the minimum investment in the Trust (e.g., limited liability, investment diversification, and administrative convenience).

    In addition, since the Managing Owner and Prudential Securities are each affiliates of PSGI, and PBFI is an affiliate of Prudential Securities, the Managing Owner may have an incentive to retain Prudential Securities as the Trust's clearing broker and to engage in foreign currency forward transactions with PBFI as the counterparty. However, the Managing Owner has a fiduciary obligation to the Trust notwithstanding its relationship with Prudential Securities and PBFI, and it will be mindful of this obligation in all dealings affecting the Trust. Accordingly, the Managing Owner will not continue to retain such affiliated entities if it determines that it would not be in the best interest of the Trust to do so.

    As a result of the flat brokerage fee to be charged the Trust, the Managing Owner may have a conflict of interest in two additional respects. First, the Managing Owner will be responsible for determining whether distributions are to be made to Limited Owners by the Trust. However, because any distributions will reduce the Trust's assets which serve as the basis on which Prudential Securities's fixed brokerage fee is calculated, the Managing Owner will have an incentive to reduce or eliminate distributions in order to maximize such brokerage fee. Second, the Managing Owner was responsible for selecting the Trading Manager and will be responsible for selecting any new commodity trading managers for the Trust and may have an incentive to select trading managers which do not trade frequently since Prudential Securities will receive the same fee regardless of how many transactions are effected for the Trust. The Trust Agreement requires that the Managing Owner determine whether the Trust is receiving the best price and services available under the circumstances, and whether the rates are competitive, and if necessary to renegotiate the brokerage fee structure to obtain such rates and services for the Trust. In making the foregoing determinations, the Managing Owner may not rely solely on the brokerage fees paid by other major commodity pools.

    The officers, directors and employees of the Managing Owner and of Prudential Securities, and agents and correspondents of Prudential Securities, from time to time may trade in commodities for their own accounts and for the account of Prudential Securities itself. In addition, Prudential Securities is a futures commission merchant, handling customer business in commodities. Thus, Prudential Securities may effect transactions in which the other parties to the transactions are Prudential Securities, officers, directors or employees of Prudential Securities or the Managing Owner, or customers, agents or correspondents of Prudential Securities, or employees of such agents or correspondents. Such persons or entities might also compete with the Trust in bidding or offering on purchases or sales of contracts without knowing that the Trust also is so bidding or offering. Transactions for Prudential Securities, for the officers, directors or employees of Prudential Securities or the Managing Owner, or for customers, agents or correspondents of Prudential Securities or employees of such agents or correspondents, might be effected when similar Trust trades are not executed or are executed at less favorable prices. Although Limited Owners will not be permitted to inspect such persons' trading records in light of their confidential nature, the Managing Owner will have access to these records.

    Certain of the officers and directors of the Managing Owner (who are also employees of and are compensated by Prudential Securities) may individually receive from Prudential Securities compensation and bonuses based on various factors including brokerage fees generated by the Trust.

    (2) Prudential Securities-related Activities. As part of its commodity brokerage services, Prudential Securities maintains managed accounts serviced by outside commodity trading managers, as well as discretionary and guided commodity accounts through which Prudential Securities services commodity accounts for customers meeting certain investment requirements. The selection of commodity trades for such accounts is made through the judgment of the particular person servicing the account. Prudential Securities also maintains a commodity research department which makes fundamental and technical information available daily to its Financial Advisors and certain customers. In addition, from time to time it makes recommendations as to market positions. In servicing managed accounts, discretionary accounts and/or guided accounts, Prudential Securities Financial Advisors may take or advocate a position similar or opposite to that taken by Prudential Securities and/or the Trust, and there is no assurance that the Trust's positions will prove more profitable than those of such other accounts. However, since Prudential Securities does not have discretion over the positions taken on behalf of the Trust, it will not be able to affect, either positively or negatively, the Trust's positions.

    (3) Prudential Securities Advising on Redemptions. Prudential Securities Financial Advisors who are appropriately registered and qualified will receive continuing compensation for services rendered to the Trust on an ongoing basis, including rendering advice to Limited Owners on redemptions. See "Summary of Brokerage Agreement" at page 63. This compensation is paid by Prudential Securities out of the fixed monthly brokerage fee it receives from the Trust in proportion to the number of then outstanding Interests for which each Financial Advisor provides ongoing services. This compensation ceases to be paid to Financial Advisors with respect to redeemed Interests. Accordingly, Prudential Securities Financial Advisors have a financial incentive to advise Limited Owners not to redeem Interests in the Trust. However, Prudential Securities Financial Advisors are expected to act in the best interests of their clients, notwithstanding any personal interests to the contrary.

    (4) Other Commodity Funds Sponsored by Prudential Securities. Prudential Securities is the sponsor of other publicly and privately offered commodity funds, which may or may not be similar to the Trust. These funds and other commodity funds established from time to time by Prudential Securities may compete with the Trust for the execution of trades and there is no assurance that the Trust will obtain the most favorable prices on such trades. Since Prudential Securities has no discretion over the selection of the positions taken by these funds or the timing of the initiation thereof, it will not be able to influence the favorability of the price of the Trust's transactions. See "Past Performance Information--
Other Pools Sponsored by the Managing Owner and its Affiliate" at page 111.

    (5) Management of Other Accounts by the Trading Manager. The Trading Manager will be permitted to manage and trade accounts for other investors (including other commodity pools) and to trade commodities for its own account and the accounts of its principals and will continue to be free to do so, so long as the Trading Manager's ability to carry out its obligations and duties to the Trust under the Advisory Agreement is not materially impaired thereby. See "Summary of Advisory Agreement" at page 60. The Trading Manager and its principals have specifically indicated their intention to continue to trade for their own account(s). The Trading Manager might therefore compete with the Trust in bidding or offering on purchases or sales of contracts through the same or a different trading program than that to be used by the Trust. There can be no assurance that any such trades will be consistent with those of the Trust, or that the Trading Manager or its principals will not be the other party to a trade entered into by the Trust. In addition, certain affiliates of the Trading Manager operate commodity pools which may be competitive with the Trust. Pursuant to the Advisory Agreement, the Trading Manager must treat the Trust equitably and has agreed to provide the Managing Owner with access to information so that the Managing Owner can be assured of such equitable treatment. Limited Owners will not have any inspection rights. See
"Summary of Advisory Agreement" at page 60. In addition, because the financial incentives of the Trading Manager in certain other accounts managed by it may exceed any incentives payable by the Trust, the Trading Manager might have an incentive to favor those accounts as against the Trust in trading. The Trading Manager's management of other clients' accounts may increase the level of competition among such clients and the Trust for the execution of the same or similar transactions and affect the priority of order entry. All open positions held in the accounts owned or controlled by the Trading Manager and its principals and affiliates will be aggregated for purposes of applying speculative position limits in the United States. Thus, the Trust might be unable to enter into or hold certain positions if such positions, when added to contracts held for other accounts of the Trading Manager or for the Trading Manager itself, would exceed the applicable speculative position limits. See "Risk Factors--Commodity trading may be Illiquid" at page 20.

                        COMMODITY TRADING

Futures Contracts

    Futures contracts are contracts made on or through a commodity exchange and provide for future delivery of agricultural and industrial commodities, precious metals, foreign currencies or financial instruments, and in the case of certain contracts, such as stock index futures contracts and Eurodollar futures con-tracts, provide for cash settlement. Such contracts are uniform for each com-modity on each exchange and vary only with respect to price and delivery time.
A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor or by offsetting the obligation with a contract containing a matching contractual obligation on the same (or a linked) exchange prior to delivery. United States commodity exchanges individually or, in certain limited situations, in conjunction with certain foreign exchanges, provide a clearing mechanism to facilitate the matching of offsetting trades. Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the "guarantee" of performance under open positions provided by the clearinghouse does not run to customers. If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owning to such customer in respect of his trading, despite the clearinghouse fully discharging all of its obligations.

Hedgers and Speculators

    The two broad classifications of person who trade in commodity futures are "hedgers" and "speculators." Commercial interests that market or process commodities use the futures market to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators rarely take delivery of physical commodities but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts.

Forward Trading

    Futures contracts are but one category of organized commodity trading. Two other categories of transactions are "spot" contracts and "forward" contracts. Both of these are varieties of cash commodity transactions, as opposed to futures transactions, in that they relate to the purchase and sale of specific physical commodities and may differ from each other with respect to quantity, payment, grade, mode of shipment, penalties, risk of loss and the like. In recent years, the terms of certain forward contracts have become more standardized and may, in lieu of requiring actual delivery and acceptance, provide a right of offset or cash settlement. For example, foreign currencies may also be purchased or sold for future delivery in the international foreign exchange market among banks, money market dealers and brokers. The bank or other institution generally acts as a principal in such forward contract transactions and includes its anticipated profit and cost in the price it quotes for such contract.
Such forward contracts bear substantial similarities to exchange traded futures, but are not generally regulated by the CFTC. Although
United States banks, which are major participants in the forward market, are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other federal and state banking officials, banking authorities do not regulate forward trading in foreign currencies. Likewise, forward trading in foreign currencies is not regulated by any foreign governmental agency although exchange control restrictions on the movement of foreign currencies are in effect in many nations.

Cash Transactions

    Cash commodity transactions may arise in conjunction with futures transactions. For example, if the holder of a long contract satisfies it by taking delivery of the commodity, such holder is said to have a cash commodity position. This cash position, if it is not to be used or processed by the holder, may be sold through spot or forward contracts or delivered in satisfaction of a futures contract.

Margins

    Margins are good faith deposits which must be made with a commodity broker in order to initiate or maintain an open position in a futures contract. When futures contracts are traded in the United States and on most exchanges abroad, both buyer and seller are required to post margins with the broker handling their trades as security for the performance of their buying and selling undertakings, and to offset losses on their trades due to daily fluctuations in the markets. Minimum margins usually are set by the exchanges.

    A customer's margin deposit is treated as "equity" in his account. A change in the market price of the futures contract will increase or decrease the equity. If this equity decreases below the "maintenance margin" amount (generally 75% of the initial margin requirement), the broker will issue a "variation" margin call requiring the customer to increase the account's equity to the initial margin. Failure to honor such a margin call generally will result in the closing out of the open position. If, at the time such open position is closed the account equity is negative, then the equity in the customer's remaining open positions, if any, in excess of their required margins, as well as the customer's cash reserves will be used to offset such debit balance, and if such equities and reserves are not sufficient the customer will be liable for the remaining unpaid balance.

United States Regulations

      (a)  Commodity Exchange Act. The United States Congress enacted the
    CE Act to regulate trading in commodities, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities in the United States.

      (b) Commodity Futures Trading Commission. The CFTC is an independent governmental agency which administers the CE Act and is authorized to promulgate rules thereunder. A function of the CFTC is to implement the objectives of the CE Act in preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. The CFTC has adopted regulations covering, among other things, (a) the designation of contract markets; (b) the monitoring of United States commodity exchange rules; (c) the establishment of speculative position limits; (d) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, commodity trading advisors, commodity pool operators and their principal employees engaged in non-clerical commodities activities ("associated persons"), and (e) the segregation of customers' funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals. Under the CE
    Act, the CFTC is empowered, among other things, to (i) hear and adjudicate complaints of any person (e.g., a Limited Owner) against all individuals and firms registered or subject to registration under the CE Act (reparations), (ii) seek injunctions and restraining orders, (iii) issue orders to cease and desist, (iv) initiate disciplinary proceedings,
    (v) revoke, suspend or not renew registrations and (vi) levy substantial fines. The CE Act also provides for certain other private rights of action and the possibility of imprisonment for violations.

      The CFTC has adopted extensive regulations affecting commodity pool operators (such as the Managing Owner) and commodity trading advisors (such as the Trading Manager) and their associated persons which, among other things, require the giving of disclosure documents to new customers and the retention of current trading and other records, prohibit pool operators from commingling pool assets with those of the operators or their other customers and require pool operators to provide their customers with periodic account statements and an annual report. Upon request by the CFTC, the Managing Owner also will furnish the CFTC with the names and addresses of the Limited Owners, along with copies of all transactions with, and reports and other communications to, the Limited Owners. The CFTC has recently amended its regulations relating to the disclosure, recordkeeping and reporting obligations affecting commodity pool operators. These regulations, as adopted, among other things, streamline the disclosure documents and increase from six to nine months the time period after which such documents must be updated.

      (c) United States Commodity Exchanges. United States commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors. Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits and other contract specifications. Except for those rules relating to margins, all exchange rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements currently must be reviewed and approved by the CFTC.

      (d)  Daily Price Fluctuation Limits. Generally, exchanges in the
    United States (but generally not foreign exchanges, or banks or broker-dealer firms in the case of forward contracts) limit the amount of fluctuation in commodity futures contract prices during a single trading day by regulations. These regulations specify what are referred to as "daily price fluctuation limits", which establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Generally, once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule only governs price movement for a particular trading day, it does not limit, and in fact may increase, losses because it may prevent the prompt liquidation of unfavorable positions. At the same time, when situations develop that exert genuine pressure on price limits, exchanges may put special formulas into effect that expand the limits so as to keep pace with the world's cash and forward markets in the affected commodity.

      (e) Speculative Position Limits. In order to prevent excessive speculation (and hence undue influence on prices) and attempted market corners, the various exchanges in the United States (subject to CFTC approval) and in certain cases, the CFTC, have imposed speculative position limits on futures transactions in all commodities. Speculative position limits establish the maximum net long or net short positions that any person (other than a hedger) may hold or control in affected commodity futures contracts. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a clearing broker, such as Prudential Securities. See "Risk Factors--Commodity trading may be Illiquid" at page 20. The CFTC's rules allow an exemption from aggregation for the purpose of speculative position limits for positions which have a common owner but are independently controlled. Foreign exchanges do not generally impose position limits, with such limits being set by many of the member firms of such exchanges based on credit considerations.

      (f) National Futures Association. Substantially all commodity pool operators, commodity trading advisors, futures commission merchants, introducing brokers and their associated persons are members or associated members of the NFA. The NFA's principal regulatory operations include
    (i) auditing the financial condition of futures commission merchants, introducing brokers, commodity pool operators and commodity trading advisors; (ii) arbitrating commodity futures disputes between customers and NFA members; (iii) conducting disciplinary proceedings; and
    (iv) registering futures commission merchants, commodity pool operators, commodity trading advisors, introducing brokers and their respective associated persons, and floor brokers.

      (g)  Non-U.S. Transactions. Although the CFTC is prohibited by statute from regulating trading on foreign commodity markets, the CFTC has adopted rules with respect to the regulation of persons outside the U.S. engaging in foreign futures transactions (i.e., transactions in futures on non-U.S. exchanges) with persons in the United States and has also published a statement concerning its jurisdiction in the foreign currency forward market.
                          *     *     *
    The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations.

Regulation Outside of the United States

    The CFTC does not regulate futures trading on exchanges outside of the United States (see "Commodity Futures Trading Commission Risk Disclosure State-ment"), forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates. Moreover, neither foreign commodity exchanges nor foreign banks currently are subject to regulation by the CFTC or any other United States Governmental agency, and may not be subject to any regulation.

    Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that the Trust will engage in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the United States dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future. There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign exchanges, Prudential Securities may be subject to daily margin calls in foreign markets.

                  SUMMARY OF ADVISORY AGREEMENT

General

    Pursuant to an Advisory Agreement to be entered into among the Trust, the Managing Owner and the Trading Manager, the Managing Owner will delegate to the Trading Manager sole discretion and responsibility to engage in commodity transactions for the Trust pursuant to its agreed upon trading approach (the "Trading Approach") (as described under the heading "Description of the Trading Manager" at page 29) subject to the Trust's trading limitations and policies (described under the heading "Trust's Trading Limitations and Policies" at page
27). The Trading Manager initially will be allocated 100% of the proceeds from the Initial Offering and the Continuous Offering of Interests (the "Allocated

Assets"). At any time after an allocation of Trust assets to the Trading Man-ager, the Managing Owner may reallocate the Allocated Assets at its discretion to one or more trading advisors who are unaffiliated with Prudential Securities. There is no current intention to utilize other trading advisors, but any such advisors which may be selected will be chosen based on factors similar to those used to select the Trading Manager (see "Business of the Trust" at page 26), and will not be paid compensation in excess of that permitted by the NASAA Guidelines.

    The Managing Owner may override the trading instructions of the Trading Manager in the event it determines in good faith following appropriate consultation with the Trading Manager that any trading instruction issued by the Trading Manager violates the Trust's trading policies or limitations. In addition, the Managing Owner may impose limitations on trading activities if the Managing Owner determines that such limitations are necessary or in the best interests of the Trust.

    In the event the Trading Manager wishes to use, or the Managing Owner requests the Trading Manager to use, a trading method or strategy other than or in addition to the Trading Approach in connection with trading for the Trust (including, without limitation, the deletion of an agreed upon trading method or strategy or the addition of a trading method or strategy to the agreed upon Trading Approach), either in whole or in part, the Trading Manager may not do so and/or shall not be required to do so, as appropriate, unless both the Managing Owner and the Trading Manager consent thereto. The Trading Manager will give the Trust prior written notice of any proposed material change in its Trading Approach, and agrees not to make any material change in such Trading Approach (as applied to the Trust) over the objection of the Managing Owner. However, the Trading Manager shall be free to institute non-material changes in its Trading Approach (as applied to the Trust) without prior notification to the Trust, including the deletion of traded commodities, or the addition of traded commodities on organized domestic exchanges or foreign exchanges which the CFTC believes provide equivalent customer protections or in the interbank foreign currency market. The addition of any other commodities or the utilization of other forward markets would be deemed a material change and would require the Managing Owner's consent.

Term and Termination

    The initial term of the Advisory Agreement will continue in effect until the later of (i) the last day of the month ending twelve full months following the commencement of the Trust's trading activities or (ii) December 31, 1996, provided, however, that the Advisory Agreement with the Trading Manager auto-matically will be renewed for additional successive one-year terms unless the Advisory Agreement otherwise is terminated prior to the termination date of the one-year term of the Advisory Agreement then in effect.

    The Advisory Agreement will terminate automatically (i) in the event that the Trust is terminated; or (ii) if the Net Asset Value of the Allocated Assets declines by 33 % from the Net Asset Value of the Allocated Assets (a) as of the first day of the Advisory Agreement or (b) as of the first day of any calendar year, in each case after appropriate adjustment for distributions, redemptions, reallocations and additional allocations.

    The Advisory Agreement also may be terminated at the discretion of the Managing Owner at any time upon 30 days' prior written notice to the Trading Manager, or for cause on less than 30 days' prior written notice, in the event that: (i) the Managing Owner determines in good faith following appropriate consultation with the Trading Manager that the Trading Manager is unable to use its agreed upon Trading Approach to any material extent, as such Trading Ap-proach may be refined or modified in the future in accordance with the Advisory Agreement for the benefit of the Trust; (ii) the Trading Manager's registration as a commodity trading advisor under the CE Act or membership as a commodity trading advisor with the NFA is revoked, suspended, terminated or not renewed;
(iii) the Managing Owner determines in good faith following appropriate con-sultation with the Trading Manager that the Trading Manager has failed to conform, and after receipt of written notice, continues to fail to conform in any material respect, to (A) the Trust's Trading Policies and Limitations, or
(B) the Trading Manager's Trading Approach; (iv) there is an unauthorized assignment of the Advisory Agreement by the Trading Manager; (v) the Trading Manager dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading
Approach utilized by the Trust or its business goodwill, in each instance without the consent of the Managing Owner; (vi) Philip Yang is not in control of the Trading Manager's trading activities for the Trust;
(vii) the Trading Manager becomes bankrupt or insolvent; or (viii) for any other reason if the Managing Owner determines in good faith that the termination is essential for the protection of the Trust, including, without limitation, a good faith determination by the Managing Owner that such Trading Manager has breached a material obligation to the Trust under the Advisory Agreement relating to the trading of the Allocated Assets.

    The Trading Manager also will have the right to terminate the Advisory Agreement in its discretion at any time for cause on appropriate notice in the event (i) of the receipt by the Trading Manager of an opinion of independent counsel satisfactory to the Trading Manager and the Trust that by reason of the Trading Manager's activities with respect to the Trust, the Trading Manager is required to register as an investment adviser under the 1940 Act and it is not so registered; (ii) the registration of the Managing Owner as a commodity pool operator under the CE Act or membership as a commodity pool operator with the NFA is revoked, suspended, terminated or not renewed; (iii) the Managing Owner imposes additional trading limitation(s) which the Trading Manager does not agree to follow in its management of the Allocated Assets; or the Managing Owner overrides a trading instruction; (iv) if the Trust assets allocated to the Trading Manager decreases, for any reason, to less than $5 million; (v) the Managing Owner elects to have the Trading Manager use a different Trading Approach and the Trading Manager objects; (vi) there is an unauthorized assignment of the Advisory Agreement by the Trust or the Managing Owner; or
(vii) other good cause is shown and the written consent of the Managing Owner is obtained (which shall not unreasonably be withheld).

Other Business of the Trading Manager

    The Trading Manager's business is managing commodity trading accounts. See "Past Performance Information--The Trading Manager" at page 113. The Trading Manager is permitted to manage and trade accounts for other investors (including other public and private commodity pools) during the same period as it is managing the trading of the Trust's assets and to use the same or other information and Trading Approach utilized on behalf of the Trust for any such other account so long as the Trading Manager's ability to carry out its obligations and duties to the Trust pursuant to the Advisory Agreement is not materially impaired thereby.

    The Trading Manager will not accept additional capital for commodities management if doing so would have a reasonable likelihood of resulting in the Trading Manager having to modify materially its agreed upon Trading Approach being used for the Trust in a manner which might reasonably be expected to have a material adverse effect on the Trust, provided that the foregoing will not prohibit the acceptance of additional funds which acceptance requires only routine adjustments to trading patterns in order to comply with speculative position limits or daily trading limits.

    The Trading Manager and its shareholders, directors, officers, employees and agents also will be permitted to trade for their own accounts as long as such trading does not materially impair the Trading Manager's ability to carry out its obligations and duties to the Trust. Limited Owners will not be permitted to inspect records of the Trading Manager or the individuals associated with the Trading Manager due to the confidential nature of such records. The Trading Manager will, upon reasonable request, permit the Managing Owner to review at the Trading Manager's offices such trading records as the Managing Owner may reasonably request for the purpose of confirming that the Trust has been treated equitably with respect to advice rendered by the Trading Manager for other accounts managed by the Trading Manager.

Liability and Indemnification

    Neither the Trading Manager, nor any employee, director, officer or shareholder of the Trading Manager, or any person who controls the Trading Manager, will be liable to the Managing Owner, its officers, directors, shareholders or employees, or any person who controls the Managing Owner or the Trust or its owners, or any of their respective successors or assigns under the Advisory Agreement, except by reason of acts or omissions in material breach thereof or due to their misconduct or negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in the best interests of the Trust; it being understood that all purchases and sales of Commodities shall be for the account and risk of the Trust, that the Trading Manager makes no guarantee of profit and provides no protection against loss, and that the Trading Manager shall incur no liability for trading profits or losses resulting therefrom except as set forth above. The Trading Manager, and each officer, director, shareholder and employee of the Trading Manager, and each person who controls the Trading Manager, will be indemnified by the Trust and the Managing Owner against any losses, judgments, liabilities, expenses (including, without limitation, reasonable attorneys' fees) and amounts paid in settlement of any claims (collectively, "Losses"), sustained by the Trading Manager in connection with any acts or omissions of the Trading Manager relating to its management of the Trust's assets or as a result of any material breach of the Advisory Agreement by the Trust or the Managing Owner, provided, that (i) such Losses were not the result of negligence, misconduct or a material breach of the Advisory Agreement on the part of the Trading Manager; (ii) the Trading Manager, and its officers, directors, shareholders and employees, and each person controlling the Trading Manager, acted or omitted to act in good faith and in a manner reasonably believed by it and them to be in, or not opposed to, the best interests of the Trust; and (iii) any such indemnification will only be recoverable from the assets of the Trust and the Managing Owner and provided further, however, that no indemnification shall be permitted for amounts paid in settlement if either (A) the Trading Manager fails to notify the Trust of the terms of any proposed settlement at least 15 days before any amounts are paid and (B) the Trust does not approve the amount of the settlement within 15 days. Any indemnification by the Trust, unless ordered by a court, shall only be made as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the foregoing indemnitees shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding if (i) the legal action, suit or proceeding, if sustained, would entitle the indemnitee to indemnification under the terms of the Advisory Agreement, and (ii) the Trading Manager undertakes to repay the advanced funds to the Trust in cases in which the foregoing indemnities are not entitled to indemnification under the terms of the Advisory Agreement and (iii) in the case of advancement of expenses by the Trust, the indemnitee receives a written opinion of independent legal counsel that advancing such expenses is proper in the circumstances. Notwithstanding the foregoing, the Trust shall, at all times, have the right to offer to settle any matter with the approval of the Trading Manager (which approval shall not be unreasonably withheld).

Name of Trust

    In the event that the Trading Manager is replaced as a trading manager to the Trust, or an additional trading manager is added in addition to the Trading Manager, the Trust will be obligated upon request of the Trading Manager to change its name to remove "Willowbridge" from the title.

                  SUMMARY OF BROKERAGE AGREEMENT

    Prudential Securities and the Trust will enter into a brokerage agreement (the "Brokerage Agreement") pursuant to which in the event at least the Subscription Minimum is sold, Prudential Securities will (i) act as the Trust's clearing broker, (ii) act as custodian of the Trust's assets, (iii) assist the

Managing Owner in the performance of its administrative functions for the Trust, and (iv) perform such other services for the Trust as the Managing Owner may from time to time request.

Commodity Brokerage

    As executing and clearing broker for the Trust, Prudential Securities will receive the Trading Manager's orders for trades. Confirmations of all executed trades will be given to the Trust by Prudential Securities. The Brokerage Agree-ment will incorporate Prudential Securities' standard Customer Agreement and related documents, which include provisions which are standard in the industry, namely, that (i) all funds, commodities and open or cash positions carried for the Trust will be held as security for the Trust's obligations to Prudential Securities; (ii) the margins required to initiate or maintain open positions will be as from time to time established by Prudential Securities and may exceed exchange minimum levels; and (iii) Prudential Securities may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Trust.

Foreign Currency Transactions

    PBFI, affiliates of Prudential Securities, will also attempt to earn a spread on foreign currency forward transactions between the Trust and Prudential Securities on the one hand and Prudential Securities and PBFI on the other. The Managing Owner will not receive any portion of such spreads. Generally, when the Trading Manager gives an instruction to either sell or buy a particular foreign currency forward contract, the Trust will engage in back-to-back principal trades with Prudential Securities and its affiliates, PBFI, in order to carry out the Trading Manager's instructions. In back-to-back currency transactions, Prudential Securities, as principal, will arrange bank lines of credit and contract with PBFI to make or to take future delivery of specified amounts of the currency at the negotiated price. Prudential Securities, again as principal, will in turn contract with the Trust to make or take future delivery of the same specified amounts of currency at the same price. In these transactions, Prudential Securities will act in the best interests of the Trust. See "Fees, Compensation and Expenses" at page 50.

Custodial Functions

    As custodian of the Trust's assets, Prudential Securities will be responsible, among other things, for providing periodic accountings of all dealings and actions taken by it during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Trust.

Administrative Functions

    Administrative functions to be provided by Prudential Securities for the Trust include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements, assisting the Managing Owner in providing continuing information services to the Limited Owners holding Interests, keeping Limited Owners apprised of developments affecting the Trust, communicating valuations of Interests, providing information with respect to procedures for redemptions, transfers and distributions, if any, interpreting monthly and annual reports, providing tax information to Limited Owners, explaining developments in the commodity markets in the United States and abroad and furnishing all of the information from time to time in its possession which the Managing Owner is required to furnish to Limited Owners. Many of these services will be performed on behalf of Prudential Securities by the Financial Advisors who are registered under the CE Act, and satisfy all applicable proficiency requirements (i.e., have passed the Series 3 or Series 31 examinations or are exempt therefrom), in addition to having all of the appropriate federal and state securities registrations. See Note (1) to the cover page for a description of the continuing compensation to be paid to such Financial Advisors for such services.

Flat Fee

    As long as the Brokerage Agreement is in effect, Prudential Securities will not charge the Trust a fee for any of the services it has agreed to perform, except for the agreed upon brokerage fee. Prudential Securities will receive a flat brokerage fee, payable as of the first day of each month, equal on an annualized basis to 7.75% of the Trust's Net Asset Value. From this fee, Prudential Securities will pay, among other things, all execution costs related to the Trust's commodity interest trading (including, without limitation, floor brokerage and give-up charges, as well as NFA, exchange and clearing fees). Prudential Securities will not, however, charge the Trust a lower monthly fee even though certain other customers may pay less in brokerage charges than the Trust pays for Prudential Securities's services. However, the Managing Owner is obligated to renegotiate the brokerage fee if it determines that the Trust is not receiving a competitive rate for the brokerage services provided. See "Actual and Potential Conflicts of Interest" at page 54. In reviewing the competitiveness of the flat fee, the Managing Owner will give separate consideration to the portions of the flat fee related to brokerage and related services and the balance of the fee, and will not rely solely on the brokerage fees paid by other major commodity pools. The Managing Owner believes that the flat monthly fee to be paid to Prudential Securities is reasonable and fair. Moreover, this fee may not be increased without the approval of at least a majority in interest of the Limited Owners (excluding the Managing Owner).

Term

    The Brokerage Agreement is not exclusive, will be for successive one year terms and will automatically be renewed each year unless terminated. The Brokerage Agreement will be terminable by the Trust (including by a vote of a majority-in-interest of the Interestholders) or Prudential Securities without penalty upon 60 days' prior written notice.

Liability

    Prudential Securities and its stockholder, directors, officers and employees will not be liable to the Trust or to the Limited Owners for errors in judgment or other acts or omissions except by reason of acts of, or omissions due to bad faith, misconduct or negligence or for not having acted in good faith in the reasonable belief that its actions were in, or not opposed to, the best interests of the Trust, or by reason of any material breach of the Brokerage Agreement.
                   SUMMARY OF TRUST AGREEMENT

    The rights and duties of the Trustee, the Managing Owner and the Limited Owners are governed by provisions of the Delaware Business Trust Act and by the Trust Agreement (the "Agreement" or the "Trust Agreement") which is attached hereto as Exhibit A. The key features of the Agreement which are not discussed elsewhere in the Prospectus are outlined below, but reference is made to the Agreement for complete details of all of its terms and conditions.

Trustee

    Wilmington Trust Company is the Trustee of the Trust and will serve as the Trust's sole trustee in the State of Delaware. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Business Trust Statute. The Trustee will not owe any other duties to the Trust, the Managing Owner or the Limited Owners. The Trustee is permitted to resign upon sixty days' notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Agreement provides that the Trustee will be compensated by the Managing Owner or its affiliates, and will be indemnified by the Managing Owner against any expenses (as defined in the Trust Agreement) it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to retain the Trustee or replace the Trustee with a new trustee.

    Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state law with respect to the issuance and sale of the Interests.
Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Interests. The Trustee's liability in connection with the issuance and sale of the Interests, and with respect to the Trust's obligations under the Interests, is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Management Responsibilities of the Managing Owner

    Under the Agreement, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the "tax matters partner" for purposes of the Code. The Limited Owners will have no voice in the operations of the Trust, other than certain limited voting rights which are set forth in the Agreement. See "Termination" at page 68, "Election or Removal of Managing Owner" at page 73, "Exercise of Rights by Limited Owners" at page 73 and "Amendments and Meetings" at page 74 under this heading. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an Affiliate or Affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Limited Owners that it is to be replaced as the managing owner) and retain such persons, including Affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

Transfer of Interests

    Subject to compliance with suitability standards imposed by the Trust and applicable federal securities and state "Blue Sky" laws (see "Investment Requirements/Who May Invest"), and the rules of other governmental authorities, the Interests may be assigned at the election of a Limited Owner, upon notice to the Managing Owner on a form acceptable to the Managing Owner. The Managing Owner shall only refuse to recognize an assignment (i) if necessary, in its judgment, to maintain the classification of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of Trust income or loss and upon receipt of an opinion of counsel supporting its conclusion; (ii) if, as a result of such assignment, the Trust would be unable to satisfy at least one of the safe harbors for avoiding treatment as a "publicly traded partnership" provided in Treas. Reg. S 1.7704-1(e) (or under other safe harbors established by the IRS that protect against treatment as a publicly traded partnership); or (iii) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). See "Income Tax Consequences--Classification as a Partnership" at page 76. The Managing Owner will exercise such right by taking any actions as it deems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized and the assignor or transferor continues to be recognized by the Trust as a beneficial owner for all purposes, including the payment of any cash distribution. Notwithstanding the foregoing and except for certain situations set forth in the Agreement, no assignment may be made if such assignment would result in (a) Limited
Owners and their permitted assignees owning 5% or more of the stock of the Managing Owner or any related person, (b) a contravention of the NASAA Guidelines as adopted in any state where the proposed assignor and assignee reside, including the current restriction which generally prohibits transfers or assignments of Interests valued at less than $5,000 (or $2,000 in the case of

IRAs) except if such proposed transfer relates to a Limited Owner's entire interest in the Trust, or (c) the aggregate total of Interests transferred in a twelve-month period equaling forty-nine percent (49%) or more of the outstanding Interests (taking into account applicable attribution rules and excluding transfers by gift, bequest, or inheritance). The Agreement provides that the Managing Owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

    Assignments to (i) the ancestors or descendants of a Limited Owner,
(ii) the personal representative or heir of a deceased Limited Owner, (iii) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made, or (iv) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, shall be effective as of the first day of the calendar month following the month in which the Managing Owner receives the written instrument of assignment. Assignments or transfers of Interests to any other person also shall be effective on the first day of the next succeeding calendar month, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least thirty (30) days.

    An assignee may become a substituted Limited Owner only with the written consent of the Managing Owner, which consent may be withheld in the Managing Owner's sole and absolute discretion in order to maintain the Trust's tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership or to avoid adverse legal consequences to the Trust, upon receipt by the Managing Owner of (i) a duly executed and acknowledged, written instrument of assignment, (ii) upon the Managing Owner's request, an opinion of the Trust's independent counsel that such assignment will not jeopardize the Trust's tax classification as a partnership or cause the Trust to be deemed a publicly traded partnership and that the assignment will not violate the Trust Agreement or the Business Trust Statute and (iii) such other documents as the Managing Owner deems necessary or desirable to effect such substitution. A permitted assignee who does not become a substituted Limited Owner shall be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but shall not be entitled to vote, to receive any information on or account of the Trust's transactions or to inspect the books of the Trust. Under the Agreement an assigning Limited Owner is not released from his liability to the Trust for any amounts for which he may be liable under the Agreement (see "Redemption of Interests" and "Liabilities" under this heading), whether or not the assignee to whom he has assigned Interests becomes a substituted Limited Owner. All Limited Owners will be responsible for all costs relating to the assignment or transfer or their own Interests.

Redemption of Interests

    Redemption of any Interest or portion thereof held by the Limited Owners
(or any assignee thereof) will be made at 100% of the Net Asset Value per Interest on the applicable Redemption Date. A Redemption Date shall be immediately after the close of business on the last day of any month in which the Managing Owner shall have been in receipt of the required written notice of redemption for at least ten (10) days. Accordingly, Limited Owners bear the risk of any decline in Net Asset Value from the date notice of intent to redeem is given until the Redemption Date. The first Redemption Date will be the end of the first full month of Trust trading activity. Interests redeemed on or prior to the end of the first and second successive six-month periods after their sale will be subject to a redemption charge of 4% and 3%, respectively, of the Net Asset Value at which they are redeemed. These redemption charges will be paid to the Managing Owner.

    In the event that the estimated Net Asset Value per Interest, after adjustment for distributions, as of the close of business of any business day is less than 50% of the Net Asset Value per Interest as of the last day of the immediately preceding month, Limited Owners will be given notice of such event (see "Reports and Accounting") and an opportunity to redeem their Interests as of a Special Redemption Date, which shall be the twentieth (20th) business day following the notification by the Managing Owner to the Limited Owners of such decline in Net Asset Value. The Managing Owner will notify the Limited Owners of such estimated decline in Net Asset Value within seven (7) business days of such occurrence. In order for redemptions as of the Special Redemption Date to be effective, the Managing Owner must be in receipt of written notice of intent to redeem for at least five (5) business days. During this special redemption period, all commodities trading activities will cease.

    The Net Asset Value per Interest upon redemption on any date also will reflect all accrued expenses for which the Trust is responsible, including in-centive fees, if any (including incentive fees which may be due and owing other than at the end of a quarter), and will be reduced by such Interest's pro rata portion of any expenses or losses incurred by the Trust resulting from such redeeming Limited Owner (and his assignee, if any) unrelated to the Trust's business, as well as the Limited Owner's liabilities for certain Trust taxes, if any, or for liabilities resulting from violations of the transfer provisions in the Trust Agreement. Limited Owners shall be notified in writing within ten (10) days following the Redemption Date whether or not their Interests shall be redeemed, unless payment for the redeemed Interests is made within that ten day period, in which case notice shall not be required. Except as otherwise provided in the Agreement, in the case of extraordinary circumstances, payment generally shall be made within ten business days following the Redemption Date. A Limited Owner may revoke his intention to redeem before the Redemption Date by written instruction to the Managing Owner.

    All timely requests for redemption in proper form will be honored and the Trust's commodity positions will be liquidated to the extent necessary to effect such redemptions. The right to obtain redemption is contingent upon the Trust having property sufficient to discharge its liabilities on the date of redemption. It is also contingent upon timely receipt by the Managing Owner of a request for redemption in the form annexed hereto as Exhibit B (or any other form approved by the Managing Owner). Redemption requests may be mailed or otherwise delivered to the Managing Owner. See "Additional Limited Owners" below.

    The Agreement provides that the Managing Owner also has the right mandatorily to redeem, upon ten days' prior notice, Interests of any Limited Owner if (a) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust or any Interestholder to be deemed to be managing Plan assets under ERISA; (b) there is an unauthorized assignment or transfer pursuant to the Agreement; or (c) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption).

Termination

    Unless earlier dissolved, the term of the Trust shall expire on December 31, 2015. The Trust shall also be dissolved upon the occurrence of any of the following events:

      (a) The filing of a certificate of dissolution or the revocation of the charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) of the Managing Owner, or the withdrawal, removal, adjudication of bankruptcy or insolvency of the Managing Owner (each of the foregoing, an "Event of Withdrawal"), unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within 90 days of an Event of Withdrawal all the remaining Interestholders agree in writing to continue the business of the Trust and to select, as of the date of such Event of Withdrawal, one or more successor Managing Owners. Within 120 days of any Event of With-drawal, if action is not taken pursuant to (i) or (ii) and the Trust is dissolved, Limited Owners holding a majority interest (over 50%) of the outstanding Interests (without regard for Interests held by the Managing Owner or its Affiliates) may elect to continue the business of the Trust by forming a new business trust (the "Reconstituted Trust") on the same terms and provisions set forth in this Agreement. Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such election is made, all Limited Owners will be bound thereby and continue as Limited Owners of the Reconstituted Trust;

      (b) The occurrence of any event which makes the continued existence of the Trust unlawful;

      (c)  The suspension, revocation or termination of the Managing
    Owner's registration as a commodity pool operator under the CE Act, as amended, or membership as a commodity pool operator with the NFA, unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated;

      (d)  The insolvency or bankruptcy of the Trust;

      (e) The vote of Limited Owners holding more than 50% of the outstanding Interests (excluding Interests held by the Managing Owner or an Affiliate) to dissolve the Trust with 90 days' prior written notice to the Managing Owner;

      (f) Subscriptions for at least 100,000 Limited Interests are not sold during the Initial Offering Period; or

      (g) The decline of the Net Asset Value of the Trust by 50% from the Net Asset Value of the Trust (i) as of the commencement of the Trust's trading activities; or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations and additional contributions to capital.

    The Trust also may dissolve, in the discretion of the Managing Owner, upon the determination of the Managing Owner that the Trust's aggregate Net Asset Value in relation to the operating expenses of the Trust makes it unreasonable or imprudent to continue the business of the Trust. The Managing Owner is not required to, and should not be expected to, obtain an opinion of legal counsel or any other third party prior to determining to dissolve the Trust.

    Upon dissolution of the Trust, its affairs shall be wound up, its liabilities discharged and its remaining assets distributed pro rata to the Interestholders. To the extent the Trust has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation.

    The Agreement provides that the death, legal disability, bankruptcy or withdrawal of a Limited Owner will not terminate or dissolve the Trust (unless such Limited Owner is the sole Limited Owner of the Trust) and that the legal representatives of such Limited Owner have no right to withdraw or value his, her or its Interest except by redemption of Interests pursuant to the Agreement.

Reports and Accounting

    The Trust will keep its books on the accrual basis. The financial statements of the Trust shall be audited at least annually in accordance with Generally Accepted Accounting Principles by independent certified public accountants to be designated by the Managing Owner, in its sole discretion. Each Limited Owner shall be furnished with unaudited monthly and certified annual reports containing such information as the CFTC and NFA require. Once trading commences, current monthly and annual reports will accompany this Prospectus to all new subscribers. The CFTC requires that such annual report be provided not later than one hundred and twenty (120) days after the end of each fiscal year or the permanent cessation of trading as defined in the CE Act, whichever is earlier and set forth, among other matters:

      (1) the Net Asset Value of the Trust and the Net Asset Value per Interest or the total value of a Limited Owner's interest in the Trust, in either case, as of the end of the year in question and the preceding year;
      (2) a Statement of Financial Condition as of the close of the fiscal year and, if applicable, the preceding fiscal year;

      (3)  Statements of Income (Loss) and Changes in Limited Owners'
    Capital during the fiscal year and, to the extent applicable, the previous two fiscal years; and

      (4) appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.

    The CFTC also requires that an unaudited monthly report be distributed to each Limited Owner within thirty (30) days of the end of each month containing information presented in the form of a Statement of Income (Loss) and a Statement of Changes in Net Asset Value.

    The Statement of Income (Loss) must set forth, among other matters:

      (1) the total amount of realized net gain or loss on commodity interest positions liquidated during the month;

      (2) the change in unrealized net gain or loss on commodity interest positions during the month;

      (3) the total amount of net gain or loss from all other transactions in which the Trust is engaged; and

      (4) the total amounts of management fees, advisory fees, brokerage fees and other fees for commodity and other investment transactions, and all other expenses incurred or accrued by the Trust during the month. The Statement of Changes in Net Asset Value must itemize the following:

      (1) the Net Asset Value of the Trust as of the beginning and end of the month;

      (2) the total amount representing redemptions of Interests during the month;

      (3)  the total net income or loss of the Trust during the month; and

      (4) the Net Asset Value per Interest or the total value of a Limited Owner's interest in the Trust as of the end of the month.

    The monthly report also is required to describe any other material business dealings between the Trust, the Managing Owner, the Trading Manager, Prudential Securities or any affiliate of any of the foregoing.

    Limited Owners also will be furnished with such additional information as the Managing Owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the Trust.

    Net Asset Value will be calculated on each business day. Upon request, the Managing Owner will make available to any Limited Owner the Net Asset Value per Interest. Each Limited Owner will be notified of any decline in the Net Asset Value per Interest or to less than fifty percent (50%) of the Net Asset Value per Interest as of the last day of the preceding quarter. Such notice must be given within seven (7) business days of the occurrence of such decline. Included in such notification will be a description of the Limited Owners' voting and redemption rights. See "Summary of Trust Agreement--Redemption of Interests" at page 67.

    In addition, the Managing Owner will furnish each Limited Owner with tax information in a form which may be utilized in the preparation of Federal income tax returns as soon as possible after the end of each year, but generally no later than March 15.

    The books and records maintained by the Trust will be kept for eight years at its principal office. The Limited Owners have the right to obtain information about all matters affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner's interest in the Trust, and to have access at all times during normal business hours to the Trust's books and records in person or by their authorized attorney or agent and to examine such books and records in compliance with CFTC rules and regulations. The Managing Owner will maintain (at the Managing Owner's principal office) a current list, in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Interests owned by, all Interestholders, a copy of the Trust Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, copies of the Trust's federal, state and local income tax returns and reports, if any, for the eight most recent years and copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust for the six most recent years. Such information will be made available at reasonable times for inspection and copying by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust during ordinary business hours. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. The Managing Owner will furnish a copy of the list of Limited Owners to a Limited Owner or his representative within ten days of a request therefor for any purpose reasonably related to the Limited Owner's interest as a Limited Owner in the Trust (including, without limitation, matters relating to a Limited Owner's voting rights under the Agreement or the exercise of a Limited Owner's rights under federal proxy laws) upon request and upon payment of the reasonable cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list must give written assurances that it will not be used for commercial purposes. Subject to applicable law, a Limited
Owner must give the Managing Owner at least ten (10) business days' prior written notice for such inspection or copying by a Limited Owner or his authorized attorney or agent. Each Limited Owner will be notified of any material change in the Advisory Agreement or in the compensation of any party within seven business days thereof and will be provided with a description of any material effect on the Interests such changes may have.

Distributions

    Other than as limited by the Agreement, the Managing Owner has sole discretion in determining the amount and frequency of distributions. However, a Limited Owner has the right to redeem a portion or all of his Interests in accordance with the redemption procedures contained in the Agreement. See "Summary of Trust Agreement--Redemption of Interests" at page 67. In the event any type of distribution is declared, each Interestholder will receive an amount of such distribution in proportion to the interest in the Trust held by him, as of the record date of distribution. Any distribution shall become a liability of the Trust for purposes of calculating Net Asset Value as of the date of its declaration until it is paid. See "Income Tax Consequences--Other Tax Factors:
Treatment of cash distributions; redemptions; sales" at page 80, for the income tax effect of such distributions.

Sharing of Profits and Losses

    Each Interest will have a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Interest. At the end of each calendar month, the amount of any increase or decrease in the Net Asset Value per Interest from the preceding month will be credited or charged against the book capital account of each Interest.

    At the end of each fiscal year of the Trust, all items of ordinary income and deduction will be allocated pro rata among the Interests outstanding on the last day of each calendar month. After such allocation is made, the Trust's net capital gain, if any (including capital gain required to be recognized under certain mark-to-market rules provided in the Internal Revenue Code) realized during each calendar month shall be allocated to each Interest whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining net capital gain realized during a month will be allocated among all Interestholders who were Interestholders during such month in proportion to their respective book capital account balances for such month. The Trust's net capital loss, if any (including capital loss required to be recognized under certain mark-to-market rules provided in the Code), realized during each calendar month will be allocated to each Interest whose tax capital account balance exceeds the book capital account balance of such Interests until such excess has been eliminated. Any remaining net capital loss realized during a month will be allocated among all Interestholders who were Interestholders during such month in proportion to their respective book capital account balances for such month. Notwithstanding the foregoing, loss will not be allocated to an Interest (and instead will be allocated to the Managing Owner) to the extent that allocating such loss to such Interest would cause the book capital account balance of such Interest to be reduced below zero.

Liabilities

    A Limited Owner's capital contribution is subject to the risks of the Trust's business. The Delaware Business Trust Statute provides that, except to the extent otherwise provided in the Trust Agreement, a Limited Owner shall be entitled to the same limitation of personal liability extended to shareholders of private Delaware corporations for profit. No similar statutory or other authority limiting business trust beneficial owner liability exists in many other states. As a result, to the extent that the Trust or a Limited Owner is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject Limited Owners to liability. To guard against this risk, the Trust Agreement (i) requires that every written obligation of the Trust contain a statement that such obligation may only be enforced against the assets of the Trust, provided that the omission of such disclaimer is not intended to create personal liability for any Interestholder; and (ii) provides for indemnification to the extent of the Trust's assets of any Limited Owner against claims of liability asserted against such Limited Owner solely because he or it is a beneficial owner of the Trust. Thus, subject to the exceptions set forth in the Trust Agreement and described below, the risk of a Limited Owner incurring financial loss beyond his investment because of liability as a beneficial owner is limited to circumstances in which
(i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the Trust itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the Managing Owner has agreed in the Trust Agreement for the benefit of the Limited Owners and any third parties that it will be liable for all obligations of the Trust in excess of the Trust's assets as if it were the general partner of a limited partnership.

    In addition, while, as stated above, a Limited Owner in the Trust generally cannot lose more than his or its investment and his or its share of the Trust's profits, the Trust Agreement provides that Limited Owners may incur liability
(i) in the event the Trust is required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Interestholder's allocable share of Trust income, in which case such Interestholder shall be liable for the repayment of such amounts; (ii) to indemnify the Trust if the Trust incurs losses (including expenses) as a result of any claim or legal action to which the Trust is subject which arises out of such Limited Owner's obligations or liabilities unrelated to the Trust's business, (iii) to indemnify the Trust and each Interestholder against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of a Limited Owner's Interest in violation of the Trust Agreement, and (iv) if the Limited Owner's Subscription Agreement delivered in connection with his or its purchase of Interests contains misstatements.

    Moreover, the Trust Agreement provides that, subject to the exceptions referred to above, the Trust will not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption (see "Additional Limited Owners" below) of Interests unless under Delaware law the Limited Owner is liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made of the Limited Owners. Except as provided under Delaware law and by the Agreement, each Interest, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the Trust's assets will be the obligation of the Managing Owner.

Election or Removal of Managing Owner

    The Managing Owner may be removed on reasonable prior written notice by Limited Owners holding at least a majority in interest (over 50%) of the outstanding Interests. The Agreement provides that the Managing Owner may voluntarily withdraw as managing owner of the Trust provided that it gives the Limited Owners one hundred twenty (120) days' prior written notice and its withdrawal as Managing Owner is approved by Limited Owners holding at least a majority in interest (over 50%) of the outstanding Interests (not including Interests held by the Managing Owner). The Agreement provides that if the Managing Owner elects to withdraw as Managing Owner to the Trust and it is the sole Managing Owner, Limited Owners holding at least a majority interest (over 50%) of the outstanding Interests (not including Interests held by the Managing Owner) may vote to elect, prior to such withdrawal, a successor Managing Owner to carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owners elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. The Agreement further provides that in the event of the withdrawal of the Managing Owner, the Managing Owner shall be entitled to redeem its General Interests in the Trust at their Net Asset Value as of the next permissible Redemption Date. See "Summary of Trust Agreement-- Management Responsibilities of the Managing Owner" at page 66.

    Alternatively, the Agreement provides that if the Trust is dissolved as a result of an Event of Withdrawal (as defined in Article XIII of the Agreement) of a Managing Owner, then within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding a majority interest (over 50%) in the outstanding Interests may elect to form a new business trust on the same terms as set forth in the Agreement and continue the business of the Trust and elect a new Managing Owner.

Exercise of Rights by Limited Owners

    Limited Owners holding in excess of fifty percent (50%) of the outstanding Interests (excluding Interests held by the Managing Owner and its Affiliates) must approve any material change in the Trust's trading policies which change will not be effective without such approval. See "Trust's Trading Limitations and Policies" at page 27. In addition, Limited Owners holding in excess of fifty percent (50%) of the outstanding Interests (excluding Interests held by the Managing Owner and its Affiliates) may vote to adopt amendments to the Agreement proposed by the Managing Owner or by Limited Owners holding at least ten percent (10%) of the outstanding Interests. See "Summary of Trust Agreement--Amendments and Meetings" below. Additionally, Limited Owners holding at least a majority in interest (over 50%) of the outstanding Interests (excluding Interests held by the Managing Owner and its Affiliates) may vote to (i) terminate and dissolve the Trust upon ninety (90) days' prior notice to the Managing Owner, (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect one or more additional
Managing Owners, (iv) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner in the event the Managing Owner is the sole Managing Owner of the Trust, and (v) approve the termination of any agreement between the Trust and the Managing Owner or its Affiliates for any reason, without penalty, in the case of (iii) and (v) on sixty (60) days' prior written notice.

Indemnification

    The Agreement provides that with respect to any action in which the Managing Owner or any of its affiliates (including Prudential Securities only when performing services on behalf of the Managing Owner and acting within the scope of the Managing Owner's authority) is a party because of its relationship to the Trust, the Trust shall indemnify and hold harmless to the full extent permitted by law such person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with the Trust, provided that (1) the Managing Owner was acting on behalf of or performing services for the Trust and has determined,in good faith, that such course of conduct was in the best interests of the Trust and such li-ability or loss was not the result of negligence, misconduct or a breach of the Agreement on the part of the Managing Owner or its affiliates and (2) any such indemnification will only be recoverable from the assets of the Trust. All rights to indemnification permitted by the Agreement and payment of associated expenses will not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner. The Agreement further provides that any such indemnification, unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of con-duct set forth in the Agreement. Expenses incurred in defending a threatened or pending action or proceeding against the Managing Owner may be paid by the Trust in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the Managing Owner or an Affiliate on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing Owner undertakes to repay the advanced funds to the Trust with interest in the event indemnification is subsequently held not to be permitted. No indemnification of the Managing Owner or its Affiliates is permitted for liabilities arising under federal or state securities laws unless
(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification; or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to the Managing Owner or its Affiliates, the Managing Owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities
Act, and is, therefore, unenforceable.

    In any claim for indemnification in actions involving alleged federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC, the position of the Pennsylvania Securities Commission, the Massachusetts Securities Division and the Tennessee Securities Division and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations. The Agreement also provides that with respect to any action taken by the Managing Owner as "tax matters partner", including consenting to an audit, the Trust shall indemnify and hold harmless the Managing Owner.

Amendments and Meetings

    The Agreement may be amended in certain respects by a vote of the holders of at least a majority of the outstanding Interests (which excludes the In-terests of the Managing Owner), either pursuant to a written vote or at a duly called meeting of the Limited Owners. An amendment may be proposed by the Managing Owner or by Limited Owners holding at least ten percent (10%) of the outstanding Interests. Interestholders will be supplied with a verbatim copy of any proposed amendment which potentially could affect them and statements concerning the legality thereof. It is not anticipated that the Managing Owner will call any annual meetings of the Limited Owners.

    The Managing Owner may, without the consent of the Limited Owners, make amendments to the Agreement which are necessary to (i) add to the represen-tations, duties or obligations of the Managing Owner or to surrender any right or power of the Managing Owner, for the benefit of the Limited Owners, (ii) cure any ambiguity, (iii) correct or supplement any provision of the Agreement which may be inconsistent with any other provision of the Agreement or this Prospectus, or (iv) make any other provisions with respect to matters or questions arising under the Agreement or this Prospectus that are not inconsistent with other provisions of the Agreement or this Prospectus. The Managing Owner may also make such amendments as it deems advisable, provided, however, that no such amendment shall be adopted unless the amendment is not adverse to the interests of the Limited Owners, does not affect the allocation of profits and losses to them or among them, and does not adversely affect the limited liability status of the Limited Owners or the status of the Trust as a partnership for Federal income tax purposes). The Managing Owner further may, without the consent of the Limited Owners, amend the provisions of the Agreement relating to the allocations among Limited Owners of profits, losses and distributions if it is advised by its accountants or counsel that any such allocations are unlikely to be upheld for federal income tax purposes.

    Meetings of the Trust may be called by the Managing Owner. In addition, meetings will be called upon receipt by the Managing Owner of a written request signed by Limited Owners owning at least ten percent (10%) of the outstanding Interests. Thereafter, the Managing Owner shall give written notice to all Limited Owners, in person or by certified mail within fifteen (15) days after such receipt, of such meeting and its purpose. Such meeting must be held at least thirty (30) but not more than sixty (60) days after the receipt of such notice. Any action permitted to be taken at a meeting may be taken without a meeting on written approval of the holders of the percentage of outstanding Interests required to approve any such action if a meeting were held.

Fiscal Year

    The Trust shall begin on January 1 on each year and end on December 31 of each year, except that (i) the first fiscal year of the Trust commenced on October 16, 1995 the date the Certificate of Trust was filed, and (ii) the fiscal year in which the Trust terminates shall end on the date of termination of the Trust.
                     INCOME TAX CONSEQUENCES

    The following sets forth the material United States income tax consequences which may be relevant to a prospective Limited Owner. It is impractical to set forth in this Prospectus all aspects of federal, state and local tax law which may bear upon a Limited Owner's investment in the Trust. The tax considerations discussed below are necessarily general and may vary depending upon a Limited Owner's particular circumstances. Therefore, each prospective Limited Owner should consult his own tax advisor to satisfy himself as to the tax consequences to him of this investment. The discussion of federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the "Code"), including existing law, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. (See paragraph (16) under the subheading "Other Tax Factors", below.) Any such change could be retroactive so as to apply to the Trust and/or an investment in Interests. The Trust has not applied, and does not intend to apply, for a ruling from the Internal Revenue Service (the "IRS") with respect to any of the tax matters discussed herein. This investment is not intended to generate tax losses or credits, and will not be registered as a "tax shelter" under the applicable provisions of the Code or the regulations promulgated thereunder.

Opinion of Counsel

    The Trust has obtained an opinion from Rosenman & Colin LLP ("Tax Counsel") concerning the Trust's classification as a partnership for federal income tax purposes and the federal income tax effect on the Limited Owners. See "Classification as a Partnership" below. The opinion also states that the discussion of federal income tax consequences set forth in this Prospectus under the heading "Income Tax Consequences" has been reviewed by Tax Counsel and that, subject to any qualifications set forth in such discussion, Tax Counsel is of the opinion that the federal income tax treatment of the Trust and the Limited Owners is as discussed under this heading in all material respects.

    The opinion of Tax Counsel is based on the facts described in this Prospectus and on the facts as they have been represented by the Managing Owner to Tax Counsel or determined by Tax Counsel as of the date of the opinion. Any alteration of the facts may adversely affect the opinion rendered. The opinion of Tax Counsel also is based on existing law and applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change either prospectively or retroactively.

    The opinion described herein represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind before the IRS or the courts. In the absence of an IRS ruling, the IRS is not precluded from challenging the conclusions reached by Tax Counsel and set forth below under this heading.

Classification as a Partnership

    The Trust has not applied, and does not intend to apply, for a ruling from the IRS that it will be classified as a partnership and not as an association taxable as a corporation. As indicated, the Trust has received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations, rulings and practice, the Trust will be classified as a partnership and not as an association taxable as a corporation and, accordingly, the Limited Owners in the Trust will subject to federal income tax treatment applicable to limited partners in a partnership. However, unlike a tax ruling, an opinion of counsel has no binding effect or official status of any kind, and no assurance can be given that the conclusions reached in such opinion would be sustained by a court if contested by the IRS.

    Present U.S. Treasury Regulations provide that a business or commercial trust, such as the Trust, is classified as either a partnership or an association taxable as a corporation by applying the classification factors set forth in Treas. Reg. S301.7701-2. See
Treas. Reg. S301.7701-4(b), and Rev. Rul. 88-79, 1988-2 C.B. 361,
applying the classification factors of Treas. Reg. S301.7701-2 to classify a Missouri business trust substantially similar to the Trust as a partnership for federal income tax purposes. Treasury Regulation S301.7701-2 provides that, in the absence of other relevant factors, a partnership will not be treated as a corporation (and thus will be treated as a partnership) for federal income tax purposes unless it has at least three of the following corporate characteristics: (1) continuity of life; (2) free transferability of interests; (3) limited liability; and (4) centralized management. In Tax Counsel's opinion, the Trust will lack at least two of the foregoing factors, namely, continuity of life (because the Trust will automatically dissolve upon the dissolution or bankruptcy of the Managing Owner unless continued by a majority in interest of the Limited Owners), and limited liability (by reason of the Managing Owner's unlimited liability).

    The opinion of Tax Counsel concerning the Trust's tax status as a partnership is based, in part, on the opinion of Delaware counsel to the Trust to the effect that, under Delaware law, the Trust is duly organized and validly existing as a business trust, and the Trust Agreement will be enforceable in accordance with its terms. Tax Counsel's opinion also is based on certain representations by the Managing Owner, including that: (1) the operation of the Trust will be in accordance with the Trust Agreement and Delaware law; (2) the

Limited Owners will not, at any time, directly or indirectly, either indivi-dually or collectively, own five percent (5%) or more of the capital stock of the Managing Owner or a related person, as defined in sections 267(b) and 707(b)(1) of the Code; (3) under the Trust Agreement, the Managing
Owner's interest in each material item of Trust income, gain, loss and deduction will be equal to at least 1% of each such item at all times during the existence of the Trust; (4) provided that the $10 million Subscription Minimum has been satisfied, upon the admission of the Limited Owners, the Managing Owner shall contribute in cash to the capital of the Trust an amount equal to at least 1.01% of the Limited Owners' aggregate contributions and thereafter shall maintain a minimum positive capital account balance equal to not less than 1% of the total positive capital account balances for the Trust; (5) the net worth of the Managing Owner is, and is expected to remain throughout the existence of the Trust, at least five percent (5%) of the total capital contributions to the Trust; such net worth will be determined by excluding the Managing Owner's interests in and receivables from the Trust; and such net worth will be in addition to the amount of any minimum net worth being maintained by the Managing Owner with respect to all other entities in which the Managing Owner is a managing owner or a general partner, which minimum net worth, calculated with respect to each such other entity in the same manner as for the Trust, shall not be less than 5% of the total capital contributions made to such entity; and (6) a principal activity of the Trust consists of buying and selling commodities not held as inventory, or futures, forwards and options with respect to such commodities, and at least 90% of the annual gross income of the Trust will consist of interest income and income and gains from such commodities trading activity.

    Under Code section 7704, certain publicly traded partnerships are treated as corporations for federal income tax purposes even though they satisfy the partnership classification criteria. Publicly traded partnerships (as defined in section 7704(b) of the Code) are partnerships (or entities classified as partnerships for tax purposes) the interests in which are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof). The existence of a secondary market (or its equivalent) may be indicated where, by reason of a regular plan of redemptions or otherwise, a partner has a "readily available, regular and ongoing opportunity" to sell or exchange his partnership interest in a manner comparable to trading on an established securities market.

    Under the Trust Agreement, Interests will not be traded on an established securities market. Interests can be redeemed as of the last day of any calendar month, provided that the Limited Owner submits a written request at least 10 business days prior to the applicable monthly Redemption Date. (Redemptions also will be permitted in certain limited circumstances involving a cessation of commodities trading activity.)

    Treasury Regulation S 1.7704-1(e)(viii) provides that transfers of limited partnership interests pursuant to a closed-end redemption plan will be disregarded for purposes of determining whether interests in the partnership are publicly traded. A redemption plan qualifies as closed-end for these purposes if (i) the partnership does not issue any partnership interests after the initial offering, and (ii) neither a partner nor any person related to any partner (within the meaning of section 267(b) or section 707(b)(1) of the Code) provides contemporaneous opportunities to acquire interests in similar or related partnerships which represent substantially identical investments.

    The Managing Owner has represented to Tax Counsel that requirement
(ii) above will at all times be satisfied. With respect to requirement (i), the Trust Agreement provides that no Interests may be issued or reissued following the expiration of the Continuous Offering, and redeemed Interests are extinguished. Accordingly, Tax Counsel is of the opinion that the Trust should not be treated as a publicly traded partnership following the conclusion of the Continuous Offering.

    With regard to any redemptions of Interests that might occur during the Continuous Offering, it may be that such redemptions do not provide Limited Owners with a readily available, regular and ongoing opportunity to dispose of their Interests in a manner that is substantially equivalent to a secondary market, because the Continuous Offering (if made) will be made pursuant to Rule 415 of the Securities Act of 1933 for only a limited period, as provided in the Trust Agreement. (See Ltr. Ruls. 9342042 (July 26, 1993), 9109036 (Nov. 30,
1990), and 9111023 (December 14, 1990), wherein the IRS ruled that certain proposed plans for redeeming partnership interests during a limited continuous offering period pursuant to Rule 415 would not cause the partnerships described therein to be treated as publicly traded partnerships. (Letter rulings issued to others may not be used or cited as precedent, but generally reflect the IRS's position on the issues presented.) However, due to various factual differences between the letter rulings and the instant facts, it is unclear whether the IRS would so conclude with respect to redemptions during the Continuous Offering.

    Treasury Regulation S 1.7704-1(e) also provides that assignments of partnership interests that are made in certain limited circumstances, such as the death of a partner, transfers between family members, and distributions from qualified retirement plans or IRAs, will not cause a partnership to become publicly traded, but that assignments of partnership interests under other circumstances, if not restricted, might cause a partnership to become publicly traded. Accordingly, the Trust Agreement provides that the Managing Owner shall refuse to recognize assignments of Interests (or rights therein) under circumstances other than as specifically permitted under safe harbors that protect against treatment as a publicly traded partnership. See "Summary of the Trust Agreement--Transfer of Interests" at page 66. Under these safe harbors, interests in a partnership generally will not be considered to be publicly traded in any year in which the aggregate percentage interests in partnership capital or profits that are sold or otherwise disposed of, disregarding any transfers that meet certain other safe harbors (for example, the safe harbor relating to redemptions by closed-end partnerships), do not exceed 2%.

    Even if a partnership is considered to be publicly traded, section 7704(c) of the Code provides that such partnership will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence,
(i) with certain exceptions to be prescribed by forthcoming Treasury Regulations, the partnership is not required to register under the
1940 Act, and (ii) at least 90% of its gross income
is "qualifying income."   Qualifying income includes interest income,
and, in the case of a partnership that has as a principal activity the buying and selling of commodities (including foreign currencies) and commodity instruments (i.e., options, futures and forward contracts on commodities), also includes income and gains from such commodities transactions.

    Based on the facts set forth in this Prospectus and the Managing Owner's representations set forth earlier, the Trust does not expect to be taxed as a corporation under the provisions of section 7704 of the Code even if it were to be viewed as publicly traded. In this regard, the Managing Owner has been advised by Tax Counsel, based on its review of the trading portfolios to be utilized for the Trust (see "Description of the Trading Manager's Trading Approach" at page 31 and "Summary of Advisory Agreement" at page 60), that substantially all the income and gain from transactions in the commodity instruments proposed to be traded by the Trading Manager should constitute "qualifying income" as defined above. See Rev. Rul. 73-158, 1973-1 C.B. 337, and Ltr. Ruls. 8540033 (July 3, 1985), 8850041 (Sept. 19, 1988) and 8807004 (Nov.
10, 1987), concerning whether various instruments are "commodities" for purposes of section 864(b)(2) of the Code.

    Should the aforementioned facts, assumptions and representations not continue to be accurate for any reason, the IRS may take the position that the Trust should be taxed as a corporation. The continued treatment of the Trust as a partnership also is dependent upon existing provisions of the Code, the regulations promulgated thereunder and administrative interpretations thereof, all of which are subject to change. Therefore, no assurances can be given that the Trust's classification for federal income tax purposes may not be changed during the term of its existence.

    If the Trust were to be treated for federal income tax purposes as a corporation, income, deductions, gains and losses of the Trust would be reflected only on its tax return rather than being passed through to the Limited Owners. In such event, the Trust itself would be required to pay income tax at corporate tax rates on its net ordinary income and capital gains, thereby substantially reducing the amount of cash available to be distributed to the Limited Owners. Furthermore, all or a portion of any such distributions made to Limited Owners, other than in redemption of Interests, could be treated as ordinary dividend income regardless of the source from which they were generated. Limited Owners, however, generally would not be subject to tax on any undistributed income of the Trust. See "Other Tax Factors", paragraph (1) below.

THE DISCUSSION BELOW ASSUMES THAT THE TRUST WILL BE TREATED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

Other Tax Factors

    (1) Owners, not Trust, Subject to Tax. The Trust will report its operations for tax purposes on the accrual method for each year and will file a partnership information income tax return, but will not itself be subject to federal income tax. Each Limited Owner will be responsible for reporting on his personal income tax return each year his distributive share of the Trust income, gain, loss, deduction and items of tax preference.

    Each Limited Owner will be required to report and determine his tax liability with respect to his share of the Trust's taxable income, if any, whether or not he has received or will receive any cash distributions from the Trust. A Limited Owner's ability to deduct his share of Trust losses and expenses will be subject to various limitations. See paragraphs (5) and (7) below. Further, the Trust's primary investment objective is capital appreciation rather than the current distribution of profits, and the Trust does not intend to make distributions. Consequently, a Limited Owner's tax liability with respect to his share of the taxable income of the Trust will likely exceed the amount of cash, if any, distributed to such Limited Owner in a given year.

    (2) Tax Audits. The income tax returns of the Trust may be audited, and such audit may result in an audit of the returns of the Limited Owners. Such audits could result in tax deficiencies with respect to matters unrelated to the Trust. Audit changes made to the Trust's returns would result in corresponding changes to the Limited Owners' returns. Such changes, under the tax rules providing for administrative and judicial tax proceedings at the partnership level, would be binding on the Limited Owners under most circumstances. Further, interest paid on tax deficiencies generally is nondeductible.

    (3)  Calculation of "Adjusted Basis"; "At Risk" Limitation. A Limited
Owner may deduct his share of any losses of the Trust (whether ordinary or capital) only up to the amount of his adjusted basis in his Interests. Losses in excess of a Limited Owner's adjusted basis in his Interests in any year may be carried forward and deducted in succeeding years subject to this limitation. Each Limited Owner's adjusted basis in his Interests will be equal to his purchase price, increased by the amount of his share of items of taxable income and gain of the Trust and reduced, but not below zero, by (a) the amount of his share of losses of the Trust, (b) expenditures which are neither properly deductible nor properly chargeable to his capital account and (c) the amount of any distributions received by such Limited Owner. If a Limited Owner invests additional funds subsequent to his initial investment in the Trust (including by reinvesting proceeds otherwise distributable to him), such additional investment will be added to his tax basis for all of his Interests. Such aggregate basis also will determine his tax consequences on a sale or redemption of his Interests or on a cash distribution. See paragraph (4) below.

    A Limited Owner (other than a Limited Owner that is a subchapter C corporation, unless more than 50% of the corporation's shares are owned directly or indirectly by not more than five individuals) may not deduct Trust losses for any year in excess of such Limited Owner's amount "at risk" in the Trust's activities as of the end of such year. Losses in excess of a Limited Owner's amount "at risk" in the Trust may be carried forward and deducted in succeeding years subject to this limitation. Recapture of previously allowed losses is required if a Limited Owner's amount "at risk" at the end of the year is reduced below zero (e.g., by cash distributions from the Trust). A Limited Owner's amount "at risk" will be increased by his share of Trust income and gains, and reduced by his share of Trust losses, deductions and distributions, but will not include any Trust borrowings for which he is not personally liable. See section 465(b)(4) of the Code.

    (4) Treatment of Cash Distributions; Redemptions; Sales. Cash distributions (including distributions on partial redemptions) made to a Limited Owner will generally represent a return of capital up to the amount of such Limited Owner's aggregate adjusted basis in his Interests. A return of capital does not result in any recognition of gain or loss for federal income tax purposes but will reduce a Limited Owner's adjusted basis in his Interests. Distributions in excess of a Limited Owner's adjusted basis in his Interests immediately prior thereto will result in the recognition of gain. Upon a liquidation or termination of the Trust, gain will be recognized by a Limited Owner to the extent that cash is distributed in excess of such Limited Owner's adjusted basis in his Interests immediately before the distribution.

    A Limited Owner who redeems a portion of his Interests at an economic profit will recognize gain for tax purposes only if the redemption price exceeds his total adjusted basis in all of his Interests, including Interests he continues to hold. A Limited Owner who sustains an economic loss on the redemption of a portion (but not all) of his Interests will be required to add his unrecovered tax basis in the redeemed Interests to his tax basis in the Interests he continues to own and, therefore, will not recognize a loss for tax purposes unless and until he disposes of his remaining Interests for less than his adjusted basis in such Interests. Upon the sale or redemption of a portion of his Interests, a Limited Owner would be required to allocate his aggregate adjusted basis pro rata between his Interests sold or redeemed and his Interests retained. Thus, a Limited Owner owning Interests that were purchased at different prices cannot control the timing of his recognition of the inherent gain or loss in particular Interests by selecting such Interests for sale or redemption, and the tax consequences to a Limited Owner of a partial redemption therefore may be more or less favorable to him than the economic consequences to him of such redemption.

    Provided the Limited Owner is not deemed to be a "dealer" in Interests, gain or loss recognized by a Limited Owner upon a sale or other disposition of his Interests and gain recognized in connection with a complete redemption or liquidation of his Interests generally will be treated as capital gain or loss, except for (i) the portion of any gain which is attributable to such Limited Owner's distributive share of income of the Trust, which income will be taxed as otherwise described below, and (ii) certain items of accrued interest and market discount income. Such gain or loss will be treated as long-term capital gain or loss if the Interests so disposed of have been held for more than one year, or as short-term capital gain or loss if the Interests so disposed of have been held for one year or less. See paragraph (5) below.

    (5)  Gains and Losses From Commodity Trades.

    (a) In general. The Trust's transactions in commodity futures and forward contracts are anticipated to result primarily in capital gains or losses (both short-term and long-term).

    The top tax rate currently applicable to net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) of non-corporate taxpayers is 28% whereas the top tax rate on ordinary income and net short-term capital gain of such taxpayers is 39.6%. The excess of Trust capital losses over capital gains is deductible by a non-corporate Limited Owner only against his capital gain income each year (and up to $3,000 per year against his ordinary income). Thus, a Limited Owner's capital losses, if any, from the Trust generally would not reduce his tax liability with respect to his allocable share of the Trust's interest income and other ordinary income. Unused capital losses may be carried forward indefinitely, but except as described below, may not be carried back. AS A RESULT OF THESE LIMITATIONS, AMONG OTHER LIMITATIONS DESCRIBED HEREIN, AN INDIVIDUAL LIMITED OWNER SHOULD ANTICIPATE THAT HIS SHARE OF THE TRUST'S CAPITAL LOSSES, IF ANY, WILL NOT MATERIALLY REDUCE HIS FEDERAL INCOME TAX ARISING FROM HIS ORDINARY INCOME FROM THIS AND OTHER SOURCES.

    In the case of a corporate Limited Owner, all capital gains are fully includable in income. Capital losses of corporations may be offset only against capital gains, but unused capital losses may be carried back three years or forward five years. The amount that can be carried back is limited to an amount which does cause or increase a net operating loss in a carryback year.

    Pending legislative proposals would reduce the federal income tax rates applicable to long-term capital gains, but also would further limit the deductibility of long-term capital losses and treat a portion of long-term capital gain as an item of tax preference for alternative minimum tax purposes. See also paragraphs (11) and (16) below.

    (b) Section 1256 contracts. In the case of "section 1256 contracts", the Code requires a "mark to market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.

    A section 1256 contract includes (1) a futures contract which is traded on or subject to the rules of a domestic board of trade designated as a contract market by the CFTC or of any board of trade or exchange designated by the Secretary of the Treasury, and which is "marked to market" to determine the amount of margin which must be deposited or may be withdrawn, (2) a foreign currency forward contract traded in the interbank market ("interbank forward contract") if such contract requires delivery of, or the settlement of which depends on the value of, a foreign currency which is also traded in the interbank market and is entered into at arm's length at a price determined by reference to the price in that market, and (3) certain commodity options.

    Under these rules, all section 1256 contracts held by the Trust at the end of each taxable year will be treated for federal income tax purposes as if they were sold by the Trust for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as "marking to market") must be taken into account by the Trust in computing its taxable income for such year, a pro rata portion of which income will be taxable to each Limited Owner under the general principles of partnership taxation (see paragraph (1) above) whether or not such income is distributed. If a section 1256 contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account in the prior year under the "mark to market" rules.

    The Code also provides special rules concerning the tax treatment of gains and losses from section 1256 contracts. Under these rules, and subject to the mixed straddle rules described in subparagraph (f) below, each Limited Owner's distributive share of the Trust's gain or loss with respect to each section 1256 contract (including gain or loss resulting from actual sales and under the "mark to market" rules described above), other than interbank forward contracts (which are subject to special rules discussed in subparagraph (c) below), will be treated (without regard to the period held) as short-term gain or loss to the extent of 40% thereof and as long-term gain or loss to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above.

    Non-corporate Limited Owners ordinarily cannot carry back the unused portion of their net capital losses, but, as a result of certain special rules, individuals (but not estates or trusts) may elect to carry back the unused portion of their net capital losses from section 1256 contracts (limited, however, to the amount of their total net capital loss for the year after taking into account their capital gains and losses from all sources) to each of the three years preceding the loss year. If the election is made, the losses carried back under this special provision may be used only to offset gains from section 1256 contracts in the carryback years.

    In addition to positions that qualify as section 1256 contracts, the Trust anticipates taking positions in futures contracts on foreign exchanges, and possibly, forward contracts on foreign currencies not traded in the interbank market and options on such foreign currencies. Such positions will not qualify as section 1256 contracts, and generally will give rise to short-term capital gain (or loss) or ordinary income (or loss) under the rules described in subparagraph (c) below.

    (c) Certain foreign currency transactions. The Trust intends to engage in transactions involving interbank forward contracts, as well as foreign currency options or futures contracts that are traded on foreign exchanges. Whether or not such contracts would qualify as section 1256 contracts, they will give rise to ordinary income or loss under section 988 of the Code unless the Trust makes a special election, which, once made, will be irrevocable. The Trust currently intends to make such election, under which all of its foreign currency forward contracts (and certain options on foreign currency) will be required to be marked to market under the rules applicable to section 1256 contracts and will give rise to capital gain or loss. Such gain or loss will be characterized under the 60/40 rules discussed in subparagraph
(a) above, in the case of interbank forward contracts, or entirely as short-term capital gain or loss, in the case of all other foreign currency contracts that are not section 1256 contracts.
Certain instruments in which the Trust may trade from time to time, although denominated in a foreign currency, are not eligible for this election and, as such, may give rise to ordinary income or loss rather than capital gain or loss.

    To make and maintain the foregoing election, the Trust must be a "qualified fund." As defined in section 988(c)(1)(E) of the Code, this term includes most commodity pools. As such, the Trust anticipates that it will qualify as and remain a "qualified fund" except possibly in a year, if any, in which an event of trading termination occurs. (The Trust also would cease to be a qualified fund if more than a de minimis amount of its gross income in any year were to be derived from buying and selling commodities, as opposed to futures and forward contracts on commodities; the Trust does not anticipate that this will occur.) If the Trust ceases to be a qualified fund after having made the election, its net gains, if any, from any non-section 1256 contracts on foreign currency generally would be treated as ordinary income (commencing with the year of disqualification), but its net losses, if any, from such contracts would be treated as capital losses.

    (d) Cash commodity transactions. Any gains or losses realized by the Trust from its transactions, if any, in physicals generally should not be recognized until the physical commodity is sold, and should be treated as long-term capital gains and losses if held for more than one year, or as short-term capital gains and losses if held for one year or less.

    (e) "Anti-straddle" rules. The Trust anticipates that it will engage in spread trading involving assets other than solely section 1256 contracts. The Trust's ability to deduct losses, if any, realized on such transactions will be subject to the limitations imposed by special loss disallowance rules.

    Under these rules, which are applicable to "offsetting" (i.e., balanced) positions in actively traded personal property (other than certain stock options and stock interests), the Trust will be unable to recognize losses from transactions involving "offsetting" positions except to the extent that such losses exceed the Trust's unrecognized gains from such positions as of the close of the relevant taxable year. In addition, the Trust's commodity straddle transactions involving assets other than solely section 1256 contracts also will be subject to rules that are similar to the present law wash sale and short sale rules. Under these regulations, if the Trust disposes of less than all of the positions of a commodity straddle, any loss sustained by the Trust with respect to the disposition of such straddle position generally will not be allowable except to the extent that such loss exceeds the amount of unrecognized gain, as of the close of the relevant taxable year, in a successor position to the loss position disposed of (and/or an "offsetting position" to a successor position) that is acquired by the Trust during the period commencing 30 days prior to, and ending 30 days after, the disposition of the loss position. Any losses disallowed under the foregoing loss disallowance and wash sale rules may be carried forward and deducted in the following taxable year, subject to the same limitations. In addition, the Code contains certain interest capitalization rules which require that otherwise deductible interest expense be capitalized, rather than deducted currently, to the extent that such interest expense relates to indebtedness incurred to purchase or carry assets held as part of "offsetting" positions.

    The foregoing limitations are not applicable to "offsetting" positions consisting solely of section 1256 contracts and hence, should not affect the Trust's ability to deduct losses actually or constructively (by reason of the "mark to market" rules discussed above) realized by the Trust from spread trad-ing entirely in section 1256 contracts. To the extent that the Trust engages in spread trading in assets other than solely section 1256 contracts, however, such limitations could be expected to have a significant adverse impact on the extent to which losses, if any, incurred by the Trust from such transactions would be allowed as current deductions. In addition, it is currently unclear to what extent the foregoing limitations would apply to offsetting positions consisting of transactions entered into by the Trust and those entered into by a Limited Owner in his capacity as an individual investor; each prospective Limited Owner should consult his tax advisor concerning the application of the foregoing rules to his own particular circumstances.

    (f) Mixed straddle rules. The Trust anticipates that it will engage in straddle transactions involving a section 1256 contract and an offsetting position that does not qualify as a section 1256 contract (a "mixed straddle"). Any gain or loss with respect to the non-section 1256 contract position of any such mixed straddle will be recognized, for tax purposes, only when actually realized. Moreover, any recognized loss on a non-section 1256 position in a mixed straddle will be subject to the general anti-straddle rules discussed in subparagraph (e) above. Any gain or loss recognized on the section 1256 contract position of a mixed straddle will be taxed under the "mark to market" and capital gain characterization rules discussed in subparagraphs (a) and (b) above, unless the Trust makes an election to have such straddle identified as a mixed straddle. If such an election is made, gains and losses on the section 1256 contract will be taxed under the rules described below.

    Two alternative mixed straddle elections are available to the Trust. The Trust currently intends to elect to establish mixed straddle accounts for different classes of commodity activities, in which groups of mixed straddles are pooled to determine net gain or net loss on a daily basis. Such election generally will result in the Trust's mixed straddle account being taxed either under the rules applicable to section 1256 contracts or non-section 1256 contracts depending upon whether the net gain or loss is attributable to section 1256 contracts or non-section 1256 contracts, except that no more than 50% of the total annual account net gain, if capital, may be treated as long-term, and no more than 40% of the total annual account net loss, if capital, may be treated as short-term.

    (g) Anti-conversion rules. Under section 1258 of the Code, gain recognized by the Trust on a "conversion transaction" would be treated as ordinary income, rather than as capital gain, in an amount not to exceed a hypothetical yield on the Trust's equity investment in the transaction equal to 120% of the "applicable federal rate" (which varies depending on prevailing interest rates and the term of the relevant security). A conversion transaction is a transaction which satisfies the following two requirements: (1) substantially all of the return from the transaction is attributable to the time value of money; and (2) the transaction is or involves a straddle, a substantially simultaneous purchase and sale of (or agreement to sell) property, or other transactions to be described in forthcoming Treasury Regulations. Although it is not expected that these rules would apply to the Trust's transactions for the most part, it must be recognized that, pending the issuance of the IRS rulings or Treasury Regulations interpreting the provisions of Code section 1258, the issue of whether any of the Trust's transactions will be treated as conversion transactions for purposes of these rules is not free from doubt.

    (6) Interest Income. Interest income earned by the Trust will be taxable as ordinary income to the Limited Owners. Such income generally cannot be offset by capital losses. See paragraph (5) above.

    If the Trust acquires taxable obligations issued at a discount and such obligations have maturities of more than one year, the Trust, subject to certain exceptions, will be required to treat a portion of the original issue discount attributable to such obligations as ordinary interest income during each year it holds the obligations. In addition, the Trust may be required in certain in-stances to accrue interest income on discount obligations which have a maturity of not more than one year. Further, any gain recognized by the Trust on the dis-position of an obligation acquired for less than its adjusted issue price will be treated as ordinary interest income up to the amount of the accrued market discount, unless an election is made to include the market discount in income for the year to which it is attributable. Also, interest incurred to purchase or carry market discount obligations cannot be deducted to the extent that the amount thereof exceeds the interest which is currently includable in the purchaser's income; interest which is so disallowed will be deductible in the year of the obligation's disposition.

    Any interest earned by an investor on any subscription amounts that may be held in escrow will be taxable as ordinary income to such investor in the year earned. See "Plan of Distribution" at page 38 and "Subscription Procedure and Escrow of Funds" at page 39.

    (7) Deductibility of Investment Expenses. If the Trust is considered to be engaged in merely an investment activity, and not in the trade or business of commodities trading, then an individual Limited Owner will be unable to deduct his allocable share of certain Trust expenses (including investment advisory fees, but excluding interest expense) for regular income tax purposes except to the extent that the Limited Owner's investment and miscellaneous itemized expenses for the particular year exceed 2% of his adjusted gross income. The deductible portion of such expenses is further reduced by an amount equal to the lesser of (i) 3% of an individual's adjusted gross income in excess of $100,000 (indexed for inflation) and (ii) 80% of the individual's miscellaneous itemized deductions otherwise allowable for such taxable year. Such expenses are not deductible at all for alternative minimum tax purposes; see paragraph (11) below. If, on the other hand, the Trust is considered to be in a trade or business, then the Trust's expenses should not be subject to these limitations.

    The Managing Owner currently intends to take the position on the Trust's information return that the Trust is engaged in a trade or business. A Supreme Court decision, Commissioner v. Groetzinger, 480 U.S. 23 (1987), indicates, in dicta, that active securities or commodities trading could constitute a trade or business (as opposed to an investment activity). (See also King v. Commissioner, 89 T.C. 445, acq., 1988-1 C.B. 1.) The application of the aforementioned case to the Trust and its contemplated activities, however, is not free from doubt at the present time, and the Trust might be required, as a result of subsequent developments in this area of the tax law, to take a different position on future tax returns. Also, whether the Trust's activities constitute a trade or business for these purposes is largely a factual issue as to which Tax Counsel cannot opine. The resolution of this issue therefore will depend on the extent and nature of the Trust's trading activities in the particular year, and may vary (as a result of changes in the Trust's activities) from year to year.

    (8) Passive Activity Loss Limitation. Under section 469 of the Code, non-corporate taxpayers and personal service corporations deriving net losses from "passive activities" are permitted to deduct such losses only to the extent of their income from passive and rental activities (which does not include salaries and other compensation, or "portfolio income", such as interest income, dividends and net capital gains not incurred in the ordinary conduct of a trade or business), and closely-held corporations may not offset passive losses against portfolio income. Passive activities are defined generally as any trade or business activity in which the taxpayer does not materially participate (for example, a trade or business activity conducted by a partnership in which the taxpayer is a limited partner). Any losses that are not currently deductible under this provision may be carried forward and deducted in subsequent years to the extent of the taxpayer's passive activity income in such years.

    The Trust is anticipated to generate taxable income, rather than tax losses. The Treasury Department has been given broad regulatory authority to reclassify income from a purported passive activity as non-passive income (which could not be offset by passive losses) rather than as passive income. Temporary Treasury Regulation S1.469-IT(e)(6) provides that, whether or not such activity is a trade or business for other purposes, trading in commodities, stocks, securities, options and other similar instruments (other than as a market-maker or dealer) is not to be treated as a passive activity for purposes of the passive activity loss limitation.

    Based on temporary Treasury Regulation S1.469- IT(e)(6), in the opinion of Tax Counsel, any taxable income of the Trust that is allocated to the Limited Owners will not be treated as passive activity income for purposes of the passive activity loss limitation. Accordingly, for Limited Owners who are subject to the passive activity loss limitation, the temporary
Treasury Regulations would not permit taxable income generated by the Trust's transactions to be offset by losses from passive activities, and would not subject any tax losses generated by the Trust's transactions to the passive activity loss limitations.

    (9) Allocations. The Code and Treasury Regulations permit allocations of income and loss to be made among partners in accordance with the partnership agreement, provided that such allocations have "substantial economic effect;" that is, the allocations can affect the partner's right ultimately to receive cash or property (independent of tax consequences). Treasury Regulations promulgated under Code section 704(b) set forth requirements for the maintenance of capital accounts and rules for determining whether an allocation satisfies the substantial economic effect test or is otherwise in accordance with the partners' economic interests in the partnership. Under these Regulations, all contributions, distributions and allocations of tax items are to be reflected by an appropriate adjustment in a partner's capital account.

    Under the Trust Agreement, realized and unrealized profits and losses of the Trust are allocated among the Owners both for tax purposes and for purposes of determining the price payable on redemption of a Limited Owner's Interests. Since gain or loss for tax purposes generally is not recognized until there is an actual sale or disposition of the underlying asset (unless marked to market under the rules discussed in paragraph (5) above), discrepancies may result between a Limited Owner's economic gain or loss and his share of the gain or loss reported by the Trust for tax purposes. The tax allocation provisions of the Trust Agreement attempt to allocate the net capital gain or the net capital loss of the Trust for each year so as to eliminate, to the extent possible, any disparity between a Limited's Owner's book account (reflecting the economic results of the Trust's operations) and his tax account (reflecting the tax consequences of the Trust's operations). If the Trust's use of calendar monthly segments for allocation purposes or the overall method of allocating Trust income and losses is not respected for tax purposes, a Limited Owner's share of taxable income and loss of the Trust might be other than as provided in the Trust

Agreement. See "Summary of Trust Agreement--Sharing of Profits and Losses" at page 71.

    (10) Tax Elections. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (section 734) and transfers of a partnership interest, including by reason of death (section 743), provided that a partnership election has been made pursuant to section 754. The general effect of such an election is that transferees of partnership interests are treated, for purposes of computing gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for such purposes, upon certain distributions to the partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, is irrevocable without the consent of the IRS. As a result of the complexities and added expense of the tax accounting required to implement such an election, the Managing Owner does not presently intend to make such an election. It is possible that the allocation provisions of the Trust Agreement, by attempting to allocate taxable gain only to Partners who have realized economic gains, may produce similar effects under certain circumstances in the absence of such an election.

    (11) Alternative Minimum Tax. The Code provides for an alternative minimum tax (at rates of, currently, 26% and 28% for non-corporate taxpayers and 20% for corporations) applicable to taxpayers only if and to the extent it exceeds a taxpayer's regular federal income tax liability. The alternative minimum tax will not be imposed on the Trust as such, but each Limited Owner must include, in the computation of his or its own alternative minimum tax liability, if any, his or its allocable share of certain
Trust items. Limited Owners should note that their ability to deduct their share of certain Trust expenses for purposes of determining their alternative minimum tax liability, if any, may be limited (see paragraph (7) above). The effect of the alternative minimum tax provisions upon an investor in the Trust will depend upon the investor's overall individual tax situation. Each investor should consult his own professional tax advisers concerning the applicability of the alternative minimum tax, including as it may be revised by pending federal income tax proposals. See paragraphs (5) above and (16) below.

    (12) Limitation on Interest Deduction. Section 163(d) of the Code limits the deductibility of interest on indebtedness that is properly allocable to property held for investment by taxpayers other than corporations. Non-corporate Limited Owners will be subject to this limitation with respect to their investment in the Trust. The amount of investment interest which may be deducted by a non-corporate Limited Owner may not exceed the amount of the Limited Owner's "net investment income", which is the amount by which the sum of his taxable interest, dividends, royalties, short-term capital gains and rents from investment property exceeds the expenses incurred in earning such income; long-term capital gain is includable in net investment income only to the extent that the Limited Owner elects to pay tax on the included portion at the same marginal federal income tax rates as his other income.

    This limitation, as applied to a non-corporate Limited Owner, may preclude his deduction of all or part of the interest paid on money borrowed to finance his investment in the Trust. A Limited Owner generally would be entitled to carry such non-deductible interest forward to future taxable years where the same limitations would apply. The application of the investment interest limitation to a particular Limited Owner will depend on his overall investment situation.

    (13) Tax-exempt Limited Owners and Unrelated Business Taxable income. Tax-exempt investors, such as Plans and IRAs, are generally exempt from taxation except to the extent that their "unrelated business taxable income" ("UBTI"), determined in accordance with sections 511-514 of the Code, exceeds $1,000 during any fiscal year. The tax is imposed at such income tax rates as would be applicable to the organization if it were not otherwise exempt from taxation. If an exempt organization is a Limited Owner, the organization is required to include in its computation of its UBTI, its pro rata share of the portion, if any, of the Trust's taxable income that would be taxable to the organization as UBTI if earned directly by the organization. Any UBTI generated by an investment in the Trust may result in a tax-exempt Limited Owner's having to file income tax returns and pay taxes.

    UBTI, as defined in section 512 of the Code, generally means the taxable income (with certain modifications) derived by a tax-exempt organization from a trade or business, or from "debt-financed property" that is not substantially related to such organization's performance of its exempt function. Dividends, interest and gains resulting from the sale, exchange or other disposition of non-dealer property currently are in no event taxable to an exempt organization as UBTI except to the extent that such income is derived from or attributable to "debt-financed property," as defined in section 514(b) of the Code, and except under the circumstances described below.

    Capital gains realized by the Trust with respect to its commodity trading activities would be taxed as UBTI to the extent that the commodity positions acquired by the Trust are considered to be "debt-financed property". In this connection, the United States Tax Court, in Elliot Knitwear Profit Sharing Plan
v. Commissioner, 71 T.C. 765 (1979), aff'd, 614 F.2d 347 (3rd Cir. 1980), held that securities purchased on margin by a qualified profit sharing plan for the exclusive benefit of plan participants and their beneficiaries are "debt-financed property" within the meaning of section 514(b) of the Code.
(The IRS previously had taken a similar position in Rev. Rul. 74-197, 1974-1 C.B. 163.) However, in several private letter rulings issued subsequent to the Elliot Knitwear decision, the IRS stated that margin deposits made by a tax-exempt entity in connection with purchases and sales of commodity futures contracts (as distinguished from purchases of equity securities on margin) were in the nature of "security deposits" to assure the performance of such contracts and did not represent "indebtedness" for purposes of section 514 of the Code. The IRS ruled that the commodity futures contracts acquired by the tax-exempt entity using margin deposits were not "debt-financed property". See Ltr. Ruls. 8338138, 8110163 and 8107115. Although private letter rulings cannot be relied upon by taxpayers other than those to whom the rulings were directed, based in large part on the rationale expressed in the foregoing letter rulings, the Trust's commodity investments are not expected to be treated as "debt-financed property" (except if the Trust acquires physicals using borrowed funds) under current law.

    In any case, all or any portion of a tax-exempt Limited Owner's share of taxable income of the Trust, as well as any gain realized by the Limited Owner on the redemption of its Interests, would be taxable to such Limited Owner as UBTI if the Limited Owner incurs indebtedness in connection with, or relating to, its purchase of Interests. Each prospective tax-exempt
Limited Owner is urged to consult with its own professional tax advisers to determine whether, under the circumstances of its own particular situation, its interest in the Trust would constitute "debt-financed property" to such Limited Owner and, if so, how such Limited Owner would be affected by the application of the UBTI rules.

    A tax-exempt Limited Owner may deduct only that portion of its share of expenses and losses of the Trust that corresponds with the portion, if any, of its share of income of the Trust that is includable in the computation of such Limited Owner's UBTI for the taxable year. Except to the extent that the Trust's investments give rise to UBTI, tax-exempt Limited Owners will not be entitled to claim a deduction or other federal income tax benefit with respect to their share of expenses and losses of the Trust, even though such items will reduce the Net Asset Value of their Interests and the cash available for distribution by the Trust.

    (14) Offering Expenses. Prudential Securities will compensate the Financial Advisors who sold the Interests and will pay the expenses of offering Trust Interests. The Trust will not report any income or claim any deductions on account of such expenses, which are non-deductible as to the Trust. There is a risk that the Trust may be required for tax purposes to recharacterize a portion of the brokerage fees paid to Prudential Securities as non-deductible offering expenses, or to include in income all or a portion of Prudential Securities' payment of such expenses.

    (15) United States Tax on Foreign Investors. The Code and the Treasury Regulations generally provide an exemption from federal income taxation for non-resident alien individuals, foreign trusts, foreign partnerships and foreign corporations not otherwise engaged in a trade or business in the United States on gains derived from trading in certain types of commodities for their own account if such foreign persons, or their investment vehicles, are not dealers in commodities. In addition, the Treasury Regulations provide that foreign persons that invest in such commodities through a domestic partnership, the principal business of which is trading in commodities (but not securities) for its own account, are entitled to this exemption provided the partnership only trades in commodities of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on an exchange. Although not free from doubt, it is currently anticipated that most, if not all, of the Trust's commodity trading activities will qualify under the foregoing exemption. Accordingly, foreign persons (who or which are not dealers in commodities) investing in the Trust generally should not be required to pay any federal income tax on Trust income derived from commodity trading. If future Trust transactions do not come within the foregoing exemption, a foreign Limited Owner's entire allocable share of Trust income could become reportable for U.S. income tax purposes and subject to U.S. income tax and, if the Limited Owner is a corporation, an additional 30% U.S. branch profits tax. Also, in that event, the Trust could be required to withhold income taxes from income or gain allocable to a foreign Limited Owner (see Code section 1446).

    With respect to commodity trading gains and any gains realized on the sale, transfer or other disposition of Interests, current tax law provides that, notwithstanding the foregoing exemption, a non-resident alien individual will be subject to federal income tax (at a 30% rate) on such gains if he is present within the United States for an aggregate of 183 days or more during the taxable year when such gains are realized. Also, foreign investors who are individuals may be subject to U.S. estate tax on Interests held by them at death.

    Interest earned by the Trust as original issue discount on obligations with maturities of 183 days or less and interest earned on bank deposits will not be taxable to foreign investors. A foreign investor generally will not be subject to federal or withholding income tax with respect to other interest income earned by the Trust where there is either (1) an exemption under an appropriate tax treaty and the Trust has received a properly completed
IRS Form 1001, or (2) the interest is paid with respect to "portfolio interest" obligations issued after July 18, 1984 and the Trust has received a properly signed and completed IRS Form W-8 in respect of such foreign investor. Interest income earned by the Trust on its trading accounts generally should qualify as portfolio interest for these purposes. If neither (1) nor (2) apply, foreign investors will be subject to a 30% withholding tax on their allocable share of such interest.

    Foreign investors are advised to consult with their own tax advisors as to the United States federal, state and local income tax consequences to them of this investment.

    (16) Future Legislation. Legislation may be enacted in the future, and Treasury Regulations may be issued, that could be retroactive with respect to transactions entered into prior to the effective date thereof or that could affect the Trust or an investment in Interests generally. Pending legislative proposals would change the federal income tax treatment of long-term capital gains and losses. Moreover, Congress is again considering legislative proposals to change the tax treatment of large partnerships. Accordingly, there can be no assurance that legislation or Treasury Regulations will not be implemented in the future that could affect, perhaps adversely, the tax treatment of the gains, losses and expenses arising from an investment in the Trust.

    (17) State and Local Taxes; Foreign Taxes. In addition to the federal income tax consequences described above, the Trust and the Limited Owners may be subject to various state and local taxes. For example, the State of Delaware, under whose laws the Trust was formed, does not impose an income tax on the Trust with respect to its income (so long as it is treated as a partnership for federal income tax purposes), but does impose an income tax upon (i) each Limited Owner who is a resident of Delaware and (ii) each Limited Owner who is not a resident of Delaware based upon such Limited Owner's share of any income derived from the Trust's activities having sources within Delaware. Any state and local taxes payable by the Trust would reduce the Net Asset Value of the Trust.

    The Trust should not be subject to entity-level tax in New York so long as the Trust is classified as a partnership for federal income tax purposes (see "Classification as a Partnership" above). It is possible that corporate Limited Owners not otherwise subject to tax in New York may become so by reason of their investment in the Trust. Under applicable tax regulations, a corporation that is not otherwise doing business in New York may be considered to be so doing, in limited circumstances, solely by virtue of its ownership of a limited partnership interest in a partnership that transacts business in New York.

    State and local tax laws may not reflect changes made to the federal income tax laws or may be inconsistent in other respects with the federal income tax treatment of income, gains, losses and expenses arising from the Trust's transactions. Accordingly, prospective Limited Owners should consult with their own tax advisors concerning the applicability of state and local taxes to an investment in the Trust.

    The Trust's transactions on foreign exchanges may cause the Trust and the Limited Owners to become subject to foreign taxes. Such taxes, if any, may be creditable against a Limited Owner's U.S. income tax liability, if any.

                          *     *     *

    The foregoing analysis is not intended as a substitute for careful tax planning. In addition, the foregoing does not discuss estate tax, gift tax or other estate planning aspects of this investment. Accordingly, prospective Limited Owners are urged to consult their own tax advisors with respect to the effects of this investment on their own tax situation.

                          LEGAL MATTERS

    Legal matters in connection with this offering have been passed upon for the Trust, the Managing Owner and Prudential Securities by Messrs. Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022. Certain legal matters relating to Delaware law have been passed upon for the Trust and the Managing Owner by Richards, Layton & Finger, Wilmington, Delaware. Rosenman & Colin LLP acts as counsel generally for the Managing Owner and advises the Managing Owner with respect to its responsibilities as Managing Owner of, and with respect to matters relating to, the Trust. Such counsel also represents Prudential Securities and certain of its affiliates from time to time in various matters, and it is expected they will continue to represent such entities in the future.

                      ADDITIONAL INFORMATION

    The Trust has filed with the Securities and Exchange Commission in Washington, D.C. a registration statement on Form S-1, as amended (the "Registration Statement"), with respect to the securities offered hereby. This Prospectus doe not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission, including, without limitation, certain exhibits thereto (e.g., the Selling Agreement, the Escrow Agreement, and the Brokerage Agreement). A copy of the Registration Statement has also been provided to the Commodity Futures Trading
Commission in Washington, D.C. The descriptions contained herein of agreements included as exhibits in the Registration Statement are necessarily summaries. Reference is made to the Registration Statement, including the exhibits thereto, for further information with respect to the Trust and such securities. Such information may be examined without charge at the public reference facilities of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained therefrom upon payment of the fees prescribed by the Securities and Exchange Commission.

                             EXPERTS

    The statements referred to under "Income Tax Consequences" have been reviewed by Messrs. Rosenman & Colin LLP and are included in reliance upon their authority as experts in tax law in the United States.

    The Statements of Financial Condition of Prudential Securities Futures Management Inc., as of December 31, 1994 and December 31, 1995, and the Statement of Financial Condition of Willowbridge Strategic Trust as of October 17, 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm and given upon their authority as experts in accounting and auditing.

                        GLOSSARY OF TERMS

    The following glossary may assist prospective investors in understanding the terms used in this Prospectus:

    Affiliate of the Managing Owner. Means: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.

    Commodity. Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities are sold in predetermined lots and quantities.

    Clearing Broker. Any person who engages in the business of effecting transactions in commodities contracts for the account of the Trust. Prudential Securities will act in this capacity for the Trust.

    Commodity Futures Trading Commission. An independent regulatory commission of the United States Government empowered to regulate commodity futures transactions and other commodity transactions under the CE Act, as amended.

    Continuous Offering. The period following the conclusion of the Initial Offering Period and ending on the date when the number of Interests permitted to be sold pursuant to Section 3.2(f) of the Trust Agreement are sold, but in no event later than two years from the date of the final Prospectus.

    Contract Month. The month in which a futures contract may be satisfied by making or accepting delivery of the underlying commodity.

    Contract round-turn. The initial purchase of a long or short contract and the subsequent purchase of an offsetting contract.

    Counter-trend liquidations. Closing out a position after significant price move on the assumption that the market is due for a correction.

    Daily price fluctuation limit. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. In the United States these limits, including changes thereto, are subject to CFTC approval. These limits generally are not imposed on option contracts or outside the United States.

    Delivery. The process of satisfying a commodity futures contract, an option on a physical commodity, or forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

    Forward contract. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

    Futures contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity". It is important to note that trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same on a linked exchange prior to delivery.

    Initial Offering Period. The period commencing with the date of this Prospectus and terminating up to one hundred twenty (120) days from that date at any time after subscriptions for at least $10,000,000 have been received and accepted by the Managing Owner.

    Interests. Means the beneficial interest of each Interestholder in the profits, losses, distributions, capital and assets of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Interests and a Limited Owner's Capital Contributions shall be represented by "Limited" Interests. Interests will not be represented by certificates.

    Limited Owner. A Limited Owner is any person or entity acting in his, her or its capacity as a Limited Owner of the Trust, and may include the Managing Owner with respect to Interests purchased by it.

    Limit order. A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

    Long contract. A contract to accept delivery of (buy) a specified amount of a commodity at a future date at a specified price.

    Market order. A trading order to execute a trade at the most favorable price as soon as possible.

    Margin. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a commodity futures, or, in certain cases, forward or option contract. Commodity margins do not usually involve the payment of interest.

    Managing Owner. Means Prudential Securities Futures Management Inc. or any substitute therefor as provided in the Trust Agreement.

    Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

    Net Asset Value. See Section 1.1 of the Trust Agreement attached as Exhibit A on page A-3.

    New High Net Trading Profits. See "Fees, Compensation and Expenses - Charges to be paid by the Trust - Management and Incentive Fees to the Trading Manager" at page 51.

    Net Worth. See Section 4.3(i) on page A-19 of the Trust Agreement for the definition of "Net Worth". Insofar as Net Worth relates to investor suitability, see the heading entitled "State Suitability Requirements" in the Subscription Agreement (Exhibit C).

    Open Position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

    Organization and offering expenses. Those expenses incurred in connection with the formation, qualification and initial registration of the Trust and the Interests and in initially offering, distributing and processing the Interests under applicable federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the Interests. See Section 4.7(a) of the Trust Agreement attached as Exhibit A for a more particular enumeration of such expenses, all of which will be paid by Prudential Securities or an affiliate.

    Parameters. A value which can be freely assigned in a trading system in order to vary the timing of signals.

    Pattern recognition. The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

    Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.

    Redemption Date. Means the date upon which Interests held by the Interestholders may be redeemed in accordance with the provisions of the Trust Agreement.

    Secular trend. Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

    Short contract. A contract to make delivery of (sell) a specified amount of a commodity at a future date at a specified price.

    Spot contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific commodity for immediate delivery.

    Spreads or straddles. A transaction involving the simultaneous holding of futures and/or option contracts dealing with the same commodity but involving different delivery dates or different markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different contracts.

    Stop-loss order. An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

    Stop order. An order given to a broker to execute a trade when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

    Subscription Minimum. The $10,000,000 of Limited Interests which must be sold by the conclusion of the Initial Offering Period in order for the Trust to commence trading activities.

    Support/resistance levels.

    Support: A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

    Resistance: A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

    Systematic technical charting systems. A system which is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

    Trading Approach. See "Description of the Trading Manager--Description of the Trading Manager's Trading Approach" at page 31.

    Trading Manager. Means any entity or entities acting in its capacity as a commodity trading advisor to the Trust and any substitute(s) therefor as provided herein. Initially, Willowbridge Associates Inc. will act in this capacity.

    Trustee. Wilmington Trust Company or any substitute therefor as provided in the Trust Agreement.

    Unrealized profit or loss. The profit or loss which would be realized on an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

    Valuation Date. The date as of which the Net Asset Value of the Trust is determined.

          MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

Liquidity and Capital Resources

    Because the capital anticipated to be raised by the Trust through this public offering of Interests has not yet become available, the Trust currently has limited funds. The Trust plans to raise funds from investors by means of this offering of Interests, and then to use such funds for the speculative trading of a portfolio consisting primarily of commodity futures and forwards.

    The Trust's Net Asset Value is to be held in an account or accounts at Prudential Securities.

    Futures contracts are subject to periods of illiquidity. Commodity exchanges limit fluctuations in commodity futures contract prices during a single day by regulations referred to as "daily limits". During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Trust from promptly liquidating its commodity futures positions. The Trust does not have, nor does it expect to have, any capital assets. Future redemptions can impact the amount of funds for investments in futures and forward contracts in subsequent periods.

    Commodities contracts are subject to both market and credit risk. The Managing Owner will attempt to minimize these risks by requiring the Trust's trading manager to abide by various trading limitations and policies. The Managing Owner will monitor compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, it is intended that Prudential Securities will be the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity and all commodities combined; and generally limiting investing to contracts which are traded in sufficient volume to permit taking and liquidating positions. The Managing Owner may impose additional restrictions (through modifications of such limitations and policies) upon the trading activities of the trading manager as it, in good faith, deems to be in the best interests of the Trust.

Operations

    To date, the Trust has had no operations.

Deloitte &
   Touche LLP
-------------         --------------------------------------------------------
      (LOGO)          Two World Financial Center     Telephone: (212) 436-2000
                      New York, New York 10281-1414  Facsimile: (212) 436-5000

INDEPENDENT AUDITORS' REPORT

To the Interestholders of
Willowbridge Strategic Trust

We have audited the accompanying statement of financial condition of Willowbridge Strategic Trust as of October 17, 1995. The statement of financial condition is the responsibility of the Trust's management. Our responsibility is to express an opinion on the statement of financial condition based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Willowbridge Strategic Trust as of October 17, 1995 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
----------------------------
October 17, 1995


---------------
Deloitte Touche
Tohmatsu
International
---------------

                   WILLOWBRIDGE STRATEGIC TRUST
                   (a Delaware Business Trust)
                 STATEMENT OF FINANCIAL CONDITION
                          OCTOBER 17, 1995

                                ASSET
Cash...............................................................   $1,000
                                                                     -------
                                                                     -------
                             TRUST EQUITY
General Interests--10 Interests outstanding......... ..............   $1,000
                                                                     -------
                                                                     -------

       The accompanying notes are an integral part of this statement.

                          WILLOWBRIDGE STRATEGIC TRUST
                          (a Delaware Business Trust)
                   NOTES TO STATEMENT OF FINANCIAL CONDITION
                                OCTOBER 17, 1995

A. General

   Willowbridge Strategic Trust (the ``Trust'') was organized under the Delaware Business Trust Statute in October 16, 1995 but has not yet commenced operations. The Trust will terminate on December 31, 2015 unless terminated sooner as provided in the Trust Agreement. The Trust was formed to engage in the speculative trading of commodity futures, options, and forward contracts and may effect other transactions from time to time. The Trustee of the Trust is Wilmington Trust Company. The Managing Owner is Prudential Securities Futures Management Inc. (the ``Managing Owner''), a wholly-owned subsidiary of Prudential Securities Incorporated (``PSI''), which, in turn, is a wholly-owned subsidiary of Prudential Securities Group Inc. PSI is the principal underwriter and selling agent for the Trust's interests (the ``Interests'') as well as the commodity broker (``Commodity Broker'') of the Trust.

   The Trust Agreement provides that at least 100,000 Interests at $100 per Interest must be subscribed for and accepted during the Initial Offering Period (as defined in the Trust Agreement) before Trust operations may commence. Otherwise, all subscription proceeds, together with any interest earned thereon, will be returned to the subscribers. The Trust is offering a maximum of $100,000,000 of Limited Interests. Following the close of the Initial Offering Period, additional Interests will be offered monthly at the then current Net Asset Value (as defined in the Trust Agreement) per Interest until no later than two years from the date of the prospectus but in no event after $100,000,000 in Limited Interests are sold. A minimum initial contribution of $5,000 ($2,000 for an IRA account) is required for each new Limited Owner unless the Managing Owner, in its sole discretion, approves a contribution of a lesser amount. Existing Limited Owners will be permitted to make additional contributions in increments of not less than $100 during the Continuous Offering (as defined in the Trust Agreement).

   Redemptions may occur monthly, on at least 10 days' prior written notice, commencing with the end of the first full quarter of Trust trading activity. Redemptions will be at Net Asset Value per Interest, however, Interests redeemed on or prior to the end of the first and second successive six-month periods after their purchase will be subject to a redemption charge of 4% and 3%, respectively, of the Net Asset Value at which they are redeemed. These redemption charges will be paid to the Managing Owner. Partial redemptions will be permitted.

   To date, $1,000 has been contributed to the Trust by the Managing Owner. The Managing Owner will purchase additional Interests for an amount between $100,000 and $1,009,000 depending upon the total number of Interests sold. In return, the Managing Owner will receive a proportionate number of General Interests and will have at least a 1% interest in the profits and losses of the Trust. The Managing Owner will be required to maintain at least a 1% interest so long as it is acting as the Managing Owner.

   The Trust will enter into an Advisory Agreement with Willowbridge Associates Inc., an independant commodity trading manager (the ``Trading Manager''). The Managing Owner expects to make 100% of the Trust's assets available for trading by the Trading Manager, however, the Managing Owner retains the authority to override trading instructions that violate the Trust's trading policies. In its trading on behalf of the Trust, the Trading Manager will initially allocate the Trust's assets to one or more of the following five trading strategies: XLIM, Argo, Titan, Vulcan, and Siren. It is currently intended that the initial allocation will be XLIM-50%, Argo-20%, and Titan, Vulcan, and Siren-10% each. This initial allocation may be altered if the Managing Owner, after consultation with the Trading Manager, determines it is in the Trust's best interests to do so. The Advisory Agreement will be for an initial term of approximately one year and may be renewed thereafter for additional successive one-year terms. The Managing Owner retains the right to retain additional or substitute commodity trading managers.

B. Summary of Significant Accounting Policies

Basis of Accounting

   The books and records of the Trust are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

Income Taxes

   The Trust is not required to provide for, or pay, any federal or state income taxes. Income tax attributes that arise from its operations will be passed directly to the individual Limited Owners and Managing Owner. The Trust may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   The Trust intends to allocate profits and losses for both financial and tax reporting purposes to the Limited Owners and Managing Owner monthly on a pro-rata basis based on each Owner's Interests outstanding during the month. Distributions will be made at the sole discretion of the Managing Owner on a pro-rata basis in accordance with the respective equity balances of the Managing Owner and Limited Owners.

C. Fees

Organizational, Offering, General and Administrative Costs

   PSI or its affiliates will pay the costs of organizing the Trust and offering its Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for the Trust. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage, and other third party costs also will be paid by PSI or its affiliates.

Management and Incentive fees

   The Trust will pay the Trading Manager a monthly management fee of 1/4 of 1% (3% per annum) of the Trust's Net Asset Value allocated to its management as of the last day of each month and a quarterly incentive fee of 20% of such Trading Manager's ``New High Net Trading Profits'' (as defined in the Advisory Agreement).

Commissions

   The Managing Owner, on behalf of the Trust, will enter into an agreement (the ``Brokerage Agreement'') with PSI to act as Commodity Broker whereby the Trust will pay a fixed monthly fee for brokerage services rendered. The monthly fee will equal .64583 of 1% (7.75% per annum) of the Trust's Net Asset Value as of the first day of each month. From this fee, PSI will pay all of the Trust's execution (i.e., floor brokerage expenses, give-up charges and NFA, clearing and exchange fees) and account maintenance costs, as well as compensation to employees who sell Interests in the Trust.

D. Related Parties

   The Managing Owner or its affiliates will perform services for the Trust which will include but are not limited to: brokerage services, accounting and financial management, registrar, transfer and assignment functions, investor communications, printing and other administrative services.

   One hundred percent of the proceeds of this offering will be received in the Trust's name and deposited in cash in a segregated trading account or accounts at PSI for as long as the Trust's Brokerage Agreement with PSI remains in effect. Interest will be earned on such deposits at a rate which currently approximates the Federal Funds rate but may change from time to time. PSI will credit the Trust monthly with the interest earned on 80% of such deposits. PSI will retain the interest earned on the remaining 20% of such deposits.

   When the Trust engages in forward foreign currency transactions, it will trade with PSI who will simultaneously engage in back-to-back transactions with an affiliate who, pursuant to the Trust's prospectus, is obligated to charge a competitive price.

Deloitte &
   Touche LLP
-------------         --------------------------------------------------------
      (LOGO)          Two World Financial Center     Telephone: (212) 436-2000
                      New York, New York 10281-1414  Facsimile: (212) 436-5000

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Prudential Securities Futures Management Inc.:

We have audited the accompanying statements of financial condition of Prudential Securities Futures Management Inc. (a wholly-owned subsidiary of Prudential Securities Incorporated) as of December 31, 1995 and 1994.
These financial statements are the responsibility ofthe Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prudential Securities Futures Management Inc. as of December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
--------------------------
January 24, 1996

--------------------
Deloitte Touche
Tohmatsu
International
--------------------

          PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
(A wholly-owned subsidiary of Prudential Securities Incorporated)

                STATEMENTS OF FlNANCIAL CONDITION

                                                       December 31,
                                                  1995            1994
ASSETS
Cash                                            $    4,251     $   84,899
Investment in partnerships                       2,798,716      1,769,592
Receivable from partnerships                       121,039        102,275
Other receivables                                    2,000          2,000

Total assets                                    $2,926,006     $1,958,766

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Due to Parent and affiliate, net                $2,778,828     $2,008,408
Accrued expenses                                    14,328         13,750

Total liabilities                                2,793,156      2,022,158

Commitments and Contingencies

Stockholder's  Equity (Deficit)

Common stock (no par value,
   2,000 shares authorized,
   100 shares issued and outstanding)                 100            100
Additional paid-in capital                      9,200,000     12,121,200
Retained earnings(accumulated deficit)            132,750        (63,492)

                                                9,332,850     12,057,808

Less:  Noninterest-bearing demand notes due
       from Prudential Securities Group Inc.   (9,200,000)   (12,121,200)

Total stockholder's equity (deficit)              132,850        (63,392)

Total liabilities and stockholder's equity     $2,926,006     $1,958,766

     The accompanying notes are an integral part of these statements.

               PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
     (A wholly-owned subsidiary of Prudential Securities Incorporated)
                NOTES TO STATEMENTS OF FINANCIAL CONDITION
                        December 31, 1995 and 1994


A.   General

Prudential Securities Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Prudential Securities Incorporated ("PSI" or the "Parent"), which is a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). The Company is a general partner or managing owner of limited partnerships and Delaware business trusts (collectively, "the Partnerships") formed to engage in the speculative trading of commodity futures, forward and option contracts pursuant to trading systems developed by independent commodity trading advisors. As such, the Company is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator. The Company is also registered with the CFTC as a Commodity Trading Advisor and provides commodity trading management services to clients of PSI.

B.   Summary of Significant Accounting Policies

Basis of accounting

The books and records of the Company are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

Income taxes

The Company is a member of a group of affiliated companies which join in filing a consolidated federal income tax return. Pursuant to a tax allocation agreement, tax expense is determined for individual profitable companies on a separate return basis. Profit members pay this amount to an affiliated company which in turn apportions the payment among the loss members in proportion to their losses or, where appropriate, to the member company providing identifiable tax deductions.

The Company utilizes the asset and liability method for calculating income taxes (SFAS 109). At December 31, 1995, the Company's federal and state income tax receivables (Due from affiliate) were $67,289 and $21,647, respectively ($33,879 and $10,756 at December 31,
1994).

C.   Investments In Partnerships

The Company's investments in partnerships are carried at its share of the underlying equity in the Partnerships' net assets. The Company's investments in partnerships and its percentage ownership in those partnerships are as follows:

                                           December 31,
                                      1995              1994

Prudential-Bache Capital        $ 1,976,675   6.2%  $1,553,260    5.1%
 Return Futures Fund 2, L.P.
Diversified Futures Trust I         576,089   1.2%       1,000  100.0%
Prudential Securities Aggressive
 Growth Fund L.P.                   195,066   1.6%     150,635    1.2%
Prudential Securities Foreign
 Financial Futures Fund, L.P.        47,935   1.7%      37,109    1.2%
Prudential Securities Financial
 Futures Fund, L.P.                       0     0%      25,511    1.4%

Others                                2,951 100.0%       2,077  100.0%
                                $ 2,798,716         $1,769,592

The following represents combined condensed financial information for the Partnerships in which the Company has an investment:

                                      December 31,
                                 1995           1994
Assets                        $98,654,169    $56,289,735

Liabilities                   $ 5,538,729    $ 8,614,470
Partners' Capital              93,115,440     47,675,265
Total                         $98,654,169    $56,289,735

D.   Related Parties

The Company has an interest-bearing loan payable to PSGI in the amount of $2,603,923 at December 31, 1995 ($1,706,320 at December 31, 1994)
which bears interest at PSGI's effective borrowing rate and is payable on demand. The loan was used to fund the purchase of investments in the Partnerships.

The Company occupies space provided by PSI and is charged for this space. PSI also provides all administrative, legal, financial and other services to the Company and the Partnerships. The Company is billed for such services performed for both itself and the Partnerships (the balance of which is $263,413 and $346,723 at December 31, 1995 and 1994, respectively, and is included in Due to Parent and affiliate). The amount due from the Partnerships related to these services is $121,039 at December 31, 1995 ($102,275 at December 31, 1994) and is included in
Receivable from partnerships.

The Company's officers and directors are also officers of PSI.


                                  102

E.   Stockholder's Equity (Deficit)

The Company maintains a net worth at least equal to the minimum IRS requirements. Such obligations are no less than the most restrictive terms contained in the limited partnership and trust agreements of the Partnerships.

The Company has noninterest-bearing demand notes receivable from PSGI in the amount of $9,200,000 at December 31, 1995 ($12,121,200 at
December 31, 1994). These notes receivable are classified as a reduction of Stockholder's Equity as they represent capital subscribed but not funded. The demand notes are partially collateralized by U.S. Government security reverse repurchase agreements which contract amounts plus accrued interest approximate $5,800,000 at December 31, 1995 ($2,500,000 at December 31, 1994).

F.   Commitments and Contingencies

As a general partner, the Company may be contingently liable for costs and liabilities incurred by the Partnerships.


                                  103

Deloitte &
   Touche LLP
-------------         --------------------------------------------------------
      (LOGO)          Two World Financial Center     Telephone: (212) 436-2000
                      New York, New York 10281-1414  Facsimile: (212) 436-5000


INDEPENDENT AUDITORS' REPORT

To the Partners of
Prudential-Bache Capital Return Futures Fund 2, L.P.

We have audited the accompanying statement of financial condition of Prudential-Bache Capital Return Futures Fund 2, L.P. as of
December 31, 1994. The statement of financial condition is the responsibility of the Partnership's management. Our responsibility is to express an opinion on the statement of financial condition based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Prudential-Bache Capital Return Futures Fund 2, L.P. as of
December 31, 1994 in conformity with generally accepted accounting principles.

/s/  Deloitte & Touche LLP
---------------------------
January 27, 1995

--------------------
Deloitte Touche
Tohmatsu
International
--------------------

                                   104

              PRUDENTIAL-BACHE CAPITAL RETURN FUTURES FUND 2, L.P.
                            (a limited partnership)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                      September 30,     December 31,
                                                                          1995              1994
                                                                       (Unaudited)       (Audited)
----------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                   $ 8,281,658      $ 3,437,969
U.S. Treasury bills, at amortized cost                                  25,320,745       17,142,432
Net unrealized gain (loss) on open commodity positions                    (492,500)       1,836,621
                                                                      -------------     ------------
Net equity                                                              33,109,903       22,417,022
Reserve assets, at amortized cost                                               --       14,899,380
                                                                      -------------     ------------
Total assets                                                           $33,109,903      $37,316,402
                                                                      -------------     ------------
                                                                      -------------     ------------
LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Redemptions payable                                                    $   968,983      $ 6,876,566
Management fees payable                                                     97,777           74,101
Due to affiliates                                                           81,730           28,489
Accrued expenses                                                            43,847           50,188
                                                                      -------------     ------------
Total liabilities                                                        1,192,337        7,029,344
                                                                      -------------     ------------
Commitments
Partners' capital
Limited partners (157,561 and 186,840 units outstanding)                29,994,833       28,733,798
General partner (10,100 units outstanding)                               1,922,733        1,553,260
                                                                      -------------     ------------
Total partners' capital                                                 31,917,566       30,287,058
                                                                      -------------     ------------
Total liabilities and partners' capital                                $33,109,903      $37,316,402
                                                                      -------------     ------------
                                                                      -------------     ------------
Net asset value per limited and general partnership unit
  (``Units'')                                                          $    190.37      $    153.79
                                                                      -------------     ------------
                                                                      -------------     ------------
----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements

                               104A

              PRUDENTIAL-BACHE CAPITAL RETURN FUTURES FUND 2, L.P.
                            (a limited partnership)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                 (Unaudited with respect to September 30, 1995)

A. General

   Prudential-Bache Capital Return Futures Fund 2, L.P. (the ``Partnership'') is a Delaware limited partnership formed on June 8, 1989 which will terminate on December 31, 2009 unless terminated sooner under the provisions of its Amended and Restated Agreement of Limited Partnership (the ``Partnership Agreement''). On October 6, 1989, the Partnership completed its offering having raised $101,010,000 from the sale of 1,000,000 units of limited partnership interest and 10,100 units of general partnership interest and commenced operations. The Partnership was formed to engage in the speculative trading of commodity futures, forward and options contracts. Physical commodities may also be traded from time to time. The general partner of the Partnership is Prudential Securities Futures Management Inc. (the ``General Partner''), a wholly-owned subsidiary of Prudential Securities Group Inc. (``PSGI''). Prudential Securities Incorporated (``PSI''), a wholly-owned subsidiary of PSGI, was the principal underwriter of the Units and is the commodity broker. The General Partner is required to maintain at least a 1% interest in the Partnership as long as it is acting as the Partnership's general partner.

   Initially, sixty percent (60%) of the net proceeds of the offering (referred to as the Partnership's ``Adjusted Net Asset Value'') was deposited in the Partnership's trading accounts for commodity trading purposes. The General Partner generally maintains not less than seventy-five percent (75%) of the Adjusted Net Asset Value in interest-bearing U.S. Government obligations (primarily U.S. Treasury bills), a significant portion of which is utilized for margin purposes for the Partnership's commodity trading activities. The remaining twenty-five percent (25%) of Adjusted Net Asset Value is held in cash in the Partnership's commodity trading accounts. As a protective device, a portion of the Partnership's assets (40% of the Partnership's net assets initially) was invested in U.S. Treasury strips and a guaranteed investment contract (``Reserve Assets'') and through December 31, 1994 was not committed to commodities trading (although such assets were available to cover all obligations of the Partnership, if necessary). At close of business on December 31, 1994 (the ``Capital Return Date''), the letter of credit expired at which time these Reserve Assets were allocated to TSA Capital Management for trading.

   All trading decisions for the Partnership are currently being made by Welton Investment Services Corporation, TSA Capital Management and John W. Henry & Co., Inc., independent commodity trading managers. (The independent commodity trading managers are each a ``Trading Manager''). The General Partner retains the authority to override trading instructions that violate the Partnership's trading policies.

   An irrevocable letter of credit (``Letter of Credit'') was issued in favor of the Partnership by Barclays Bank PLC (the ``Bank'') on October 6, 1989 (the ``Closing Date''). The initial amount of the Letter of Credit was equal to the aggregate capital contributions to the Partnership and was adjusted on a quarterly basis to reflect redemptions occurring prior to the Capital Return Date. The Letter of Credit was intended to provide protection to the limited partners against loss of their initial investment through the Capital Return Date when the limited partners had the option to redeem their Units and receive the greater of the then current net asset value per Unit or 100% of their initial investment. As described above, the Letter of Credit expired on December 31, 1994 and does not provide protection thereafter.

   Through December 31, 1995, no material events adversely affected the Statement of Financial Condition as of September 30, 1995 (the latest date such financial statements are available).

B. Summary of Significant Accounting Policies

Basis of accounting

   The books and records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

   Commodity futures and forward transactions are reflected in the accompanying Statements of Financial Condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   To the extent practicable, the Partnership invests a significant portion of its Adjusted Net Asset Value in U.S. Treasury bills to fulfill original margin requirements. Reserve Assets were invested in U.S. Treasury strips and a guaranteed investment contract (``GIC''). U.S. Treasury bills are carried at amortized cost, which approximates fair value, while the U.S. Treasury strips and the GIC were carried at their fair values. Interest on these obligations accrued for the benefit of the Partnership.

Income taxes

   The Partnership is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from the Partnership's operations are passed directly to the individual partners. The Partnership may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations, distributions and redemptions

   Net realized profits or losses for tax purposes are allocated first to partners who redeem Units to the extent the amounts received on redemption are greater than or are less than the amounts paid for the redeemed Units by the limited partners. Net income or loss for financial reporting purposes is allocated quarterly to all partners on a pro rata basis based on each partner's number of Units outstanding during the quarter.

   Distributions (other than on redemptions of Units) are made at the sole discretion of the General Partner on a pro rata basis in accordance with the respective capital accounts of the partners. No distributions have been made since inception.

   The Partnership Agreement provides that a limited partner may redeem its Units as of the last business day of any full calendar quarter (beginning with the end of the first full calendar quarter of the Partnership's operations) at the then current net asset value per Unit.

Commissions and Letter of Credit fees

   The General Partner, on behalf of the Partnership, entered into an agreement with PSI to act as commodity broker for the Partnership. The Partnership paid PSI fees comprised of brokerage and letter of credit fees at an initial rate of 5/6 of 1% per month (a 10% annual rate) of the Partnership's Adjusted Net Asset Value as of the first day of each month. A decrease to the rate of 2/3 of 1% per month (an 8% annual rate) was implemented on January 1, 1995.

   Through December 31, 1994, the portion of the monthly fee paid to PSI representing Letter of Credit fees was calculated as follows: (i) .000625 (a
 .75% annual rate) of the outstanding Letter of Credit amount as of the first day of each month was due to the Bank for issuing and maintaining the Letter of Credit and (ii) .0002083 (a .25% annual rate) of the outstanding Letter of Credit amount as of the first day of each month was due to PSGI for being obligated to make payment of a portion of the General Partner's repayment obligation in the event the General Partner was unable to do so. Effective January 1, 1995, the Partnership was no longer obligated to pay these fees due to the expiration of the Letter of Credit (see Note A).

Management and incentive fees

   The Partnership pays each Trading Manager monthly management fees ranging from 1/6 of 1% (a 2% annual rate) to 1/3 of 1% (a 4% annual rate) of the portion of the Partnership's Adjusted Net Asset Value allocated to that Trading Manager as of the end of each month.

   In addition, the Partnership also pays each Trading Manager a quarterly incentive fee equal to 15% of the ``New High Net Trading Profits'' generated by each Trading Manager (as defined in the Advisory Agreement between the Partnership, the General Partner and each Trading Manager).

General and administrative expenses

   In addition to the costs, fees and expenses previously discussed, the Partnership reimburses the General Partner and its affiliates for actual Partnership operating expenses payable by, or allocable to, the Partnership. The amount of reimbursement from the Partnership is limited by the provisions of the Partnership Agreement. The Partnership also pays amounts directly to unrelated parties for certain operating expenses.

C. Related Parties

   The General Partner and its affiliates perform services for the Partnership which include, but are not limited to: brokerage services, accounting and financial management, registrar, transfer and assignment functions, investor communications, printing and other administrative services.

      The Partnership maintains its trading and cash accounts at PSI. Approximately 75% of the Adjusted Net Asset Value is invested in interest-bearing U.S. Government obligations (primarily U.S. Treasury bills), a significant portion of which is utilized for margin purposes for the Partnership's commodity trading activities.

      When the Partnership engages in forward foreign currency transactions it trades with PSI who simultaneously engages in back-to-back transactions with an affiliate who, pursuant to the Partnership's prospectus, is obligated to charge a competitive price.

      Additionally, the Partnership maintained an 8.60% GIC which matured on December 31, 1994, with The Prudential Asset Management Company, Inc., an affiliate of the General Partner. At December 31, 1994 and 1993, the cost of the GIC plus accreted interest was $14,899,380 and $21,975,603, respectively.

D. Off-Balance Sheet Financial Instruments

   The Partnership trades in a variety of financial instruments in connection with its normal trading activities. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market values of the underlying open positions may be in excess of the amounts recognized in the Statements of Financial Condition.

   Futures and forward contracts represent commitments to either purchase or sell commodities, including securities or foreign currencies, at a future date and at a specified price. The Partnership is subject to the market risk associated with changes in the value of the underlying financial instruments as well as the credit risk that another party will fail to perform under the terms of the contract. The credit risk associated with counterparty nonperformance is the net unrealized gain, if any, on open commodity positions included in the Statements of Financial Condition. The Partnership also has credit risk because the counterparty in each of its foreign currency forward transactions is the same party (its broker, PSI). The gross contract amounts significantly exceed the future cash requirements as the Partnership intends to close out open positions prior to settlement and thus is subject only to the risk of loss arising from the change in the value of the instruments.

   The following table identifies the underlying contract amounts of open financial futures and forward contracts as of September 30, 1995 and December 31, 1994, respectively:

                                 September 30,    December 31,
                                     1995             1994
                                 -------------    ------------
Foreign Currency Contracts:
     Commitments to purchase     $ 43,103,152     $27,719,802
     Commitments to sell         $ 54,913,707     $61,698,653
Financial Contracts:
     Commitments to purchase     $213,365,299     $173,757,913
     Commitments to sell         $ 14,476,521     $148,250,524

   A portion of the currency amounts disclosed above include offsetting commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward market until the settlement date.

                  PAST PERFORMANCE INFORMATION

Introduction

    The information set forth herein is in capsule form as required by the Commodity Futures Trading Commission under its Rule 4.25. The information presented in the following capsules has been calculated on the accrual basis of accounting in accordance with generally accepted accounting standards. Additional information in tabular form is available and will be provided upon written request to the Managing Owner at no additional cost.

    In reviewing the capsule summaries which follow, subscribers should bear in mind that the performance of each commodity pool described under Section B and the Trading Manager's performance shown in Section C varies from period to period, and that there are deviations, some of which are material, in the periodic rates of return achieved by each.

    The trading strategies utilized by the Trading Manager have evolved over the years based on accumulated experience and further testing of data. The Trust will not necessarily experience the same results as those set forth in the capsule summaries due to differences in such variables as the selection of the trading programs used and the allocation of assets among them, the proportion of funds utilized as margin in the markets, time of market entry, starting date of the account, brokerage commissions (which may be higher or lower than other accounts under the Trading Manager's management), management and incentive compensation, leverage employed, and changes in the Trading Manager's trading strategies or approach, including the size and the degree of diversification in terms of the number of and differences in commodities traded at a particular time. In addition, performance is affected by the timing and execution of orders to open and close positions and the amount of interest earned, which fluctuates based upon interest rates available and the portion of an account utilizing interest-bearing instruments.

    The Trust's experience also is not likely to be similar to that of the other commodity pools sponsored by the Managing Owner or its affiliate, Seaport, as the trading in certain of those commodity pools was directed primarily by different trading managers (utilizing their own proprietary systems) than those to be utilized by the Trust (see Section C. below for a description of the commodity pools which the Trading Manager currently is managing). In addition, the specific attributes of each of the other commodity pools sponsored by the Managing Owner or its affiliate further distinguishes it from the Trust. For instance, in contrast to the Trust, some of those commodity pools are advised by several advisors, are privately offered, or are principal-protected. Moreover, the fee structure of each commodity pool is distinguishable from the fee structure for the Trust.

    THE TRUST'S PERFORMANCE SHOULD NOT BE EXPECTED TO BE SIMILAR TO ANY OF THE PERFORMANCE RESULTS IN THE FOLLOWING CAPSULES.


A. The Trust

    THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE
    HISTORY.

B. Other Pools Sponsored by the Managing Owner and its Affiliate

    Set forth below (in Capsule A) is the performance record of trading from January 1991 through December 31, 1995, for the three publicly formed commodity pools (Prudential-Bache Capital Return Futures Fund 2, L.P., Prudential Securities Aggressive Growth Fund, L.P. and Diversified Futures Trust I) and two non-public commodity pools (Prudential Securities Financial Futures Fund, L.P. and Prudential Securities Foreign Financials Fund, L.P.), for which the Managing Owner acts as the managing owner or general partner and commodity pool operator, and each of the five public commodity pools for which its affiliate, Seaport Futures Management Inc. ("Seaport") acts as either the general partner and commodity pool operator, as well as a public commodity fund for which Seaport acted as general partner and commodity pool operator until January 31, 1995. One additional private fund, Signet Partners II, L.P., for which the Managing Owner acts as general partner and commodity pool operator, has not yet commenced trading activities.

    The Trading Manager currently acts as the trading advisor to four of these pools, as indicated on the following capsule. In each instance, the Trading Manager replaced another trading advisor in July 1995. The Trading Manager does not use the same five trading strategies for any of these pools as it will use in trading the Trust's assets. The Trading Manager does, however, use at least one of the trading strategies that it will use for the Trust in managing the assets of each of these four pools (XLIM is used in two pools, Argo is used in one pool, and the CFM Program, which allows the Trading Manager to select from among seven trading strategies, including the five strategies to be used for the Trust, is used in one pool). In addition, the advisory management and incentive fees which the Trading Manager receives from these four pools is the same as it will receive from the Trust.

    THE INFORMATION IN CAPSULE A HAS NOT BEEN AUDITED. HOWEVER, THE MANAGING OWNER REPRESENTS AND WARRANTS THAT THE CAPSULE IS COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS.

C. Trading Manager

    In its trading on behalf of the Trust, Willowbridge initially will allocate the Trust's assets to one or more of the following five trading strategies:
XLIM, Argo, Titan, Vulcan and Siren. It is currently intended that the initial allocation will be XLIM - 50%, Argo - 20%, and Titan, Vulcan and Siren - 10% each. This initial allocation may be altered if the Managing Owner determines it is in the Trust's best interests to do so. The performance of these trading strategies through December 31, 1995 is reflected in capsule summaries B through G.

    Capsules H and I represent the customer accounts traded by the Trading Manager pursuant to different trading strategies from those to be utilized by the Trust.

    The proprietary performance of the XLIM trading strategy is separately set forth in Capsule J.

    The foregoing capsule summaries were supplied by the Trading Manager. The Managing Owner is relying on the Trading Manager for the accuracy of the information supplied in these capsules.

    THE INFORMATION IN CAPSULES B THROUGH J HAS NOT BEEN AUDITED. HOWEVER, THE TRADING MANAGER REPRESENTS AND WARRANTS THAT THESE CAPSULES ARE COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS.

    Also set forth in Capsule K is hypothetical combined pro forma information which was prepared by the Managing Owner and which attempts to show the relative weighting of the five trading strategies to be used by the Trading Manager for the Trust on a pro forma basis from January, 1991, the earliest date when all five trading strategies were being used at the same time through December 31, 1995. Although this capsule was derived from the Trading Manager's actual trading results depicted in Capsules B through G, as well as Capsule J, this capsule reflects the performance of a hypothetical portfolio whose assets are allocated in the same proportions as the Trust's initial assets will be allocated. Thereafter, no attempt was made to maintain the initial allocations among the five strategies in the same relative percentages by adjusting for subsequent profits, losses, additions or withdrawals. While the Managing Owner believes that such theoretical results as presented in this capsule may be of some relevance to prospective investors in determining whether or not to subscribe for Interests in the Trust, the performance information presented in this capsule should by no means be taken as an indication of how the Trust as a whole or how Limited Owners' individual investments will perform or would have performed, over the same time period. Prospective investors should be aware in reviewing this capsule that the CFTC and NFA regulations require the following cautionary legend to accompany all hypothetical performance information:

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.
                          *  *  *  *  *
    SEE THE NOTES TO THE FOREGOING CAPSULES FOR A MORE DETAILED EXPLANATION OF THE INFORMATION PRESENTED IN EACH CAPSULE. THESE NOTES ARE AN INTEGRAL PART OF EACH SUCH CAPSULE.

                            Capsule A
         CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL
              SECURITIES FUTURES MANAGEMENT INC. AND AFFILIATE*
                        (SEE ACCOMPANYING NOTES)

                                                                                   WORST       WORST
                                                                                  MONTHLY       PEAK
                                                         AGGREGATE     CURRENT    PERCENT    TO VALLEY
                         TYPE             INCEPTION    SUBSCRIPTIONS  TOTAL NAV    DRAW-       DRAW-
NAME OF POOL            OF POOL            TRADING      ($ x 1,000)  ($ x 1,000)   DOWN**      DOWN***
PRUDENTIAL-BACHE
DIVERSIFIED FUTURES
FUND L.P. (PBDFF)     3, 5, 6, 8, 10        10/88         29,747     18,921     -18.37%      -36.63%
                                                                                 1/92      1/92 - 5/92
PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND L.P.
(PBCRFF)            1a, 3, 5, 7, 8, 10       5/89        137,705     19,617      -5.26%      -24.43%
                                                                                 11/94     9/93 - 1/95
PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 2 L.P.
(PBCRFF2)           1a, 3, 5, 7, 8, 9       10/89        100,000     31,669     -11.36%      -24.24%
                                                                                  1/92     1/92 - 5/92
PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 3 L.P.
(PBCRFF3)          1a, 3, 5, 7, 8, 10, 11    5/90         64,863     21,124    -10.94%       -17.84%
                                                                                  1/91     9/90 - 6/91
PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - A (PBOFF)     1, 3, 5, 7, 10, 11      2/91        63,356      16,684     -6.00%       -10.72%
                                                                                  1/92     8/93 - 2/95
PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - B (PBOFF)     3, 5, 7, 8, 10, 11      2/91         6,247       2,025     -9.90%       -20.26%
                                                                                  1/92     8/93 - 2/95
PRUDENTIAL SECURITIES
OPTIMAX FUND 2
L.P. - A (PBOFF2)    1, 3, 5, 7, 9, 11       1/92        15,197       8,570     -5.82%       -13.53%
                                                                                  9/93     9/93 - 1/95
PRUDENTIAL SECURITIES
OPTIMAX FUND 2
L.P. - B (PBOFF2)    3, 5, 7, 8, 9, 11       1/92         2,214         870     -9.49%       -20.78%
                                                                                  9/93     9/93 - 1/95
PRUDENTIAL SECURITIES
AGGRESSIVE GROWTH
FUND L.P. (PSAGF)     3, 5a, 7, 8, 9         8/93        20,335      11,899     -9.70%       -32.67%
                                                                                  9/93     8/93 - 1/95
DIVERSIFIED FUTURES
TRUST I (DFT)         3, 4, 6, 8, 9          1/95        38,186      46,695     -3.71%        -6.28%
                                                                                  1/95     5/95 - 9/95
PRUDENTIAL SECURITIES
FINANCIAL FUTURES
FUND L.P. *****
(PSFNF)             2, 4, 6, 8, 9, 11a       1/93         3,521        ---      -8.39%       -40.23%
                                                                                 11/94     8/93 - 1/95
PRUDENTIAL SECURITIES
FOREIGN FINANCIALS
FUND L.P. (PSFFF)     2, 4, 6, 8, 9          1/93         3,319       2,847    -17.69%       -25.96%
                                                                                 9/93      9/93 - 1/94
PRUDENTIAL-BACHE
FUTURES GROWTH
FUND, L.P.****
(PBFG)               3, 5, 6, 8, 10          3/88        24,961        ---     -14.38%      -24.48%

                                       ANNUAL RATE OF RETURN
                                (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
NAME OF POOL          1990           1991       1992       1993       1994     1995
PRUDENTIAL-BACHE
DIVERSIFIED FUTURES
FUND L.P. (PBDFF)    68.79%         38.29%     -9.80%     31.49%    -10.05%    33.95%

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND L.P.
(PBCRFF)              7.94%          6.97%     -0.04%     12.33%    -18.93%    23.97%

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 2 L.P.
(PBCRFF2)            11.57%         26.33%      0.49%     21.32%     -8.07%    27.26%

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 3 L.P.
(PBCRFF3)             2.77%         -1.40%     10.28%      8.85%     10.41%   16.63%

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - A (PBOFF)       ---           7.52%      7.15%     10.88%     -6.42%    7.18%

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - B (PBOFF)       ---          10.03%      5.74%     15.34%    -10.66%    7.59%

PRUDENTIAL SECURITIES
OPTIMAX FUND 2
L.P. - A (PBOFF2)      ---           ---        1.04%      4.43%     -5.51%   13.93%

PRUDENTIAL SECURITIES
OPTIMAX FUND 2
L.P. - B (PBOFF2)      ---           ---        2.41%      4.36%     -6.57%   18.44%

PRUDENTIAL SECURITIES
AGGRESSIVE GROWTH
FUND L.P. (PSAGF)      ---           ---         ---     -19.67%    -13.51%   29.51%

DIVERSIFIED FUTURES
TRUST I (DFT)          ---           ---         ---       ---        ---     42.65%

PRUDENTIAL SECURITIES
FINANCIAL FUTURES
FUND L.P. *****
(PSFNF)                ---           ---         ---       0.81%    -24.46%   -3.13%

PRUDENTIAL SECURITIES
FOREIGN FINANCIALS
FUND L.P. (PSFFF)      ---           ---         ---       1.14%     16.00%   20.38%

PRUDENTIAL-BACHE
FUTURES GROWTH
FUND, L.P.****
(PBFG)                12.41%        -1.93%      -6.37%    19.73%      1.57%   -9.54%

Key to type of pool
1 - Principal-protected pool currently
1a - Principal-protected pool initially, but not currently
2 - Privately offered pool
3 - Publicly offered pool
4 - Open ended pool
5 - Closed ended pool
5a - Initially open ended, currently closed ended
6 - Single advisor pool
7 - More than one advisor
8 - Non principal protected pool
9 - CPO is Prudential Securities Futures Management Inc.
10 - CPO is Seaport Futures Management, Inc.
11 - Willowbridge Associates Inc. is one of the CTAs
11a - Willowbridge Associates Inc. is the only CTA

*  All performance presented is as of December 31, 1995
** "Worst monthly percent draw-down" means greatest percentage decline in net asset value due to losses sustained by a pool, account or other trading program from the beginning to the end of a calendar month
*** "Worst peak to valley draw-down" means greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or other trading program during a period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value
**** Liquidated February 1995
***** Liquidated December 1995
"Draw-down" means losses experienced by the pool over a specified period

           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO CAPSULE A:

(1) Brokerage Fees - PBDFF is (and PBFG was) charged a flat 9% annual brokerage fee on such Partnership's Net Asset Value, PBCRFF is charged a flat 8% annual brokerage fee on such Partnership's Net Asset Value, PBCRFF2 is charged a flat 8-1/2% annual fee on such Partnership's Net
    Asset Value and PBCRFF3 is charged a flat annual fee equal to 7-1/2% of such Partnership's Net Asset Value (plus transaction charges). PBOFF and
    PSOFF2 are each charged a flat 8% annual brokerage fee on the Partnership's Traded Assets. PSAGF is charged a flat 8% annual brokerage fee on such Partnership's Net Asset Value. Traded Assets in the case of PBOFF and PSOFF2 was initially 60% of the initial Net Asset Value in respect of Class A Units and 100% of the initial Net Asset Value in respect of Class B Units. Until April 1, 1994, PSFFF and PSFNF were each charged on a per transaction basis at the rate of $35 per round-turn. Thereafter, PSFFF has been charged a flat annual 8% brokerage fee on its Net Asset Value. DFT pays the same annual brokerage fee as the Trust will pay.

(2) Advisory Management (MF) and Incentive (IF) Fees -

      PBDFF   -    4% MF          15% IF
      PBCRFF  -    4% MF          15-20 IF
      PBCRFF2 -    2-4% MF        15% IF
      PBCRFF3 -    2-3% MF        15-20% IF
      PBOFF   -    2.5-3% MF      17-20% IF
      PSOFF2  -    2-3% MF        15-20% IF
      PSAGF   -    2% MF          15% IF
      DFT     -    4% MF          15% IF
      PSFNF   -    1.9%-3% MF     20% IF
      PSFFF   -    1.9% MF        20% IF
      PBFG    -    2% MF          18% IF


(3) Rate of Return - is calculated each month by dividing net performance by beginning equity. The monthly returns are then compounded to arrive at the annual rate of return.

                           Capsule B

CAPSULE PERFORMANCE OF WILLOWBRIDGE ASSOCIATES INC., ARGO TRADING SYSTEM
          (Pursuant to the Fully-Funded Subset Method)

                            Percentage Rate of Return
                   (Computed on a compounded monthly basis)
Month               1995           1994           1993        1992      1991      1990
January            -4.49%         -9.14%         -9.01%      -7.71%   -15.57%     2.94%
February           11.13%         -6.86%         18.66%      -2.15%    -4.12%     1.40%
March              18.39%          6.58%          0.37%      -4.85%    23.92%     2.30%
April               8.94%         -2.31%          3.99%      -0.31%    -1.78%     6.09%
May                 5.00%         16.12%          1.34%      -0.40%     3.01%    -6.92%
June               -2.47%         11.47%          5.04%       5.69%    13.52%     6.45%
July               -0.72%          3.23%          3.15%      20.04%   -12.75%     8.35%
August              1.58%         -2.83%         -6.83%      13.84%     1.66%     9.79%
September          -2.05%          2.20%         -8.42%      -6.24%     8.17%     8.21%
October             4.36%          1.42%         -3.75%      -2.55%    -0.79%     1.74%
November            2.16% *        1.74%          4.99%       6.53%     4.64%    -2.69%
December            7.85% *       -0.32%          9.77%       1.79%    18.76%    -0.10%

Year               59.23% *       20.28%         17.10%      22.09%    36.30%    42.89%

Name of CTA: Willowbridge Associates Inc.
Name of Trading Program: Argo Trading System
Date CTA Began Trading Client Accounts: January 29. 1988
Date CTA Began Using Argo Trading System for Client accounts: January 29,1988 Number of Accounts Using Argo Trading System: 61
Number of Accounts Using Argo Trading System Closed with Profits: 14
Number of Accounts Using Argo Trading System Closed with Losses: 5
CTA's Total Assets Under Management Excluding Notional: $ 302.4 million
CTA's Total Assets Under Management Including Notional: $ 336.8 million
CTA's Assets Under Management Using Argo Trading
    System Excluding Notional: $ 95.4 million
CTA's Assets Under Management Using Argo Trading System
    Including Notional: $ 106.0 million
"Draw-down" means losses experienced by the Argo
    Trading System over a specified period.
Worst Monthly Percentage Draw-down: -15.57%  1/91
"Worst Monthly Percentage Draw-down" means greatest percentage decline in net asset value due to losses
    sustained by the Argo Trading System from the
    beginning to the end of a calendar month.
Worst Peak-to-Valley Draw-down:     -21.30%   11/90 - 2/91
"Worst Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the Argo Trading System due to losses sustained during a period in which the initial month-end net asset value of the Argo Trading System is not equaled or exceeded by a subsequent month-end net asset value of the Argo Trading System.
"Rate of Return" is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rates of Return

          All performance mentioned is as of December 31,1995
    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                Capsule C

CAPSULE PERFORMANCE OF WILLOWBRIDGE ASSOCIATES INC., SIREN TRADING SYSTEM
                    (Pursuant-to the Fully-Fund Subset method)

                            Percentage Rate of Return
                   (Computed on a compounded monthly basis)
Month               1995           1994           1993        1992      1991
January            -1.16%          -3.28%         1.78%      -8.55%    -14.94%
February            7.03%          -1.23%         8.10%      -7.52%      5.63%
March              10.63%           6.69%         2.34%       2.58%     15.96%
April               2.30%          -2.72%         2.47%       3.60%     -3.22%
May                 0.58%          10.98%        -0.04%       8.43%      0.04%
June               -0.22%          10.47%         6.18%       5.74%      0.05%
July               -0.33%           5.77%        -1.51%       2.68%      3.44%
August              0.54%          -8.27%       -10.11%      12.18%      0.50%
September          -0.44%           5.63%        -5.37%      -8.67%      7.09%
October             1.08%          -0.57%        -1.56%       0.30%     -3.71%
November            0.16% *         4.58%         6.31%      -5.24%     -5.73%
December            3.16% *         6.43%         1.93%      -4.31%     14.16%

Year               25.20% *        37.88%         9.45%      -1.39%     16.43%

Name of CTA: Willowbridge Associates Inc.
Name of Trading Program: Siren Trading System (Composite)
Date CTA Began Trading Client Accounts: January 29, 1988
Date CTA Began Using Siren Trading System for Client accounts: January 1, 1991 Number of Accounts Using Siren Trading System: 10
Number of Accounts Using Siren Trading System Closed with Profits: 3
Number of Accounts Using Siren Trading System Closed with Losses: O
CTA's Total Assets Under Management Excluding Notional: $ 302.4 million
CTA's Total Assets Under Management Including Notional: $ 336.8 million
CTA's Assets Under Management Using Siren Trading
      System Excluding Notional: $ 12.6 million
CTA's Assets Under Management Using Siren Trading
      System Including Notional: $ 14.5 million
"Draw-down" means losses experienced by the Siren Trading
      System over a specified period.
Worst Monthly Percentage Draw-down: -14.94%  1/91
"Worst Monthly Percentage Draw-down" means greatest percentage decline in net asset value due to losses
      sustained by the Siren Trading System from the
      beginning to the end of a calendar month.
Worst Peak-to-Valley Draw-down:       -17.53%    7/93 - 10/93
"Worst Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the Siren Trading System due to losses sustained during a period in which the initial month-end net asset value of the Siren Trading System is not equaled or exceeded by a subsequent month end net asset value of the Siren Trading System.
"Rate of Return" is calculated each month by dividing net performance by beginning equity lusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rates of Return

            All performance mentioned is as of December 31,1995
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                            Capsule D

CAPSULE PERFORMANCE OF WILLOWBRIDGE ASSOCIATES INC., TITAN TRADING SYSTEM
                    (Pursuant to the Fully-Funded Subset Method)

                            Percentage Rate of Return
                   (Computed on a compounded monthly basis)
Month               1995           1994           1993        1992       1991       1990
January            -5.91%          7.42%         -4.60%      -7.93%     -20.66%      3.68%
February           16.10%        -13.65%         19.05%      -7.72%      -5.45%     -0.15%
March              22.75%         10.22%         -2.56%       2.27%       9.26%      0.08%
April              10.77%          2.68%          4.02%      -3.82%      -8.32%      8.42%
May                 1.98%         15.64%          4.90%       1.82%      -3.09%    -11.24%
June               -1.36%          8.31%          5.48%      13.71%      26.99%      1.88%
July               -0.43%         -2.24%          4.34%      21.04%     -25.07%     16.21%
August              1.85%        -12.34%         -9.38%       6.91%      -6.45%     13.56%
September          -2.40%          7.73%         -2.52%      -5.55%      20.71%      5.21%
October             4.83%          9.85%         -2.08%       3.96%      -4.53%     -3.77%
November            2.04% *       -1.43%         -2.42%       6.21%       2.37%     -1.18%
December            6.37% *       -2.84%          9.92%       1.20%      62.31%     -2.48%

Year               68.27% *       10.06%         23.28%      32.16%      24.11%     30.80%

Name of CTA: Willowbridge Associates Inc.
Name of Trading Program: Titan Trading System
Date CTA Began Trading Client Accounts: January 29,1988
Date CTA Began Using Titan Trading System for Client accounts: January 29, 1988 Number of Accounts Using Titan Trading System: 6
Number of Accounts Using Titan Trading System Closed with Profits: 2
Number of Accounts Using titan Trading System Closed with Losses: 0
CTA's Total Assets Under Management Excluding Notional: $ 302.4 million
CTA's Total Assets Under Management Including Notional: $ 336.8 million
CTA's Assets Under Management Using Titan Trading
        System Excluding Notional: $ 11.6 million
CTA's Assets Under Management Using titan Trading
        System Including Notional: $ 12.0 million
"Draw-down" means losses experienced by the Titan Trading
        System over a specified period.
Worst Monthly Percentage Draw-down: -25.07%  7/91
"Worst Monthly Percentage Draw-down" means greatest percentage decline in net asset value due to losses
        sustained by the Titan Trading System from
        the beginning to the end of a calendar month.
Worst Peak-to-Valley Draw-down:       -39.89%    10/90 - 8/91
"Worst Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the Titan Trading System due to losses sustained during a -period in which the initial month-end net asset value of the Titan Trading System is not equaled or exceeded by a subsequent month-end net asset value of the Titan Trading System.
"Rate of Return" is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rates of Return

      All performance mentioned is as of December 31, 1995
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                Capsule E

CAPSULE PERFORMANCE IANCE OF WILLOWBRIDGE ASSOCIATES INC, VULCAN TRADING SYSTEM
                   (Prusuant to the fully-funded subset method)

                            Percentage Rate of Return
                   (Computed on a compounded monthly basis)
Month               1995           1994           1993        1992       1991       1990
January           -0.01%          -6.63%         -7.54%      -5.85%     -20.16%     5.48%
February           6.98%          -4.11%         10.15%      -6.37%      -2.52%     0.74%
March             11.67%           6.21%          3.57%      -3.85%      16.30%     7.38%
April             13.56%          -4.99%          2.98%      -5.33%      -9.80%     2.90%
May               -0.38%          15.43%         -4.77%      -1.32%     -10.09%    -7.19%
June              -1.05%          10.41%          9.65%      10.96%      22.89%     1.57%
July              -1.66%          -1.81%          7.52%      21.33%      -3.46%    15.98%
August             3.52%         -10.18%         -6.20%       6.35%      -0.52%    11.23%
September          3.56%           0.36%         -0.30%      -7.65%      11.65%     2.00%
October            3.81%          -1.51%          1.20%       8.75%      -4.64%     0.65%
November           2.18% *         5.53%          7.60%       7.83%       2.93%    -2.01%
December           5.51% *         8.26%          7.88%      -2.85%      26.17%    -2.95%

Year              57.77% *        14.67%         33.97%      19.30%      19.78%    39.42%

Name of CTA: Willowbridge Associates Inc.
Name of Trading Program: Vulcan Trading System
Date CTA Began Trading Client Accounts: January 29, 1988
Date CTA Began Using Vulcan Trading System for Client accounts: January 29, 1988 Number of Accounts Using Vulcan Trading System: 13
Number of Accounts Using Vulcan Trading System Closed with Profits: 4
Number of Accounts Using Vulcan Trading System Closed with Losses: 2
CTA's Total Assets Under Management Excluding Notional: $ 302.4 million
CTA's Total Assets Under Management Including Notional: $ 336.8 million
CTA's Assets Under Management Using Vulcan Trading
       System Excluding Notional: $ 16.0 million
CTA's Assets Under Management Using Vulcan Trading
       System Including Notional: $ 17.1 million
"Draw-down" means losses experienced by the Vulcan Trading
       System over a specified period.
Worst Monthly Percentage Draw-down: -20.16%  1/91
"Worst Monthly Percentage Draw-down" means greatest percentage decline in net asset value due to losses
       sustained by the Vulcan Trading System from the
       beginning to the end of a calendar month.
Worst Peak-to-Valley Draw-down:       -30.19%    11/90 - 5/91
"Worst Peak-to-Valley Draw down" means greatest cumulative percentage decline in month-end net asset value of the Vulcan
       Trading System due to losses sustained during a period in which the initial month-end net asset value of the Vulcan Trading System is not equaled or exceeded by a subsequent month-end net asset value of the Vulcan Trading System.
"Rate of Return" is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rates of Return

         All performance mentioned is as of December 31, 1995
   PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           Capsule F

CAPSULE PERFORMANCE OF WILLOWBRIDGE A8ASSOCIATES INC., XLIM
             (Notional Excluded,Customer Only)

                            Percentage Rate of Return
                   (Computed on a compounded monthly basis)
                   Year to
Month                Date          1994           1993        1992       1991       1990
January            -4.89%        -11.93%          1.04%        --      -11.07%     -9.50%
February            0.95%        -12.67%         22.24%        --        5.72%     -8.03%
March              33.93%          0.04%         -5.40%        --       32.01%     19.74%
April               4.73%          ---           -2.97%        --       -2.86%      9.47%
May                 0.27%          ---           -1.04%        --       -4.64%    -17.48%
June               -8.12%          ---            4.00%        --        7.81%    -14.01%
July               -4.16%          ---           12.93%        --       -3.05%     25.07%
August             -1.30%          ---           -8.79%        --      -13.74%     14.74%
September           2.56%          ---           -7.02%        --        0.00%     10.75%
October             1.93%          ---            5.07%       2.65%      0.00%     -5.22%
November            2.78%*         3.23%          1.55%      -2.63%      0.00%     -5.56%
December            5.24%*         1.13%          2.56%       8.41%      0.00%     -3.13%

Year               32.71%*       -19.68%         22.30%       8.36%      3.65%      6.70%

Name of CTA: Wlllowbridge Associates Inc.
Name of Trading Program: XLIM (Notional Excluded Customer Only)
Date CTA Began Trading Client Accounts: January 29, 1988
Date CTA Began Using XLIM Trading System for Client accounts: August 1, 1988 Number of Accounts Using XLIM Trading System: 17
Number of Accounts Using XLIM Trading System Closed with Profits: 0
Number of Accounts Using XLIM Trading System Closed with Losses: 2
CTA's Total Assets Under Management Excluding Notional: $ 302.4 million CTA's Total Assets Under Management Including Notional: $ 336.8 million CTA's Assets Under Management Using XLIM Trading
       System Excluding Notional: $ 98.0 million
CTA's Assets Under Management Using XLIM Trading System
       Including Notional: $ 111.3 million
"Draw-down" means losses experienced by the XLIM Trading System over a specified period.
Worst Monthly Percentage Draw-down: -17.48%  5/90
"Worst Monthly Percentage Draw-down" means greatest percentage decline in net asset value due to losses
       sustained by the XLIM Trading System from the
       beginning to the end of a calendar month.
Worst Peak-to-Valley Draw-down:    -29.10%   8/93 - 1/95
"Worst Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the XLIM Trading System due to losses sustained during a period in which the initial month-end net asset value of the XLIM Trading System is not equaled or exceeded by a subsequent month-end net asset value of the XLIM Trading System.
"Rate of Return" is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rates of Return

      All performancee mentioned is as of December 31,1995
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           Capsule G

          CAPSULE PERFORMANCE OF WILLOWBRIDGE ASSOCIATES INC., XLIM
                        (Notional Included, Customer Only)

                            Percentage Rate of Return
                   (Computed on a compounded monthly basis)
                   Year to
Month                Date          1994           1993        1992       1991       1990
January            -4.89%        -11.93%          1.04%        --       -11.07%    -9.50%
February            0.87%        -12.67%         22.24%        --         5.72%    -8.03%
March              31.21%          0.04%         -5.40%        --        32.01%    19.74%
April               4.41%          --            -2.97%        --        -2.86%     9.47%
May                 0.25%          --            -1.04%        --         4.64%   -17.48%
June               -7.52%          --             4.00%        --         7.81%   -14.01%
July               -3.91%          --            12.93%        --        -3.05%    25.07%
August             -1.28%          --            -8.79%        --       -13.74%    14.74%
September           2.55%          --            -7.02%        --         0.00%    10.75%
October             1.93%          --             5.07%       2.65%       0.00%    -5.22%
November            2.78%*         3.23%          1.55%      -2.63%       0.00%    -5.56%
December            5.24%*         1.13%          2.56%       8.41%       0.00%    -3.13%

Year               30.69%*       -19.68%         22.30%       8.36%       3.65%     6.70%

Name of CTA: Willowbridge Associates Inc.
Name of Trading Program: XLIM (Notional Included, Customer Only)
Date CTA Began Trading Client Accounts: January 29, 1988
Date CTA Began Using XLIM Trading System for Client accounts: August 1, 1988 Number of Accounts Using XLIM Trading System: 17
Number of Accounts Using XLIM Trading System Closed with Profits: O
Number of Accounts Using XLIM Trading System Closed with Losses: 2
CTA's Total Assets Under Management Excluding Notional: $ 302.4 million CTA's Total Assets Under Management Including Notional: $ 336.8 million CTA's Assets Under Management Using XLIM Trading
      System Excluding Notional: $ 98.0 million
CTA's Assets Under Management Using XLIM Trading
      System Including Notional: $ 111.3 million
"Draw-down" means losses experienced by the
      XLIM Trading System over a specified period.
Worst Monthly Percentage Draw-down: -17.48%  5/90
"Worst Monthly Percentage Draw-down" means greatest percentage decline in net asset value due to losses
      sustained by the XLIM Trading System from the
      beginning to the end of a calendar month.
Worst Peak-to-Valley Draw-down:    -29.10%  8/93- 1/95
"Worst Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the XLIM Trading System due to losses sustained during a period in which the initial month-end net asset value of the XLIM
      Trading System is not equaled or exceeded by a subsequent month-end net asset value of the )ILIM Trading System.
"Rate of Return" is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method.
      The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rates of Return

      All performance mentioned is as of December 31, 1995
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                            Capsule H

    CAPSULE PERFORMANCE OF OTHER WILLOWBRIDGE TRADING PROGRAMS
           (Pursuant to the Fully-Funded Subset Method)

                                     Annual Rates of Return
                                            Currency
                              Currency    Financial and    Primary
                                       Metals

1990                              --           --             --
1991                            12.61%         --             --
1992                            16.96%         --             --
1993                            -8.59%        29.49%         16.79
1994                           -10.26%       -10.51%         22.70%
YTD Est. 12/31/95               28.34%        24.53%         56.78%

Began Trading Client            May-91        Jan-93         Jan-93
Accounts

Worst Monthly Percentage
Draw-down                       -7.19%       -16.92%         -7.52%
Date                            Aug-93        Feb-94         Mar-94

Worst Peak-to-Valley Draw-
down                           -25.32%       -29.04%        -21.83%
Peak                            Jul-93        Aug-93         Jan-94
Valley                          Aug-94        Sep-94         Apr-94

# Open Accounts                    5             8               7
# Closed Profitable                6            12               1
# Unclosed Profitable             22            24               0

Estimated 12/13 Excluding
Notional Assets                 $7.0 mm       $32.5 mm       $20.0 mm

Estimated 12/31 Including
Notional Assets                $12.0 mm       $33.5 mm       $21.0 mm

"Draw-down" means losses experienced by the trading program over a specified period.

"Worst Monthly Percentage Draw-down" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month.

"Worst Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program.

Annual Rates of Return are calculated by compounding the monthly Adjusted Rates of Return over the number of periods in a given year. For example, each month's Adjusted Rate of Return in hundredths is added to one (1) and the result multiplied by the previous month's compounded Adjusted Rate of Return similarly expressed. One (1) is then subtracted from the product.

      All performance mentioned is as of December 31, 1995
 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                             Capsule I

       CAPSULE PERFORMANCE OF OTHER WlLLOWBRIDGE TRADING PROGRAMS

                                Annual Rate of Return
                            MTech     Rex     Life II     Atlas
1990                         --      45.54%    7.07%      11.06%
1991                        19.96%  -37.94%     --        -5.92%
1992                        25.13%  -18.54%     --        18.29%
1993                        32.48%  -10.37%     --          --
1994                        21.68%  -12.49%     --          --
YTD Est. 12/31/95           53.25%  -13.60%     --          --

Began Trading Client
Accounts                    Jan-91   Aug-88   Jun-88      Nov-89

Worst Monthly
Percentage Draw-           -13.62%  -16.65%   -5.64%      16.58%
Date                        Jan-94  Oct-91    Aug-90      Jan-91

Worst Peak-to-Valley
Draw-down                  -21.37%  -66.45%  -43.43%     -46.67%
Peak                        Aug-93   Sep-90   Aug-88      Oct-90
Valley                      Feb-94   Feb-95   Oct-90      May-92

# Open Accounts               1         1       0           0
# Closed Profitable           1         0       0           1
# Closed Unprofitable         0         2       1           1

Estimated 12/31
Excluding Notional           n/a      n/a      n/a         n/a

Including Notional
Assets                     $8.5 mm  $0.8 mm    n/a        n/a

"Draw-down" means losses experienced by the trading program over a specified period.

"Worst Monthly Percentage Draw-down" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month.

"Worst Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program.

Annual Rates of Return are calculated by compoundings the monthly Adjusted Rates of Return over the number of periods in a given year. For example, each month's Adjusted Rate of Return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded Adjusted Rate of Return similarly expressed. One (1) is then subtracted from the product

          All performance mentioned is as of December 31, 1995
    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                             Capsule J
                            Supplemental

CAPSULE PERFORMANCE OF WILLOWBRIDGE ASSOCIATES INC., (Proprietary Trading)


                            Percentage Rate of Return
                   (Computed on a compounded monthly basis)
Month                1995          1994           1993        1992       1991       1990
January             -5.71%        -12.54%         1.48%      -9.11%     -11.12%     -9.54%
February             1.06%        -18.21%        18.53%      -2.12%       5.90%     -7.77%
March               29.39%         10.86%        -4.43%      -0.52%      30.11%     20.56%
April                3.68%         -6.65%        -3.10%      -6.99%      -3.09%     10.46%
May                 -0.53%         28.49%        -1.27%      33.77%      -4.42%    -17.58%
June                -6.83%         39.23%         4.35%       6.23%       8.52%    -14.00%
July                -2.74%          2.81%        10.81%       1.86%      -3.07%     24.05%
August              -1.27%          3.36%        -7.18%       5.51%     -14.00%     14.77%
September            3.01%         -1.38%        -7.35%      -5.97%      13.64%      9.04%
October              2.48%          5.83%         5.48%       2.34%      -7.56%     -5.08%
November             3.33%*         4.20%         1.60%      -1.73%       6.96%     -5.36%
December             6.17%*         2.21%         2.10%       5.76%       6.86%     -2.76%

Year                31.75%*        56.39%        19.67%      25.73%      23.19%      6.80%

Name of CTA: Willowbridge Associates Inc.
Name of Trading Program: XLIM (Proprietary Trading)
Date CTA Began Trading Client Accounts: January 29,1988
Date CTA Began Using XLIM Proprietary Trading for
    Client accounts: February 1, 1988
Number of Accounts Using XLIM Proprietary Trading: 1
Number of Accounts Using XLIM Proprietary Trading Closed with Profits: 2 Number of Accounts Using XLIM Proprietary Trading Closed with Losses: O CTA's Total Assets Under Management Excluding Notional: $ 302.4 million CTA's Total Assets Under Management Including Notional: $ 336.8 million CTA's Assets Under Management Using XLIM Proprietary
    Trading Excluding Notional: $ 7.9 million
CTA's Assets Under Management Using XLIM Proprietary
    Trading Including Notional: $ 7.9 million
"Draw-down" means losses experienced by the XLIM Proprietary
    Trading over a specified period.
Worst Monthly Percentage Draw-down: -18.24%  2/94
"Worst Monthly Percentage Draw-down" means greatest percentage decline in net asset value due to losses sustained by the XLIM Proprietary Trading from the beginning to the end of a calendar month.
Worst Peak-to-Valley Draw40down: -32.81% 8/93 - 234
"Worst Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the XLIM Proprietary
    Trading due to losses sustained during a period in which the initial month-end net asset value of The XLIM Proprietary
    Trading is not equaled or exceeded by a subsequent month-end net asset value of the XLIM Proprietary Trading.
"Rate of Return" is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

Since accounts whose trading is reflected above were not charged Management or incentive fees, the "pro forma" capsule trading performance has been adjusted to show the fee structure Willowbridge would generally charge a client of a monthly management fee of 0.25% (3% annually) of the beginning of the month net asset of the account and a quarterly incentive fee of 25% of any cumulative new trading profits, exclusive of interest income. Because of these adjustments, the CFTC requires the following legend:

"HYPOTHETICAL OR SIMULATED PERFORMANCE RESULTS HAVE CERTAIN INHERENT LIMITATIONS. UNLIKE AN ACTUAL PERFORMANCE RECORD, SIMULATED RESULTS
DO NOT REPRESENT ACTUAL TRADING. ALSO, SINCE THE TRADES HAVE
NOT ACTUALLY BEEN EXECUTED, THE RESULTS MAY HAVE UNDER-OR-OVER COMPENSATED FOR THE IMPACT, IF ANY, OF CERTAIN MARKET FACTORS,
SUCH AS LACK OF LIQUIDITY, SIMULATED TRADING PROGRAMS IN GENERAL ARE ALSO SUBJECT TO THE FACT THAT THEY ARE DESIGNED WITH THE BENEFIT OF HINDSIGHT. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN."

* Estimated Rates of Return

     All performance mentioned is as of December 31, 1995
PAST PERFORMANCES NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                              Capsule K
                             Supplemental

                      WILLOWBRIDGE ASSOCIATES INC.
              HYPOTHETICAL PRO FORMA WEIGHTED BLEND TABLE

The following table reflects, on a pro forma basis, the combined actual historical composite track record of Willowbridge Argo, Siren, Titan, Vulcan and XLIM Trading Systems in the proportions in which each of such trading programs will be initially used by the Trust.

                     20%       10%       10%       10%       50%
                    Argo      Siren     Titan    Vulcan     XLIM                     Value of a
                   Trading   Trading   Trading   Trading   Trading     Combined     Hypothetical
                   System    System    System    System    System     Performance     $100 Unit
1991 January       -15.70%   -14.53%   -20.42%   -20.58%   -11.35%      -14.37%         $86
     February       -4.39%     5.55%    -5.57%    -3.10%     5.58%        1.77%          87
     March          24.32%    16.25%     9.12%    16.54%    27.98%       23.45%         108
     April          -2.90%    -5.15%    -8.41%   -10.41%    -3.23%       -4.35%         103
     May             2.89%    -0.34%    -3.22%   -10.65%    -4.89%       -3.31%         100
     June           11.99%    -0.23%    26.80%    22.54%     8.09%       10.45%         110
     July          -14.50%     3.44%   -25.20%    -4.07%    -3.20%       -6.82%         102
     August          1.47%     0.22%    -6.44%    -1.22%   -14.14%       -8.20%          94
     September       8.59%     6.84%    20.36%    11.21%    13.13%       11.83%         105
     October        -1.29%    -4.48%    -4.60%    -5.24%    -7.90%       -5.74%          99
     November        4.69%    -6.78%     2.22%     2.24%     6.44%        3.99%         103
     December       17.27%    14.86%    58.94%    28.72%     6.19%       15.20%         119
Annual Return       27.99%    12.04%    20.33%    15.62%    16.63%       18.71%

1992 January        -8.33%    -8.93%    -8.52%    -6.65%    -9.47%        -8.81%        108
     February       -2.73%    -7.80%    -8.12%    -6.98%    -2.20%        -3.92%        104
     March          -5.48%     2.16%     1.76%    -4.27%    -0.64%        -1.57%        102
     April          -0.73%     3.14%    -4.22%    -5.93%    -6.98%        -4.34%         98
     May            -0.79%     7.96%     1.64%    -1.90%    34.76%        17.56%        115
     June            5.26%     4.75%    13.41%    10.57%     6.59%         7.08%        123
     July           20.04%     2.01%    20.22%    20.69%     1.88%         8.37%        134
     August         12.42%    10.46%     5.75%     5.21%     5.33%         7.23%        143
     September      -6.03%    -8.16%    -5.36%    -7.78%    -6.91%        -6.75%        134
     October        -3.24%    -0.17%     3.11%     7.89%     2.31%         1.48%        136
     November        6.16%    -6.33%     5.14%     5.92%    -2.50%         0.49%        136
     December        1.21%    -5.42%     0.59%    -2.44%     5.93%         2.63%        140
Annual Return       15.19%    -8.41%    23.88%    10.71%    24.07%         17.77%

1993 January        -9.41%     1.21%    -4.99%    -8.22%     1.32%         -2.50%       136
     February       18.50%     6.81%    17.43%     9.70%    19.35%         15.38%       157
     March          -0.22%     1.66%    -2.75%     2.61%    -5.08%         -2.54%       153
     April           3.31%     1.80%     3.22%     1.92%    -3.69%         -0.72%       152
     May             1.02%    -0.44%     3.95%    -5.10%    -1.77%         -0.82%       151
     June            5.25%     5.13%     4.63%     8.43%     3.80%          4.69%       158
     July            3.27%    -2.16%     3.55%     5.64%    11.33%          7.26%       169
     August         -7.71%   -11.68%   -10.10%    -5.78%    -8.26%         -8.35%       155
     September     -10.32%    -6.46%    -3.37%    -0.86%    -8.31%         -7.48%       144
     October        -4.66%    -2.30%    -2.79%     0.54%     4.82%          1.22%       145
     November        5.40%     6.39%    -3.02%     6.04%     1.02%          2.31%       149
     December       10.68%     1.59%    10.48%     6.58%     2.12%          4.99%       156
Annual Return       11.82%    -0.05%    14.12%    21.49%    14.14%         11.77%

HYPOTHETICAL PERFORMANCE RESULTS HAVE ANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR I LOSSES
SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL
RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.


ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING
RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL
POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.
THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL
OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT
BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

                            Capsule K
                           Supplemental

                    WILLOWBRlDGE ASSOCIATES INC
           HYPOTHETICAL PRO FORMA WEIGHTED BLEND TABLE

The following table reflects, on a pro forma basis, the combined actual historical composite track record of Willowbridge's Argo, Siren, Titan, Vulcan and XLIM Trading Systems in the proportions in which each of such trading programs will be initially used by the Trust.

                   20%         10%         10%        10%          50%
                  Argo        Siren       Titan      Vulcan       XLIM                        Value of a
                 Trading     Trading     Trading     Trading     Trading     Combined        Hypothetical
                 System      System      System      System      System      Performance       $100 Unit
1994 January     -7.95%      -4.08%      -8.45%      -7.14%      -12.93%      -10.29%             140
February         -7.49%      -1 84%     -14.05%      -4.78%      -18.58%     -13.14%              122
March             6.78%       6.32%       9.76%       5.73%       10.45%       8.68%              132
April            -2.87%      -3.41%       2.30%      -5.62%       -6.98%      -4.72%              126
May              16.29%      11.55%      15.82%      14.94%       28.00%      21.31%              153
June             11.96%      10.75%       8.13%       8.43%       41.90%      26.20%              193
July              3.23%       4.77%      -2.92%      -2.71%        2.63%       1.94%              197
August           -3.64%      -8.68%     -13.83%     -11.14%        3.16%      -1.56%              194
September         1.29%       5.63%       7.74%      -0.19%       -1.97%      -0.05%              194
October           1.24%      -1.03%      10.60%      -2.26%        5.82%       4.23%              202
November          1.07%       4.09%      -1.93%       5.06%        4.16%       3.13%              208
December         -0.83%       5.54%      -3.65%       8.20%        1.86%       1.62%              211

Annual Return     17.58%     31.24%       4.20%       5.43%       54.15%      35.32%

1995 January      -5.46%     -1.60%      -6.65%      -0.99%       -6.21%      -5.41%              200
February          11.59%      6.42%      16.65%       5.85%        0.95%       4.80%              210
March             17.70%      8.88%      20.15%      10.00%       30.19%      23.85%              260
April              8.23%      1.75%       9.40%      10.73%        3.48%       5.25%              273
May                4.57%      0.25%       1.50%      -0.67%       -0.96%       0.39%              274
June              -2.04%     -0.40%      -1.55%       0.06%       -7.64%      -5.03%              261
July              -1.42%     -0.58%      -1.28%      -2.57%       -3.35%      -2.55%              254
August             1.53%      0.25%       1.87%       3.70%       -1.93%      -0.31%              253
September         -2.82%     -0.89%      -3.19%       2.87%        2.48%       0.69%              255
October            4.69%      0.79%       5.10%       3.31%        1.81%       2.74%              262
November           2.61%     -0.27%       1.66%       1.96%        2.68%       2.34%              268
December           6.88%      3.38%       6.22%       5.60%        6.74%       6.43%              285

Annual Return     53.77%     18.89%      58.01%      46.67%       26.48%      34.88%

*Total Return                                                                185.21%

*Estimated monthly rates of return for all trading programs and Combined Performance

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS,
SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE
THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES
SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL
RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS
THAT THEY ARE GENERALLY PREPARED MONTH THE BENEFIT OF HINDSIGHT.
IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK,
AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE
IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE
OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO
THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC
TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR
IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

GENERAL NOTES TO COMPOSITE CAPSULES:

(1) Brokerage commissions charged to accounts in the capsules may vary substantially.

(2) Interest income includes accrued interest on cash balances and discounted debt instruments (held for margin and investment purposes) included in the equity of the accounts. However, not all accounts in the composite earn Interest Income.

(3) Management and Incentive Fees represents monthly or quarterly Management Fees and quarterly or annual Incentive Fees which are charged to the accounts in the capsules and vary substantially. For certain accounts included in the capsules, at the time an Incentive Fee is accrued or an accrual is reversed, a corresponding offset is generally made to additions or withdrawals to reflect the actual equity traded on which rate of return is based. Some of the accounts included in the capsules are not charged a Management Fee.

(4) For the period when the Trading Manager commenced trading the programs for Client Accounts through June 30, 1995, Rates of Return in Capsules B through H, may be understated to the extent that certain accounts in the capsules paid specified fees unrelated to the Trading Manager's trading (such as selling commissions, distribution expenses, general partner fees or manager-of-manager fees) that were treated as expenses rather than as withdrawals of assets under the Trading Manager's management. Beginning July 1, 1995, such expenses are reflected in the capsules as withdrawals.

(5) Rate of Return is calculated as dividing Net Performance by Beginning Equity adjusted by the value of Additions and Withdrawals pursuant to the time-weighted method. Monthly Rates of Return are compounded to arrive at Annual Rates of Return.

NOTIONAL FUNDS

"Notional" funds reflect the amount by which the "Nominal Account Size" exceeds the amount of actual funds on deposit in, or legally committed to, client accounts.

NOTES TO FULLY FUNDED SUBSET CAPSULES B, C, D, E, and H

In the accompanying composite Capsule B for the periods beginning January 1992, Capsule C for periods beginning April 1995, Capsule D for periods beginning July 1995, Capsule E for periods beginning July 1994, and Capsule H for periods beginning January 1992 (Currency Program), January 1993 (CFM Program) and August 1995 (Primary Program), the Trading Manager has adopted the Fully Funded Subset Method of computing rate-of-return and presenting performance disclosure, pursuant to an Advisory published by the Commodity Futures Trading Commission. To qualify for use of the Fully Funded Subset Method, the Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant Rates of Return (RORs) are representative of the trading program. With respect to these capsules, "notional" funds were not used prior to the dates noted above. The chart on the following page attempts to illustrate the impact on partially funding an account on Rate of Return.

"The Fully Funded Subset" represents the aggregate of Fully Funded Accounts used to compute Monthly Rate of Return pursuant to Advisory 93-13. These accounts may be adjusted to include or exclude certain accounts. A "Fully Funded Account" is one which at its inception contains an amount of Actual Funds equal to its Nominal Account Size. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially change the Rate of Return pursuant to the Fully Funded Subset method.

The monthly Rates of Return for accounts excluded from the Fully Funded Subset will often be different from the Rate of Return for the Fully Funded Subset. Accounts not included in the Fully Funded Subset for any particular period may include: accounts open or closed during the period; accounts which have material additions or withdrawals during the period; and the accounts which are being phased in to the program and, consequently, do not have a complete set of positions that the other accounts in the program have. The Rates of Return for these excluded accounts may be significantly higher or lower than the Rate of Return for the Fully Funded Subset.

ACTUAL
RATE OF
RETURN(1)           RATES OF RETURN BASED ON VARIOUS FUNDING LEVELS(3)

  20.00%  20.00%  26.67%  30.00%   40.00%   50.00%    60.00%   100.00%

  15.00%  15.00%  20.00%  22.50%  30.00%    37.50%    45.00%    75.00%

  10.00%  10.00%  13.33%  15.00%  20.00%    25.00%    30.00%    50.00%

   5.00%   5.00%   6.67%   7.50%  10.00%    12.50%    15.00%    25.00%

   0.00%   0.00%   0.00%   0.00%   0.00%     0.00%     0.00%     0.00%

  -5.00%  -5.00%  -6.67%  -7.50% -10.00%   -12.50%   -15.00%   -25.00%

 -10.00% -10.00% -13.33% -15.00% -20.00%   -25.00%   -30.00%   -50.00%

 -15.00% -15.00% -20.00% -22.50% -30.00%   -37.50%   -45.00%   -75.00%

 -20.00% -20.00% -26.67% -30.00% -40.00%   -50.00%   -60.00%  -100.00%

 -25.00% -25.00% -33.33% -37.50% -50.00%   -62.50%   -75.00%  -125.00%

 -30.00% -30.00% -40.00% -45.00% -60.00%   -75.00%   -90.00%  -150.00%

 -35.00% -35.00% -46.67% -52.50% -70.00%   -87.50%  -105.00%  -175.00%

 -40.00% -40.00% -53.33% -60.00% -80.00%  -100.00%  -120.00%  -200.00%

         100.00%  75.00%  66.67%  50.00%    40.00%    33.33%    20.00%

                           LEVEL OF FUNDING(2)

Footnotes to Matrix:

(1) This column represents the range of actual Rates of Return for fully funded accounts reflected in the accompanying performance table.

(2) This represents actual funds divided by the fully funded trading level expressed as a percentage Funding levels displayed in the matrix include the most common funding percentages utilized by the accounts and the lowest level of the funding allowed by the Trading Manager.

(3) These columns represent the Rate of Return experienced by an account at various levels of funding traded by the Trading Manager. The Rates of Return for accounts that are not fully funded are inversely proportional to the actual Rates of Return based on the percentage of level of funding.

NOTES TO COMPOSITE CAPSULES F AND G

    Commencing in February 1995 for Capsule G, certain accounts in this capsule include sums clients have instructed the Trading Manager to trade but that are not deposited in, or otherwise legally committed to, those clients' accounts. These excess sums are deemed to be "notional" funds for which performance results are reported in accordance with the requirements of an Advisory published by the CFTC. The computations in Capsule F reflect the actual funds deposited in or withdrawn from clients' brokerage and other accounts rather than the amount of "notional" funds clients instructed the Trading Manager to trade. The Trading Manager has included in these "notional" amounts in Capsule G because they more accurately reflect the amount of capital clients have instructed the Trading Manager to trade. Substantial differences may exist between beginning equity for an account which includes "notional" funds (and which is reflected in the Trading Manager's Capsule G) and an account which contains only "actual" funds (and which is reflected in the Trading Manager's Capsule F. Excluding "notional" funds from the calculations of Rates of Return accentuates (i.e., increases the absolute value of) both positive and negative Rates of Return.

NOTES TO PROPRIETARY CAPSULE J

    Set forth in Capsule J is the composite pro forma performance record through December 31, 1995 of the two proprietary trading accounts (one of which has been closed) of Mr. Yang traded pursuant to the XLIM trading strategy. The actual trading results have been adjusted to reflect the Trading Manager's standard fee structure by imposing a monthly management fee charged at an annual rate of 3%, and an annual incentive fee at a rate of 25% of new high profit accrued on a monthly basis.
                                126

                                                              EXHIBIT A

                      SECOND AMENDED AND RESTATED
                         DECLARATION OF TRUST
                                  AND
                            TRUST AGREEMENT
                                  OF
                     WILLOWBRIDGE STRATEGIC TRUST

                     Dated as of January 31, 1996

                             By and Among

            PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.,

                       WILMINGTON TRUST COMPANY

                                  and

                          THE INTERESTHOLDERS
                      from time to time hereunder

                                 TABLE OF CONTENTS
                                                                   Page
ARTICLE I
  DEFINITIONS; THE TRUST . . . . . . . . . . . . . . . . . . . . . . 1
     SECTION 1.1  Definitions. . . . . . . . . . . . . . . . . . . . 1
     SECTION 1.2  Name . . . . . . . . . . . . . . . . . . . . . . . 7
     SECTION 1.3  Delaware Trustee; Business Offices . . . . . . . . 7
     SECTION 1.4  Declaration of Trust . . . . . . . . . . . . . . . 7
     SECTION 1.5  Purposes and Powers. . . . . . . . . . . . . . . . 8
     SECTION 1.6  Tax Treatment. . . . . . . . . . . . . . . . . . . 8
     SECTION 1.7  General Liability of the Managing Owner. . . . . . 9
     SECTION 1.8  Legal Title. . . . . . . . . . . . . . . . . . . . 9

ARTICLE II

   THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     SECTION 2.1  Term; Resignation. . . . . . . . . . . . . . . . . 9
     SECTION 2.2  Powers . . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.3  Compensation and Expenses of the Trustee . . . . . 10
     SECTION 2.4  Indemnification. . . . . . . . . . . . . . . . . . 10
     SECTION 2.5  Successor Trustee. . . . . . . . . . . . . . . . . 11
     SECTION 2.6  Liability of Trustee . . . . . . . . . . . . . . . 11
     SECTION 2.7  Reliance; Advice of Counsel. . . . . . . . . . . . 12
     SECTION 2.8  Not Part of Trust Estate . . . . . . . . . . . . . 13

ARTICLE III

  INTERESTS; CAPITAL CONTRIBUTIONS . . . . . . . . . . . . . . . . . 13
     SECTION 3.1  General. . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 3.2  Limited Interests. . . . . . . . . . . . . . . . . 14

ARTICLE IV

  THE MANAGING OWNER . . . . . . . . . . . . . . . . . . . . . . . . 17
     SECTION 4.1  Management of the Trust. . . . . . . . . . . . . . 17
     SECTION 4.2  Authority of Managing Owner. . . . . . . . . . . . 17
     SECTION 4.3  Obligations of the Managing Owner. . . . . . . . . 20
     SECTION 4.4  General Prohibitions . . . . . . . . . . . . . . . 22
     SECTION 4.5  Liability of Covered Persons . . . . . . . . . . . 23
     SECTION 4.6  Indemnification of the Managing Owner. . . . . . . 23
     SECTION 4.7  Expenses . . . . . . . . . . . . . . . . . . . . . 25

                                     (i)

     SECTION 4.8  Compensation to the Managing Owner . . . . . . . . 26
     SECTION 4.9  Other Business of Interestholders. . . . . . . . . 26
     SECTION 4.10  Voluntary Withdrawal of the Managing Owner. . . . 26
     SECTION 4.11  Authorization of Registration Statement . . . . . 26
     SECTION 4.12  Litigation. . . . . . . . . . . . . . . . . . . . 27

ARTICLE V

  TRANSFERS OF INTERESTS . . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 5.1  General Prohibition. . . . . . . . . . . . . . . . 27
     SECTION 5.2  Transfer of Managing Owner's General Interests . . 27
     SECTION 5.3  Transfer of Limited Interests. . . . . . . . . . . 28

ARTICLE VI

  DISTRIBUTION AND ALLOCATIONS . . . . . . . . . . . . . . . . . . . 32
     SECTION 6.1  Capital Accounts . . . . . . . . . . . . . . . . . 32
     SECTION 6.2  Monthly Allocations. . . . . . . . . . . . . . . . 32
     SECTION 6.3  Allocation of Profit and Loss for United States Federal
                      Income Tax Purposes. . . . . . . . . . . . . . 32
     SECTION 6.4  Allocation of Distributions. . . . . . . . . . . . 34
     SECTION 6.5  Admissions of Interestholders; Transfers . . . . . 34
     SECTION 6.6  Liability for State and Local and Other Taxes. . . 34

ARTICLE VII

  REDEMPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 7.1  Redemption of Interests. . . . . . . . . . . . . . 35
     SECTION 7.2  Redemption By the Managing Owner . . . . . . . . . 37

ARTICLE VIII

  THE LIMITED OWNERS . . . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 8.1  No Management or Control; Limited Liability. . . . 37
     SECTION 8.2  Rights and Duties. . . . . . . . . . . . . . . . . 38
     SECTION 8.3  Limitation on Liability. . . . . . . . . . . . . . 39

ARTICLE IX

  BOOKS OF ACCOUNT AND REPORTS . . . . . . . . . . . . . . . . . . . 40
     SECTION 9.1  Books of Account . . . . . . . . . . . . . . . . . 40
     SECTION 9.2  Annual Reports and Monthly Statements. . . . . . . 40
     SECTION 9.3  Tax Information. . . . . . . . . . . . . . . . . . 40
     SECTION 9.4  Calculation of Net Asset Value . . . . . . . . . . 40
     SECTION 9.5  Other Reports. . . . . . . . . . . . . . . . . . . 41

                                         (ii)

     SECTION 9.6  Maintenance of Records . . . . . . . . . . . . . . 41
     SECTION 9.7  Certificate of Trust . . . . . . . . . . . . . . . 41
     SECTION 9.8  Registration of Interests. . . . . . . . . . . . . 41

ARTICLE X

  FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 10.1  Fiscal Year . . . . . . . . . . . . . . . . . . . 42

ARTICLE XI

  AMENDMENT OF TRUST AGREEMENT; MEETINGS . . . . . . . . . . . . . . 42
     SECTION 11.1  Amendments to the Trust Agreement . . . . . . . . 42
     SECTION 11.2  Meetings of the Trust . . . . . . . . . . . . . . 43
     SECTION 11.3  Action Without a Meeting. . . . . . . . . . . . . 44

ARTICLE XII

  TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 12.1  Term. . . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE XIII

  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 13.1  Events Requiring Dissolution. . . . . . . . . . . 44
     SECTION 13.2  Distributions on Dissolution. . . . . . . . . . . 46
     SECTION 13.3  Termination; Certificate of Cancellation. . . . . 46

ARTICLE XIV

  POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 14.1  Power of Attorney Executed Concurrently . . . . . 47
     SECTION 14.2  Effect of Power of Attorney . . . . . . . . . . . 47
     SECTION 14.3  Limitation on Power of Attorney . . . . . . . . . 48
     SECTION 15.1  Governing Law . . . . . . . . . . . . . . . . . . 48
     SECTION 15.2  Provisions In Conflict with Law or Regulations. . 49
     SECTION 15.3  Construction. . . . . . . . . . . . . . . . . . . 49
     SECTION 15.4  Notices . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 15.5  Counterparts. . . . . . . . . . . . . . . . . . . 50
     SECTION 15.6  Binding Nature of Trust Agreement . . . . . . . . 50
     SECTION 15.7  No Legal Title to Trust Estate. . . . . . . . . . 50
     SECTION 15.8  Creditors . . . . . . . . . . . . . . . . . . . . 50
     SECTION 15.9  Integration . . . . . . . . . . . . . . . . . . . 50

                                         (iii)

EXHIBIT A

  CERTIFICATE OF TRUST OF
  WILLOWBRIDGE STRATEGIC TRUST . . . . . . . . . . . . . . . . . . . 52

                                         (iv)

                     WILLOWBRIDGE STRATEGIC TRUST

                      SECOND AMENDED AND RESTATED
               DECLARATION OF TRUST AND TRUST AGREEMENT

     This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND
TRUST AGREEMENT of Willowbridge Strategic Trust ("Trust Agreement") is made and entered into as of the 31st day of January, 1996 by and among Prudential Securities Futures Management Inc., a Delaware corporation (the "Managing Owner"), Wilmington Trust Company, a Delaware banking company, as trustee (the "Trustee"), and the Interestholders from time to time hereunder.

          WHEREAS, the Managing Owner and the Trustee have heretofore formed the Trust by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on October 16, 1995 and entered into a Declaration of Trust and Trust Agreement of the Trust, dated as of October 16, 1995 (the "Original Agreement"), as amended and restated on December 14, 1995; and

          WHEREAS, the parties hereto desire to continue the Trust as a business trust under the Business Trust Statute and this Trust Agreement; and

          WHEREAS, the parties hereto desire to provide for the governance of the Trust and to set forth in detail their respective rights and duties relating to the Trust and to amend and restate the Original Agreement in its entirety.

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                               ARTICLE I

                        DEFINITIONS; THE TRUST

     SECTION 1.1 Definitions. These definitions contain certain provisions required by the NASAA Guidelines and are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

     "Affiliate of the Managing Owner" means: (i) any officer, director, or partner of the Managing Owner, (ii) any corporation, partnership, trust or other entity controlling, controlled by or under common control with the Managing Owner or any Person described in (i) above, (iii) any officer, director, trustee, or general partner of any Person who is a member, other than as limited partner, with any Person described in (i) and (ii) above, in a relationship of joint venture, general partnership or similar form of unincorporated business association. For purposes of this definition the term "control" shall also mean the control or ownership of ten percent (10%) or more of the beneficial interest in the Person referred to.

     "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

     "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. S 3801 et seq., as the same may be amended from time to time.

     "Capital Contribution" means the amount contributed and agreed to be contributed to the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

     "CE Act" means the Commodity Exchange Act, as amended.

     "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Business Trust Statute.

     "CFTC" means the Commodity Futures Trading Commission.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodities" means positions in commodity futures contracts, commodity forward contracts, options on commodity futures contracts and physical commodities, as well as cash commodities resulting from any of the foregoing positions.

     "Commodity Broker" means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

     "Commodity Contract" means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

     "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period and ending on the date when the number of Interests permitted to be sold pursuant to Section 3.2(f) are sold, but in no event later than two years from the initial effective date of the Registration Statement.

     "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     "Disposition Gain" means, for each Fiscal Year of the Trust, the Trust's aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Trust assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Trust for federal income tax purposes pursuant to Section
988 or 1256 (or any successor provisions) of the Code.

     "Disposition Loss" means, for each Fiscal Year of the Trust, the Trust's aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Trust assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Trust for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

     "DOL" means the United States Department of Labor.

     "Employee Benefit Plan Investors" means Employee Benefit Plans subject to Title I of ERISA, government plans, church plans, Individual Retirement Accounts, Keogh Plans covering only self-employed persons and new employees, and Employee Benefit Plans covering only the sole owner of a business and/or his spouse.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

     "Fiscal Year" shall have the meaning set forth in Article X hereof.

     "Initial Offering Period" means the period commencing with the initial effective date of the Prospectus and terminating no later than the one hundred and twentieth (120th) day following such date.

     "Interestholders" means the Managing Owner and all Limited Owners, as holders of Interests, where no distinction is required by the context in which the term is used.

     "Interests" means the beneficial interest of each Interestholder in the profits, losses, distributions, capital and assets of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Interests and a Limited Owner's Capital Contributions shall be represented by "Limited" Interests. Interests need not be represented by certificates.

     "Limited Owner" means any person or entity who becomes a holder of Limited Interests (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Interests purchased by it.

     "Losses" means, for each Fiscal Year of the Trust, losses of the Trust as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Trust for such Fiscal Year shall not enter into such computations.

     "Managing Owner" means Prudential Securities Futures Management Inc. or any substitute therefor as provided herein.

     "Margin Call" means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     "NASAA Guidelines" means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

     "Net Asset Value" means the total assets in the Trust Estate including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting ("GAAP"), including, but not limited to, the extent specifically set forth below:

          (a) Net Asset Value shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Trust but unpaid or not received by the Trust.

          (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United

       States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Trust shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

          (c) Interest earned on the Trust's commodity brokerage account shall be accrued at least monthly.

          (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Trust from the day when the distribution is declared until it is paid.

     "Net Asset Value per Interest" means the Net Asset Value divided by the number of Interests outstanding on the date of calculation.

     "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

     "NFA" means the National Futures Association.

     "Organization and Offering Expenses" shall have the meaning set forth in
Section 4.7 of this Trust Agreement.

     "Person" means any natural person, partnership, limited liability company, business trust, corporation, association or other legal entity.

     "Profits" means, for each Fiscal Year of the Trust, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Trust for such Fiscal Year shall not enter into such computations.

     "Prospectus" means the final prospectus and disclosure document of the Trust, constituting a part of the Registration Statement, as filed with the Securities and Exchange

Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date of the Registration Statement.

     "PSI" means Prudential Securities Incorporated, the Trust's Commodity Broker, selling agent and the parent of the Managing Owner.

     "Pyramiding" means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.

     "Redemption Date" means the Valuation Date upon which Interests held by the Interestholders may be redeemed in accordance with the provisions of Article VII hereof.

     "Registration Statement" means the registration statement on Form S-1, as amended, filed by the Trust with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Interests, as the same may at any time and from time to time be further amended or supplemented.

     "Sponsor" means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including a Commodity Broker who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

     "Subscription Agreement" means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Interests.

     "Trading Manager" means initially Willowbridge Associates Inc. and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to the Trust, and any substitute(s) therefor as provided herein.

     "Trust" means the Willowbridge Strategic Trust heretofore formed and continued pursuant to this Trust Agreement.

     "Trust Agreement" means this Amended and Restated Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

     "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

     "Trust Estate" means any cash, commodity futures, forward and option contracts, all funds on deposit in the Trust's accounts, and any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any Subscription Agreement and any other agreements to which the Trust is a party.

     "Valuation Date" means the date as of which the Net Asset Value of the Trust is determined.

     "Valuation Period" means a regular period of time between Valuation Dates.

     SECTION 1.2  Name.

          (a) The name of the Trust is "Willowbridge Strategic Trust" in which name the Trustee and the Managing Owner may engage in the business of the
Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust; provided, however, that in the event that Willowbridge Associates Inc. ceases to act as the sole Trading Manager to the Trust, the Managing Owner shall as soon as practicable thereafter change the name of the Trust to such other name as it in its sole discretion shall determine without being required to obtain the consent of the Limited Owners.

     SECTION 1.3  Delaware Trustee; Business Offices.

          (a) The Trustee of the Trust in the State of Delaware is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Interestholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

          (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Interestholders. Initially, the principal office of the Trust shall be at One New York Plaza, 13th floor, New York, New York 10292.

     SECTION 1.4 Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 in a bank account in the Trust's name controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Interestholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Business Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware business trust except to the extent such Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Interestholders partners or members of a joint stock association except to the extent such Interestholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Interestholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Business Trust Statute in connection with the formation of the Trust under the Business Trust Statute.

     SECTION 1.5 Purposes and Powers. The purposes of the Trust shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a business trust may be organized under the Business Trust Statute. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

     SECTION 1.6  Tax Treatment.

          (a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Interests will qualify under applicable tax law as interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as a partnership in which each of the Interestholders is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Interests with respect to the treatment of the Interests as anything other than interests in a partnership.

          (b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) shall initially be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust's tax returns as a partnership for federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by S 6221 et seq. of the Code, including, without limitation,
(A) the power to conduct all audits and other administrative proceedings with respect to the Trust's tax items; (B) the power to extend the statute of limitations for all Interestholders with respect to the Trust's tax items;
(C) the power to file a petition with an appropriate federal court for review of a final Trust administrative adjustment; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner's behalf. The designation made in this Section 1.6(b) is hereby approved by each Interestholder as an express condition to becoming an Interestholder. Each Interestholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, the Trust hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

          (c) Each Interestholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Interestholder's Interests.

     SECTION 1.7  General Liability of the Managing Owner.

          (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Interests.

          (b) Subject to Sections 8.1 and 8.3 hereof, no Interestholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust.

     SECTION 1.8 Legal Title. Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

                              ARTICLE II

                              THE TRUSTEE

     SECTION 2.1  Term; Resignation.

          (a) Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

          (b) The Trustee may resign at any time upon the giving of at least sixty (60) days advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     SECTION 2.2  Powers. Except to the extent expressly set forth in Section
1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Business Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Business Trust Statute and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Business Trust Statute. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Business Trust Statute.

     SECTION 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

     SECTION 2.4 Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from the Trust Estate to the extent set forth above and to secure the same, the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Interestholders to receive distributions from the Trust Estate.

     SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Business Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

     SECTION 2.6  Liability of Trustee. Except as otherwise provided in this
Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct. In particular, but not by way of limitation:

          (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

          (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

          (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Manager(s);

          (e) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Interestholders unless the Managing Owner or such Interestholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

     SECTION 2.7  Reliance; Advice of Counsel.

          (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Trust (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

     SECTION 2.8 Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Article II shall not be deemed to be part of the Trust Estate immediately after such payment.

                             ARTICLE III

                   INTERESTS; CAPITAL CONTRIBUTIONS

     SECTION 3.1  General.

          (a) The beneficial interests in the Trust shall consist of a limited number of Interests as set forth in this Article III. The Interests shall be divided into two classes: General Interests and Limited Interests.

          (b) Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner has become the holder of ten General Interests. Upon the termination of the Initial Offering Period pursuant to Section 3.2(b), the Managing Owner shall receive additional General Interests (or fractions thereof) in consideration for the required contributions made to such time by the Managing Owner pursuant to Section 3.2(e) in an amount equal to such contributions divided by 100. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Interests (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.2(e) in any calendar month during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value per Interest calculated as of the close of business on the last day of the calendar month in which such contributions were made.
                                      A-13

          (c) No certificates or other evidence of beneficial ownership of the Interests will be issued.

          (d) Every Interestholder, by virtue of having purchased or otherwise acquired an Interest, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

     SECTION 3.2  Limited Interests.

          (a) Offer of Limited Interests. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Limited Interest, a maximum of 1,000,000 Limited Interests ($100,000,000). No fractional Limited Interests shall be issued during the Initial Offering Period. Each newly admitted Limited Owner shall make a Capital Contribution to the Trust of at least $5,000, except for Individual Retirement Account ("IRA") subscribers, who shall be required to make a Capital Contribution of not less than $2,000. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.

          (b) Effect of the Sale of at least 100,000 Interests. In the event that at least 100,000 Interests are sold during the Initial Offering Period (including both Limited Interests offered pursuant to the Prospectus and General Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of the Trust reflecting that such subscribers have been admitted as Limited Owners, as soon as practicable after the termination of the Initial Offering Period. Such accepted subscribers will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Trust.

          (c) Paid-In Capital if at least 100,000 Interests Are Sold. In the event that at least 100,000 Interests are sold during the Initial Offering Period, the Trust shall have paid-in capital of not less than $10,101,000 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(b) and in Section 3.2(e) hereof).

          (d) Effect of the Sale of Less than 100,000 Interests. In the event that at least 100,000 Interests are not sold during the Initial Offering Period, all proceeds of the sale of Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period (or as soon thereafter as practicable if payment cannot be made in such time period), and the Trust shall be terminated, and the Managing Owner shall cause the certificate of cancellation required by Section 3810 of the Business Trust Statute to be filed.

          (e)  Managing Owner's Required Contribution. In the event that
100,000 or more of the Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period, the Managing Owner shall be required to contribute in cash to the capital of the Trust an amount, which, when added to the total contributions to the Trust by all Interestholders, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than $101,000 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(b)). Thereafter, the Managing Owner shall contribute in cash to the capital of the Trust an amount not less than 1.01% of any additional Capital Contributions received by the Trust from the Limited Owners. The Managing Owner may, but is not obligated to, make additional
Capital Contributions at any time during the Initial or Continuous Offering Periods. The Managing Owner will receive General Interests as provided in
Section 3.1(b). The Managing Owner shall, with respect to any Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in the Trust) in each material item of Trust income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

          (f) Offer of Limited Interests After Initial Offering Period. In the event that 100,000 or more of the Interests are sold during the Initial Offering Period, the Trust, pursuant to Securities and Exchange Commission Rule 415, may continue to offer Limited Interests and admit additional Limited Owners pursuant to the Prospectus following the Initial Offering Period for a period (the "Continuous Offering Period") expiring not later than the earlier to occur of
(i) the sale of $100,000,000 of Limited Interests, or (ii) the date ending two years from the initial effective date of the Registration Statement. Following the conclusion of the Continuous Offering Period, the Trust shall be prohibited from issuing or re-issuing any Interests, and shall be permanently closed.

     Each newly admitted Limited Owner shall make a Capital Contribution to the Trust in an amount equal to at least $5,000, except for IRA subscribers, which amount for such subscribers shall not be less than $2,000.
Notwithstanding the foregoing, existing Limited Owners will be permitted to make an additional Capital Contribution to the Trust in an amount equal to at least $100. Each additional Capital Contribution during the Continuous Offering
Period must be in a denomination which is an even multiple of $100. During the Continuous Offering Period, each newly admitted Limited Owner, and each existing Limited Owner that makes an additional Capital Contribution, shall receive Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Net Asset Value per Interest calculated as of the close of business on the last day of the calendar month in which such contributions were made.

     Subscribers whose subscriptions are received and accepted by the Trust after the termination of the Initial Offering Period shall be admitted to the Trust and deemed a Limited Owner on the first day of the month next succeeding the month during which such subscriber's subscription was accepted. Existing Limited Owners who contribute additional sums are considered to have made the contribution and received the related Limited Interests as of the first day of next succeeding month.

          (g) Subscription Agreement. Each Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of the Trust such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

          (h) Escrow Agreement. All proceeds from the sale of Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the Initial Offering Period. In the event subscriptions for at least 100,000 of the Interests are received and accepted during the Initial Offering Period, all interest earned on the proceeds of the subscriptions from subscribers for Limited Interests during the Initial Offering Period will be distributed to the purchasers of Limited Interests on a pro rata basis (taking into account time and amount of deposit) not later than ten (10) Business Days after the conclusion of the Initial Offering Period, or as soon thereafter as practicable if payment cannot be made in such time period.

          (i) Optional Purchase of Limited Interests by Managing Owner and Trading Manager. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Manager, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Manager, may purchase any number of Limited Interests and will be treated as Limited Owners with respect to such Interests. In addition to the Interests required to be purchased by the Managing Owner under Section 3.2(e), the Managing Owner may also purchase any number of Limited Interests as it determines in its discretion.

                              ARTICLE IV

                          THE MANAGING OWNER

     SECTION 4.1 Management of the Trust. Pursuant to Section 3806 of the Business Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

     SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Business Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

          (a) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Interests and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

               (i) commodity brokerage services, as well as administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as in effect on the date hereof, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations, and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days' prior written notice by the Trust; and

               (ii) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing

            Owner, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as in effect on the date hereof, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years experience and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust's Commodities broker.

          (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

          (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

          (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

          (e) To pay or authorize the payment of distributions to the Interestholders and expenses of the Trust;

          (f) To invest or direct the investment of funds of the Trust not then delegated to a Trading Manager(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

          (g) To make any elections on behalf of the Trust under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust;

          (h)  To redeem mandatorily any Limited Interests upon at least ten
(10) days' prior written notice, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust or any Interestholder to be deemed to be managing Plan Assets under ERISA,
(ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

          (i) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Interest (not including Interests owned by the Managing Owner) is not obtained;

          (j) Override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; (ii) as and to the extent necessary, upon the failure of any Trading Manager to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Managers or to pay the expenses of the Trust; and provided further, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Manager shall become incapacitated or some other emergency shall arise as a result of which such Trading Manager shall be unable or unwilling to act and a successor Trading Manager has not yet been retained;

          (k)  Monitor the trading activities of the Trading Manager so that:

               (i) The Trust does not establish new Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate.

               (ii) The Trust does not acquire additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, the Trust may be required to commit as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Manager to reduce its open positions to comply with the foregoing limit before initiating new Commodities positions.

     SECTION 4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Business Trust Statute or this Trust Agreement, the Managing Owner shall:

          (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

          (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

          (c) Retain independent public accountants to audit the accounts of the Trust;

          (d)  Employ attorneys to represent the Trust;

          (e) Use its best efforts to maintain the status of the Trust as a "business trust" for state law purposes, and as a "partnership" for federal income tax purposes;

          (f) Monitor the trading policies and limitations of the Trust, as set forth in the Prospectus, and the activities of the Trust's Trading Manager(s) in carrying out those policies in compliance with the Prospectus;

          (g) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon twenty (20) Business Days' prior notice to the Limited Owners, which notice shall include a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof, and no increase in such fees shall take effect except at the beginning of a Fiscal Quarter following the consent of at least a majority in interest of the Limited Owners (excluding the Managing Owner);

          (h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner's immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of the Trust (including any interest earned thereon) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Business Trust Act. To the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the "Covered Persons"), has duties (including fiduciary duties) and liabilities relating thereto to the Trust, any other Interestholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Trust, any other Interestholder or Covered Person or the Trustee for such Covered Person's good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.

          (i) Agree that, at all times from and after the sale of at least 100,000 Interests, for so long as it remains a Managing Owner of the Trust, it shall have a minimum "net worth" (as defined below) and not take any affirmative action to reduce its "net worth" below an amount equal to five percent (5%) of the total contributions to the Trust. For this purpose, "net worth" shall be calculated in accordance with GAAP, provided that the Managing Owner's interests in and receivables due from the Trust will be excluded and any minimum net worth being maintained with respect to all other entities in which the Managing Owner is a managing owner or a general partner (which minimum net worth, calculated with respect to each such other entity in the same manner as for the Trust, shall not be less than 5% of the total contributions made to such entity) will be subtracted, but any notes receivable from an Affiliate of the Managing Owner may be included. The requirements of this Section 4.3(i) may be modified if the Managing Owner is advised by tax counsel to the Trust that the proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes; provided, however, that in no event will the Managing Owner's net worth be less than the net worth requirements imposed by the NASAA Guidelines as in effect on the date hereof, except to the extent that such requirements are amended to mandate a higher net worth, in which event the Managing Owner's net worth will in no event be less than such higher net worth;

          (j) Admit substituted Limited Owners in accordance with this Trust Agreement;

          (k) Refuse to recognize any attempted transfer or assignment of an Interest that is not made in accordance with the provisions of Article V; and

          (l) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Interests owned by, each Interestholder (as provided in Section 3.2 hereof) and the other Trust documents described in Section 9.6 at the Trust's principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including without limitation, matters relating to an Interestholder's voting rights hereunder or the exercise of a Limited Owner's rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days' prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

     SECTION 4.4  General Prohibitions. The Trust shall not:

          (a) Borrow money from or loan money to any Interestholder or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of the Trust's Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis;

          (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient Commodities positions of the Trust so as to restore the Trust's account to proper margin status in the event that the Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

        (c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act, and the regulations promulgated thereunder;

        (d) Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Interests in the Trust;

        (e) Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Manager(s) may take into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Trust;

         (f) Permit rebates to be received by the Managing Owner or any aAffiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

        (g) Permit the Trading Manager(s) to share in any portion of brokerage fees related to commodity brokerage services paid by the Trust with respect to its commodity trading activities;

          (h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Interests)
(i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

          (i) permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions; and

          (j)  Enter into any exclusive brokerage contract.

    SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Interestholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

    SECTION 4.6  Indemnification of the Managing Owner.

         (a) The Managing Owner shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate.
All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner.
Any indemnification under this Section 4.6(a), unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing
Owner is proper in the circumstances because it has met the applicable standard of conduct set forth hereunder.

          (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

          (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

          (d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

          (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advancement; and
(iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

          (f)  The term "Managing Owner" as used only in this
Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner's authority as set forth in this Trust Agreement.

          (g) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner's (or assignee's) obligations or liabilities unrelated to the Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.

     SECTION 4.7  Expenses.

          (a) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and sale of Interests. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Interests and in offering, distributing and processing the Interests under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Interests, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

          (b) All ongoing charges, costs and expenses of the Trust's operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities, (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Interestholders, (iii) the payment of any distributions related to redemption of Interests, (iv) services of accountants employed by Affiliates of the Managing Owner, (v) postage, insurance and filing fees, (vi) client relations and services, (vii) computer equipment and system development, (viii) the fees to be paid to the Trust's Commodities broker, (ix) required payments to the Trust's Trading Manager and other unaffiliated third party service providers, such as the Trustee, independent legal counsel and independent certified public accounts, and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto), shall be billed to and paid by the Managing Owner or an affiliate of the Managing Owner.

          (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.

     SECTION 4.8 Compensation to the Managing Owner. Except as provided in Section 7.1(c) with respect to the payment of redemption charges, the Managing Owner shall not, in its capacity as Managing Owner, receive any salary, fees, profits or distributions. The Managing Owner shall, in its capacity as an Interestholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

     SECTION 4.9 Other Business of Interestholders. Except as otherwise specifically provided herein, any of the Interestholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is an Interestholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except where such venture will not have an adverse economic effect on the business of the Trust.

     SECTION 4.10 Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days' prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding at least a majority in interest (over 50%) of the outstanding Interests (excluding Interests of the Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding at least a majority in interest (over 50%) of the outstanding Interests (not including Interests held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Interest at the Net Asset Value thereof on the next Redemption Date following the date of removal or withdrawal.

     SECTION 4.11  Authorization of Registration Statement.  Each
Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statement on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Business Trust Statute or any applicable law, rule or regulation.

     SECTION 4.12 Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity at the Trust's expense as may be necessary or proper to enforce or protect the Trust's interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust's assets, and thereafter out of the assets of the Managing Owner.
                                 ARTICLE V

                          TRANSFERS OF INTERESTS

     SECTION 5.1 General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Interests or any part of his right, title and interest in the capital or profits of the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

     SECTION 5.2  Transfer of Managing Owner's General Interests.

          (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner's General Interests shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statue, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver of liquidator for itself or of all or any substantial part of its properties.

          (b) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Interests, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

          (c) Upon assignment of all of its Interests, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under
Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

     SECTION 5.3  Transfer of Limited Interests.

          (a) Permitted assignees of the Limited Owners shall be admitted as substitute Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner, which may be withheld in the Managing Owner's sole and absolute discretion. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain the Trust's tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership or to avoid adverse legal consequences to the Trust.

               (i) A substituted Limited Owner is a permitted assignee that has been admitted to the Trust as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Trust reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Trust.

               (ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Interests with the consent of the Managing Owner, as provided below in
          Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Trust's transactions or to inspect the Trust's books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Interests assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

               (iii)     A Limited Owner shall bear all costs
          (including attorneys' and accountants' fees) related to any transfer, assignment, pledge or encumbrance of his Limited Interests.

          (b) No permitted assignee of the whole or any portion of a Limited Owner's Limited Interests shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

               (i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner.

               (ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

               (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgement and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

               (iv) Upon the request of the Managing Owner, an opinion of the Trust's independent legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust's tax classification as a partnership or cause the Trust to be deemed a publicly traded partnership, and (ii) the assignment does not violate this Trust Agreement or the Business Trust Statute.

          (c)  Any Person admitted to the Trust as an
Interestholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

          (d)(i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Interests, applicable federal securities and state "Blue Sky" laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Interests to any assignee by a written assignment (on a form acceptable to the Managing
Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Interest (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only under the following circumstances: (A) if necessary, in the judgment of the Managing
Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of Trust income or loss; or (B) if, as a result of such assignment, the Trust would be unable to satisfy at least one of the safe harbors for avoiding treatment as a publicly traded partnership provided in Treas. Reg. S 1.7704-1(e) (or under other safe harbors established by the IRS that protect against treatment as a publicly traded partnership); or (C) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). The Managing Owner shall withhold its consent to assignments made under the foregoing circumstances, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as an Interestholder for all purposes hereunder, including the payment of any cash distribution. The
Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

               (ii) Except as specifically provided in this Trust Agreement, a permitted assignee of an Interest shall be entitled to receive distributions from the Trust attributable to the Interest acquired by reason of such assignment from and after the effective date of the assignment of such Interest to him. The "effective date" of an assignment of a Limited Interest as used in this clause shall be the first day of the next succeeding calendar month, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least thirty (30) days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the "effective date" of an assignment of an Interest in the Trust shall be the first day of the calendar month immediately following the month in which the written instrument of assignment is received by the Managing Owner.

               (iii)     Anything herein to the contrary
          notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

          (e)(i) No assignment or transfer of an Interest may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Interest transferred shall be deemed sold by the transferor to the Trust immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

               (ii) No assignment or transfer of an interest in the Trust may be made which would contravene the NASAA
          Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intrafamily assignment, family dissolutions and transfers to affiliates), which would result in either the assignee or the assignor holding Interests valued at less than $5,000 (or $2,000 in the case if IRAs), provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in the Trust.

               (iii) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve
          (12) consecutive month period no assignment or transfer of an Interest may be made which would result in increasing the aggregate total of Interests previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the outstanding Interests. This limitation is hereinafter referred to as the "forty-nine percent (49%) limitation"; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of an Interest would otherwise take place by operation of law (but not including any transfer referred to in clause
          (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Interest(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Interest(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of said Interest(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.

          (f) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (g) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each Interestholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

                                ARTICLE VI

                       DISTRIBUTION AND ALLOCATIONS

     SECTION 6.1 Capital Accounts. A capital account shall be established for each Interestholder on the books of the Trust (such account sometimes hereinafter referred to as a "book capital account"). The initial balance of each Interestholder's book capital account shall be the amount of his initial Capital
Contribution to the Trust.

     SECTION 6.2 Monthly Allocations. As of the close of business (as determined by the Managing Owner) on the last Business Day of each calendar month during each Fiscal Year of the Trust, the following determinations and allocations shall be made:

          (a) First, any increase or decrease in the Trust's Net Asset Value as of such date as compared to the next previous determination of Net Asset Value shall be credited or charged to the book capital accounts of the Interestholders in the ratio that the balance of each Interestholder's book capital account bears to the balance of all Interestholders' book capital accounts; and

          (b) Next, the amount of any distribution to be made to an Interestholder and any amount to be paid to an Interestholder upon redemption of his Interests shall be charged to that Interestholder's book capital account as of the applicable record date and Redemption Date, respectively.

     SECTION 6.3 Allocation of Profit and Loss for United States Federal Income Tax Purposes. As of the end of each Fiscal Year of the Trust, the Trust's recognized profit and loss shall be allocated among the Interestholders pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

          (a) First, the Profits or Losses of the Trust shall be allocated pro rata among the Interestholders based on their respective book capital accounts as of the last of each calendar month in which such Profits or Losses accrued.

          (b) Next, Disposition Gain or Disposition Loss from the Trust's trading activities for each Fiscal Year of the Trust shall be allocated among the Interestholders as follows:

               (i) There shall be established a tax capital account with respect to each outstanding Interest. The initial balance of each tax capital account shall be the amount paid by the Interestholder to the Trust for the Interest. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the

          Interestholder who shall hold the
          Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Interestholder with respect to the Interest (other than on redemption of Interests); and (C) If an Interest is redeemed, the tax capital account with respect to such Interest shall be eliminated on the Redemption Date.

               (ii) Disposition Gain realized during any calendar month shall be allocated first among all Interestholders whose book capital accounts shall be in excess of their Interests' tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current calendar month, described in
          Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholder's excesses.

               (iii) Disposition Gain realized during any calendar month that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Interestholders who were Interestholders during such month in the ratio that each such Interestholder's book capital account bears to all such Interestholders' book capital accounts for such month.

               (iv) Disposition Loss realized during any calendar month shall be allocated first among all Interestholders whose Interests' tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current calendar month, described in
          Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholders' excesses.

               (v) Disposition Loss realized during any calendar month that remains after the allocation pursuant to
          Section 6.3(b)(iv) above shall be allocated to those Interestholders who were Interestholders during such calendar month in the ratio that each such Interestholder's book capital account bears to all such Interestholders' book capital accounts for such calendar month.

          (c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of an Interest whether or not the holder is a substituted Limited Owner. For purposes of this
Section 6.3, tax allocations shall be made to the Managing Owner's Interests on an Interest-equivalent basis.

          (d) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this Section
6.3 is intended to allocate taxable income and loss among Interestholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Interestholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between an Interestholder's book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

          (e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Interest for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of an Interest, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Interests held by the same Interestholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Interestholders (subject to the same limitation).

     SECTION 6.4 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which the Trust shall make with respect to the Interests; provided, however, that the Trust shall not make any distribution that violates the Business Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Interests in the ratio in which the number of Interests held of record by each of them bears to the number of Interests held of record by all of the Interestholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of an Interest shall not exceed the book capital account for such Interest.

     SECTION 6.5 Admissions of Interestholders; Transfers. For purposes of this Article VI, Interestholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Interests acquired by such Interestholder or in respect of additional Interests acquired by an existing Interestholder, as of the first day of the calendar month following the calendar month in which such Interestholder's subscription or additional Capital Contribution, as the case may be, is accepted, or the transfer of Interests to such Interestholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.2(b) shall be deemed admitted on the date determined pursuant to such Section. Any Interestholder to whom an Interest had been transferred shall succeed to the tax and book capital accounts attributable to the Interest transferred.

     SECTION 6.6  Liability for State and Local and Other Taxes.
In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Interestholder's allocable share of Trust income, the amount of such taxes shall be considered a loan by the Trust to such Interestholder, and such Interestholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing
Owner's request therefor. Such Interestholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Interests of the foreign Interestholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Interestholder in respect of its Interests so redeemed, or in respect of any other actual distribution by the Trust to such Interestholder, shall be reduced by any obligations owed to the Trust by the Interestholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Interestholder shall be treated as an actual distribution to such Interestholder for all purposes of this Trust Agreement.


                                ARTICLE VII

                                REDEMPTIONS

     SECTION 7.1 Redemption of Interests. The Interestholders recognize that the profitability of the Trust depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Trust profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Interestholders will be on a limited basis. Nevertheless, the Interestholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Interests prior to the dissolution of the Trust. In that regard and subject to the provisions of Section 4.2(h):

          (a) Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem any Limited Interest or portion thereof that he owns immediately following the close of business on the last day of a month following the date the Managing Owner is in receipt of written notice of redemption for at least ten (10) days (a "Redemption Date"), commencing with the end of the first full calendar month of Trust trading activity. Interests will be redeemed on a "first in, first out" basis based on time of receipt of redemption requests. If an Interestholder (or permitted assignee thereof) is permitted to redeem any or all of his Interests as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Interestholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

          (b) Subject to the provisions of Section 13.1(h), in the event that the Net

Asset Value per Interest as of the close of any Business Day shall decrease to less than fifty percent (50%) of the Net Asset Value per Interest as of the last day of the preceding month, Limited Owners shall be given notice of such event, as provided in Section 9.4 hereof. In such event, (i) the Managing Owner will cease its commodity trading activities for twenty (20)
Business Days and (ii) Limited Owners shall be permitted to redeem one or more whole or fractional Interests that they own by notifying the Managing Owner of their intent to redeem. Such special redemptions will be effective as of the twentieth (20th)
Business Day following the mailing date of the notice described in
Section 9.4 hereof (the "Special Redemption Date"), provided the
Managing Owner is in receipt of such notice from the Limited Owner for a least five (5) Business Days. Interests will be valued as of the close of business on the Special Redemption Date.

          (c) The value of an Interest for purposes of redemption shall be the book capital account balance of such Interest at the close of business on the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement; provided, however, that Interests which are redeemed on or prior to the end of the first and second six-month periods after such Interests are sold will be assessed redemption charges of 4% and 3%, respectively, which redemption charges will be paid to the Managing Owner, provided, however, that no such redemption charges will be imposed with respect to any Interests in the event that the Limited Owner thereof certifies to the Trust that the Interests are being redeemed as a result of an increase in fees and expenses imposed on the Trust above those disclosed in the Prospectus. If redemption of an Interest shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Interestholder of record, as well as all amounts which shall be owed by all permitted assignees of such Interests, shall be deducted from the Net Asset Value of such Interests upon redemption.

          (d) The effective date of redemption shall be the Redemption Date and payment of the value of the redeemed Interests generally shall be made within ten (10) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust, except any liability to Interestholders on account of their Capital Contributions, have been paid or there remains property of the Trust sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Interests of the proportionate part of the value of redeemed Interests represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Interests will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(e) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least ten (10) Business Days.

          (e) A Limited Owner (or any permitted assignee thereof) wishing to redeem Interests must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Interests sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Interests to be redeemed and that such Interests are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within ten (10) Business Days following the Redemption Date whether or not their Interests will be redeemed, unless payment for the redeeming Interests is made within that ten (10) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

          (f) The Managing Owner may suspend temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust's ability to operate in pursuit of its objectives. In addition, the Managing Owner may mandatorily redeem Interests pursuant to Section 4.2(h).

          (g) Interests that are redeemed shall be extinguished and shall not be retained or reissued by the Trust.

          (h) Except as discussed above, all requests for redemption in proper form will be honored, and the Trust's positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption Date.

     SECTION 7.2 Redemption By the Managing Owner. Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust's Managing Owner, the Managing Owner shall not transfer or redeem any of its General Interests to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the Trust.

                               ARTICLE VIII

                            THE LIMITED OWNERS

     SECTION 8.1  No Management or Control; Limited Liability.  The
Limited Owners shall not participate in the management or control of the Trust's business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate and profits remaining in the Trust, if any. Except as provided herein, each Limited Interest owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited
Owner in his capacity as a Limited Owner, nor shall any Limited
Owner have a drawing account or earn interest on his contribution.

     SECTION 8.2 Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

          (a) The Limited Owners shall have the right to obtain information of all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney's fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner's request for such information was not reasonably related to the Limited Owner's interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

          (b) The Limited Owners shall receive from the Trust the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

          (c) Except for the Limited Owners' redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. No Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

          (d) Limited Owners holding at least a majority in interest (over 50%) of the outstanding Interests (not including
Interests held by the Managing Owner and its

Affiliates, including the commodity broker) may vote to (i) continue the Trust as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10, (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of the Trust, or the brokerage fees paid by the Trust, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (viii) terminate the Trust as provided in Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days' prior written notice.

     Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

     SECTION 8.3  Limitation on Liability.

          (a)  Except as provided in Sections 4.6(g), 5.3(h) and
6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Subscription Agreement delivered in connection with his purchase of Interests. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

          (b) The Trust shall indemnify, to the full extent permitted by law, to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Interests) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of the Trust (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

          (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners' personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

                                ARTICLE IX

                       BOOKS OF ACCOUNT AND REPORTS

     SECTION 9.1 Books of Account. Proper books of account shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust's business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

     SECTION 9.2 Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

     SECTION 9.3 Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

     SECTION 9.4 Calculation of Net Asset Value. Net Asset Value will be estimated on each Business Day. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value per Interest. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value per

Interest to less than 50% of the Net Asset Value per Interest as of the last day of the preceding month within seven (7) Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof.

     SECTION 9.5 Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Manager or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Interests such changes may have. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

     SECTION 9.6 Maintenance of Records. The Managing Owner shall maintain (a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Interests owned by, all Interestholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust's federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

     SECTION 9.7 Certificate of Trust. Except as otherwise provided in the Business Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement.

     SECTION 9.8 Registration of Interests. Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust's principal place of business, an Interest Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Interests and of transfers of Interests. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Interest shall be registered in the Interest Register as the Interestholder of such Interest for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

                                 ARTICLE X

                                FISCAL YEAR

     SECTION 10.1 Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Partnership shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 1995. The Fiscal Year in which the Trust shall terminate shall end on the date of termination of the Trust.
                                ARTICLE XI

                  AMENDMENT OF TRUST AGREEMENT; MEETINGS

     SECTION 11.1  Amendments to the Trust Agreement.

          (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding at least ten percent (10%) of the then outstanding Interests. Following such proposal, the Managing Owner shall submit to the Limited Owners a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding at least a majority in interest (over 50%) of the then outstanding Interests (excluding Interests held by the Managing Owner and its Affiliates), or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Interests than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Interestholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this
Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.

          (b) Notwithstanding any provision to the contrary contained in Section

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11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust
Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the Trust as a partnership for federal income tax purposes.

          (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Interestholders if the Trust is advised at any time by the Trust's accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law.
The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

          (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Business Trust Statute, to reflect such change.

          (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under
Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

     SECTION 11.2 Meetings of the Trust. Meetings of the Trust may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding at least ten percent (10%) of the outstanding Interests. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited
Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Interestholders of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited
Owners for the debts of the Trust. Interestholders may vote in person or by proxy at any such meeting.

     SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Interestholders by vote may be taken without a meeting on written consent setting forth the actions so taken, signed by the holders of the Interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which holders of all Interests entitled to vote thereon were present and voted.


                                ARTICLE XII

                                   TERM

     SECTION 12.1 Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2015, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.


                               ARTICLE XIII

                                TERMINATION

     SECTION 13.1 Events Requiring Dissolution. The Trust shall dissolve at any time upon the happening of any of the following events:

          (a)  The expiration of its term as provided in Article
XII hereof.

          (b) The filing of a certificate of dissolution or revocation of the charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) of the Managing Owner, or upon the withdrawal, removal, adjudication of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an "Event of Withdrawal") unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining

Interestholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal of a Managing Owner and a failure of the Interestholders to continue the business of the Trust and appoint a successor Managing Owner as provided in clause (b)(ii) above, within one hundred and twenty
(120) days of such Event of Withdrawal, Limited Owners holding a majority in interest (over 50%) of the outstanding Interests (not including Interests held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new business trust (the "Reconstituted Trust") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited
Owners of the Trust shall be bound thereby and continue as Limited
Owners of the Reconstituted Trust.

          (c) The occurrence of any event which would make unlawful the continued existence of the Trust.

          (d) In the event that subscriptions for at least 100,000 Interests are not sold during the Initial Offering Period.

          (e) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

          (f)  The Trust becomes insolvent or bankrupt.

          (g) The vote of Limited Owners holding more than fifty percent (50%) of the outstanding Interests (which excludes the Interests of the Managing Owner) to terminate the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such termination.

          (h)  The decline of the Net Asset Value of the Trust
Estate by fifty percent (50%) from the Net Asset Value of the Trust Estate (i) at the commencement of the Trust's trading activities or
(ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

          (i) The determination of the Managing Owner that the Trust's aggregate net assets in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust.

     The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Interests except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in
Article IX hereof relating to the Books of Account and reports of the Trust.

     SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Trust, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Interestholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Interestholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Interestholder to the Trust, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Interestholders pursuant to Article VI. After the distribution of all remaining assets of the Trust, the Managing Owner will contribute to the Trust an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust to its creditors, and the balance, if any, shall be distributed to those Interestholders in the Trust whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

     SECTION 13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Business Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.


                                ARTICLE XIV

                             POWER OF ATTORNEY

     SECTION 14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

          (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Interestholders under the laws of any jurisdiction;

          (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

          (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

     SECTION 14.2  Effect of Power of Attorney.  The Power of
Attorney concurrently granted by each Limited Owner to the Managing
Owner:

          (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

          (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

          (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Interests; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

     Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

     SECTION 14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.


                                ARTICLE XV

                               MISCELLANEOUS

     SECTION 15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof;
provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section
15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Business Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Interestholders or this Trust
Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Business Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law.
The Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     SECTION 15.2 Provisions In Conflict with Law or Regulations.

          (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Business Trust Statute or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

          (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

     SECTION 15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

     SECTION 15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Interests, notices of assignment, transfer, pledge or encumbrance of Interests, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if telegraphed, by prepaid telegram; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Interests shall be effective upon timely receipt by the Managing Owner in writing.

     SECTION 15.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     SECTION 15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Interestholders. For purposes of determining the rights of any Interestholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Interestholders and permitted assignees, and all Interestholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

     SECTION 15.7  No Legal Title to Trust Estate.  The
Interestholders shall not have legal title to any part of the Trust
Estate.

     SECTION 15.8 Creditors. No creditors of any Interestholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

     SECTION 15.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
                                   A-50

          IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.


                              WILMINGTON TRUST COMPANY,
                              as Trustee


                              By:
                                 ------------------------------------
                              Name:
                              Title:


                              PRUDENTIAL SECURITIES FUTURES
                              MANAGEMENT INC.,
                              as Managing Owner


                              By:
                                 ------------------------------------
                              Name:
                              Title:


                              All Limited Owners now and hereafter
                              admitted as Limited Owners of the
                              Trust, pursuant to powers of
                              attorney now and hereafter executed
                              in favor of, and granted and
                              delivered to, the Managing Owner


                              By:
                                 ------------------------------------
                                        Attorney-in fact

PAGE

                                EXHIBIT A


                           CERTIFICATE OF TRUST
                                    OF
                       WILLOWBRIDGE STRATEGIC TRUST
                       ----------------------------


     THIS Certificate of Trust of WILLOWBRIDGE STRATEGIC TRUST (the "Trust"), dated October 16, 1995, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. S 3801 et seq.).

  1. Name. The name of the business trust formed hereby is WILLOWBRIDGE STRATEGIC TRUST.

  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington
Trust Company, Rodney Square North, 1100 North Market Street,
Wilmington, Delaware 19890, Attention: Corporate Trust
Administration.

  3. Effective Date. This Certificate of Trust shall be effective as of its filing.

  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                WILMINGTON TRUST COMPANY,
                                as trustee


                               By:
                                 ------------------------------------
                                 Name:
                                 Title:

                                 EXHIBIT B
                       WILLOWBRIDGE STRATEGIC TRUST
                         REQUEST FOR REDEMPTION

                                                             , 19
                                                     (Please date)
PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
c/o Prudential Securities Incorporated
P.O. Box 2016
Peck Slip Station
New York, New York 10272
Attention:

Dear Sirs:

     I hereby request redemption of the number of limited liability beneficial interests ("Interests") of Willowbridge Strategic Trust ("Trust") specified below, subject to all of the conditions set forth in the Trust Agreement, as described in the prospectus:

(specify number of Interests to be redeemed)

     Redemption will be effective as of the close of business on the last day of the month in which this Request for Redemption is received by the Managing Owner on at least ten (10) days' prior written notice ("Redemption Date"). The first permissible Redemption Date shall be the end of the first full month of Trust trading activity. I understand that Interests redeemed on or prior to the end of the first and second successive six month periods after their sale will pay a redemption charge of 4% and 3% of the Net Asset Value at which they are redeemed, respectively. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Interest or Interests to which this Request for Redemption relates, with full power and authority to request Redemption of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York or by a member of a registered national securities exchange.

United States Taxable Limited Owners Only

     Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only

     Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

          SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
                IN WHICH INTERESTS OF TRUST ARE REGISTERED

                   INTERESTS REGISTERED IN THE NAME(S) OF:

Type or Print Name                          Social Security or Taxpayer ID

Street

City                             State                  Zip Code

Account #                      Type              FA
                                 B-1

                             SIGNATURE(S)
                             Individual Owner(s) or Assignee(s)

Signature(s) Guaranteed by:

                             Signature(s) of owner(s) or assignee(s)

                             Entity Owner (or assignee)


Signature(s) Guaranteed by:

                             By:
                             (Trustee, partner, or authorized officer.
                             If a corporation, include certified copy
                             of authorizing resolution.)

NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                                  Plan Participant

Signature(s) Guaranteed by:
                                  Type or Print Name

                                  (Signature)

THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE MANAGING OWNER AT LEAST TEN
(10) DAYS PRIOR TO THE LAST DAY OF THE QUARTER IN WHICH REDEMPTION IS TO BE EFFECTIVE.
                                 B-2

                                   EXHIBIT C

                         WILLOWBRIDGE STRATEGIC TRUST
                           SUBSCRIPTION AGREEMENT FOR
                     LIMITED LIABILITY BENEFICIAL INTERESTS

INSTRUCTIONS--please read carefully

A. Using a typewriter or printing in ink, check the appropriate box and fill in the blanks as directed herein.

CHECK THE APPROPRIATE BOX

Boxes    (i)  NEW SUBSCRIBER(S)

         (ii) EXISTING OWNER(S) ADDING LIMITED INTERESTS

         a) INFORMATION IS THE SAME AS IN THE ORIGINAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.

         b) INFORMATION HAS CHANGED FROM THE ORIGINAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY; CONSEQUENTLY. FOLLOW INSTRUCTIONS FOR NEW SUBSCRIBERS (i).

Number 1 TOTAL DOLLAR AMOUNT OF SUBSCRIPTION. MINIMUM INVESTMENT $5,000 FOR INDIVIDUALS OR INSTITUTIONS OR ERISA PLANS (EXCEPT IRAs), $2,000 FOR IRAs AND OTHER QUALIFIED ACCOUNTS. ONCE THE MINIMUM IS MET, ADDITIONAL PURCHASES MAY BE MADE IN $100 INCREMENTS. EXISTING INVESTORS (EXCEPT IN CERTAIN STATES) MAY SUBSCRIBE FOR ADDITIONAL INTERESTS IN $100 INCREMENTS. (NEW SUBSCRIPTION AGREEMENTS ARE REQUIRED WITH EACH ADDITIONAL PURCHASE). SEE "STATE SUITABILITY REQUIREMENTS" ON C-7.

Number 2  SOCIAL SECURITY AND/OR TAXPAYER I.D. NUMBER.
          BACK UP WITHHOLDING BOX CHECKED (IF APPLICABLE).

Number 3  PRUDENTIAL SECURITIES ACCOUNT NUMBER.

Number 3a CHECK ONE OF THE BOXES TO INDICATE WHETHER YOU ARE A PRUDENTIAL
          SECURITIES EMPLOYEE.

Number 4  ACCOUNT TYPE BOX CHECKED (CHECK ONLY ONE BOX).

Number 5 CLIENT NAME, ADDRESS AND BUSINESS PHONE NUMBER. FOR IRA OR TRUST ACCOUNT INCLUDE: "FOR THE BENEFIT OF_____________." INSERT NET WORTH AND ANNUAL GROSS INCOME.

Number 6 ADDRESS REQUIRED IF #5 IS A P.O. BOX OR IS NOT THE INVESTOR'S RESIDENCE ADDRESS OR THE ENTITY'S PLACE OF FORMATION.

Number 7 TO BE COMPLETED AND SIGNED BY THE FINANCIAL ADVISOR. ALL SIGNATURE PAGES MUST BE COUNTERSIGNED BY THE BRANCH MANAGER.

Number 8  CLIENT(S) SIGNATURE(S) IF ACCOUNT TYPE IS INDIVIDUAL OR JOINT.

Number 9 CLIENT'S SIGNATURE IF ACCOUNT TYPE IS AN INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN WITHOUT ANY COMMON LAW EMPLOYEES.

Number 10 SIGNATURE OF AUTHORIZED CORPORATE OFFICER, PARTNER, TRUSTEE CUSTODIAN
          OR FIDUCIARY IF ACCOUNT TYPE IS A CORPORATION, PARTNERSHIP, TRUST, KEOGH WITH EMPLOYEES OR OTHER EMPLOYEE BENEFIT PLAN (E.G., PENSION OR PROFIT SHARING PLAN).

Number 11 SUBSCRIBER(S) MUST INITIAL EACH APPLICABLE REPRESENTATION AND
          WARRANTY IN THE SPACE PROVIDED IN THE LEFT MARGIN.

B. Subscribers must deliver to Prudential Securities or an Additional Seller a fully completed, dated, and signed Subscription Agreement for subscriptions no later than five days prior to the Initial Closing Date, as such date is determined by Prudential Securities, or during the Continuous Offering, NO LATER THAN FIVE (5) calendar days prior to the end of a month. A subscriber may not deliver his Subscription Agreement to the Trust's offices. If such delivery is made, the Subscription Agreement will be returned to the subscriber to be forwarded to his Prudential Securities branch office or to an Additional Seller.

C. U.S. subscribers must have W-9s and non-U.S. subscribers must have W-8s on file with Prudential Securities.

PAGE

SUBSCRIPTION AGREEMENT and POWER OF ATTORNEY
Willowbridge Strategic Trust

SUBSCRIBER(S) (check status) -

(i) / /  New Subscriber(s)             [(complete Items 1 through 6, plus Items
                                       8, 9 or 10 (as applicable) plus Item 11, and have FA and Branch Manager fill out
                                       Item 7)]

(ii) / /  Existing Owner(s)            [(a) if information previously provided
                                       remains accurate: complete item 1, plus
                                       Items 8, 9 or 10 (as applicable) plus
                                       Item 11; and have FA and Branch Manager
                                       fill out Item 7; (b) if information has
                                       changed, follow instructions for new
                                       subscriber(s).]

1. Total Dollar Amount of Subscription    $

2. Social Security Number        3. Prudential Securities Account Number of
                                    Subscriber

   Taxpayer I.D. Number          3a. Is the Subscriber a Prudential Securities
                                     Employee
                          / /  Yes        / /  No

    or

I have checked the following box because I (we) am (are) subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:

4. Check Account Type

/ / Individual Ownership                           / / Corporation
/ / Joint Tenants with Right of Survivorship       / / Keogh Plan (no common
    (All tenants' Signatures required)                 law employees)

/ / Tenants in Common (All tenants' Signatures
    required)
/ / Community Property (Both Signatures required)  / / Other Employee Benefit
                                                       Plan (e.g., Pension,
/ / Custodian                                          Profit  Sharing, Keogh
/ / Partnership                                        plan with employees)
/ / Trust                                          / / Individual Retirement
                                                        Account (Non-PSI
                                                        employees)
/ / UGMA or UTMA             / / INDIVIDUAL RETIREMENT ACCOUNT (PSI
                                                         employees)


5. Full Name of Account, Joint Owners, Trustee, if trust account, Custodian, if custodian account or other Authorized Person, if Partnership, Corporation or Institutional Trustee or Plan fiduciary (No Initials).

    Mailing Address. If trust or custodian account, address of Trustee, Custodian or Plan Fiduciary.
    City           /State    Zip Code   Country    Business Telephone No. or
                                                   if none, Home No.

    New Worth of Subscriber (exclusive of home, home furnishings and automobiles): $

    Annual Gross Income of Subscriber: $

6. The following information must be provided if the above address is a P.O. Box or is not the investor's residence address or the entity's place of formation.

    Residence Address (P.O. Box alone not acceptable).

    City           /State    Zip Code  Country

7. FINANCIAL ADVISOR USE ONLY (MUST BE COMPLETED IN FULL, AND, EXCEPT FOR SIGNATURE, MUST BE TYPED OR LEGIBLY PRINTED IN INK BY FINANCIAL ADVISOR, ILLEGIBLE OR INCOMPLETE DOCUMENTS WILL BE REJECTED)

    The undersigned FA hereby certifies that: (1) the FA has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the Limited Interests as set forth in the Prospectus; and
    (2) the FA has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments, and any other information known by the FA) that (a) the purchase of the Interests is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Limited Interests, the restrictions on the transferability of the Interests and the background and qualifications of the FA.

    Does the undersigned FA have discretionary authority for the account of the
    person(s) named above?      Yes        No

    The FA must insure that a current Prospectus, together with the most recent Monthly Report of the Trust, has been furnished to the person(s) named above under the caption "Subscriber(s)."
                                 C-2

    PRINT FULL NAME OF FA                      FA#  WIRE CODE OF BRANCH

    FA'S SIGNATURE                             FA'S TELEPHONE NUMBER

      I have received all documents required to accept this subscription and acknowledge the suitability of the subscriber and the amount of the subscription for the trust. If the subscriber is other than an individual subscriber, I acknowledge that my review of the subscriber's governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

                                                        (   )
BRANCH MANAGER'S SIGNATURE FOR ALL ACCOUNTS         BRANCH MANAGER'S TELEPHONE
                                                    NUMBER

SIGNATURE(S) --    DO NOT SIGN WITHOUT READING THE "REPRESENTATIONS AND
                   WARRANTIES" AND "NOTICE OF RISKS TO SUBSCRIBERS" AND
                   FAMILIARIZING YOURSELF WITH THE PROSPECTUS INCLUDING, (I)
                   THE FUNDAMENTAL RISKS AND POSSIBLE FINANCIAL HAZARDS
                   OF THIS  INVESTMENT, INCLUDING THE RISK OF LOSING YOUR
                   ENTIRE INVESTMENT; (II) THE LACK OF LIQUIDITY OF THIS
                   INVESTMENT; (III) THAT LIMITED OWNERS MAY NOT TAKE PART IN
                   THE MANAGEMENT OF THE TRUST; (IV) THE EXISTENCE OF ACTUAL
                   AND POTENTIAL CONFLICTS OF INTEREST IN THE STRUCTURE AND
                   OPERATION OF THE TRUST; (V) THE TRUST'S FEE STRUCTURE; (VI)
                   THAT THE PERFORMANCE AND PRO FORMA TABLES INCLUDED IN THE
                   PROSPECTUS MUST BE READ ONLY IN CONJUNCTION WITH THE NOTES
                   THERETO; (VII) THE TAX CONSEQUENCES OF AN INVESTMENT IN THE
                   TRUST; (VIII) THE LIMITATIONS ON LIMITED LIABILITY; (IX)
                   THAT THERE ARE SUBSTANTIAL RESTRICTIONS ON THE
                   TRANSFERABILITY OF INTERESTS; AND (X) THE TRUST'S STRUCTURE
                   AND PROPOSED HIGHLY LEVERAGED TRADING ACTIVITIES.

    Payment of the above subscription will be made by charging the subscriber's account with Prudential Securities incorporated or any Additional Seller. In the event that the subscriber does not have a customer account with Prudential Securities Incorporated or any Additional Seller or does not have sufficient funds in its existing account, the Subscriber should make appropriate arrangements with its financial advisors, if any, and if none, should contact its local Prudential Securities Incorporated branch office or the branch office of any Additional Seller.

                  SIGN BELOW UNDER CORRESPONDING ACCOUNT TYPE


8.  INDIVIDUAL OR JOINT SUBSCRIPTION

    If this subscription is for a joint account, the statements, representations, warranties, and undertakings set forth above will be deemed to have been made by each owner of the account

    X                                  X
    (Signature of Subscriber)          (Signature of Joint Owner, if any) Date

    (Print or Type Name of Signatory)  (Print or Type Name of Signatory)

9. IRA AND KEOGH PLAN (WITHOUT COMMON LAW EMPLOYEES) SUBSCRIPTION

    X
    (Signature of IRA beneficiary or plan participants)    Date

    (Print or Type Name of Signatory)

10. ENTITY (CUSTODIAN, CORPORATION, PARTNERSHIP, TRUST, EMPLOYEE BENEFIT PLAN) SUBSCRIPTION

    The undersigned corporate officer, partner, or trustee custodian or fiduciary hereby certifies and warrants that s/he has full power and authority from and on behalf of the entity named below and (as applicable) from its shareholders, partners, or beneficiaries or plan participants to complete, execute, and deliver this Subscription Agreement on their behalf including on behalf of the plan participants, and trust or custodial account beneficiaries, and that investment in the Trust has been affirmatively authorized by the governing board or body, if any, of the entity (if a corporation or partnership) and is not prohibited by law or the governing documents of the entity.

    (Type or Print Name of Entity, Trust or Custodial Account)

    X
    (Signature of Authorized Corporate Officer, Partner, Trustee Custodian or
     Fiduciary)       Date

    (Print or Type Name of Signatory)

PAGE

11.    REPRESENTATIONS AND WARRANTIES

       I (we) hereby represent and warrant to the Managing Owner and the Trust as follows (please initial each applicable representation and warranty):

____       (1) I (we) satisfy one of the following financial standards outlined below for subscription in the Trust. I (we) am (are) not acting on behalf of an Employee Benefit Plan and I (we) have either (A) a net worth (exclusive of home, home furnishings, and automobiles) of at least $150,000 or (B) a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000 and not more than 10% of my net worth is invested in the Trust. If I (we) am (are) acting on behalf of an IRA or a Keogh Plan which covers no common law employees, each Participant meets and, if I (we) am (are) a participant in a Plan, it meets the net worth and gross income requirement in (A) or (B) above and its investment in the Trust does not exceed 10% of the assets of the IRA or Keogh Plan at the time of investment. If I (we) am (are) acting on behalf of an Employee Benefit Plan (other than an IRA or a Keogh Plan which covers no common law employees), the assets of the Plan are at least $150,000 and its investment in the Trust does not exceed 10% of the assets of the Plan at the time of investment. If I (we) am (are) a resident(s) of one of those states listed under "State Suitability Requirements", I (we) meet the more restrictive suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

____       (2)  The address set forth under the caption "Subscriber(s)" is my
       (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country. The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a Limited Owner, I (we) will immediately furnish such revised or corrected information to the Managing Owner. I (we) will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

____       (3) I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

____       (4) If the subscriber is a trust under an Employee Benefit Plan, none of the Trustee, Managing Owner, Prudential Securities, the Trading Manager, any other Selling Agent or any of their affiliates either: (A) has investment discretion with respect to the investment of the assets of such trust being used to purchase Limited Interests; (B) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such trust assets and that such advice will be based on the particular investment needs of the trust; or
       (C) is an employer maintaining or contributing to the trust.

____       (5) I (we) have received a Prospectus of the Trust which constitutes its Commodity Futures Trading Commission ("CFTC") Disclosure Document, as well as a copy of the most recent monthly report required by the CFTC.

____       (6) I (we) am (are) purchasing the Limited Interests for our own account.

   By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

12.    RISKS

       These securities are speculative and involve a high degree of risk.
       Risk Factors relating to the Interests which are more fully described in the Prospectus include the following: (i) futures, forward and options trading is speculative, volatile and highly leveraged; (ii) the Trust is largely reliant on the Trading Manager for success; (iii) past performance is not necessarily indicative of future results; (iv) a Limited Owner's tax liability is likely to exceed his cash distributions; (v) substantial charges will be imposed on the Trust; and it is estimated the Trust will have to achieve net trading profits (after taking interest income into account) of approximately 6.55% per annum in order to offset expenses, and of approximately 9.55% to also offset the 3% redemption charge imposed on an Interest being redeemed as of the end of the 12th month following its sale; (vi) Limited Owners will have limited voting rights and no control over the Trust's business; (vii) a Limited Owner could lose a substantial portion, or even all, of his investment; (viii) Limited Owners will have a limited ability to liquidate their Interests because transferability is restricted, redemption is limited and no trading market exists; (ix) actual and potential conflict of interests exist; and (x) Prudential Securities and its affiliates have been involved in several lawsuits, investigations, and enforcement actions by regulatory authorities, including various matters surrounding allegations relating to the sale of interests in over 700 non-commodities limited partnerships. See "Risk Factors" in the Prospectus.

         THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT

                      WILLOWBRIDGE STRATEGIC TRUST
                      UNITS OF BENEFICIAL INTEREST

       BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
              SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                 SECURITIES ACT OF 1933 OR THE SECURITIES
                            EXCHANGE ACT OF 1934

                        SUBSCRIPTION AGREEMENT AND
                              POWER OF ATTORNEY

Willowbridge Strategic Trust
Prudential Securities Futures
  Management Inc.
One New York Plaza
New York, New York  10292

Dear Sirs:

         1. Subscription for Limited Interests. I hereby subscribe for the dollar amount of units of beneficial interest ("Limited Interests") in Willowbridge Strategic Trust (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of employee benefit plans, except in the case of certain states, see State Suitability Requirements attached hereto) at a purchase price per Limited Interest of $100 during the Initial Offering Period and Net Asset Value during the Continuous Offering Period. Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples. Existing Limited Owners (except in certain states) may subscribe for additional Limited Interests in $100 increments. Fractional Limited Interests will be issued to three decimal places. The terms of the offering of the Limited Interests are described in the Trust's Prospectus. I have authorized my selling agent to debit my customer securities account in the amount of my subscription. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Limited Interests. My Financial Advisor shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted, by Prudential Securities Inc. to "The Bank of New York, as Escrow Agent for Willowbridge Strategic Trust, Escrow Account No. 386539", directly to the Escrow Agent. Prudential Securities Futures Management Inc. (the "Managing Owner") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. THE SALE OF LIMITED INTERESTS WILL NOT BE FINAL AND BINDING ON ANY SUBSCRIBER UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER SUCH SUBSCRIBER RECEIVES A FINAL PROSPECTUS. Thereafter, all subscriptions are irrevocable.

         Subscriptions generally must be submitted no later than five (5) calendar days prior to the end of a month in order to be invested in the Limited Interests as of the beginning of the following month.

         2. Representations and Warranties of Subscriber. I have received the Prospectus together with the most recent Monthly Report of the Trust. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "State Suitability Requirements" attached hereto. If subscriber is an employee benefit plan, the investment in the Limited Interests by such employee benefit plan is in compliance with all federal laws relating to such plans. If the subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, any Selling Agent or Additional Selling Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Limited Interests; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as the primary basis for investment decisions with respect to such Plan or trust assets and that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.
If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.

         3. Power of Attorney. In connection with my purchase of Limited Interests, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Limited Interests.

         4. Governing Law. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.


         PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY.

PAGE

STATE SUITABILITY REQUIREMENTS

All states except as listed below.

    The general suitability requirement for subscribers to the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000 or, failing that standard, have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000. In addition, the minimum aggregate purchase is $5,000 or $2,000 in the case of Individual Retirement Accounts.

Higher Suitability Requirement.

    The States listed below have more restrictive suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, "NW" means net worth exclusive of home, home furnishings and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes).

Alaska . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Arizona. . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

California . . . .   (a) $250,000 NW, or (b) $100,000 NW and $65,000 AI,
                     and not more than 25% of this offering may be sold in California.

Idaho. . . . . . .   No offers or sales permitted except in compliance with
                     Section 30-1435 of the Idaho Securities Regulations.

Iowa . . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
                     Minimum subscription for IRAs is $2,100.

Maine. . . . . . .   (a) $225,000 NW, or (b) $100,000 NW and $100,000 AI;
                     Minimum subscription for all investors (including IRAs) is $5,000. Additional increments for existing Limited
                     Owners must also be at least $5,000.

Massachusetts. . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

Michigan . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

Minnesota. . . . .   (a) $225,000 NW, or (b) $100,000 NW and $100,000 AI.

Mississippi. . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Missouri . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

Nebraska . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

New Hampshire. . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

North Carolina . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

Oklahoma . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Oregon . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Pennsylvania . . .   (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI.

South Dakota . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Tennessee. . . . .   (a) $250,000 NW, or (b) $60,000 NW and $60,000 TI.

Texas. . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

                 AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF NW

[LOGO]
                     WILLOWBRIDGE STRATEGIC TRUST I


      THIS PROSPECTUS CONSISTS OF THE ORIGINAL PROSPECTUS DATED FEBRUARY 7, 1996 (THE "ORIGINAL PROSPECTUS"), AND THIS SUPPLEMENT DATED OCTOBER [ ], 1996, SUPPLEMENTING THE ORIGINAL PROSPECTUS. UNLESS NOTED HEREIN, THE DISCLOSURE IN THE ORIGINAL PROSPECTUS REMAINS MATERIALLY ACCURATE.


                 THIS SUPPLEMENT CONTAINS THE FOLLOWING:


I. Certain information which is in addition to, or which amends the information set forth in, the Original Prospectus, including

      -- Updated financial and other information on the Trust and the Managing
         Owner.

      -- Past performance information for the Trust since trading commenced on May 1, 1996, through August 31, 1996.

      -- Past performance information for the five trading programs being used by the Trading Manager for the Trust, plus other trading programs offered by the Trading Manager.

      -- Past performance information relating to prior Prudential Securities sponsored funds, including funds in which the Trading Manager is making the trading decisions.

            THE DATE OF THIS SUPPLEMENT IS OCTOBER [  ], 1996

                                                                     [LOGO]
PAGE

                             TABLE OF CONTENTS

UPDATES AND MODIFICATIONS TO THE ORIGINAL PROSPECTUS

NOTES TO COVER PAGE. . . . . . . . . . . . . . . . . . . . . . . . . . .  3

SUMMARY OF THE PROSPECTUS. . . . . . . . . . . . . . . . . . . . . . . .  3
    Trading Manager. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    FEES, COMPENSATION AND EXPENSES. . . . . . . . . . . . . . . . . . .  3
    PROJECTED TWELVE-MONTH "BREAK-EVEN" ANALYSIS . . . . . . . . . . . .  3

DESCRIPTION OF THE TRADING MANAGER . . . . . . . . . . . . . . . . . . .  4
    The Managing Owner . . . . . . . . . . . . . . . . . . . . . . . . .  4

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  6

PAST PERFORMANCE INFORMATION . . . . . . . . . . . . . . . . . . . . . . 26
    The Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    Other Pools Sponsored by the Managing Owner and its Affiliate  . . . 27
    Trading Manager. . . . . . . . . . . . . . . . . . . . . . . . . . . 27

UPDATES AND MODIFICATIONS TO ORIGINAL PROSPECTUS

                           NOTES TO COVER PAGE

Note (1) (First paragraph, page 2)

       (a) The Trust commenced trading on May 1, 1996 following the initial closing for the Initial Offering Period. Interests currently are being sold on a monthly basis at their month-end Net Asset Value. As of October 1, 1996, $76,814,500 of Interests remain to be sold during the continuous offering.


                         SUMMARY OF THE PROSPECTUS

    This Supplement is intended for use beginning on October [ ], 1996, in conjunction with the Original Prospectus.

Trading Manager (Original Prospectus, page 8)

    Willowbridge's allocation of Trust assets among the five trading programs being used for the Trust is as follows:

                 XLIM            ARGO          TITAN       VULCAN       SIREN
                Program         Program      Program      Program      Program
Start of
Trading           50%             20%          10%          10%          10%
As of October
  1, 1996      55.07%          16.87%        9.92%        9.56%        8.58%

These proportions will continue to change as the Trust earns trading profits and incurs trading losses.


                        FEES, COMPENSATION AND EXPENSES
                     (Original Prospectus, page 17 and 54)

    Based on the Trust's trading activities through September 30, 1996, the fixed brokerage fee being paid to Prudential Securities is equivalent to approximately $54 per round turn transaction.


              PROJECTED TWELVE-MONTH "BREAK-EVEN" ANALYSIS

                 (Original Prospectus, pages 18 and 54)


   Based on the Trust's trading activities through September 30, 1996, the Trust is earning interest income on its assets at a rate of 5.15%, as compared to the estimated rate of 5.25% in the Original Prospectus. As a result, the estimated 12-month Break-Even Level Without Redemption Charges is adjusted slightly upward to 6.63% (from 6.55%) and to 9.63% after giving effect to Redemption Charges (from 9.55%).

                    DESCRIPTION OF THE TRADING MANAGER


The Trading Manager and its Principals (Original Prospectus, pages 29-30)

    The following persons have been added as principals of the Trading Manager:

    James J. O'Donnell is Vice President of Willowbridge. He oversees Willowbridge's computer and information needs, including trading information systems, accounting information systems and support for ongoing research of new computerized trading systems and effectiveness testing of existing trading systems. Mr. O'Donnell has been employed by Willowbridge since September 1, 1992. From June 1987 through August 1992, Mr. O'Donnell was Manager of Computer Information Systems at Caxton Corporation. From April 1979 through May 1987, Mr. O'Donnell was manager of Research Information Systems at Commodities Corporation. Prior to that, he was employed by Penn Mutual from September
1973 through March 1979 as Senior Programmer Analyst. He is a graduate of LaSalle University with a B.A. in mathematics.

    Steven R. Crane is Vice President of Willowbridge. He oversees the accounting and financial reporting for Willowbridge. Mr. Crane has been employed by Willowbridge since April 1993. Prior to that, he was employed by Caxton Corporation from April 1992 to April 1993 as a Senior Accountant. From September 1989 through April 1992, Mr. Crane worked as a Senior Auditor for Deloitte & Touche LLP. Mr. Crane is a Certified Public Accountant and a member of the AICPA. He graduated magna cum laude from North Carolina State University with a B.A. in accounting.

             THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

The Managing Owner  (Original Prospectus, pages 45-46)

    This section is modified to reflect that the Managing Owner is also the general partner and CPO of two additional commodity funds which were formed after the Original Prospectus, were organized under the laws of Ireland, and are being offered pursuant to CFTC Rule 4.7 exclusively to non-U.S. investors.

Directors and Officers of the Managing Owner  (Original Prospectus, pages 46-47)

    Donald Levine ceased acting as Secretary of both the Managing Owner and Seaport in October, 1996, and was replaced by David Buchalter.

    The following person has been added as a principal of the Managing Owner:

    Thomas T. Bales, born 1959, is a First Vice President of Futures Administration in the Futures Division for Prudential Securities and serves in various capacities for other affiliated companies. Prior to joining the Futures Division, Mr. Bales served as in-house counsel in the Law Department for Prudential Securities from October 1987 through May 1996. Mr. Bales joined Prudential Securities in November 1981 as an Analyst in the Credit Analysis Department and later served as a Section Manager.

                              CAPITALIZATION
                      (Original Prospectus, page 50)

                                                    As Adjusted
Title of Class                Outstanding             Maximum
General Interests . . . . . . $ 258,000    (a)              (b)

Limited Interests . . . . . .  23,185,500  (a)              (b)

Total Contributions . . . . .  23,443,500          $101,010,000


(a) As of October 1, 1996.

(b) The Trust may not sell more than $100,000,000 of Limited Interests. The maximum number of Limited Interests which may be sold to reach this $100,000,000 amount cannot currently be determined because Limited Interests are sold at their Net Asset Value, which amount fluctuates daily. General Interests also are sold at Net Asset Value.

                               EXPERTS
                       (Original Prospectus, page 90)


    The Statement of Financial Condition of Prudential Securities Futures Management Inc. as of December 31, 1995, and the Statement of Financial Condition of Willowbridge Strategic Trust as of December 31, 1995, and the Statement of Financial Condition of Prudential-Bache Capital Return Futures Fund 2, L.P. as of December 31, 1995 included in the Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm and given upon their authority as experts in accounting and auditing.

Deloitte &            Two World Financial Center      Telephone: (212) 436-2000
Touche LLP            New York, New York 10281-1414   Facsimile:(212) 436-5000
----------
     (LOGO)

                          INDEPENDENT AUDITORS' REPORT
To the Interestholders of
Willowbridge Strategic Trust:

We have audited the accompanying statement of financial condition of Willowbridge Strategic Trust as of December 31, 1995. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of Willowbridge Strategic Trust as of December 31, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

October 14, 1996

-----------------
Deloitte Touche
Tohmatsu
International
-----------------

                          WILLOWBRIDGE STRATEGIC TRUST
                          (a Delaware Business Trust)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                        June 30,       December 31,
                                                                          1996             1995
                                                                       (Unaudited)      (Audited)
---------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                   $15,459,594       $  1,000
Net unrealized gain on open commodity positions                            199,963             --
                                                                       -----------     ------------
Net equity                                                              15,659,557          1,000
Other receivable                                                             7,693             --
                                                                       -----------     ------------
Total assets                                                           $15,667,250       $   1000
                                                                       -----------     ------------
                                                                       -----------     ------------
LIABILITIES AND TRUST CAPITAL
Liabilities
Management fee payable                                                 $    39,168       $     --
                                                                       -----------     ------------
Commitments
Trust capital
Limited interests (172,440.473 and 0 interests outstanding)             15,454,967             --
General interests (1,931.566 and 10 interests outstanding)                 173,115          1,000
                                                                       -----------     ------------
Total trust capital                                                     15,628,082          1,000
                                                                       -----------     ------------
Total liabilities and trust capital                                    $15,667,250       $  1,000
                                                                       -----------     ------------
                                                                       -----------     ------------
Net asset value per limited and general interest (``Interests'')       $     89.62       $ 100.00
                                                                       -----------     ------------
                                                                       -----------     ------------
---------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements

                          WILLOWBRIDGE STRATEGIC TRUST
                          (a Delaware Business Trust)
                            STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                            For the period from
                                                                                May 1, 1996
                                                                              (commencement of
                                                                                operations)
                                                                                  through
                                                                                  June 30,
                                                                                    1996
---------------------------------------------------------------------------------------------------
REVENUES
Net realized loss on commodity transactions                                     $ (1,405,524)
Net unrealized gain on commodity positions                                           199,963
Interest income                                                                      116,173
                                                                         --------------------------
                                                                                  (1,089,388)
                                                                         --------------------------
EXPENSES
Commissions                                                                          183,456
Management fees                                                                       67,829
                                                                         --------------------------
                                                                                     251,285
                                                                         --------------------------
Net loss                                                                        $ (1,340,673)
                                                                         --------------------------
                                                                         --------------------------
ALLOCATION OF NET LOSS
Limited interests                                                               $ (1,324,788)
                                                                         --------------------------
                                                                         --------------------------
General interests                                                               $    (15,885)
                                                                         --------------------------
                                                                         --------------------------
NET LOSS PER WEIGHTED AVERAGE LIMITED
AND GENERAL INTEREST
Net loss per weighted average limited and general interest                      $      (8.95)
                                                                         --------------------------
                                                                         --------------------------
Weighted average number of limited and general interests outstanding             149,742.020
                                                                         --------------------------
                                                                         --------------------------
---------------------------------------------------------------------------------------------------

                     STATEMENT OF CHANGES IN TRUST CAPITAL
                                  (Unaudited)

                                                              LIMITED        GENERAL
                                            INTERESTS        INTERESTS      INTERESTS        TOTAL
-----------------------------------------------------------------------------------------------------
Trust capital--December 31, 1995                     10     $        --     $  1,000      $     1,000
Contributions                               176,112.039      16,937,500      188,000       17,125,500
Net loss                                             --      (1,324,788)     (15,885 )     (1,340,673)
Redemptions                                  (1,750.000)       (157,745)          --         (157,745)
                                           ------------     -----------     ---------     -----------
Trust capital--June 30, 1996                174,372.039     $15,454,967     $173,115      $15,628,082
                                           ------------     -----------     ---------     -----------
                                           ------------     -----------     ---------     -----------
-----------------------------------------------------------------------------------------------------
                   The accompanying notes are an integral part of these statements

                          WILLOWBRIDGE STRATEGIC TRUST
                          (a Delaware Business Trust)
                         NOTES TO FINANCIAL STATEMENTS
                   (Unaudited with respect to June 30, 1996)

A. General

   Willowbridge Strategic Trust (the ``Trust'') was organized under the Delaware Business Trust Statute on October 16, 1995 and commenced trading operations on May 1, 1996. The Trust will terminate on December 31, 2015 unless terminated sooner as provided in the Second Amended and Restated Declaration of Trust and Trust Agreement (the ``Trust Agreement''). The Trust was formed to engage in the speculative trading of commodity futures, options and forward contracts. The Trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the ``Managing Owner''), a wholly-owned subsidiary of Prudential Securities Incorporated (``PSI''), which, in turn, is a wholly-owned subsidiary of Prudential Securities Group Inc. PSI is the principal underwriter and selling agent for the Trust's interests (the ``Interests'') as well as the commodity broker (``Commodity Broker'') of the Trust.

   The Trust is offering a maximum of $100,000,000 of limited interests. On May 1, 1996, the Trust completed its initial offering with gross proceeds of $12,686,200 from the sale of 125,352 limited interests and 1,510 general interests. Additional Interests are being offered monthly at the then current net asset value per Interest until no later than two years from the date of the prospectus (February 7, 1996) but in no event after $100,000,000 in limited interests are sold (the ``Continuous Offering Period''). A minimum initial contribution of $5,000 ($2,000 for an IRA account) is required for each new limited owner unless the Managing Owner, in its sole discretion, approves a contribution of a lesser amount. Existing limited owners are permitted to make additional contributions in increments of not less than $100 during the Continuous Offering Period.

   Redemptions are permitted monthly, on at least 10 days' prior written notice, commencing with the end of the first full month of Trust trading activity, May 31, 1996. Redemptions will be at the net asset value per Interest, however, Interests redeemed on or prior to the end of the first and second successive six-month periods after their purchase are subject to a redemption charge of 4% and 3%, respectively, of the net asset value at which they are redeemed. These redemption charges will be paid to the Managing Owner. Partial redemptions are permitted.

   The Managing Owner is required to maintain at least a 1% interest in the Trust so long as it is acting as the Managing Owner. Therefore, it must contribute to the Trust between $101,000 and $1,010,000 depending upon the total number of limited interests sold during the Initial & Continuous Offering Periods. In return, it is entitled to a proportionate number of general interests with at least a 1% interest in the profits and losses of the Trust.

   The Managing Owner, on behalf of the Trust, entered into an agreement (the ``Advisory Agreement'') with Willowbridge Associates Inc., an independent commodity trading manager (the ``Trading Manager''). The Managing Owner has made 100% of the Trust's assets available for trading by the Trading Manager; however, the Managing Owner retains the authority to override trading instructions that violate the Trust's trading policies. The Advisory Agreement is for an initial term of approximately one year and may be renewed thereafter for additional successive one-year terms. The Managing Owner retains the right to retain additional or substitute commodity trading managers at its discretion.

   The June 30, 1996 financial statements have been prepared without audit. In the opinion of management, these financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Trust as of June 30, 1996 and the results of its operations for the period ended June 30, 1996. However, the operating results for the interim period may not be indicative of the results expected for the full year.

B. Summary of Significant Accounting Policies

Basis of Accounting

   The books and records of the Trust are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

Income Taxes

   The Trust is not required to provide for, or pay, any federal or state income taxes. Income tax attributes that arise from its operations will be passed directly to the individual limited owners and the Managing Owner. The Trust may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   The Trust allocates profits and losses for both financial and tax reporting purposes to the limited owners and the Managing Owner monthly on a pro-rata basis based on each owner's Interests outstanding during the month. Distributions (other than on redemptions of Units) are made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital accounts of the owners. No distributions have been made since inception.

C. Fees

Organizational, Offering, General and Administrative Costs

   PSI or its affiliates pay the costs of organizing the Trust and offering its Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for the Trust. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage, and other third party costs are also paid by PSI or its affiliates.

Management and Incentive fees

   The Trust pays the Trading Manager a monthly management fee of 1/4 of 1% (3% per annum) of the Trust's Net Asset Value as of the last day of each month and a quarterly incentive fee of 20% of ``New High Net Trading Profits'' (as defined in the Advisory Agreement).

Commissions

   The Managing Owner, on behalf of the Trust, entered into an agreement (the ``Brokerage Agreement'') with PSI to act as Commodity Broker whereby the Trust pays a fixed monthly fee for brokerage services rendered. The monthly fee is equal to .64583 of 1% (7.75% per annum) of the Trust's Net Asset Value as of the first day of each month. From this fee, PSI pays all of the Trust's execution (i.e., floor brokerage expenses, give-up charges and NFA, clearing and exchange fees) and account maintenance costs, as well as compensation to employees who sell Interests in the Trust.

D. Related Parties

   The Managing Owner or its affiliates perform services for the Trust which include but are not limited to: brokerage services, accounting and financial management, registrar, transfer and assignment functions, investor communications, printing and other administrative services.

   One hundred percent of the proceeds of this offering are received in the Trust's name and deposited in cash in segregated trading accounts at PSI and will remain there for as long as the Trust's Brokerage Agreement with PSI remains in effect. PSI credits the Trust monthly with 80% of the interest it earns on the equity in these accounts and retains the remaining 20%.

   When the Trust engages in forward foreign currency transactions, it trades with PSI who simultaneously engages in back-to-back transactions with an affiliate who, pursuant to the Trust's prospectus, is obligated to charge a competitive price.

E. Credit and Market Risk

   Since the Trust's business is to trade futures, forward and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level of volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in the Trust's unrealized gain (loss) on open commodity positions reflected in the statements of financial condition. The Trust's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by the Trust as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, the Trust must rely solely on the credit of its broker (PSI) with respect to forward transactions.

   The Managing Owner attempts to minimize both credit and market risks by requiring the Trust's Trading Manager to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Manager as it, in good faith, deems to be in the best interests of the Trust.

   PSI, when acting as the Trust's futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission (``CFTC'') regulations to separately account for and segregate as belonging to the Trust all assets of the Trust relating to domestic futures and options trading and not to commingle such assets with other assets of PSI. At June 30, 1996, such segregated assets totalled $6,920,259. Part 30.7 of the CFTC regulations also requires PSI to secure assets of the Trust related to foreign futures and options trading which totalled $8,739,298 at June 30, 1996. There are no segregation requirements for assets related to forward trading.

   As of June 30, 1996, all open futures contracts mature within six months.

   As of June 30, 1996, gross contract amounts of open futures contracts are:

                                                             June 30,
                                                               1996
                                                            -----------
                            Financial Futures Contracts:
                              Commitments to purchase       $ 9,123,704
                              Commitments to sell           $ 1,623,469
                            Currency Futures Contracts:
                              Commitments to purchase       $ 7,688,300
                              Commitments to sell           $42,280,200
                            Other Futures Contracts:
                              Commitments to purchase       $19,732,820
                              Commitments to sell           $ 9,424,055

   The gross contract amounts represent the Trust's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures or options contract). The gross contract amounts significantly exceed the future cash requirements as the Trust intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Trust considers the ``fair value'' of its futures, forward and options contracts to be the net unrealized gain or loss on the contracts (plus premiums on options). Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statements of financial condition. The market risk associated with the Trust's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since the Trust's potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

   At June 30, 1996 the fair values of futures contracts were:

                                                        Assets        Liabilities
                                                      -----------     -----------
                           Domestic exchanges
                              Financial                $   71,125      $   10,844
                              Currencies                  147,112         177,880
                              Other                       490,161         321,630
                           Foreign exchanges
                              Financial                    22,221              --
                              Other                            --          20,302
                                                      -----------     -----------
                                                       $  730,619      $  530,656
                                                      -----------     -----------
                                                      -----------     -----------

    The following table presents the average fair value of futures contracts for the period from May 1, 1996 (the commencement of operations) through June 30, 1996.

                                                      Assets         Liabilities
                                                   ------------      -----------
                          Domestic exchanges
                             Financial               $ 80,688         $   14,328
                             Currencies               144,921            118,440
                             Other                    334,102            453,315
                          Foreign exchanges
                             Financial                 11,111             11,196
                             Other                         --             20,314
                                                   ------------      -----------
                                                     $570,822         $  617,593
                                                   ------------      -----------
                                                   ------------      -----------

    The following table presents the net realized gains (losses) and the net unrealized gains (losses) of futures and options contracts for the period from May 1, 1996 (the commencement of operations) through June 30, 1996.

                                                       Net Realized      Net Unrealized
                                                      Gains (Losses)     Gains (Losses)        Total
                                                      --------------     --------------     -----------
Futures Contracts:
  Domestic exchanges
     Financial                                         $   (313,625)        $ 60,281        $  (253,344)
     Currencies                                              49,662          (30,768)            18,894
     Other                                               (1,028,451)         168,531           (859,920)
  Foreign exchanges
     Financial                                              (53,985)          22,222            (31,763)
     Other                                                       --          (20,303)           (20,303)
Options Contracts:
  Domestic exchanges
     Currencies                                             (47,250)              --            (47,250)
     Other                                                  (11,875)              --            (11,875)
                                                      --------------     --------------     -----------
                                                       $ (1,405,524)        $199,963        $(1,205,561)
                                                      --------------     --------------     -----------
                                                      --------------     --------------     -----------

                          WILLOWBRIDGE STRATEGIC TRUST
                          (a Delaware Business Trust)
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

   The Trust commenced operations on May 1, 1996 with gross proceeds of $12,686,200 allocated to commodities trading. Additional Interests are offered monthly at the then current net asset value per Interest until no later than two years from the date of the prospectus (February 7, 1996) but in no event after $100,000,000 in limited interests are sold.

   At June 30, 1996, 100% of the Trust's net assets were allocated to commodity trading. A significant portion of the net assets are held in cash which is used as margin for the Trust's trading in commodities. Inasmuch as the sole business of the Trust is to trade in commodities, the Trust continues to own such liquid assets to be used as margin. PSI credits the Trust monthly with 80% of the interest it earns on the equity in these accounts and retains the remaining 20%.

   The commodities contracts are subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in commodity futures contract prices during a single day by regulations referred to as ``daily limits.'' During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Trust from promptly liquidating its commodity futures positions.

   Since the Trust's business is to trade futures, forward and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). The Managing Owner attempts to minimize these risks by requiring the Trust's Trading Manager to abide by various trading limitations and policies. See Note E to the financial statements for a further discussion of the credit and market risks associated with the Trust's futures, forward and options contracts.

   The Trust does not have, nor does it expect to have, any capital assets.

   Redemptions of limited interests for the period from May 1, 1996 (commencement of operations) through June 30, 1996 were $157,745. Additional contributions raised through the continuous offering for the period May 1, 1996 (commencement of operations) to June 30, 1996 resulted in additional gross proceeds to the Trust of $4,440,300. Future redemptions and contributions will impact the amount of funds available for investment in commodity contracts in subsequent periods.

Results of Operations

   The Trust commenced trading operations on May 1, 1996, and as such, no comparative information is available for 1995.

   The net asset value per Interest as of June 30, 1996 was $89.62, a decrease of 10.38% from the May 1, 1996 initial net asset value per Interest of $100.00.

   The Trust's performance was negative in the month of May. Losses were incurred in the grains, softs, currencies, metals, energies, financials, meats, and stock indices sectors. In the grains markets, profits in corn offset losses in wheat and soybean by-products. Corn prices rose steadily during most of May as heavy rains in the U.S. prevented farmers from planting their spring crops. However, late in the month, forecasts for clear weather in these regions pushed corn prices down thereby reducing overall profits. In the softs sector, cotton prices also reacted to U.S. weather conditions, dropping in price late in the month. In the coffee markets, prices reversed as anticipated freezes in Brazil became less likely to occur. In the currencies sector, the dollar remained strong against the German mark and Japanese yen, but at month-end a market correction eliminated prior gains. In the energies sector, prices declined during the month as the U.N. agreed to permit Iraqi oil in the market creating an adverse effect on long positions in unleaded gas. In the financials sector, U.S. bond markets remained volatile, which affected bond markets worldwide, as investors struggled to interpret conflicting U.S. economic reports. Positions in U.S. and Japanese bonds were unprofitable.

   The Trust's performance was also negative in the month of June. Profits in the energies, metals, currencies and softs sectors were outweighed by losses in the grains, financials, meats and stock indices sectors. In the energies sector, positions in natural gas and light crude oil were profitable. In the precious metals sector, selling gold positions were benefited by continuing International Monetary Fund discussions about the possibilities of gold sales. The Trust incurred losses in the grains sector. More favorable weather conditions during June and reports of cancellations of some grain export orders caused grain futures to decline during the month. However, month-end prices were somewhat boosted by new indications of tight grain supply and hot weather conditions. In the U.S. financials markets, the Trust also incurred losses. Interest rates rose sharply on a very strong Labor Department non-farm payroll figure. Later in the month, the market reflected conflicting expectations of the degree of U.S. economic strength and the level of inflation. In the currencies sector, losses were incurred in positions in the German mark which were offset by gains in the Japanese yen.

   Interest income is earned on the equity balances held at PSI and, therefore, varies monthly according to interest rates, trading performance, contributions and redemptions. Interest income was approximately $116,000 for the period ended June 30, 1996.

   Commissions are calculated on the Trust's net asset value at the beginning of the month and, therefore, vary according to trading performance, contributions and redemptions. Commissions for the period ended June 30, 1996 were approximately $183,000.

   All trading decisions for the Trust are made by Willowbridge Associates Inc., the Trading Manager. Management fees are calculated on the Trust's net asset value at the end of each month and, therefore, are affected by trading performance, contributions and redemptions. Management fees for the period ended June 30, 1996 were approximately $68,000.

   Incentive fees are based on the New High Net Trading Profits generated by the Trading Manager, as defined in the Advisory Agreement between the Trust, the Managing Owner and the Trading Manager. No incentive fees were earned during the period ended June 30, 1996.

Deloitte &            Two World Financial Center      Telephone: (212) 436-2000
Touche LLP            New York, New York 10281-1414   Facsimile:(212) 436-5000
----------
     (LOGO)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
   Prudential Securities Futures Management Inc.:

We have audited the accompanying statement of financial condition of Prudential Securities Futures Management Inc. (a wholly-owned subsidiary of Prudential Securities Incorporated) as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of the Company as of December 31, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
January 24, 1996


-----------------
Deloitte Touche
Tohmatsu
International
-----------------

                 PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
(A wholly-owned subsidiary of Prudential Securities Incorporated)
                       STATEMENTS OF FINANCIAL CONDITION

                                              JUNE 30,      DECEMBER 31,
                                                1996            1995
                                             (UNAUDITED)
ASSETS

Cash                                         $     7,387    $     4,251
Investments in partnerships                    1,266,762      2,798,716
Receivable from partnerships                     180,431        121,039
Other receivables                                  2,000          2,000
Total assets                                 $ 1,456,580    $ 2,926,006

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Due to Parent and affiliate, net             $ 1,389,734    $ 2,778,828
Accrued expenses                                  24,762         14,328
Total liabilities                              1,414,496      2,793,156

Commitments and Contingencies
Stockholder's Equity
Common stock (no par value,
  2,000 shares authorized,
  100 shares issued and outstanding)                  100           100
Additional paid-in capital                      9,800,000     9,200,000
Retained earnings                                  41,984       132,750
                                                9,842,084     9,332,850

Less:  Noninterest-bearing demand notes due
       from Prudential Securities Group Inc.   (9,800,000)   (9,200,000)

Total stockholder's equity                         42,084       132,850

Total liabilities and stockholder's equity   $  1,456,580   $ 2,926,006

     The accompanying notes are an integral part of these statements.

               PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
     (A wholly-owned subsidiary of Prudential Securities Incorporated)

                NOTES TO STATEMENTS OF FINANCIAL CONDITION
              June 30, 1996 (unaudited) and December 31, 1995


A.   General

Prudential Securities Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Prudential Securities Incorporated ("PSI" or the "Parent"), which is a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). The Company is a general partner or managing owner of limited partnerships and Delaware business trusts (collectively, "the Partnerships") formed to engage in the speculative trading of commodity futures, forward and option contracts pursuant to trading systems developed by independent commodity trading advisors. As such, the Company is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator. The Company is also registered with the CFTC as a Commodity Trading Advisor and provides commodity trading management services to clients of PSI.

B.   Summary of Significant Accounting Policies

Basis of accounting

The books and records of the Company are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts in the financial statements.

Income taxes

The Company is a member of a group of affiliated companies which join in filing a consolidated federal income tax return. Pursuant to a tax allocation agreement, tax expense is determined for individual profitable companies on a separate return basis. Profit members pay this amount to an affiliated company which in turn apportions the payment among the loss members in proportion to their losses or, where appropriate, to the member company providing identifiable tax deductions.

The Company utilizes the asset and liability method for calculating income taxes. At June 30, 1996, the Company's federal and state income tax receivables (Due from affiliate) were $25,224 and $6,772, respectively ($67,289 and $21,647, respectively, at December 31, 1995).

C.   Investments In Partnerships

The Company's investments in partnerships are carried at its share of the underlying equity in the Partnerships' net assets. The
Company's investments in partnerships and its percentage ownership in those partnerships are as follows:

                                          June 30, 1996               December 31, 1995
Prudential-Bache Capital Return          $290,532   1.0%             $1,976,675    6.2%
    Futures Fund 2, L.P.
Diversified Futures Trust I               649,097   1.1%                576,089    1.2%
Prudential Securities Aggressive
  Growth Fund L.P.                         86,103   1.0%                195,066    1.6%
Prudential Securities Foreign
  Financials Fund, L.P.                    30,217   1.1%                 47,935    1.7%
Willowbridge Strategic Trust              173,115   1.1%                  1,000  100.0%
Signet Partners II, L.P.                    8,317   1.1%                  1,000  100.0%
Others                                     29,381   1.0%                    951  100.0%

                                       $1,266,762                    $2,798,716

The following represents combined condensed financial information for the Partnerships in which the Company has an investment:

                               June 30,1996            December 31, 1995
Assets                         $119,951,729            $98,654,169
Liabilities                    $  5,302,616            $ 5,538,729
Partners' Capital               114,649,113             93,115,440
Total                          $119,951,729            $98,654,169

D.   Related Parties

The Company has an interest-bearing loan payable to PSGI in the amount of $1,308,966 at June 30, 1996 ($2,603,923 at December 31,
1995) which bears interest at PSGI's effective borrowing rate and is payable on demand. The loan was used to fund the purchase of investments in the Partnerships.

The Company occupies space provided by PSI and is charged for this space. PSI also provides all administrative, legal, financial and other services to the Company and the Partnerships. The Company is billed for such services performed for both itself and the Partnerships (the balance of which is $119,994 and $263,413 at June 30, 1996 and December 31, 1995, respectively, and is included in Due to Parent and affiliate). The amount due from the Partnerships related to these services is $105,431 at June 30, 1996 ($121,039 at December 31, 1995) and is included in Receivable from partnerships.

The Company's officers and directors are also officers of PSI.

E.   Stockholder's Equity

The Company maintains a net worth in accordance with the limited partnership and trust agreements of the Partnerships.

The Company has noninterest-bearing demand notes receivable from PSGI in the amount of $9,800,000 at June 30, 1996 ($9,200,000 at
December 31, 1995). These notes receivable are classified as a reduction of Stockholder's Equity as they represent capital subscribed but not funded. The demand notes are partially collateralized by U.S. Government security reverse repurchase agreements which contract amounts plus accrued interest approximate $7,200,000 at June 30, 1996 ($5,800,000 at December
31, 1995).

F.   Commitments and Contingencies

As a general partner or managing owner, the Company may be contingently liable for costs and liabilities incurred by the Partnerships.

Deloitte &            Two World Financial Center      Telephone: (212) 436-2000
Touche LLP            New York, New York 10281-1414   Facsimile:(212) 436-5000
----------
     (LOGO)

              PRUDENTIAL-BACHE CAPITAL RETURN FUTURES FUND 2, L.P.
                          Independent Auditors' Report

To the Partners of
Prudential-Bache Capital Return Futures Fund 2, L.P.:

We have audited the accompanying statement of financial condition of Prudential-Bache Capital Return Futures Fund 27 L.P. as of December 31, 1995 . This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of Prudential-Bache Capital Return Futures Fund 2, L.P. as of December 31, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

January 29, 1996

-----------------
Deloitte Touche
Tohmatsu
International
-----------------

              PRUDENTIAL-BACHE CAPITAL RETURN FUTURES FUND 2, L.P.
                            (a limited partnership)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                        June 30,       December 31,
                                                                          1996             1995
                                                                       (Unaudited)      (Audited)
---------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                   $ 6,563,447     $16,630,972
U.S. Treasury bills, at amortized cost                                  22,289,551      15,519,076
Net unrealized gain on open commodity positions                            936,424         872,394
                                                                       -----------     ------------
Total assets                                                           $29,789,422     $33,022,442
                                                                       -----------     ------------
                                                                       -----------     ------------
LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Redemptions payable                                                    $   533,475     $ 1,143,534
Management fees payable                                                     87,519          97,931
Accrued expenses                                                            55,556          45,374
Due to affiliates                                                           52,491          63,134
Incentive fees payable                                                      14,719              --
Options, at market                                                              --           3,000
                                                                       -----------     ------------
Total liabilities                                                          743,760       1,352,973
                                                                       -----------     ------------
Commitments
Partners' capital
Limited partners (145,591 and 151,718 units outstanding)                28,755,130      29,692,794
General partner (1,471 and 10,100 units outstanding)                       290,532       1,976,675
                                                                       -----------     ------------
Total partners' capital                                                 29,045,662      31,669,469
                                                                       -----------     ------------
Total liabilities and partners' capital                                $29,789,422     $33,022,442
                                                                       -----------     ------------
                                                                       -----------     ------------
Net asset value per limited and general partnership unit
  (``Units'')
                                                                       $    197.51     $    195.71
                                                                       -----------     ------------
                                                                       -----------     ------------
---------------------------------------------------------------------------------------------------

             The accompanying notes are an integral part of these statements

              PRUDENTIAL-BACHE CAPITAL RETURN FUTURES FUND 2, L.P.
                            (a limited partnership)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                   (Unaudited with respect to June 30, 1996)

A. General

   Prudential-Bache Capital Return Futures Fund 2, L.P. (the ``Partnership'') is a Delaware limited partnership formed on June 8, 1989 which will terminate on December 31, 2009 unless terminated sooner under the provisions of its Amended and Restated Agreement of Limited Partnership (the ``Partnership Agreement''). On October 6, 1989, the Partnership completed its offering having raised $101,010,000 from the sale of 1,000,000 units of limited partnership interest and 10,100 units of general partnership interest and commenced operations. The Partnership was formed to engage in the speculative trading of commodity futures, forward and options contracts. Physical commodities may also be traded from time to time. The general partner of the Partnership is Prudential Securities Futures Management Inc. (the ``General Partner''), a wholly-owned subsidiary of Prudential Securities Group Inc. (``PSGI''). Prudential Securities Incorporated (``PSI''), a wholly-owned subsidiary of PSGI, was the principal underwriter of the Units and is the commodity broker. The General Partner is required to maintain at least a 1% interest in the Partnership as long as it is acting as the Partnership's general partner.

   Initially, sixty percent (60%) of the net proceeds of the offering was deposited in the Partnership's trading accounts for commodity trading purposes (referred to as the Partnership's ``Adjusted Net Asset Value''). The General Partner generally maintains not less than seventy-five percent (75%) of the Adjusted Net Asset Value in interest-bearing U.S. Government obligations (primarily U.S. Treasury bills), a significant portion of which is utilized for margin purposes for the Partnership's commodity trading activities. The remaining twenty-five percent (25%) of Adjusted Net Asset Value is held in cash in the Partnership's commodity trading accounts. As a protective device in conjunction with the letter of credit (see further discussion below), the remaining forty percent (40%) of the net proceeds was placed in reserve (the ``Reserve Assets'') and was not committed to commodities trading until December 31, 1994 (the ``Capital Return Date''). On the Capital Return Date, the letter of credit expired. Additionally, on January 3, 1995 the Reserve Assets matured and the resulting proceeds were allocated for commodities trading to TSA Capital Management, an independent commodities trading manager.

   All trading decisions for the Partnership are made by Welton Investment Services Corporation, TSA Capital Management and John W. Henry & Co., Inc., independent commodity trading managers, since January 1, 1995. During the period May 1, 1994 through December 31, 1994, John W. Henry and Co., Inc. and Welton Investment Services Corporation shared responsibilities for the Partnership's trading decisions. During the period January 1, 1992 through April 30, 1994, John W. Henry & Co., Inc. and another independent commodity trading manager shared responsibilities for the Partnership's trading decisions. (The independent commodity trading managers are each a ``Trading Manager''). The General Partner retains the authority to override trading instructions that violate the Partnership's trading policies.

   On October 6, 1989, an irrevocable letter of credit (``Letter of Credit'') was issued in favor of the Partnership by Barclays Bank plc (the ``Bank''). The Letter of Credit was intended to provide protection to the limited partners against loss of their initial investment through the Capital Return Date when the limited partners had the option to redeem their units and receive the greater of the then current net asset value per Unit or 100% of their initial investment. As described above, the Letter of Credit expired on December 31, 1994 (with no payment required of the Bank) and does not provide protection thereafter.

B. Summary of Significant Accounting Policies

Basis of accounting

   The books and records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

   The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

   Commodity futures and forward transactions are reflected in the accompanying Statements of Financial Condition on trade date. The difference between the original contract amount and market value of futures and forward contracts is reflected as net unrealized gain or loss. Options transactions are reflected in the Statements of Financial Condition at market value which is inclusive of the net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   To the extent practicable, the Partnership invests a significant portion of its Adjusted Net Asset Value in U.S. Treasury bills to fulfill original margin requirements. U.S. Treasury bills are carried at amortized cost, which approximates market. Interest on these obligations accrued for the benefit of the Partnership.

   Certain balances from the prior year have been reclassified to conform with the current financial statement presentation.

Income taxes

   The Partnership is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from the Partnership's operations are passed directly to the individual partners. The Partnership may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations, distributions and redemptions

   Net realized profits or losses for tax purposes are allocated first to partners who redeem Units to the extent the amounts received on redemption are greater than or are less than the amounts paid for the redeemed Units by the partners. Net income or loss for financial reporting purposes is allocated quarterly to all partners on a pro rata basis based on each partner's number of Units outstanding during the quarter.

   Distributions (other than on redemptions of Units) are made at the sole discretion of the General Partner on a pro rata basis in accordance with the respective capital accounts of the partners. No distributions have been made since inception.

   The Partnership Agreement provides that a limited partner may redeem its units as of the last business day of any full calendar quarter (beginning with the end of the first full calendar quarter of the Partnership's operations, which was the quarter ended September 30, 1989) at the then current net asset value per Unit reduced by each Unit's pro rata portion of unamortized organizational costs.

Commissions

   The General Partner, on behalf of the Partnership, entered into an agreement with PSI to act as commodity broker for the Partnership. The Partnership pays PSI fees equal to a rate of .7083% per month (an 8.5% annual rate) of the Partnership's Adjusted Net Asset Value as of the first day of each month.

Management and incentive fees

   The Partnership pays John W. Henry & Co., Inc. and Welton Investment Services Corporation monthly management fees equal to 1/3 of 1% (a 4% annual rate) and TSA Capital Management monthly management fees equal to 1/6 of 1% (a 2% annual rate) of the portion of the Partnership's Adjusted Net Asset Value allocated to that Trading Manager as of the end of each month.

   In addition, the Partnership also pays each Trading Manager a quarterly incentive fee equal to 15% of the ``New High Net Trading Profits'' generated by each Trading Manager (as defined in the Advisory Agreement between the Partnership, the General Partner and each Trading Manager).

General and administrative expenses

   In addition to the costs, fees and expenses previously discussed, the Partnership reimburses the General Partner and its affiliates for actual Partnership operating expenses payable by, or allocable to, the Partnership. The amount of reimbursement from the Partnership is limited by the provisions of the Partnership Agreement. The Partnership also pays amounts directly to unrelated parties for certain operating expenses.

C. Related Parties

   The General Partner and its affiliates perform services for the Partnership which include, but are not limited to: brokerage services, accounting and financial management, registrar, transfer and assignment functions, investor communications, printing and other administrative services.

   The Partnership maintains its trading and cash accounts at PSI, the Partnership's commodity broker. Approximately 75% of the net asset value is invested in interest-bearing U.S. Government obligations (primarily U.S. Treasury bills), a significant portion of which is utilized for margin purposes for the Partnership's commodity trading activities.

   When the Partnership engages in forward foreign currency transactions, it trades with PSI who simultaneously engages in back-to-back transactions with an affiliate who, pursuant to the Partnership's prospectus, is obligated to charge a competitive price.

D. Credit and Market Risk

   Since the Partnership's business is to trade futures, forward and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level of volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in the Partnership's unrealized gain (loss) on open commodity positions reflected on the statements of financial condition. The Partnership's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by the Partnership as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts, because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, the Partnership must rely solely on the credit of its broker (PSI) with respect to forward transactions. The Partnership presents unrealized gains and losses on open forward positions as a net amount in the statements of financial condition because it has a master netting agreement with PSI.

   The General Partner attempts to minimize both credit and market risks by requiring the Partnership's trading managers to abide by various trading limitations and policies. The General Partner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The General Partner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the trading managers as it, in good faith, deems to be in the best interest of the Partnership.

   PSI, when acting as the Partnership's futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission (``CFTC'') regulations to separately account for and segregate as belonging to the Partnership all assets of the Partnership relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. At June 30, 1996 and December 31, 1995, such segregated assets totalled $22,350,062 and $26,171,977, respectively. Part 30.7 of the CFTC regulations also requires PSI to secure assets of the Partnership related to foreign futures and options trading which totalled $7,021,602 and $7,008,411 at June 30, 1996 and December 31, 1995, respectively. There are no segregation requirements for assets related to forward trading.

   As of June 30, 1996 and December 31, 1995, the Partnership's open forward and options contracts mature within three months, but open futures contracts mature within nine months and one year, respectively.

   At June 30, 1996 and December 31, 1995, gross contract amounts of open futures, forward and options contracts are:

                                          June 30,      December 31,
                                            1996            1995
                                        ------------    ------------
Financial Futures Contracts:
     Commitments to purchase            $104,363,236    $359,544,988
     Commitments to sell                $ 24,869,599    $ 25,500,889
Currency Forward Contracts:
     Commitments to purchase            $ 22,815,528    $ 19,425,878
     Commitments to sell                $ 37,905,133    $ 36,217,031
Currency Futures and Options
  Contracts:
     Commitments to purchase            $  6,003,800    $ 14,350,975
     Commitments to sell                $ 22,421,847    $ 28,217,838
Other Futures Contracts:
     Commitments to purchase            $    280,356             --
     Commitments to sell                $ 16,921,955    $  3,593,525

   The gross contract amounts represent the Partnership's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures, forward or options contract). The gross contract amounts significantly exceed the future cash requirements as the Partnership intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Partnership considers the ``fair value'' of its futures, forward and options contracts to be the net unrealized gain or loss on the contracts (plus premiums on options). Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statements of financial condition. The market risk associated with the Partnership's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since the Partnership's potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

   At June 30, 1996 and December 31, 1995, the fair values of futures, forward and options contracts were:

                                             June 30, 1996                December 31, 1995
                                       --------------------------     --------------------------
                                               Fair Value                     Fair Value
                                       --------------------------     --------------------------
                                         Assets       Liabilities       Assets       Liabilities
                                       ----------     -----------     ----------     -----------
Futures Contracts:
  Domestic exchanges
     Financial                         $       --      $  126,000     $  461,831      $       --
     Currencies                            51,841         132,955        133,670         338,563
     Other                                495,735             960            795             100
  Foreign exchanges
     Financial                            253,708          24,497        785,691           9,984
     Other                                  1,794              --             --              --
Forward Contracts:
     Currencies                           457,317          39,559        244,587         405,533
Options Contracts:
  Domestic exchanges
     Currencies                                --              --             --           3,000
                                       ----------     -----------     ----------     -----------
                                       $1,260,395      $  323,971     $1,626,574      $  757,180
                                       ----------     -----------     ----------     -----------
                                       ----------     -----------     ----------     -----------

PAST PERFORMANCE INFORMATION  (Original Prospectus, pages 108-126)

    The discussion below concerning the presentation of past performance information replaces the information contained on pages 108 through 126 in the Original Prospectus.

Introduction

    The information set forth herein is in capsule form as required by the Commodity Futures Trading Commission ("CFTC") under its Rule 4.25. The information presented in the following capsules has been calculated on the accrual basis of accounting in accordance with generally accepted accounting standards. Additional information in tabular form is available and will be provided upon written request to the Managing Owner at no additional cost.

    In reviewing the capsule summaries which follow, subscribers should bear in mind that the performance shown varies from period to period, and that there are deviations, some of which are material, in the periodic rates of return achieved.

    The trading strategies utilized by the Trading Manager have evolved over the years based on accumulated experience and further testing of data. The Trust has not experienced, and will not necessarily experience, the same results as those set forth in the capsule summaries due to differences in such variables as the selection of the trading programs used and the allocation of assets among them, the proportion of funds utilized as margin in the markets, time of market entry, starting date of the account, brokerage commissions (which may be higher or lower than other accounts under the Trading Manager's management), management and incentive compensation, leverage employed, and changes in the Trading Manager's trading strategies or approach, including the size and the degree of diversification in terms of the number of and differences in commodities traded at a particular time. In addition, performance is affected by the timing and execution of orders to open and close positions and the amount of interest earned, which fluctuates based upon interest rates available and the portion of an account utilizing interest-bearing instruments.

    The Trust's experience also has not been, and is not likely to be, similar to that of the other commodity pools sponsored by the Managing Owner or its affiliate, Seaport, as the trading in certain of those commodity pools was directed primarily by different trading managers (utilizing their own proprietary systems) than those to be utilized by the Trust (see Section C. below for a description of the commodity pools which the Trading Manager currently is managing). In addition, the specific attributes of each of the other commodity pools sponsored by the Managing Owner or its affiliate further distinguishes it from the Trust. For instance, in contrast to the Trust, some of those commodity pools are advised by several advisors, are privately offered, or are principal-protected. Moreover, the fee structure of each commodity pool is distinguishable from the fee structure for the Trust.

A.  The Trust

    Set forth below (The Trust Capsule) is the performance record of the Trust from inception (February 7, 1996) through August 31, 1996.

    THE TRUST'S PERFORMANCE SHOULD NOT BE EXPECTED TO BE SIMILAR TO ANY OF THE PERFORMANCE RESULTS IN THE OTHER CAPSULES SET FORTH UNDER THIS SECTION.

    THE INFORMATION IN THE TRUST CAPSULE HAS NOT BEEN AUDITED. HOWEVER, THE MANAGING OWNER REPRESENTS AND WARRANTS THAT THE CAPSULE IS ACCURATE IN ALL MATERIAL RESPECTS.

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. IT SHOULD NOT BE ASSUMED THAT THE TRUST WILL EXPERIENCE RESULTS COMPARABLE TO THE RESULTS EXPERIENCED BY THE TRUST IN THE PAST.


B.  Other Pools Sponsored by the Managing Owner and its Affiliate

    Set forth below (in Capsule A) is the performance record of trading from January 1991 through August 31, 1996, for the three publicly formed commodity funds (Prudential-Bache Capital Return Futures Fund 2, L.P., Prudential Securities Aggressive Growth Fund, L.P. and Diversified Futures Trust
I), and three non-public commodity funds (Prudential Securities Financial Futures Fund, L.P., Prudential Securities Foreign Financials Fund, L.P.
and Signet Partners II, L.P.), for which the General Partner acts or acted as the general partner and commodity pool operator and two offshore investment funds (Prudential-Bache International Futures Fund A PLC and Prudential-Bache International Futures Fund C PLC) organized as investment companies incorporated in Ireland and offered only to non-U.S. residents, for which the General Partner acts as investment manager and for which a CFTC
Rule 4.7 eligibility notice was filed, and each of the four public commodity funds for which its affiliate, Seaport Futures Management Inc. ("Seaport") acts as general partner and commodity pool operator, as well as a public commodity fund for which Seaport acted as general partner and commodity pool operator until January 31, 1995.

    The Trading Manager currently acts as the trading advisor to four of these pools, as indicated on the following capsule. In each instance, the Trading Manager replaced another trading advisor in July 1995. The Trading
Manager does not use the same five trading strategies for any of these pools as it uses in trading the Trust's assets. The Trading
Manager does, however, use at least one of the trading strategies that it uses for the Trust in managing the assets of each of these four pools (XLIM is used in two pools, Argo is used in one pool, and the CFM Program, which allows the Trading Manager to select from among seven trading strategies, including the five strategies to be used for the Trust, is used in one pool). In addition, the advisory management and incentive fees which the Trading Manager receives from these four pools is the same as it receives from the Trust.

    THE INFORMATION IN CAPSULE A HAS NOT BEEN AUDITED. HOWEVER, THE MANAGING OWNER REPRESENTS AND WARRANTS THAT THE CAPSULE IS COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS.


C.  Trading Manager

    On behalf of the Trust, the Managing Owner initially allocated the Trust's assets to the following five Willowbridge trading strategies:
XLIM, Argo, Titan, Vulcan and Siren. The initial allocations were as follows: XLIM-50%, Argo-20%, and Titan, Vulcan and Siren-10% each.
As of October 1, 1996, the allocations are: XLIM-55.07%, Argo-16.87%, Titan-9.92%, Vulcan-9.56%, and Siren-8.58%. These proportions will continue to change as the Trust earns trading profits and incurs trading losses. The allocations may be altered subject to Willowbridge's consent if the Managing Owner determines it is in the Trust's best interests to do so. The performance of these trading strategies through August 31, 1996 is reflected in capsule summaries B through G.

  Capsules H and I represent the customer accounts traded by the Trading Manager pursuant to different trading strategies from those to be utilized by the Trust.

    The proprietary performance of the XLIM trading strategy is separately set forth in Capsule J.

    The foregoing capsule summaries were supplied by the Trading Manager. The Managing Owner is relying on the Trading Manager for the accuracy of the information supplied in these capsules.

    THE INFORMATION IN CAPSULES B THROUGH J HAS NOT BEEN AUDITED. HOWEVER, THE TRADING MANAGER REPRESENTS AND WARRANTS THAT THESE CAPSULES ARE COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS.

                                 *  *  *  *  *
    SEE THE NOTES TO THE FOREGOING CAPSULES FOR A MORE DETAILED EXPLANATION OF THE INFORMATION PRESENTED IN EACH CAPSULE. THESE NOTES ARE AN INTEGRAL PART OF EACH SUCH CAPSULE.

                                 *     *     *

             Capsule Performance of Willowbridge Strategic Trust

Rate of Return

Month
                    1996


January
February
March
April
May                -9.86%
June               -0.58%
July               -9.17%
August              2.75%
September
October
November
December
Year              -16.36%

Name of Pool:  Willowbridge Strategic Trust
Type of Pool:  Publicly-Offered
Date Pool Began Trading:  May 1996

Aggregate Subscriptions:   $20,559,400
Current Net Asset Value:   $18,057,814

Drawdown means losses experienced by the Willowbridge Strategic Trust over a specified period.
Worst Monthly Percentage Drawdown:  -9.86%     5/96
Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the Willowbridge Strategic Trust from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown:  -18.60%        5/96 - 7/96
Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the Willowbridge Strategic Trust due to losses sustained during a period in which the initial month-end net asset value of the Willowbridge Strategic Trust is not equaled or exceeded by a subsequent month-end net asset value of the Willowbridge Strategic Trust.

Rate of Return is calculated each month by dividing net performance by beginning equity. The monthly returns are then compounded to arrive at the annual rate of return. For periods less than one year, results are year to date.

                                Capsule A

         CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL
            SECURITIES FUTURES MANAGEMENT INC. AND AFFILIATE [a]
                         (SEE ACCOMPANYING NOTES)

                                                                                                               WORST       WORST
                                                                                                               MONTHLY      PEAK
                                                                                      AGGREGATE     CURRENT    PERCENT    TO VALLEY
                                                           TYPE         INCEPTION   SUBSCRIPTIONS  TOTAL NAV   DRAW-      DRAW-
     NAME OF POOL                                         OF POOL        OF TRADING  ($ x 1,000)  ($ x 1,000)  DOWN [b]   DOWN [c]
PRUDENTIAL-BACHE FUTURES GROWTH FUND, L.P. [d]  (PBFG)   3, 5, 6, 8, 10    3/88        24,961        ---       -14.38%    -24.48%
                                                                                                                10/89   12/88 - 1/93
PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P. (PBDFF)   3, 5, 6, 8, 10   10/88        29,747       16,578     -18.37%    -36.63%
                                                                                                                 1/92    1/92 - 5/92
PRUDENTIAL-BACHE CAPITAL RETURN FUTURES FUND
    L.P. (PBCRFF)                                    1a, 3, 5, 7, 8, 10    5/89       137,705       16,089      -5.26%    -24.43%
                                                                                                                11/94    9/93 - 1/95
PRUDENTIAL-BACHE CAPITAL RETURN FUTURES
    FUND 2 L.P. (PBCRFF2)                             1a, 3, 5, 7, 8, 9   10/89       100,000       28,282     -11.36%    -24.24%
                                                                                                                 1/92    1/92 - 5/92
PRUDENTIAL-BACHE CAPITAL RETURN
    FUTURES FUND 3 L.P. (PBCRFF3)                    1a, 3, 5, 7, 8, 10    5/90        64,863       18,340     -10.94%    -17.84%
                                                                                                                 1/91    9/90 - 6/91
PRUDENTIAL-BACHE OPTIMAX FUND
    L.P. - OPTIMAX (PBOFF)                           3, 5, 7, 8, 10, 11    4/96        69,603       13,494      -6.36%    -11.32%
                                                                                                                 7/96    5/96 - 8/96
PRUDENTIAL-BACHE OPTIMAX
    FUND L.P. - A (PBOFF)                                1, 3, 5, 7, 10    2/91        63,356         ---       -6.00%    -10.72%
                                                                                                                 1/92    8/93 - 2/95
PRUDENTIAL-BACHE OPTIMAX
    FUND L.P. - B (PBOFF)                                3, 5, 7, 8, 10    2/91         6,247         ---       -9.90%    -20.26%
                                                                                                                 1/92    8/93 - 2/95
PRUDENTIAL SECURITIES OPTIMAX
    FUND 2 L.P. - A (PBOFF2)                              1, 3, 5, 7, 9    1/92        15,197        7,420      -5.82%    -13.53%
                                                                                                                 9/93    9/93 - 1/95
PRUDENTIAL SECURITIES OPTIMAX
    FUND 2 L.P. - B (PBOFF2)                              3, 5, 7, 8, 9    1/92         2,219          677      -9.49%    -20.94%
                                                                                                                 9/93    6/95-7/96
PRUDENTIAL SECURITIES FINANCIAL
    FUTURES FUND L.P. [e] (PSFNF)                         2, 4, 6, 8, 9    1/93         3,557          ---      -8.39%    -40.23%
                                                                                                                11/94    8/93 - 1/95
PRUDENTIAL SECURITIES FOREIGN
    FINANCIALS FUND L.P. (PSFFF)                          2, 4, 6, 8, 9    1/93         4,014        2,692     -17.69%    -25.96%
                                                                                                                 9/93    9/93 - 1/94
PRUDENTIAL SECURITIES AGGRESSIVE
    GROWTH FUND L.P. (PSAGF)                             3, 5a, 7, 8, 9    8/93        20,335        8,623      -9.70%    -32.67%
                                                                                                                 9/93    8/93 - 1/95
DIVERSIFIED FUTURES TRUST I (DFT)                         3, 4, 6, 8, 9    1/95        60,095       58,918      -5.89%     -6.49%
                                                                                                                 2/96    2/96 - 6/96
SIGNET PARTNERS II, LP (SPLP2)                            2, 4, 7, 8, 9    2/96         1,300        1,089      -1.31%     -1.31%
                                                                                                                 2/96       2/96
PRUDENTIAL-BACHE INTERNATIONAL FUTURES
    FUND A PLC (PBIFA)                                   2, 4, 6, 9, 12    6/96         8,378        7,847      -9.45%     -10.90%
                                                                                                                 6/96    6/96 - 7/96
PRUDENTIAL-BACHE INTERNATIONAL FUTURES
    FUND C PLC (PBIFC)                                   2, 4, 6, 9, 12    6/96         7,797        7,555      -1.10%      -1.10%
                                                                                                                 6/96        6/96
PRUDENTIAL-BACHE INTERNATIONAL FUTURES
    FUND B PLC (PBIFB)                                   2, 4, 6, 9, 12    7/96        16,943       16,943      -0.30%      -0.30%
                                                                                                                 8/96        8/96
                                                                                       ANNUAL RATE OF RETURN
                                                                            (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                                                                                                   YEAR
                                                                                                                  TO-DATE
     NAME OF POOL                                         1991         1992       1993     1994         1995        1996

PRUDENTIAL-BACHE FUTURES GROWTH FUND, L.P. [d]  (PBFG)    -1.93%      -6.37%     19.73%     1.57%       -9.54%      ---
PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P. (PBDFF)    38.29%      -9.80%     31.49%   -10.05%       33.95%     -2.25%
PRUDENTIAL-BACHE CAPITAL RETURN FUTURES FUND
    L.P. (PBCRFF)                                          6.97%      -0.04%     12.33%   -21.44%       23.98%     -8.92%
PRUDENTIAL-BACHE CAPITAL RETURN FUTURES
    FUND 2 L.P. (PBCRFF2)                                 26.33%       0.49%     21.32%    -8.07%       27.26%     -1.73%
PRUDENTIAL-BACHE CAPITAL RETURN
    FUTURES FUND 3 L.P. (PBCRFF3)                         -1.40%      10.28%      8.85%    10.41%       16.63%     -6.58%
PRUDENTIAL-BACHE OPTIMAX FUND
    L.P. - OPTIMAX (PBOFF)                                  ---        ---        ---       ---          ---       -4.05%
PRUDENTIAL-BACHE OPTIMAX
    FUND L.P. - A (PBOFF)                                  7.52%       7.15%     10.88%    -6.42%        7.18%     -0.41%
PRUDENTIAL-BACHE OPTIMAX
    FUND L.P. - B (PBOFF)                                 10.03%       5.74%     15.34%   -10.66%        7.59%     -1.59%
PRUDENTIAL SECURITIES OPTIMAX
    FUND 2 L.P. - A (PBOFF2)                                ---        1.04%      4.43%    -5.51%       13.93%     -9.62%
PRUDENTIAL SECURITIES OPTIMAX
    FUND 2 L.P. - B (PBOFF2)                                ---        2.41%      4.36%    -6.57%       18.44%    -17.99%
PRUDENTIAL SECURITIES FINANCIAL
    FUTURES FUND L.P. [e] (PSFNF)                           ---        ---        0.81%   -24.46%       -2.05%      ---
PRUDENTIAL SECURITIES FOREIGN
    FINANCIALS FUND L.P. (PSFFF)                            ---        ---        1.14%    16.00%       20.38%    -13.95%
PRUDENTIAL SECURITIES AGGRESSIVE
    GROWTH FUND L.P. (PSAGF)                                ---        ---      -19.67%   -13.51%       29.50%    -15.42%
DIVERSIFIED FUTURES TRUST I (DFT)                           ---        ---        ---       ---         42.65%     -1.71%
SIGNET PARTNERS II, LP (SPLP2)                              ---        ---        ---       ---          ---        3.14%
PRUDENTIAL-BACHE INTERNATIONAL FUTURES
    FUND A PLC (PBIFA)                                      ---        ---        ---       ---          ---       -8.50%
PRUDENTIAL-BACHE INTERNATIONAL FUTURES
    FUND C PLC (PBIFC)                                      ---        ---        ---       ---          ---        1.00%
PRUDENTIAL-BACHE INTERNATIONAL FUTURES
    FUND B PLC (PBIFB)                                      ---        ---        ---       ---          ---        1.90%

Key to type of pool
1   - Principal-protected pool currently
1a  - Principal-protected pool initially, but not currently
2   - Privately offered pool
3   - Publicly offered pool
4   - Open ended pool
5   - Closed ended pool
5a  - Initially open ended, currently closed ended
6   - Single advisor pool
7   - More than one advisor
8   - Non principal protected pool
9   - CPO is Prudential Securities Futures Management Inc.
10  - CPO is Seaport Futures Management, Inc.
11 - Following the expiration of the principal-protected feature of the A Units on March 31, 1996, the A & B
      Units merged into OptiMax Units on April 1, 1996.
12 - Offshore pool offered to Non-U.S. persons, authorized and supervised by the Central Bank of Ireland.

Notes:
[a]  All performance is presented as of August 31, 1996.
[b] "Worst monthly percent draw-down" means greatest percentage decline in net asset value due to losses sustained by a pool, account or other trading program from the beginning to the end of a calendar month.
[c] "Worst peak to valley draw-down" means greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or other trading program during a period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. "Draw-down" means losses experienced by the pool over a specified period.
[d] Liquidated February 1995.
[e] Liquidated December 1995.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO CAPSULE A:

(1) Brokerage Fees - PBDFF is (and PBFG was) charged a flat 9% annual brokerage fee on such Partnership's Net Asset Value, PBCRFF is charged a flat 8% annual brokerage fee on such Partnership's Net Asset Value, PBCRFF2 is charged a flat 8-1/2% annual fee on such Partnership's Net Asset Value and PBCRFF3 is charged a flat annual fee equal to 7-1/2% of such Partnership's Net Asset Value. PBOFF and PSOFF2 are each charged a flat 8% annual brokerage fee on the Partnership's Traded Assets. PSAGF is charged a flat 8% annual brokerage fee on such Partnership's Net Asset Value. Traded Assets in the case of PBOFF and PSOFF2 was initially 60% of the initial Net Asset Value in respect of Class A Units and 100% of the initial Net Asset Value in respect of Class B Units. On April 1, 1996 the Class and B Units of PBOFF were consolidated into a single Class. DFT pays the same annual brokerage fee as the Trust pays. SPLP is charged on a per transaction basis at a rate equal to $10 per round-turn. Until April 1, 1994, PSFFF and PSFNF were each charged on a per transaction basis at the rate of $35 per round-turn. Thereafter, PSFFF has been charged a flat annual 8% brokerage fee on its Net Asset Value. PBIFA and PBIFC both pay up to 7.85% of their average Net Asset Value in annual brokerage fees.

(2)    Advisory Management (MF) and Incentive (IF) Fees -

       PBDFF     -    4% MF          15% IF
       PBCRFF    -    4% MF          15-20 IF
       PBCRFF2   -    2-4% MF        15% IF
       PBCRFF3   -    2-3% MF        15-20% IF
       PBOFF     -    2.5-3% MF      17-20% IF
       PSOFF2    -    2-3% MF        15-20% IF
       PSAGF     -    2% MF          15% IF
       DFT       -    4% MF          15% IF
       PSFNF     -    1.9%-3% MF     20% IF
       PSFFF     -    1.9% MF        20% IF
       PBFG      -    2% MF          18% IF
       SPLP      -    2.5% MF        20% IF
       PBIFA     -    3% MF          20% IF
       PBIFC     -    2% MF          20% IF


(3) Rate of Return - is calculated each month by dividing net performance by beginning equity. The monthly returns are then compounded to arrive at the annual rate of return.

                           Capsule B

          Capsule Performance of Willowbridge Associates, Inc.
                        Argo Trading System
             (Pursuant to the Fully-Funded Subset Method)

                                    Rate of Return
Month             1996       1995       1994       1993      1992        1991
January           2.61%     -4.49%     -9.14%     -9.01%     -7.71%     -15.57%
February        -16.70%     11.13%     -6.86%     18.66%     -2.15%      -4.12%
March             7.30%     18.39%      6.58%      0.37%     -4.85%      23.92%
April            17.39%      8.94%     -2.31%      3.99%     -0.31%      -1.78%
May              -8.52%      5.00%     16.12%      1.34%     -0.40%       3.01%
June             -0.80%     -2.47%     11.47%      5.04%      5.69%      13.52%
July            -14.84%     -0.72%      3.23%      3.15%     20.04%     -12.75%
August           *4.10%      1.58%     -2.83%     -6.83%     13.84%       1.66%
September                   -2.05%      2.20%     -8.42%     -6.24%       8.17%
October                      4.36%      1.42%     -3.75%     -2.55%      -0.79%
November                     2.19%      1.74%      4.99%      6.53%       4.64%
December                     8.02%     -0.32%      9.77%      1.79%      18.76%

Year           *-13.39%     59.52%     20.28%     17.10%     22.09%      36.30%

Name of CTA:  Willowbridge Associates Inc.
Name of Trading Program:  Argo (Fully-Funded Subset Method)
Date CTA Began Trading Client Accounts:  August 1, 1988
Date CTA Began Using Argo Trading System for Client accounts: August 1, 1988

Number of Accounts Using Argo Trading System: 65
Number of Accounts Using Argo Trading System Closed with
    Profits past five years and year-to-date: 35
Number of Accounts Using Argo Trading System Closed with
    Losses past five years and year-to-date: 10

CTA's Total Assets Under Management Excluding Notional: $422.68 million CTA's Total Assets Under Management Including Notional: $499.55 million CTA's Assets Under Management Using Argo Trading
    System Excluding Notional:  $116.01 million
CTA's Assets Under Management Using Argo Trading System
    Including Notional:  $133.09 million

Drawdown means losses experienced by the Argo Trading System over a specified period.
Worst Monthly Percentage Drawdown past five years and
    year-to-date:    -16.70%    02/96
Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the Argo
    Trading System from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown past five years and
     year-to-date: -21.30%  11/90 - 02/91
Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the Argo Trading System due to losses sustained during a period in which the initial month-end net asset value of the Argo Trading System is not equaled or exceeded by a subsequent month-end net asset value of the Argo Trading System.

Rate of Return is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rate of Return

             All Capsule Information is as of August 31, 1996
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           Capsule C

           Capsule Performance of Willowbridge Associates, Inc.
                          Siren Trading System
               (Pursuant to the Fully-Funded Subset Method)

                                    Rate of Return
Month             1996       1995       1994       1993      1992        1991
January           2.41%     -1.16%     -3.28%     1.78%     -8.55%     -14.94%
February         -5.78%      7.03%     -1.23%     8.10%     -7.52%       5.63%
March             5.85%     10.63%      6.69%     2.34%      2.58%      15.96%
April             5.65%      2.30%     -2.72%     2.47%      3.60%      -3.22%
May              -1.28%      0.58%     10.98%    -0.04%      8.43%       0.04%
June             -1.46%     -0.22%     10.47%     6.18%      5.74%       0.05%
July             -7.97%     -0.33%      5.77%    -1.51%      2.68%       3.44%
August           *5.23%      0.54%     -8.27%    -10.11%    12.18%       0.50%
September                   -0.44%      5.63%     -5.37%    -8.67%       7.09%
October                      1.08%     -0.57%     -1.56%     0.30%      -3.71%
November                     0.16%      4.58%      6.31%    -5.24%      -5.73%
December                     3.09%      6.43%      1.93%    -4.31%      14.16%

Year             *1.66%     25.12%     37.88%      9.45%    -1.39%      16.43%

Name of CTA:  Willowbridge Associates Inc.
Name of Trading Program:  Siren (Fully-Funded Subset Method)
Date CTA Began Trading Client Accounts: August 1, 1988
Date CTA Began Using Siren Trading System for Client accounts:  January 1, 1991

Number of Accounts Using Siren Trading System:  12
Number of Accounts Using Siren Trading System Closed
    with Profits past five years and year-to-date: 4
Number of Accounts Using Siren Trading System Closed with Losses past five years and year-to-date: 0

CTA's Total Assets Under Management Excluding Notional: $422.68 million CTA's Total Assets Under Management Including Notional: $499.55 million CTA's Assets Under Management Using Siren Trading System Excluding
     Notional:  $16.37 million
CTA's Assets Under Management Using Siren Trading System
     Including Notional:  $18.34 million

Drawdown means losses experienced by the Siren Trading System over a specified period.
Worst Monthly Percentage Drawdown past five years
    and year-to-date:   -14.94%    01/91
Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the Siren Trading System from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown past five years and
    year-to-date:  -17.53%  07/93 - 10/93
Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the Siren Trading System due to losses sustained during a period in which the initial month-end net asset value of the Siren Trading System is not equaled or exceeded by a subsequent month-end net asset value of the Siren Trading System.

Rate of Return is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rate of Return

             All Capsule Information is as of August 31, 1996
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           Capsule D

            Capsule Performance of Willowbridge Associates, Inc.
                         Titan Trading System
               (Pursuant to the Fully-Funded Subset Method)

                                    Rate of Return
Month             1996       1995       1994       1993      1992        1991
January           3.84%     -5.91%     -7.42%     -4.60%     -7.93%     -20.66%
February        -13.75%     16.10%    -13.65%     19.05%     -7.72%      -5.45%
March             8.30%     22.75%     10.22%     -2.56%      2.27%       9.26%
April            15.07%     10.77%      2.68%      4.02%     -3.82%      -8.32%
May              -7.29%      1.98%     15.64%      4.90%      1.82%      -3.09%
June             -1.83%     -1.36%      8.31%      5.48%     13.71%      26.99%
July             -7.47%     -0.43%     -2.24%      4.34%     21.04%     -25.07%
August           *5.71%      1.85%    -12.34%     -9.38%      6.91%      -6.45%
September                   -2.40%      7.73%     -2.52%     -5.55%      20.71%
October                      4.83%      9.85%     -2.08%      3.96%      -4.53%
November                     2.03%     -1.43%     -2.42%      6.21%       2.37%
December                     6.28%     -2.84%      9.92%      1.20%      62.31%

Year            *-0.64%     68.10%     10.06%     23.28%     32.16%      24.11%

Name of CTA:  Willowbridge Associates Inc.
Name of Trading Program:  Titan (Fully-Funded Subset Method)
Date CTA Began Trading Client Accounts:  August 1, 1988
Date CTA Began Using Titan Trading System for Client accounts: August 1, 1988

Number of Accounts Using Titan Trading System:  10
Number of Accounts Using Titan Trading System Closed
    with Profits past five years and year-to-date:  3
Number of Accounts Using Titan Trading System Closed
    with Losses past five years and year-to-date:  1

CTA's Total Assets Under Management Excluding Notional: $422.68 million CTA's Total Assets Under Management Including Notional: $499.55 million CTA's Assets Under Management Using Titan Trading
    System Excluding Notional:  $15.66 million
CTA's Assets Under Management Using Titan Trading
    System Including Notional:  $16.90 million

Drawdown means losses experienced by the Titan Trading
    System over a specified period.
Worst Monthly Percentage Drawdown past five years and
    year-to-date:    -25.07%    07/91
Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the Titan Trading System from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown past five years and
    year-to-date:  -39.89%  10/90 - 08/91
Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the Titan Trading System due to losses sustained during a period in which the initial month-end net asset value of the Titan Trading System is not equaled or exceeded by a subsequent month-end net asset value of the Titan Trading System.

Rate of Return is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rate of Return

            All Capsule Information is as of August 31, 1996
    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           Capsule E

            Capsule Performance of Willowbridge Associates, Inc.
                          Vulcan Trading System
               (Pursuant to the Fully-Funded Subset Method)

                                    Rate of Return
Month             1996       1995       1994       1993      1992        1991
January           2.87%     -0.01%     -6.63%     -7.54%     -5.85%     -20.16%
February        -16.30%      6.98%     -4.11%     10.15%     -6.37%      -2.52%
March             6.41%     11.67%      6.21%      3.57%     -3.85%      16.30%
April            13.42%     13.56%     -4.99%      2.98%     -5.33%      -9.80%
May              -8.20%     -0.38%     15.43%     -4.77%     -1.32%     -10.09%
June              0.56%     -1.05%     10.41%      9.65%     10.96%      22.89%
July             -7.82%     -1.66%     -1.81%      7.52%     21.33%      -3.46%
August           *3.68%      3.52%    -10.18%     -6.20%      6.35%      -0.52%
September                    3.56%      0.36%     -0.30%     -7.65%      11.65%
October                      3.81%     -1.51%      1.20%      8.75%      -4.64%
November                     2.16%      5.53%      7.60%      7.83%       2.93%
December                     5.43%      8.26%      7.88%     -2.85%      26.17%

Year            *-8.32%     57.62%     14.67%     33.97%     19.30%      19.78%

Name of CTA:  Willowbridge Associates Inc.
Name of Trading Program:  Vulcan (Fully-Funded Subset Method)
Date CTA Began Trading Client Accounts: August 1, 1988
Date CTA Began Using Vulcan Trading System for Client accounts: August 1, 1988

Number of Accounts Using Vulcan Trading System:  18
Number of Accounts Using Vulcan Trading System Closed
    with Profits past five years and year-to-date:  6
Number of Accounts Using Vulcan Trading System Closed
    with Losses past five years and year-to-date:  2

CTA's Total Assets Under Management Excluding Notional: $422.68 million CTA's Total Assets Under Management Including Notional: $499.55 million CTA's Assets Under Management Using Vulcan Trading
     System Excluding Notional:  $17.67 million
CTA's Assets Under Management Using Vulcan Trading
     System Including Notional:  $20.57 million

Drawdown means losses experienced by the Vulcan Trading
    System over a specified period.
Worst Monthly Percentage Drawdown past five years and
    year-to-date:    -20.16%    01/91
Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the Vulcan Trading System from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown past five years and
    year-to-date:     -30.19%   11/90 - 05/91
Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the Vulcan Trading System due to losses sustained during a period in which the initial month-end net asset value of the Vulcan Trading
    System is not equaled or exceeded by a subsequent month-end net asset value of the Vulcan Trading System.

Rate of Return is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rate of Return

           All Capsule Information is as of August 31, 1996
    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           Capsule F

            Capsule Performance of Willowbridge Associates, Inc.
                                XLIM Trading System
                      (Notional Excluded, Customer Only)

                                    Rate of Return
Month             1996       1995       1994       1993      1992        1991
January           3.38%     -4.89%    -11.93%      1.04%     ____       -11.07%
February         -3.22%      0.95%    -12.67%     22.24%     ____         5.72%
March             5.54%     33.93%      0.04%     -5.40%     ____        32.01%
April            11.41%      4.73%      ____      -2.97%     ____        -2.86%
May              -3.15%      0.27%      ____      -1.04%     ____        -4.64%
June             -0.26%     -8.12%      ____       4.00%     ____         7.81%
July             -8.19%     -4.16%      ____      12.93%     ____        -3.05%
August          * 2.37%     -1.30%      ____      -8.79%     ____       -13.74%
September                    2.56%      ____      -7.02%     ____         ____
October                      1.93%      ____       5.07%     2.65%        ____
November                     2.65%      3.23%      1.55%    -2.63%        ____
December                     7.18%      1.13%      2.56%     8.41%        ____

Year             *6.81%     34.99%    -19.68%     22.30%     8.36%        3.65%

Name of CTA:  Willowbridge Associates Inc.
Name of Trading Program:  XLIM (Notional Excluded, Customer Only)
Date CTA Began Trading Client Accounts: August 1, 1988
Date CTA Began Using XLIM Trading System for Client accounts:  August 1, 1988

Number of Accounts Using XLIM Trading System:  30
Number of Accounts Using XLIM Trading System
    Closed with Profits past five years and year-to-date:  2
Number of Accounts Using XLIM Trading System Closed with Losses past five years and year-to-date:  2

CTA's Total Assets Under Management Excluding Notional: $422.68 million CTA's Total Assets Under Management Including Notional: $499.55 million CTA's Assets Under Management Using XLIM Trading System
    Excluding Notional:  $186.18 million
CTA's Assets Under Management Using XLIM Trading System
    Including Notional:  $232.76 million

Drawdown means losses experienced by the XLIM Trading System over a specified period.
Worst Monthly Percentage Drawdown past five years and
    year-to-date:    -13.74%    08/91
Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the XLIM Trading System from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown past five years
    and year-to-date:  -29.10%        08/93 - 01/95
Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the XLIM Trading System due to losses sustained during a period in which the initial month-end net asset value of the XLIM Trading System is not equaled or exceeded by a subsequent month-end net asset value of the XLIM Trading System.

Rate of Return is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rate of Return

         All Capsule Information is as of August 31, 1996
   PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           Capsule G

             Capsule Performance of Willowbridge Associates, Inc.
                             XLIM Trading System
                     (Notional Included, Customer Only)

                                    Rate of Return
Month             1996       1995       1994       1993      1992        1991
January           2.74%     -4.89%    -11.93%      1.04%     ____       -11.07%
February         -2.67%      0.87%    -12.67%     22.24%     ____         5.72%
March             4.63%     31.21%      0.04%     -5.40%     ____        32.01%
April             9.48%      4.41%      ____      -2.97%     ____        -2.86%
May              -2.70%      0.25%      ____      -1.04%     ____        -4.64%
June             -0.22%     -7.52%      ____       4.00%     ____         7.81%
July             -6.76%     -3.91%      ____      12.93%     ____        -3.05%
August           *2.54%     -1.28%      ____      -8.79%     ____       -13.74%
September                    2.55%      ____      -7.02%     ____         ____
October                      1.93%      ____       5.07%     2.65%        ____
November                     2.59%      3.23%      1.55%    -2.63%        ____
December                     5.92%      1.13%      2.56%     8.41%        ____

Year             *6.32%     31.28%    -19.68%     22.30%     8.36%        3.65%

Name of CTA:  Willowbridge Associates Inc.
Name of Trading Program:  XLIM (Notional Included, Customer Only)
Date CTA Began Trading Client Accounts: August 1, 1988
Date CTA Began Using XLIM Trading System for Client accounts:  August 1, 1988

Number of Accounts Using XLIM Trading System:  30
Number of Accounts Using XLIM Trading System Closed
   with Profits past five years and year-to-date:  2
Number of Accounts Using XLIM Trading System Closed
   with Losses past five years and year-to-date:  2

CTA's Total Assets Under Management Excluding Notional: $422.68 million CTA's Total Assets Under Management Including Notional: $499.55 million CTA's Assets Under Management Using XLIM Trading
   System Excluding Notional:  $186.18 million
CTA's Assets Under Management Using XLIM Trading
   System Including Notional:  $232.76 million

Drawdown means losses experienced by the XLIM Trading System over a specified period.
Worst Monthly Percentage Drawdown past five years and
   year-to-date:    -13.74%    08/91
Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the XLIM Trading System from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown past five years
   and year-to-date:  -29.10%        08/93 - 01/95
Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the XLIM Trading System due to losses sustained during a period in which the initial month-end net asset value of the XLIM Trading System is not equaled or exceeded by a subsequent month-end net asset value of the XLIM Trading System.

Rate of Return is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rate of Return

              All Capsule Information is as of August 31, 1996
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           Capsule H

            Capsule Performance of Willowbridge Associates, Inc.
                          Other Trading Programs
              (Pursuant to the Fully-Funded Subset Method)

                                            Annual Rate of Return
                                      Currency       CFM       Primary
1991                                   12.61%
1992                                   16.96%
1993                                   -8.59%       29.49%      16.79%
1994                                  -10.26%      -10.51%      22.70%
1995                                   28.55%       24.52%      56.76%
YTD 1996                              *-8.29%      *-0.22%     *-8.06%

Began Trading Client Accounts          May 91       Jan 93      Jan 93

Worst Monthly Percentage Drawdown
past five years and YTD                -8.14%      -16.92%     -16.67%

Date                                   Feb 96       Feb 94      Feb 96

Worst Peak-to-Valley Drawdown
past five years and YTD               -25.32%      -29.04%     -20.28%

Peak                                   Jul 93       Aug 93      May 96
Valley                                 Aug 94       Sep 94      Jul 96

Number of Open Accounts                   5           5           12

Number of Closed Profitable Accounts
past five years and YTD                   6          17            1

Number of Closed Unprofitable Accounts
past five years and YTD                  22          25            1

Assets under Management
excluding Notional                     $6.71 m     $22.99 m     $30.81 m

Assets under Management
including Notional                    $11.71 m     $22.99 m     $32.90 m

Drawdown means losses experienced by the trading program over a specified period.

Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the Trading program due to losses sustained during a period in which the initial month-end net asset value of the Trading program is not equaled or exceeded by a subsequent month-end net asset value of the Trading program.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year.

* Estimated Rate of Return

            All Capsule Information is as of August 31, 1996
      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           Capsule I

            Capsule Performance of Willowbridge Associates, Inc.
                            Other Trading Programs

                                            Annual Rate of Return
                                      MTech        Rex        Atlas

1991                                  19.96%     -37.94%     -5.92%
1992                                  25.13%     -18.54%     18.29%
1993                                  32.48%     -10.37%     -----
1994                                  21.68%     -12.49%     -----
1995                                  53.22%     -13.07%     -----
YTD 1996                             *14.83%    *-33.95%     -----

Began Trading Client Accounts         Jan 91      Aug 88     Nov 89

Worst Monthly Percentage Drawdown
past five years and YTD              -13.62%     -25.19%    -16.58%

Date                                  Jan 94      Feb 96     Jan 91

Worst Peak-to-Valley Drawdown
past five years and YTD              -21.37%    -76.19%     -46.67%

Peak                                  Aug 93      Sep 90     Oct 90
Valley                                Feb 94      Mar 96     May 92

Number of Open Accounts                  1          1           0

Number of Closed Profitable
Accounts past five years and YTD         1          0           0

Number of Closed Unprofitable
Accounts past five years and YTD         0          2           1

Assets under Management
excluding Notional                    $9.65 m     $0.62 m      $0

Assets under Management
including Notional                    $9.65 m     $0.62 m      $0

Drawdown means losses experienced by the trading program over a specified period.

Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the Trading program due to losses sustained during a period in which the initial month-end net asset value of the Trading program is not equaled or exceeded by a subsequent month-end net asset value of the Trading program.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year.

* Estimated Rate of Return

              All Capsule Information is as of August 31, 1996
      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                Capsule J
                               Supplemental
             Capsule Performance of Willowbridge Associates, Inc.
                             XLIM Trading System
                            (Proprietary Trading)

                                    Rate of Return
Month             1996       1995       1994       1993      1992        1991
January           2.75%     -5.71%     -12.54%     1.48%     -9.11%     -11.12%
February         -3.73%      1.06%     -18.21%    18.53%     -2.12%       5.90%
March             5.23%     29.39%      10.86%    -4.43%     -0.52%      30.11%
April             9.36%      3.68%      -6.65%    -3.10%     -6.99%      -3.09%
May              -2.29%     -0.53%      28.49%    -1.27%     33.77%      -4.42%
June             -0.27%     -6.83%      39.23%     4.35%      6.23%       8.52%
July             -6.71%     -2.74%       2.81%    10.81%      1.86%      -3.07%
August           *2.37%     -1.27%       3.36%    -7.18%      5.51%     -14.00%
September                    3.01%      -1.38%    -7.35%     -5.97%      13.64%
October                      2.48%       5.83%     5.48%      2.34%      -7.56%
November                     3.31%       4.20%     1.60%     -1.73%       6.96%
December                     6.26%       2.21%     2.10%      5.76%       6.86%

Year             *5.94%     31.82%      56.39%    19.67%      25.73%     23.19%

Name of CTA:  Willowbridge Associates Inc.
Name of Trading Program:  XLIM (Proprietary Trading)
Date CTA Began Trading Client Accounts: August 1, 1988
Date CTA Began Using XLIM Trading System for Client accounts:  August 1, 1988

Number of Accounts Using XLIM Trading System:  3
Number of Accounts Using XLIM Trading System Closed
  with Profits past five years and year-to-date:  2
Number of Accounts Using XLIM Trading System Closed
  with Losses past five years and year-to-date:  0

CTA's Total Assets Under Management Excluding Notional: $422.68 million CTA's Total Assets Under Management Including Notional: $499.55 million CTA's Assets Under Management Using XLIM Trading
  System Excluding Notional:  $19.89 million
CTA's Assets Under Management Using XLIM Trading
  System Including Notional:  $19.89 million

Drawdown means losses experienced by the XLIM Trading System over a specified period.
Worst Monthly Percentage Drawdown past five years and
  year-to-date:    -18.21%    02/94
Worst Monthly Percentage Drawdown means greatest percentage decline in net asset value due to losses sustained by the XLIM Trading System from the beginning to the end of a calendar month.

Worst Peak-to-Valley Drawdown past five years
  and year-to-date:  -32.69%        08/93 - 02/94
Worst Peak-to-Valley Drawdown means greatest cumulative percentage decline in month-end net asset value of the XLIM Trading System due to losses sustained during a period in which the initial month-end net asset value of the XLIM Trading System is not equaled or exceeded by a subsequent month-end net asset value of the XLIM Trading System.

Rate of Return is calculated each month by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method. The monthly returns are then compounded to arrive at the annual rate of return.

* Estimated Rate of Return

             All Capsule Information is as of August 31, 1996
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

GENERAL NOTES TO ALL WILLOWBRIDGE COMPOSITE CAPSULES:

(1) Brokerage commissions charged to accounts in the capsules may vary substantially.

(2) Interest income includes accrued interest on cash balances and discounted debt instruments (held for margin and investment purposes) included in the equity of the accounts. However, not all accounts in the composite earn Interest Income.

(3) Management and Incentive Fees represent monthly or quarterly Management Fees and quarterly or annual Incentive Fees which are charged to the accounts in the capsules and vary substantially. For certain accounts included in the capsules, at the time an Incentive Fee is accrued or an accrual is reversed, a corresponding offset is generally made to additions or withdrawals to reflect the actual equity traded on which rate of return is based. Some of the accounts included in the capsules are not charged a Management Fee.

(4) For the period when the Trading Manager commenced trading the programs for Client Accounts through June 30, 1995, Rates of Return in Capsules B through H, may be understated to the extent that certain accounts in the capsules paid specified fees unrelated to the Trading Manager's trading (such as selling commissions, distribution expenses, general partner fees or manager-of-manager fees) that were treated as expenses rather than as withdrawals of assets under the Trading Manager's management. Beginning July 1, 1995, such expenses are reflected in the capsules as withdrawals.

(5) Rate of Return is calculated as dividing Net Performance by Beginning Equity adjusted by the value of Additions and Withdrawals pursuant to the time-weighted method. Monthly Rates of Return are compounded to arrive at Annual Rates of Return.

NOTIONAL FUNDS

"Notional" funds reflect the amount by which the "Nominal Account Size" exceeds the amount of actual funds on deposit in, or legally committed to, client accounts.

NOTES TO FULLY FUNDED SUBSET CAPSULES B, C, D, E, and H

In the accompanying composite Capsule B for the periods beginning January 1992, Capsule C for periods beginning April 1995, Capsule D for periods beginning July 1995, Capsule E for periods beginning July 1994, and Capsule H for periods beginning January 1992 (Currency Program), January 1993 (CFM Program) and August 1995 (Primary Program), the Trading Manager has adopted the Fully Funded Subset Method of computing rate-of-return and presenting performance disclosure, pursuant to an Advisory published by the Commodity Futures Trading Commission. To qualify for use of the Fully Funded Subset Method, the Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant Rates of Return (RORs) are representative of the trading program. With respect to these capsules, "notional" funds were not used prior to the dates noted above. The chart on the following page attempts to illustrate the impact on partially funding an account on Rate of Return.

"The Fully Funded Subset" represents the aggregate of Fully Funded Accounts used to compute Monthly Rate of Return pursuant to Advisory 93-13. These accounts may be adjusted to include or exclude certain accounts. A "Fully Funded Account" is one which at its inception contains an amount of Actual Funds equal to its Nominal Account Size. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially change the Rate of Return pursuant to the Fully Funded Subset method.

The monthly Rates of Return for accounts excluded from the Fully Funded Subset will often be different from the Rate of Return for the Fully Funded Subset. Accounts not included in the Fully Funded Subset for any particular period may include: accounts open or closed during the period; accounts which have material additions or withdrawals during the period; and the accounts which are being phased in to the program and, consequently, do not have a complete set of positions that the other accounts in the program have. The Rates of Return for these excluded accounts may be significantly higher or lower than the Rate of Return for the Fully Funded Subset.

ACTUAL
RATE OF
RETURN(1)            RATES OF RETURN BASED ON VARIOUS FUNDING LEVELS(3)
  20.00%       20.00%       26.67%       30.00%       40.00%       50.00%       60.00%      100.00%
  15.00%       15.00%       20.00%       22.50%       30.00%       37.50%       45.00%       75.00%
  10.00%       10.00%       13.33%       15.00%       20.00%       25.00%       30.00%       50.00%
   5.00%        5.00%        6.67%        7.50%       10.00%       12.50%       15.00%       25.00%
   0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
  -5.00%       -5.00%       -6.67%       -7.50%      -10.00%      -12.50%      -15.00%      -25.00%
 -10.00%      -10.00%      -13.33%      -15.00%      -20.00%      -25.00%      -30.00%      -50.00%
 -15.00%      -15.00%      -20.00%      -22.50%      -30.00%      -37.50%      -45.00%      -75.00%
 -20.00%      -20.00%      -26.67%      -30.00%      -40.00%      -50.00%      -60.00%     -100.00%
 -25.00%      -25.00%      -33.33%      -37.50%      -50.00%      -62.50%      -75.00%     -125.00%
 -30.00%      -30.00%      -40.00%      -45.00%      -60.00%      -75.00%      -90.00%     -150.00%
 -35.00%      -35.00%      -46.67%      -52.50%      -70.00%      -87.50%     -105.00%     -175.00%
 -40.00%      -40.00%      -53.33%      -60.00%      -80.00%     -100.00%     -120.00%     -200.00%
              100.00%       75.00%       66.67%       50.00%       40.00%       33.33%       20.00%
                                       LEVEL OF FUNDING(2)

Footnotes to Matrix:

(1) This column represents the range of actual Rates of Return for fully funded accounts reflected in the accompanying performance table.

(2) This represents actual funds divided by the fully funded trading level expressed as a percentage Funding levels displayed in the matrix include the most common funding percentages utilized by the accounts and the lowest level of the funding allowed by the Trading Manager.

(3) These columns represent the Rate of Return experienced by an account at various levels of funding traded by the Trading Manager. The Rates of Return for accounts that are not fully funded are inversely proportional to the actual Rates of Return based on the percentage of level of funding.

NOTES TO COMPOSITE CAPSULES F AND G

  Commencing in February 1995 for Capsule G, certain accounts in this capsule include sums clients have instructed the Trading Manager to trade but that are not deposited in, or otherwise legally committed to, those clients' accounts. These excess sums are deemed to be "notional" funds for which performance results are reported in accordance with the requirements of an Advisory published by the CFTC. The computations in Capsule F reflect the actual funds deposited in or withdrawn from clients' brokerage and other accounts rather than the amount of "notional" funds clients instructed the Trading Manager to trade. The Trading Manager has included these "notional" amounts in Capsule G because they more accurately reflect the amount of capital clients have instructed the Trading Manager to trade. Substantial differences may exist between beginning equity for an account which includes "notional" funds (and which is reflected in the Trading Manager's Capsule G) and an account which contains only "actual" funds (and which is reflected in the Trading Manager's Capsule F. Excluding "notional" funds from the calculations of Rates of Return accentuates (i.e., increases the absolute value of) both positive and negative Rates of Return.

NOTES TO PROPRIETARY CAPSULE J

  Set forth in Capsule J is the composite pro forma performance record through December 31, 1995 of the two proprietary trading accounts (one of which has been closed) of Mr. Yang and his family traded pursuant to the XLIM trading strategy. The actual trading results have been adjusted to reflect the Trading Manager's standard fee structure by imposing a monthly management fee charged at an annual rate of 3%, and an annual incentive fee at a rate of 25% of new high profit accrued on a monthly basis.

                      WILLOWBRIDGE STRATEGIC TRUST

              The date of this Supplement is October 23, 1996

                                  [LOGO]

                       WILLOWBRIDGE STRATEGIC TRUST


             The date of this Prospectus is February 7, 1996.

                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.

     (a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

         *1.1  Form of Underwriting Agreement among the
               Registrant, Prudential Securities Futures
               Management Inc. and Prudential Securities
               Incorporated.

         *3.1
          and
          4.1 Second Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A).

         *4.2  Form of Subscription Agreement (annexed to the
               Prospectus as Exhibit C).

         *4.3  Form of Request for Redemption (annexed to the
               Prospectus as Exhibit B).

         *5.1 Opinion of Rosenman & Colin LLP as to the legality of Interests.

         *8.1 Opinion of Rosenman & Colin LLP as to income tax matters.

        *10.1  Form of Escrow Agreement among the Registrant,
               Prudential Securities Futures Management Inc.,
               Prudential Securities Incorporated and The Bank of
               New York.

        *10.2 Form of Brokerage Agreement between the Registrant and Prudential Securities Incorporated.

        *10.3  Form of Advisory Agreement among the Registrant,
               Prudential Securities Futures Management Inc., and
               Willowbridge Associates Inc.

        *10.4  Form of Representation Agreement Concerning the
               Registration Statement and the Prospectus among the Registrant, Prudential Securities Futures
               Management Inc., Prudential Securities
               Incorporated, Wilmington Trust Company and
               Willowbridge Associates Inc.

        *10.5  Form of Net Worth Agreement between Prudential
               Securities Futures Management Inc. and Prudential
               Securities Group Inc.

____________________
* Previously filed

         *10.6 Form of Secured Demand Note.

         *10.7 Form of Secured Demand Note Collateral Agreement between Prudential Securities Futures Management
               Inc. and Prudential Securities Group Inc.

          24.1 The consent of Deloitte & Touche LLP is included herewith.

          24.2 The consent of Rosenman & Colin LLP is included herewith.

          24.3 The consent of Richards, Layton & Finger is included herewith.

     (b)  The following financial statements are included in the
Prospectus:

          1.   Willowbridge Strategic Trust

               (i)  Report of Independent Public Accountants.

              (ii) Audited Statement of Financial Condition as of December 31, 1995 and Unaudited Statements of
                    Financial Condition and Operations as of June 30, 1996.

             (iii)  Notes to Statements of Financial Condition.

          2.   Prudential Securities Futures Management Inc.

               (i)  Report of Independent Public Accountants.

              (ii) Audited Statements of Financial Condition as of December 31, 1995 and Unaudited Statement of Financial Condition as of June 30, 1996.

             (iii)  Notes to Statements of Financial Condition.

          3.   Prudential-Bache Capital Return Futures Fund 2, L.P.

               (i) Audited Statement of Financial Condition as of December 31, 1995 and Unaudited Statement of
                    Financial Condition as of June 30, 1996.

              (ii)  Notes to Statements of Financial Condition.


     All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial
Condition or related notes.

____________________
* Previously filed

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of October, 1996.

           WILLOWBRIDGE STRATEGIC TRUST
  By:  Prudential Securities Futures Management, Inc., Managing Owner

             By: /s/James M. Kelso
                 James M. Kelso

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as directors or officers of Prudential Securities Futures Management Inc., the Managing Owner of the Registrant, on the dates indicated below.

    Signature           Title            Date


/s/James M. Kelso        Director and         October 23, 1996
James M. Kelso           President


/s/A. Laurence Norton, Jr. Director           October 23, 1996
A. Laurence Norton, Jr.


/s/Guy S. Scarpaci       Director             October 23, 1996
Guy S. Scarpaci


/s/Barbara J. Brooks     Chief Financial      October 23, 1996
Barbara J. Brooks        Officer and
                         Treasurer

/s/Steven Carlino        Chief Accounting     October 23, 1996
Steven Carlino           Officer and
                         Vice President

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the directors of Prudential Securities Futures Management Inc.)